   As filed with the Securities and Exchange Commission on March 6, 2001

                                                 Registration No. 333-54370
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1

                                    to
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UnderThe Securities Act of 1933
                               ----------------

                Board of Trade of the City of Chicago, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                    6231                    36-0819800
     (State or other          (Primary Standard           (I.R.S. Employer
     jurisdiction of      Industrial Classification    Identification Number)
     incorporation or            Code Number)
      organization)

                               141 West Jackson
                                  Boulevard
                           Chicago, Illinois 60604
                                (312) 435-3500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

                                 Carol A. Burke
                  Executive Vice President and General Counsel
                  Board of Trade of the City of Chicago, Inc.
                           141 West Jackson Boulevard
                            Chicago, Illinois 60604
                                 (312) 435-3500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             John H. Stassen, P.C.
                              Joseph P. Gromacki
                               Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                (312) 861-2000

                               ----------------

   Approximate date of commencement of proposed sale to public: As promptly as practicable after this Registration Statement becomes effective and the satisfaction or waiver of certain other conditions described herein.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information contained in this document may change. We may not complete    +
+the transactions described in this document, and issue the securities         +
+described in this document, until the registration statement is filed with    +
+the Securities and Exchange Commission and is declared effective. This        +
+document is not an offer to sell these securities and it is not soliciting an + +offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

  PROXY STATEMENT AND PROSPECTUS (SUBJECT TO CHANGE) DATED MARCH 6, 2001

                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.
                           141 WEST JACKSON BOULEVARD
                            CHICAGO, ILLINOIS 60604
                                            , 2001
Dear Member:

  It is my privilege to present to you this proxy statement and prospectus in connection with a historic membership vote on a proposed restructuring of the Chicago Board of Trade, which is intended to enhance its competitiveness within the futures industry. You are being asked to vote on the restructuring transactions described in this document that are designed to:

  . demutualize our organization;

  . modernize our corporate governance structure; and

  . reorganize and consolidate our electronic trading business.

  Pursuant to the restructuring transactions, each member will receive shares of Class A common stock in accordance with an allocation methodology described in this document and a share of one of the five series of Class B common stock in the for-profit corporation. The Class A common stock will represent solely an equity interest in the for-profit corporation. The share of Class B common stock will represent an equity interest in the for-profit corporation and a membership in the demutualized exchange, which, subject to satisfaction of applicable membership and eligibility requirements, will entitle you to trading rights and privileges that correspond to the trading rights and privileges associated with your current membership.

  In connection with the restructuring transactions, we will substantially eliminate the membership petition process and adopt a more modern mechanism for initiating and voting on stockholder proposals, streamline our board of directors and modernize other aspects of our corporate governance structure in order to improve our corporate decision-making process.

  In addition, our electronic trading business will be reorganized and consolidated into our wholly owned subsidiary, Electronic Chicago Board of Trade, Inc. As a result, members who are limited partners of Ceres Trading Limited Partnership will receive shares of Series A convertible preferred stock in the for-profit corporation in exchange for their limited partnership interests and Ceres will be liquidated.

  Our Full Members and Associate Members will be entitled to vote on the restructuring transactions. Full Members will be entitled to one vote for each Full Membership owned and Associate Members will be entitled to one-sixth of one vote for each Associate Membership owned. No other class of membership will be entitled to vote on the restructuring transactions.

  Please review carefully the attached document, which provides important information regarding the restructuring transactions. In particular, you should carefully consider the matters discussed under "Risk Factors" beginning on page 15.

  Our board of directors has approved the restructuring transactions and recommends that you vote "FOR" the restructuring transactions. We believe that the restructuring transactions will better position us to compete in the rapidly changing and consolidating futures industry and will give our organization greater structural flexibility and easier access to equity capital, if needed, to grow and continue to offer quality products and services.

                          Sincerely,

                          /s/ Nickolas J. Neubauer
                          Nickolas J. Neubauer
                          Chairman of the Board

  Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities, or determined if this proxy statement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  This document is dated             , 2001 and was first mailed, with the form
of proxy, to members on or about             , 2001.

                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.
                           141 WEST JACKSON BOULEVARD
                            CHICAGO, ILLINOIS 60604

                           NOTICE OF SPECIAL MEETING
To Our Voting Members:

   The board of directors of the Board of Trade of the City of Chicago, Inc. has called a special meeting of the membership, to be held at 2:30 p.m.,
Central time, on            , 2001 in the Visitor Center Theater, Fifth Floor,
at our offices at 141 West Jackson Boulevard, Chicago, Illinois 60604. The purpose of the meeting is to vote on the restructuring transactions described in this document, including the approval and adoption of an amended and restated certificate of incorporation, which will facilitate the demutualization of the CBOT and modernize certain aspects of our corporate governance structure, the approval and adoption of amended and restated bylaws, which will modernize certain other aspects of our corporate governance structure, and the approval of all other matters relating to the restructuring transactions, including the reorganization of our electronic trading business.

   Holders of record of Full Memberships and Associate Memberships as of the
close of business on            , 2001 will be entitled to vote on these
matters at the special meeting of the membership. Full Members will be entitled to one vote for each Full Membership owned and Associate Members will be entitled to one-sixth of one vote for each Associate Membership owned. No other class of membership will be entitled to vote on the restructuring transactions.

   A proxy ballot is enclosed for your use in voting on the propositions described above and in this document. The special meeting of the membership and related proxy ballot solicitation will be conducted in accordance with our certificate of incorporation, bylaws and rules and regulations and applicable law. In particular, the propositions described in this document are being submitted to a vote of the membership pursuant to Sections 5 and 7 of Exhibit A to our certificate of incorporation.

   In connection with the proxy ballot solicitation, please note the following instructions:

  . Please mark the enclosed proxy ballot with respect to each proposition and provide your signature, printed name and date where indicated, and enclose and seal the completed proxy ballot in the gold envelope addressed to the Secretary of the CBOT. Each proxy ballot must be signed in order to be effective.

  . Print your name in the upper left-hand corner of the gold envelope and deliver or mail it to the Secretary's Office. Alternatively, you may submit your completed proxy ballot to the Secretary's Office by depositing the proxy ballot in the ballot box located in the fourth floor lobby of our offices between the hours of 8:00 a.m. and 2:15 p.m.,
    Central time, on          , 2001.

   In the absence of specific direction, proxies will be voted "FOR" approval of the propositions. Proxies that are marked both "FOR" and "AGAINST" will not count and will not be treated as votes cast. Proxy ballots must be received at the Board of Trade of the City of Chicago, Inc., Office of the Secretary, 141 West Jackson Boulevard, Chicago, Illinois 60604 prior to 2:15 p.m., Central
time, on           , 2001 in order to be counted.

   Returning your completed proxy ballot will not prevent you from voting in person at the special meeting of the membership if you are present and wish to vote. Please note, however, that if you vote by proxy ballot you will not need to attend the special meeting of the membership, or take any further action in connection with the special meeting, because you already will have directed the proxy how you wish to vote with respect to the propositions. You may revoke your proxy ballot any time before the special meeting of the membership by providing written notice to the Secretary or by submission of a later-dated proxy ballot.

   Your board of directors has carefully considered these matters and recommends that you vote "FOR" approval of the proposed restructuring transactions.

                                          By Order of the Board of Directors,

                                          /s/ Paul J. Draths
                                          Paul J. Draths
                                          Vice President and Secretary
         , 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary...................................................................    1
Risk Factors..............................................................   15
The Restructuring Transactions............................................   32
Capitalization............................................................   63
Selected Consolidated Financial Data......................................   64
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   66
Our Business .............................................................   73
Management and Executive Compensation.....................................   95
Description of Capital Stock..............................................  108
Shares Eligible for Future Sale...........................................  121
Comparison of the Rights of Members of the CBOT and Stockholders of For-
 Profit CBOT..............................................................  123
Material U.S. Federal Income Tax Consequences of the Restructuring
 Transactions ............................................................  133
Special Meeting and Proxy Information.....................................  134
Legal Matters.............................................................  136
Experts...................................................................  136
Where You Can Find More Information.......................................  136

                                                                           Page
                                                                           ----
Appendix A
  Board of Trade of the City of Chicago, Inc. Subsidiaries and Affiliates
  Financial Statements.................................................... A-1
Appendix B
  Pro Forma Financial Information of For-Profit CBOT...................... B-1
Appendix C
  Appendix C-1: William Blair Fairness Opinion............................ C-1
  Appendix C-2: Arthur Andersen Fairness Opinion.......................... C-2
  Appendix C-3: Preliminary Ceres Valuation Analysis...................... C-3
Appendix D
  Amended and Restated Certificate of Incorporation of For-Profit CBOT.... D-1
Appendix E
  Board of Trade of the City of Chicago, Inc.  Bylaws..................... E-1
Appendix F
  Status of Certain Current CBOT Rules and Regulations After the
  Restructuring Transactions.............................................. F-1

   References to "we," "us" or "our" refer to either the CBOT, in its current form as a nonstock, not-for-profit corporation, or For-Profit CBOT, the stock, for-profit corporation that will result from completion of the restructuring transactions described in this document, as the context requires, together with its consolidated subsidiaries.

   Project A(R) is a registered trademark of Ceres, and a/c/esm is a registered service mark of CBOT/Eurex Alliance, L.L.C. Certain other trademarks used herein are the property of their respective owners.

   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to issue these securities. The information contained in this document is accurate only as of the date of this document, regardless of the date of delivery of this document or of the sale of any securities.

                                    SUMMARY

   This summary highlights information contained elsewhere in this document. It does not contain all of the information which you should consider before voting on the restructuring transactions and may not contain all of the information that is important to your individual situation. Consequently, you should read this entire document very carefully before voting on the restructuring transactions.

Overview of the Restructuring Transactions

   As a result of rapidly evolving changes in the futures industry, principally the increasing importance of electronic trading, we have determined that it is necessary to restructure our organization in order to enhance its competitiveness. Over the last several years, with the assistance of various outside advisors, we have conducted an ongoing and extensive evaluation process with respect to our need to restructure. As a result of this process, we have developed, and are proposing for your approval, a series of transactions designed to restructure the CBOT.

   These transactions, which we sometimes refer to in this document as the "restructuring transactions," are designed to:

  . demutualize our organization by converting the CBOT from a nonstock, not-for-profit corporation into a stock, for-profit corporation, which we sometimes refer to in this document as "For-Profit CBOT," and distributing shares of common stock of For-Profit CBOT to our members;

  . modernize our corporate governance structure by substantially eliminating the membership petition process, streamlining our board of directors and making other changes to improve the efficiency of our corporate decision-making process; and

  . reorganize and consolidate our electronic trading business, part of which is currently operated by Ceres Trading Limited Partnership, or "Ceres," into Electronic Chicago Board of Trade, Inc., or "eCBOT," our wholly owned subsidiary formed for that purpose. In connection with this reorganization of our electronic trading business, For-Profit CBOT will issue shares of its Series A convertible preferred stock to the limited partners of Ceres in exchange for their limited partnership interests, and Ceres will be liquidated.

We believe that this restructuring will enable us to enhance our competitiveness within the futures industry, including our competitiveness within both the open outcry and electronic trading markets.

   We currently anticipate that we will complete the restructuring transactions as soon as reasonably practicable following membership approval, subject to receiving a favorable ruling from the Internal Revenue Service and any required regulatory approvals from the Commodity Futures Trading Commission. However, our obligation to complete the restructuring transactions is subject to satisfaction of a number of conditions, including, among other things, a condition that our board of directors shall not have determined that the restructuring transactions are no longer in the best interests of the CBOT and its members or that the restructuring transactions are not fair to each class of CBOT membership. For more information about the IRS ruling, CFTC approvals and other conditions to completing the restructuring transactions, see "The Restructuring Transactions--Regulatory Matters" and "--Conditions to Completing the Restructuring Transactions."

Our Business

   Founded in 1848, we are one of the world's leading exchanges for the trading of futures and options on futures contracts, with total volume traded in 2000 of about 234 million contracts, which represented about 15% of the total volume of global listed futures and options on futures contracts traded. From our origins in the nineteenth century as a market for trading grains, we have evolved into a major financial center in the twenty-first century, offering a diverse range of products based on interest rates, debt instruments, agricultural commodities, equity indices and other underlying instruments.

   We operate markets for the trading of commodity and financial futures contracts, as well as options on futures contracts. Our products trade on traditional open outcry auction markets on our trading floors in Chicago where members trade among themselves for their own accounts and for the accounts of their customers. We also make our products available for trading on the a/c/e electronic trading system operated by our joint venture with the Eurex Group, which includes Deutsche Borse AG, the Swiss Stock Exchange and Eurex Zurich AG. The a/c/e system uses a modified form of the technology used at Eurex, the largest derivatives exchange in the world.

   We also engage in market surveillance and financial supervision activities designed to ensure market integrity and provide financial safeguards for users of our markets. Further, we market and distribute real-time and historical market data generated from trading activity in our markets to users of our products and related cash and derivative markets.


   Our principal executive offices are located at 141 West Jackson Boulevard, Chicago, Illinois 60604, and our telephone number is (312) 435-3500.

For-Profit CBOT Common Stock

   In connection with the restructuring transactions, each CBOT member, including each Full Member, Associate Member, GIM, IDEM and COM, as well as each member holding a one-half Associate Membership, will receive an appropriate number of shares of Class A common stock and a share of one of the five series of Class B common stock in respect of each membership held by such member. The number of shares of Class A common stock to be received by each member will be based upon the allocation methodology developed and recommended by our board's Independent Allocation Committee and approved by our board of directors. For purposes of the restructuring transactions, including the allocation of Class A common stock and Class B common stock of For-Profit CBOT, each member holding a one-half Associate Membership will be treated as a GIM.

 Class A Common Stock

   The Class A common stock will represent solely an equity interest in For-Profit CBOT and will generally have traditional features of common stock. The Class B common stock will represent an equity interest and, subject to satisfaction of applicable membership and eligibility requirements, a membership in For-Profit CBOT, including all trading rights and privileges associated with the applicable class of membership. As a result, the holder of a share of Class B common stock who meets the applicable membership and eligibility criteria will be a "member of a contract market" within the meaning of the Commodity Exchange Act and a member of For-Profit CBOT for purposes of For-Profit CBOT's rules and regulations.

 Class B Common Stock

   The Class B common stock will be issued in five series. Each series of Class B common stock will represent a membership and afford the holder of such stock the trading rights and privileges that correspond to the membership and trading rights and privileges of one of the five current classes of CBOT membership, as illustrated below:

           Current Class of   Corresponding Series of
           CBOT Membership     Class B Common Stock
           ----------------   -----------------------
                 Full               Series B-1
              Associate             Series B-2
                 GIM                Series B-3
                 IDEM               Series B-4
                 COM                Series B-5

 Dividends; Liquidation

   Class A common stock and Class B common stock will provide the holder with the right to receive dividends as determined by the board of directors and the right to share in the proceeds of liquidation, in each case ratably on the basis of the number of shares held.

 Voting

   With the exception of certain matters reserved to the holders of Class B common stock, holders of Class A common stock will have the right to vote generally on all matters submitted for a vote of stockholders, including, among other things, the election of directors. Except as may otherwise be required by Delaware law, the Class B common stock generally will not have voting rights, except that holders of Series B-1 and Series B-2 shares of Class B common stock will have the right to approve changes that would adversely affect specified core rights associated with such shares. These Class B stockholders will have the right to vote on any amendment to our certificate of incorporation, bylaws or rules and regulations that would adversely affect the following core rights:

  . the allocation of products that a holder of a specific series of Class B common stock is permitted to trade on the exchange facilities of For-Profit CBOT;

  . the requirement that holders of shares of Class B common stock will be charged transaction fees for trades of For-Profit CBOT's products for their accounts that are lower than the transaction fees charged to any participant who is not a holder of Class B common stock for the same products;

  . the number of authorized shares of any series of Class B common stock;

  . the membership and eligibility requirements to hold shares of a series of Class B common stock or to exercise the associated trading rights or privileges; and

  . the commitment to maintain current open outcry markets so long as each such market is deemed liquid unless the discontinuance of any such market is approved by the holders of Series B-1 and Series B-2 shares of Class B common stock.

Holders of Series B-1 shares of Class B common stock will have one vote per share and holders of Series B-2 shares of Class B common stock will have one-sixth of one vote per share in any vote with respect to a proposed amendment to our certificate of incorporation, bylaws or rules and regulations that would adversely affect any of the above-described core rights. Except as may otherwise be required by Delaware law, holders of Class A common stock and holders of Series B-3, Series B-4 and Series B-5 shares of Class B common stock will not have the right to vote on changes that would adversely affect core rights. For more information on the Class A common stock and Class B common stock, see "Description of Capital Stock."

The Restructuring Transactions

   The restructuring transactions consist of a series of transactions designed to demutualize our organization, modernize our corporate governance structure and consolidate our electronic trading business into our wholly owned subsidiary, eCBOT. Let us tell you more about the restructuring transactions:


 Demutualizing Our Company

   The demutualization of the CBOT into a stock, for-profit corporation will be accomplished by amending our certificate of incorporation to remove the current restriction on our ability to issue capital stock, which will permit us to issue stock to our members and provide that the CBOT will become for-profit. Prior to the amendment to our certificate of incorporation, each member will receive a distribution of rights, which will entitle the holder to receive an appropriate number of shares of Class A common stock based on the allocation methodology developed and recommended by our Independent Allocation Committee and adopted by our board and a share of the appropriate series of Class B common stock with respect to each membership held by such member, as set forth in the table below. The shares of Class A common stock and Class B common stock will be issued pursuant to the rights following effectiveness of the amendment to our certificate of incorporation.

                   Shares of Common Stock of For-Profit CBOT
                         to Be Received Per Membership

                                       Shares of               Shares of
              Membership          Class A Common Stock   Class B Common Stock
              ----------          --------------------   ---------------------
                 Full                    25,000          1 share of Series B-1
              Associate                   5,000          1 share of Series B-2
                 GIM                      2,500          1 share of Series B-3
                 IDEM                       300          1 share of Series B-4
                 COM                        350          1 share of Series B-5

   Immediately after completion of the restructuring transactions, our members will be the only common stockholders of For-Profit CBOT and the interests that they held in the CBOT prior to the restructuring transactions will be represented solely by their ownership of common stock of For-Profit CBOT.

   For more information about our demutualization, including the allocation of shares of Class A common stock among members, see "The Restructuring Transactions--Description of the Restructuring Transactions--Demutualization," "--Independent Allocation Committee of the Board" and "--Opinion of Financial Advisor to the Independent Allocation Committee of the Board."

 Modernizing Our Corporate Governance Structure

   In connection with the restructuring transactions, we will modernize certain aspects of our corporate governance structure pursuant to changes in our certificate of incorporation, bylaws and rules and regulations.

   We will amend our certificate of incorporation to provide that voting rights, including the right to elect directors, will generally be vested with the holders of Class A common stock. The holders of Class B common stock will generally not have voting rights, except that holders of Series B-1 and Series B-2 shares of Class B common stock will have limited voting rights to approve certain changes that would adversely affect certain core rights relating to such shares. In addition, our certificate of incorporation will contain certain change of control provisions designed to preserve the long-term value of For-Profit CBOT for the benefit of its stockholders.

   We will amend our bylaws to reduce the ability of our stockholders to participate in the day-to-day management and operations of For-Profit CBOT. For example, our board of directors will generally have the authority to adopt, repeal and amend the bylaws without stockholder approval. Any proposal which is initiated by stockholders to adopt, repeal or amend the bylaws may only be brought to a vote at an annual meeting after satisfying certain advance notice requirements and will require the approval of two-thirds of the voting power of stockholders of For-Profit CBOT entitled to vote generally in the election of directors. The so-called "petition process" of the current CBOT members, which includes, among other things, the ability of members to petition the board of directors to call special meetings of members and the requirement that members approve all changes to the certificate of incorporation and bylaws, will be substantially eliminated.

   The certificate of incorporation and bylaws will also provide that the size of our board of directors will be reduced from 18 directors to nine directors shortly after completion of the restructuring transactions and that our board will be divided into three classes of directors with staggered terms of office. Further, certain board and other committees will be eliminated.

   We will also make certain changes to our rules and regulations. Currently, our rules are part of our bylaws and may only be adopted, repealed or amended with membership approval. After completion of the restructuring transactions, the rules and regulations will no longer be part of the bylaws and the authority to adopt, repeal and amend our rules and regulations will be vested solely and exclusively in the board of directors of For-Profit CBOT, except for amendments which would adversely affect the core rights as described above, which will also require the approval of the holders of Series B-1 and Series B-2 shares of Class B common stock. As a result, the stockholders of For-Profit CBOT will not generally have the authority to adopt, repeal or amend the rules and regulations.

   The substantial elimination of the petition process and the elimination of the requirement of membership approval to adopt, repeal or amend the rules are designed to modernize the corporate governance of For-Profit CBOT in order to improve the efficiency of our decision-making process. Since these changes will materially affect your rights and obligations, we urge you to give careful consideration to these aspects of the restructuring transactions before voting on the restructuring transactions.

   For more information about these changes to our corporate governance structure, see "The Restructuring Transactions--Description of the Restructuring Transactions--Modernization of Our Corporate Governance Structure."

 Reorganizing Our Electronic Trading Business

   In connection with the restructuring transactions, our electronic trading business will be reorganized and consolidated into eCBOT, so that, following the restructuring transactions, eCBOT will conduct the electronic trading business of For-Profit CBOT. This will be accomplished pursuant to certain transactions described below involving Ceres, which currently operates part of the electronic trading business of the CBOT.

   As part of the reorganization of our electronic trading business, a newly-formed corporate subsidiary of For-Profit CBOT will merge with and into Ceres, with Ceres as the surviving entity. We sometimes refer to this merger in this document as the "Ceres merger." As a result of the Ceres merger, eCBOT will remain the general partner of Ceres and For-Profit CBOT will become a limited partner of Ceres. Following the Ceres merger, Ceres will liquidate and its assets will be distributed to For-Profit CBOT and eCBOT. For-Profit CBOT will then transfer to eCBOT assets relating to the electronic trading business received in such distribution. As a result, our wholly owned eCBOT subsidiary will own and operate the electronic trading business of For-Profit CBOT.

   Pursuant to the Ceres merger, the limited partners of Ceres will receive shares of Series A convertible preferred stock of For-Profit CBOT in exchange for their limited partnership interests. The number of shares of Series A convertible preferred stock that will be issued in exchange for each limited partnership interest will be determined by our board and the board of directors of eCBOT by dividing:

  . that partnership interest's allocable portion of the value of Ceres as presented in the final valuation report of Arthur Andersen LLP regarding the value of Ceres and the partnership interests in Ceres, to be delivered as of a date reasonably proximate to the date of the completion of the Ceres merger, by

  . the liquidation preference of $100 per share of Series A convertible preferred stock.

As described further below, we engaged Arthur Andersen to determine the fair market value of Ceres and the limited partnership interests and evaluate the fairness, from a financial point of view, to Ceres and each class of limited partners of the consideration to be issued in the Ceres merger to each class of the Ceres limited partners.

   In accordance with the exchange formula set forth above, the specific number of shares of Series A convertible preferred stock that will be distributed to each limited partner of Ceres will not be determined by our board and the board of directors of eCBOT until shortly before the completion of the Ceres merger. For purposes of illustration, the following chart indicates the number of shares of Series A convertible preferred stock that would have been distributed for each Class A limited partnership if the distribution had been made on the basis of Arthur Andersen's valuation analysis of Ceres as of December 31, 2000 as described above:

                 Shares of Series A Convertible Preferred Stock
            To Be Received Per Class A Limited Partnership Interest

                                                                    Series A
               Limited                                             Convertible
             Partnership                                            Preferred
              Interest                                                Stock
             -----------                                           -----------
             Class A-1                                              132.5307
             Class A-2                                               21.3460
             Class A-3                                               14.6378
             Class A-4                                                0.6406

   Class B limited partnership interests, which are held only by our clearing members, are valued, in part, based upon the CBOT trading volume of the member holding such limited partnership interest. As a result, the value of each Class B limited partnership interest and the number of shares of Series A convertible preferred stock to be issued in exchange for that limited partnership interest varies by holder. Based upon the December 31, 2000 valuation of Ceres, a total of 58,800 shares of Series A convertible preferred stock would be distributed to the 61 holders of Class B limited partnership interests in Ceres.

   You should understand that the actual number of shares of Series A convertible preferred stock to be issued to each Ceres limited partner will be determined based on the value of each limited partnership interest as presented in Arthur Andersen's final valuation report to be delivered to us as of a date reasonably proximate to the date of the completion of the Ceres merger and is not capable of determination at this time. Accordingly, the description above is for illustrative purposes only.

   For more information about the reorganization of our electronic trading business, including the Ceres merger, the valuation of Ceres and the issuance of shares of Series A convertible preferred stock to the Ceres limited partners, see "The Restructuring Transactions--Description of the Restructuring Transactions--Reorganization of Our Electronic Trading Business," "--Ceres Valuation Analysis of Arthur Andersen" and""--Opinion of Arthur Andersen to the Board of Directors Regarding Fairness of the Ceres Merger."

Series A Convertible Preferred Stock

   Each share of Series A convertible preferred stock will have a liquidation value of $100 and will accrue cumulative dividends at an annual rate of $8.00 per share. The holder of a share of Series A convertible preferred stock will be entitled to receive, when, as and if declared by the board of directors of For-Profit CBOT, cumulative dividends payable quarterly, in the form determined by the board of directors of For-Profit CBOT. We currently anticipate that the dividends will be paid in the form of additional shares of Series A convertible preferred stock for the foreseeable future. The Series A convertible preferred stock will rank prior to the common stock of For-Profit CBOT, including the Class A common stock and the Class B common stock, with respect to dividends and payments made upon liquidation of For-Profit CBOT.

   Each share of Series A convertible preferred stock will be convertible, at the holder's option, into shares of Class A common stock of For-Profit CBOT, at any time following the first to occur of a qualified underwritten public offering of Class A common stock or a qualified public offering of equity interests in the company conducting our electronic trading business. Each share of Series A convertible preferred stock will be convertible into a number of shares of For-Profit CBOT's Class A common stock having a total value, determined pursuant to the terms of the Series A convertible preferred stock, as of the public offering equal to the liquidation value of such share of Series A convertible preferred stock, plus accrued but unpaid dividends thereon.

   The Series A convertible preferred stock will be redeemable by For-Profit CBOT at any time, in whole or in part, for cash, property or securities, including shares of Class A common stock or shares of capital stock eCBOT, as determined by the board of directors of For-Profit CBOT. In addition, upon a separation of all or substantially all of the electronic trading business from For-Profit CBOT, whether by means of a spin-off, split-off or other transaction, For-Profit CBOT will be required to redeem all of the shares of Series A convertible preferred stock for cash, property or securities, including shares of Class A common stock or shares of capital stock of eCBOT, as determined by the board of directors of For-Profit CBOT.

   For more information on the Series A convertible preferred stock, see "Description of Capital Stock--Preferred Stock--Series A Convertible Preferred Stock."

Fairness Opinions

   Our board of directors has received two fairness opinions from our financial advisors in connection with the restructuring transactions--one opinion relating to the allocation of shares of Class A common stock among members in connection with the demutualization and another opinion relating to the allocation of shares of Series A convertible preferred stock among the Ceres limited partners as merger consideration pursuant to the Ceres merger in connection with the reorganization of our electronic trading business.

   Neither of these two fairness opinions addresses the value of the CBOT or the memberships before or after completion of the restructuring transactions, or the fairness of the consideration to be received by CBOT members in respect of their memberships in connection with the restructuring transactions. See "Risk Factors--Risk Factors Relating to the Restructuring Transactions--We Have Not Determined or Received Any Opinion Regarding the Value of the CBOT Before or After the Restructuring Transactions or the Value of the Securities You Will Receive in the Restructuring Transactions Compared to the Value of the Memberships You Currently Own."

 William Blair Fairness Opinion

   Since no mechanism currently exists in our certificate of incorporation, bylaws or rules or regulations for allocating ownership in our organization among the members in connection with a restructuring such as the restructuring transactions, our board of directors appointed an Independent Allocation Committee, composed solely of public or independent directors of the board, to determine and recommend to the full board a fair allocation of equity in the for-profit corporation among members.

   William Blair & Company, L.L.C. was retained by the Independent Allocation Committee and the board of directors to deliver a written opinion as to the fairness, from a financial point of view, of the allocation of shares of Class A common stock of For-Profit CBOT among the members in respect of their memberships in connection with the restructuring transactions. The opinion, dated January 16, 2001, states that, based upon and subject to the matters set forth in the opinion, the allocation of shares of Class A common stock of For-Profit CBOT among the members in respect of their memberships in connection with the restructuring transactions in the ratio of 5.0 : 1.0 : 0.5 : 0.06 :
0.07 to each Full Member, Associate Member, GIM, IDEM and COM, respectively, is fair, from a financial point of view, to each of the five classes of members. The full text of the William Blair fairness opinion is attached as Appendix C-1 to this document.

 Arthur Andersen Fairness Opinion

   Arthur Andersen was retained by our board of directors and the board of directors of eCBOT to render a written opinion as to the fairness, from a financial point of view, to Ceres and each class of the limited partners of Ceres of the consideration to be received by each limited partner of Ceres in exchange for their respective limited partnership interests pursuant to the Ceres merger.

   The opinion, dated January 16, 2001, states that, based upon and subject to the matters set forth in the opinion, the consideration to be received by each limited partner of Ceres in exchange for their respective limited partnership interests pursuant to the Ceres merger, is fair, from a financial point of view, to Ceres and each class of the limited partners of Ceres. The full text of the Arthur Andersen fairness opinion is attached as Appendix C-2 to this document.

Ceres Valuation

   Arthur Andersen was also retained to provide a valuation of Ceres and its partnership interests. This valuation analysis will provide the basis for the use of the Series A convertible preferred stock of For-Profit CBOT as merger consideration and the allocation of the Series A convertible preferred stock among the Ceres limited partners in the Ceres merger.

   As described in greater detail elsewhere in this document, Arthur Andersen has determined the value of Ceres to be $29,400,000 as of December 31, 2000. The full text of the preliminary Ceres valuation analysis is attached as Appendix C-3 to this document.

   Arthur Andersen will provide us with its final valuation report, including its valuation analysis of Ceres and the limited partnership interests as of such date, on a date reasonably proximate to the date of the completion of the Ceres merger. This report will be used to determine the actual number of shares of Series A convertible preferred stock to be issued to the Ceres limited partners pursuant to the Ceres merger.

Differences in Rights

   Following the completion of the restructuring transactions, you will become stockholders in, and members of, a stock, for-profit corporation and you will no longer be members of a Delaware nonstock, not-for-profit corporation. You should consider carefully the differences in your rights and obligations that will result from this change in structure before voting on the restructuring transactions.

   Some of these differences arise from differences between the corporate law applicable to the two different types of organizations. Other differences arise from choices that we have made in designing the certificate of incorporation and bylaws of For-Profit CBOT. We briefly summarize below some of the important differences in your rights and obligations that will result from completion of the restructuring transactions:

  . Dividends. As a for-profit corporation, For-Profit CBOT will have the ability to declare and pay dividends to its common stockholders based on its surplus as defined under Delaware law. The board of directors of For-Profit CBOT will be able to determine, in its sole and absolute discretion, the time of declarations and payments, and the amounts, if any, of dividends on the common stock. Class A and Class B common stock will participate ratably in any dividend declared by the board of directors. It is not currently anticipated that For-Profit CBOT will pay cash dividends on its common stock in the foreseeable future. Dividends will be payable on the Series A convertible preferred stock according to the terms thereof.

  . Class A Voting. With the exception of certain matters reserved to the holders of Class B common stock as described below, holders of Class A common stock will be entitled to one vote per share with respect to each matter presented to the stockholders of For-Profit CBOT. Except as may otherwise be required by the certificate of incorporation of For Profit CBOT, the terms of any preferred stock or Delaware law, the Class A common stock will be the only capital stock entitled to vote generally in the election of directors and on all other matters presented to the stockholders of For-Profit CBOT. As a result of the allocation of shares of Class A common stock among members in connection with the restructuring transactions, the voting rights of Full Members will be diluted relative to the voting rights of Associate Members, GIMs, IDEMs and COMs.

  . Class B Voting. The holders of Class B common stock will generally have no voting rights, except that holders of Series B-1 and Series B-2 shares of Class B common stock will have the right to approve certain changes to For-Profit CBOT's certificate of incorporation, bylaws and rules and regulations that would adversely affect the core rights of Class B common stockholders. Except as may otherwise be required by Delaware law, holders of Series B-1 and Series B-2 shares of Class B common stock will have the right to approve amendments to our certificate of incorporation, bylaws and rules and regulations adversely affecting certain core rights associated with the trading rights and privileges of Class B common stockholders, as described above under "--For-Profit CBOT Common Stock." In voting on these matters, holders of Series B-1 shares of Class B common stock will be entitled to one vote per share and holders of Series B-2 shares of Class B common stock will be entitled to one-sixth of one vote per share. Except as may otherwise be required by Delaware law, no other holders of Class B common stock or holders of Class A common stock will be entitled to vote on such matters.

  . Class and Series Voting Rights. Under Delaware law, the holders of the outstanding shares of each class of For-Profit CBOT common stock, including the Class A common stock and the Class B common stock, will be entitled to vote as a class on certain proposed amendments to the certificate of incorporation, including any proposed amendment that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, as described elsewhere in this document. In addition, if any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but not so affect the entire class, then only the shares of the series so affected will be considered a separate class for purposes of these special class voting rights. These special class and series voting rights will result from the application of Delaware law as it applies to a stock, for-profit corporation.

  . Board of Directors. The For-Profit CBOT certificate of incorporation will provide that the current 18-director board will continue until a special election, which we currently anticipate to be held as soon as reasonably practicable following completion of the restructuring transactions. In connection with this special election, the size of the board will be reduced to nine directors, consisting of two independent directors, five directors who are holders of Class B common stock and who meet the membership and eligibility requirements of For-Profit CBOT, one at-large director and the chairman of the board. In addition, the board will be divided into three classes with staggered terms of office.

  . Committees. The number of committees of For-Profit CBOT will be reduced in order to further streamline its corporate governance structure. We currently expect that For Profit CBOT will have a nominating committee of the board, an executive committee of the board, an audit committee of the board and a compensation committee of the board. In addition to these committees, we currently anticipate that For-Profit CBOT will create or maintain certain non-board advisory committees and other non-board committees comprised of directors, officers and/or stockholders.

  . Substantial Elimination of the Petition Process. Currently, voting members of the CBOT have the right to vote on all amendments to the certificate of incorporation and bylaws, which include the rules of the CBOT. In addition, members have the right to petition the board to call a special meeting of members for the purpose of voting on amendments to the bylaws and rules. This process, together with certain other provisions, including those relating to the nomination procedures for elective officers and the annual election, constitute what is sometimes referred to as the "petition process" of the CBOT membership.

   In connection with the restructuring transactions, the petition process is being substantially eliminated, with the principal exception consisting of the preservation of certain core rights associated with the trading rights and privileges of Class B common stockholders with respect to which certain special voting rights will be vested with the holders of such stock. As a result, the ability of the stockholders of For-Profit CBOT to participate in the day-to-day management and operations of For-Profit CBOT will be significantly reduced. In sharp contrast to the substantial rights of current CBOT members pursuant to the petition process, stockholders of For-Profit CBOT will have rights more consistent with those of stockholders of a publicly held corporation.

  . Proceeds of Membership. Following completion of the restructuring transactions, absent extenuating circumstances, proceeds from the transfer of shares of Class A common stock will not be subject to the prior claims of the holders of Class B common stock unless and to the extent that such holders have otherwise perfected a security interest in the transferred shares of Class A common stock. The rules and regulations of For-Profit CBOT will provide that the proceeds of any transfer of shares of Class B common stock will be subject to the same priority of payments provision that is currently applicable to the transfer of CBOT memberships. However, we are not aware of any court that has considered the enforceability of such a provision in the context of a security issued by a demutualized exchange. Accordingly, there is substantial uncertainty as to whether the priority of payments provision would be enforced in accordance with its terms.

  . Capital Stock. For-Profit CBOT will be authorized to issue a significant number of additional shares of Class A common stock and up to 10,000,000 shares of preferred stock, in each case without stockholder approval. The certificate of incorporation will authorize the board of directors of For-Profit CBOT, without approval of the stockholders, to issue shares of preferred stock from time to time in one or more series, to establish the number of shares to be included in each series and to fix the rights, preferences and privileges of the shares of each wholly unissued series as well as any qualifications, limitations or restrictions.

  . Change of Control Provisions. For-Profit CBOT's certificate of incorporation and bylaws will contain a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors rather than pursue non-negotiated takeover attempts. The provisions will include, among other things:

   . a classified or staggered board;

   . advance notice requirements for stockholder proposals;

   . application of the Delaware anti-takeover statute;

   . a requirement that special meetings of the stockholders of For-Profit
     CBOT be called by only the chairman of the board, the president or the board of directors;

   . a prohibition on the ability of stockholders to take action by written consent; and

   . a requirement that any stockholder proposal to amend the bylaws be approved by at least two-thirds of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors.

   In addition, we currently anticipate that For-Profit CBOT would be asked to consider, and would likely adopt, a stockholder rights plan or "poison pill" in connection with any underwritten public offering of its common stock. We have no current plan or intention to conduct such an offering.


   For more information about the differences in the rights and obligations of CBOT members and For-Profit CBOT stockholders, see "Comparison of the Rights of Members of the CBOT and Stockholders of For-Profit CBOT."

Transfer Restrictions

   The shares of Class A common stock will be subject to a complete restriction on transfer for the first 180 days following the completion of the restructuring transactions, except that, generally speaking, during this period, stockholders may transfer all, but not less than all, of the shares of Class A common stock associated with a share of Class B common stock if all such shares of Class A common stock are transferred together with the associated share of Class B common stock. The certificate of incorporation of For-Profit CBOT will grant authority to the board of directors to remove or reduce this restriction on transfer of the Class A common stock if it determines, in its sole and absolute discretion, that such action is appropriate.

   Although the shares of Class B common stock generally will not be subject to any transfer restrictions, exercise of the trading rights and privileges associated with the Class B common stock will be subject to substantially the same process that currently applies to CBOT memberships. Under that process, any adult, other than an employee of For-Profit CBOT, of good character, reputation, financial responsibility and credit will be eligible for election to membership in For-Profit CBOT. Candidates will be reviewed to determine whether they meet applicable membership requirements in accordance with the rules and regulations of For-Profit CBOT.

   The shares of Series A convertible preferred stock generally will not be subject to any transfer restrictions.

   In addition to the restrictions discussed above, shares of Class A common stock, Class B common stock and Series A convertible preferred stock received in connection with the restructuring transactions by "affiliates" may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act.

U.S. Federal Income Tax Consequences

   We are seeking a ruling from the IRS to the effect that, for U.S. federal income tax purposes, you will not recognize any gain or loss strictly as a result of receiving shares of Class A common stock and Class B common stock in For-Profit CBOT in connection with the restructuring transactions. Assuming this non-recognition treatment, the tax basis in your membership will carry over to your common stock. See "The Restructuring Transactions--U.S. Federal Income Tax Consequences." Receipt of the IRS ruling is a condition to our completion of the restructuring transactions.

   We anticipate that the receipt of Series A convertible preferred stock by the limited partners of Ceres in connection with the reorganization of our electronic trading business will be tax-free to such limited partners. We further anticipate that the conversion of the Series A convertible preferred stock into Class A common stock of For-Profit CBOT pursuant to its terms would also be tax-free, except to the extent of any shares that are received for accrued and unpaid dividends on such Series A convertible preferred stock. Dividends on the Series A convertible preferred stock paid in the form of additional shares of Series A convertible preferred stock will be taxable to the same extent as if they were paid in cash.

Accounting Matters

   The accounting treatment of certain aspects of the restructuring transactions will be similar to a "pooling-of-interests." Under this method of accounting, no gain or loss will be recognized, and the assets and liabilities of CBOT will appear on the books of For-Profit CBOT at their same recorded amounts. See "The Restructuring Transactions--Accounting Matters."

Regulatory Matters

   The completion of the restructuring transactions is subject to our receipt of any approvals required by the CFTC in connection with the proposed changes to our certificate of incorporation, bylaws and rules and regulations that will be made in connection with the restructuring transactions and confirmation by the CFTC of the transfer of our current contract market designations to For-Profit CBOT. See "The Restructuring Transactions-- Regulatory Matters."

   In addition, the restructuring transactions may be subject to certain regulatory requirements of other state, federal and foreign governmental agencies and authorities. We are currently working to evaluate and comply in all material respects with these requirements and do not currently anticipate that they will delay completion of the restructuring transactions.

Conditions to Completing the Restructuring Transactions

   We will not complete the restructuring transactions unless and until each the following conditions is satisfied:

  .  the members of the CBOT have approved the restructuring transactions;

  . we have received a favorable ruling from the IRS, in form and substance satisfactory to our board of directors, relating to the restructuring transactions;

  . we have received any approvals required by the CFTC in connection with changes to our corporate governance structure and we have confirmed with the CFTC the transfer of our current contract market designations to For-Profit CBOT, and we have received any other necessary governmental or regulatory approvals and authorizations;

  . we have received each required material third party consent;

  . there is no court order or other regulation prohibiting or restricting the restructuring transactions; and

  . our board of directors has not determined that the restructuring transactions are no longer in the best interests of the CBOT and its members or that the transactions are not fair to each class of CBOT membership.

Market for Shares; Stock Exchange Listing

   No market presently exists for the Class A common stock, the Class B common stock or the Series A convertible preferred stock. We currently expect that a market for the shares of Class B common stock will develop that is similar to the current market for CBOT memberships. The current markets for memberships should facilitate the development of new markets for the corresponding series of Class B common stock. A market for shares of Class A common stock may develop following the expiration of any applicable restrictions on transfer. However, we cannot provide any assurances in this regard. A market for shares of Series A convertible preferred stock may develop, but we cannot provide any assurances in this regard.

   We have no current plans to list the Class A common stock, the Class B common stock or the Series A convertible preferred stock on any stock exchange.

Risk Factors

   There are significant risks associated with the restructuring transactions that you should consider very carefully. These risks include, among other things, our ability to implement in a timely and successful manner changes to our organizational and corporate governance structure that are required in order to operate more efficiently. Although we have a long history of operating as a successful member-owned institution, significant changes will be required in the manner in which we evaluate and undertake activities. These and other risks are discussed under "Risk Factors" beginning on page 15 below.

Matters To Be Approved; Vote Required

   Full Members and Associate Members are being asked to approve the restructuring transactions described in this document, including the approval and adoption of an amended and restated certificate of incorporation, which will facilitate the demutualization of the CBOT and modernize certain aspects of our corporate governance structure, the approval and adoption of amended and restated bylaws, which will modernize certain other aspects of our corporate governance structure, and the approval of all other matters relating to the restructuring transactions, including the reorganization of our electronic trading business.

   The restructuring transactions will be approved if Full Members and
Associate Members as of the close of business on      , 2001, voting together
as a single class based upon their respective voting rights, cast at least 300 votes at the special meeting, in person or by proxy ballot, and at least a majority of the votes cast are in favor of the restructuring transactions. Full Members will be entitled to one vote for each Full Membership owned and Associate Members will be entitled to one-sixth of one vote for each Associate Membership owned. No other class of membership will be entitled to vote on the restructuring transactions. See "Special Meeting and Proxy Information-- Available Votes; Required Vote."

Absence of Appraisal Rights

   Members who object to the restructuring transactions will have no appraisal rights under Delaware law. If the restructuring transactions are completed and regardless of whether you voted for or against the restructuring transactions, your membership in the CBOT will be eliminated and you will receive shares of common stock of For-Profit CBOT as described in this document. See "The Restructuring Transactions--Absence of Appraisal Rights."

Board Recommendation

   Our board of directors recommends that members vote "FOR" approval of the restructuring transactions.

                    SUMMARY CONSOLIDATED FINANCIAL DATA

   The following table sets forth a summary of consolidated financial and other information for the CBOT. The balance sheet data as of December 31, 2000 and 1999 and operating data for each of the three years in the period ended December 31, 2000, respectively, have been derived from the audited consolidated financial statements and related notes included elsewhere in this document. The balance sheet data as of December 31, 1998, 1997 and 1996 and operating data for each of the two years ended December 31, 1997 and 1996 have been derived from the audited consolidated financial statements and related notes not included in this document. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and the related notes, the unaudited pro forma condensed consolidated financial statements and other financial information included elsewhere in this document.

                                         Year Ended December 31,
                               ------------------------------------------------
                                 2000      1999      1998      1997      1996
                               --------  --------  --------  --------  --------
                                 (dollars in thousands, except per share
                                                  data)
Operating Data
 Total revenues............... $212,919  $202,896  $205,238  $175,385  $154,578
 Operating expenses...........  215,546   214,529   188,320   148,186   123,808
                               --------  --------  --------  --------  --------
     Income (loss) from
      operations..............   (2,627)  (11,633)   16,918    27,199    30,770
 Other income and expenses
   Interest income............    1,242     1,052     1,947     2,090     1,986
   Interest expense...........    6,773     6,774     7,170     6,483       --
                               --------  --------  --------  --------  --------
     Income (loss) before
      income taxes and
      cumulative effect of
      change in accounting
      principle...............   (8,158)  (17,355)   11,695    22,806    32,756
 Provision (benefit) for
  income taxes................    2,785    (2,895)    5,051     6,147    13,109
                               --------  --------  --------  --------  --------
   Income (loss) before
    cumulative effect of
    change in accounting
    principle.................  (10,108)  (14,460)    6,644    16,659    19,647
 Cumulative effect of change
  in accounting principle--
  net of tax benefit of
  $2,026(1)...................      --      2,920       --        --        --
                               --------  --------  --------  --------  --------
     Income (loss) before
      minority interest.......  (10,108)  (17,380)    6,644    16,659    19,647
 Minority interest in
  (income) loss of
  subsidiaries................      --      6,933       (38)   (6,995)      --
                               --------  --------  --------  --------  --------
     Net income (loss)........ $(10,108) $(10,447) $  6,606  $  9,664  $ 19,647
                               ========  ========  ========  ========  ========
Balance Sheet Data
 Total assets................. $372,194  $373,379  $400,971  $397,449  $355,585
 Total liabilities............  180,874   172,405   183,396   193,538   160,765
 Short-term borrowings........   18,014     6,500       --      1,662    14,357
 Long-term debt...............   64,286    87,500    99,000   105,000    76,166
 Total equity ................  191,320   200,974   211,047   203,911   194,820
Proforma Data (2)
 Total assets.................  372,194   373,379
 Total liabilities............  180,874   172,405
 Short-term borrowings........   18,014     6,500
 Long-term debt...............   64,286    87,500
 Total equity.................  191,320   200,974
 Net loss.....................  (10,108)  (10,447)
 Net loss per share...........    (0.31)    (0.36)
Other Data
 Current ratio (3)............     0.71      1.02      1.41      1.42      1.15
 Working capital (deficit).... $(24,149) $  1,067  $ 18,574  $ 18,457  $  7,729
 Capital expenditures.........   38,497    25,165    26,985    48,529    90,393
 Times interest earned (4)....      N/A       N/A      2.63      4.52       N/A
 Number of full time
  employees at end of
  period......................      711       846       853       805       811
 Sales price per Full CBOT
  membership
   High....................... $    642  $    632  $    780  $    857  $    690
   Low........................ $    255       400       384       660       531

-------
(1) In 1999, the CBOT adopted Statement of Position ("SOP") 98-5, Reporting on the Costs of Start-Up Activities. SOP 98-5 requires that start-up activities be expensed as incurred. Previously, start-up activities were capitalized and amortized.

(2) Reflects (a) the conversion of members' equity to common stock of For-Profit CBOT and (b) the issuance of 264,600 shares of Series A convertible preferred stock valued at $26,460,000 to the limited partners of Ceres in exchange for their limited partnership interests based on the December 31, 2000 valuation of Ceres.

(3) Equals current assets divided by current liabilities.

(4) Equals the sum of income (loss) before provision (benefit) for income taxes plus interest expense, divided by interest expense.

                                  RISK FACTORS

   If the restructuring transactions are completed, you will receive shares of common stock of For-Profit CBOT and may receive, to the extent that you are also a limited partner of Ceres, shares of Series A convertible preferred stock of For-Profit CBOT. Therefore, you should carefully consider each of the following risks and uncertainties, and all other information set forth in this document, before deciding whether to vote for or against the restructuring transactions. The following risks relate principally to:

    . the restructuring transactions, particularly the demutualization;

    . our business in general and the industry in which we operate;

    . regulations applicable to our business and litigation in which we are, or may be, involved; and

    . changes in our corporate governance structure that will be implemented as part of the restructuring transactions.

You should be aware that the risks and uncertainties described below are not the only risks and uncertainties we are facing or will face in the future. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

   This document contains forward-looking statements that involve risks and uncertainties. The results of For-Profit CBOT could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties faced by For-Profit CBOT described below and elsewhere in this document.

Risks Relating to the Restructuring Transactions

   We are subject to the following risks in connection with the restructuring transactions, particularly our demutualization into a stock, for-profit corporation. Certain other risks relating to changes in our governing documents in connection with the restructuring transactions are described below under "-- Risks Relating to Changes in Our Corporate Governance."

 We Have No Internal Experience and Little Representative External Experience Upon Which to Rely in Operating as a For-Profit Exchange

   We have always operated as a nonstock, not-for-profit corporation for the benefit of our members. As such, we have been a mutual organization focused on delivering member benefits and enhancing member opportunity at reasonable cost. After the restructuring transactions, For-Profit CBOT will be operated for the long-term benefit of its stockholders rather than solely for the purpose of delivering member benefits and enhancing member opportunity. Experience by our management in operating a for-profit exchange would assist us in dealing with the problems of changing to, and operating as, a for-profit exchange. The experience of others in operating a for-profit exchange would also assist us in identifying problems and possible solutions we may identify while operating as a for-profit exchange. However, our management has no experience and there is relatively little history or experience by other U.S. futures exchanges with for-profit operations. Consequently, our transition to for-profit operations will be subject to risks, expenses and difficulties that we cannot predict and may not be capable of handling in an efficient manner.

 The Chicago Board Options Exchange Could Be Successful in Challenging the "Exercise Right," Which Allows Our Full Members to Obtain Trading Privileges at the Chicago Board Options Exchange, and the Exercise Right Could Be Extinguished or Terminated

   Since 1972, when we created the Chicago Board Options Exchange, our Full Members have had a legal right to become members of that exchange at no additional cost. We sometimes refer to this right in this document as the "exercise right." Over the last year, the Chicago Board Options Exchange has stated publicly its view that, if consummated, the restructuring transactions would extinguish the exercise right under certain circumstances. In particular, it stated recently in a proposed rule change filed with the SEC that the exercise right will be terminated:

  . for any Full Member, if that Full Member sells any of the shares of Class
    A common stock associated with a share of Class B common stock received in the restructuring transactions without also selling all of the other shares of Class A common stock and the associated share of Class B common stock;

  . for all Full Members, if the CBOT expands electronic trading on the a/c/e system to allow non-members, i.e., persons who do not hold shares of Class B common stock, to trade directly; or

  . for all Full Members, if CBOT members who exercise their right to become members of the Chicago Board Options Exchange are able to trade all of the CBOT's products and the Chicago Board Options Exchange's products simultaneously.

Because we believe that the Chicago Board Options Exchange's position violates a 1992 agreement between us and the Chicago Board Options Exchange, which addresses the exercise right, and because the exercise right is valuable to our Full Members, we initiated litigation against it intended to protect the exercise right. On January 19, 2001, the Illinois Circuit Court dismissed the first count of our complaint for failure to sufficiently allege breach of the 1992 agreement by Chicago Board Options Exchange and for failure to allege damages. The court also dismissed the second count of the complaint as preempted by federal law, holding that this matter should be resolved in the first instance by the SEC. The court's ruling did not address the merits of the dispute, including whether or not the Chicago Board Options Exchange's position breaches the 1992 agreement. Under this ruling, however, the SEC would determine whether the Chicago Board Options Exchange can impose new conditions on the exercise right under its proposed rule change filed with the SEC. In response, on February 16, 2001, the CBOT filed an amended complaint, seeking a declaration by the court that the Chicago Board Options Exchange breached the 1992 agreement by adopting its proposed rule change and submitting it to the SEC for approval without the written consent of the CBOT. In addition, we are seeking an injunction prohibiting the Chicago Board Options Exchange from attempting to amend or modify its rule relating to the exercise right, adopted pursuant to the 1992 agreement, without our written consent, in violation of its obligations under the 1992 agreement. Finally, we are seeking a declaration that certain elements of our proposed restructuring comply with the CBOT's obligations under the 1992 agreement.

   We currently anticipate that the Chicago Board Options Exchange will again move to dismiss the amended complaint on grounds that it is preempted by federal law, claiming that this issue should be decided by the SEC. Although we cannot assure you that the amended complaint will not be dismissed, we believe the Chicago Board Options Exchange's position is without merit and that a court should resolve the issue of whether it has in fact breached the 1992 agreement, and whether certain elements of our proposed restructuring would violate our contractual obligations under the 1992 agreement.

   In addition, the SEC is conducting a proceeding to determine whether, under the federal securities laws, the Chicago Board Options Exchange may impose the new conditions on the exercise right as described above. For more information concerning this litigation and the SEC proceeding, see "Our Business--Legal Proceedings--Chicago Board Options Exchange Litigation and Proposed Rule Changes." While we do not believe that the Chicago Board Options Exchange's position is legally valid, we cannot predict the outcome of that SEC proceeding. If the SEC were to approve the proposed rule change, it is possible that the exercise right could be extinguished or terminated or that Full Members could be prevented from exercising the right in the future. If approved, the Chicago Board Options Exchange's proposed rule change and the positions it has taken in support of that rule change could also materially adversely affect our ability or willingness to restructure or to conduct our existing electronic trading business in a competitive manner while still preserving the exercise right of our Full Members.

   The Chicago Board Options Exchange has historically been extremely aggressive in challenging the validity of the exercise right of our Full Members. We cannot assure you that it will not take other actions in the future to interfere with the exercise right or that it will not otherwise be successful in terminating the exercise right or preventing Full Members from exercising such right in the future.

   Furthermore, because the Chicago Board Options Exchange is attempting to impose new conditions on the exercise right pursuant to its proposed rule change with the SEC, we may take certain actions designed to preserve the exercise right, which could materially adversely affect our ability to execute our business strategies and achieve our business objectives.

 Certain Members Have Filed a Complaint in Illinois State Court Challenging the Proposed Allocation of Shares in For-Profit CBOT

   Certain Associate Members, GIMs, IDEMs and COMs have instituted litigation in Cook County Circuit Court against certain individual Full Members and a proposed class of all Full Members alleging that the proposed allocation of equity in For-Profit CBOT as part of the restructuring transactions unfairly favors Full Members to the detriment of Associate Members, GIMs, IDEMs and COMs. The individual plaintiffs seek to represent a class of all Associate Members, GIMs, IDEMs and COMs, and have requested, among other things, that the court enjoin Full Members from voting in favor of the allocation contemplated by the restructuring transactions and that the court declare a fair and equitable allocation of shares among the members. The individual defendants have moved to compel arbitration under the CBOT's rules and regulations and to stay the court proceedings. Although we believe that the plaintiffs' position is without merit and intend to vigorously defend the suit on behalf of the individual defendant Full Members, we cannot assure you that the court will stay proceedings and compel the parties to arbitrate the dispute under the CBOT's rules and regulations or that the plaintiffs will not succeed in preventing or delaying the vote which is the subject of this proxy solicitation or in altering the proposed allocation of equity in the restructuring transactions. For more information, see "Our Business--Legal Proceedings-- Minority Member Litigation."

 We Have Not Determined or Received Any Opinion Regarding the Value of the CBOT Before or After the Restructuring Transactions or the Value of the Securities You Will Receive in the Restructuring Transactions Compared to the Value of the Memberships You Currently Own

   We have not determined the value of the CBOT in its current form as a mutual organization or its value as a for-profit corporation after the restructuring transactions, nor have we determined the value of the securities that will be issued in respect of memberships in the restructuring transactions. The fairness opinions that we have received from William Blair and from Arthur Andersen are limited in scope and do not address either of the foregoing valuation matters. Accordingly, we can give you no assurance that the value of For-Profit CBOT will be at least equal to the value of the CBOT as a mutual organization or that the value of the securities of For-Profit CBOT issued to you in the restructuring transactions will be at least equal to the value of the corresponding memberships in the CBOT that you currently own.

 The Allocation of the Equity in For-Profit CBOT Contains an Element of Uncertainty

   The Independent Allocation Committee and our board of directors considered a number of factors in determining the allocation of equity in For-Profit CBOT among the existing CBOT members in connection with the restructuring transactions. The Independent Allocation Committee based its conclusions on a combination of factors including, among other things, relative voting rights, relative liquidation rights, the allocation of partnership interests in connection with the formation of Ceres, membership or seat prices and contract volumes. There are other equity allocation methods that could be applied and, if applied, might produce different results. However, the Independent Allocation Committee and our board of directors have determined that the proposed allocation will accomplish a fair allocation of the Class A common stock in For-Profit CBOT among the members in respect of their memberships. See "The Restructuring Transactions--Independent Allocation Committee of the Board" for more information regarding the Independent Allocation Committee and the allocation methodology.

   Certain members of the CBOT have initiated litigation against certain Full Members in the Cook County Circuit Court challenging our allocation determination. For more information regarding this litigation, see "--Certain Members Have Filed a Complaint in Illinois State Court Challenging the Proposed Allocation of Shares in For-Profit CBOT" above and "Our Business--Legal Proceedings--Minority Member Litigation."

 Your Voting Rights Will Change as a Result of the Restructuring Transactions and Full Members Will Experience Dilution in Their Relative Voting Powers

   As a result of the allocation of Class A common stock among members in connection with the restructuring transactions, Full Members will experience dilution of their voting power relative to the voting power of Associate Members, GIMs, IDEMs and COMs. This is a material change in your voting rights. Our current certificate of incorporation and bylaws provide that the Full Members are entitled to one vote per membership and Associate Members are entitled to one-sixth of one vote per membership on all matters subject to a membership vote, while GIMs, IDEMs and COMs do not have the right to vote on any matters. Upon completion of the restructuring transactions, except as otherwise required by the For-Profit CBOT certificate of incorporation, the terms of any preferred stock or Delaware law, each share of Class A common stock will generally be entitled to vote on all matters submitted to stockholders for a vote, other than certain limited matters for which the holders of Series B-1 and Series B-2 shares of Class B common stock have voting power. Holders of Series B-1 and B-2 shares of Class B common stock will generally be entitled to vote only on specified matters that would adversely affect certain core rights relating to the trading rights and privileges associated with the Class B common stock. To the extent that they remain holders of Class A common stock, GIMs, IDEMs and COMs, who do not currently have voting rights in the CBOT, will be entitled as Class A common stockholders to vote on all matters submitted to the stockholders for a vote, other than certain limited matters for which the holders of Series B-1 and B-2 shares of Class B common stock will have voting power. In addition, under Delaware law, holders of Class B common stock may under certain circumstances be entitled to a class or series vote in connection with certain amendments to the certificate of incorporation. See "Description of Capital Stock--Description of Common Stock--Special Class and Series Voting Rights." See "The Restructuring Transactions--Independent Allocation Committee of the Board" and "Description of Capital Stock."

 Your Relative Liquidation Rights Will Change as a Result of the Restructuring Transactions and Full Members and GIMs Will Experience Dilution in Their Relative Liquidation Rights

   As a result of the allocation of Class A common stock among members in connection with the restructuring transactions, Full Members and GIMs will experience dilution of their liquidation rights in For-Profit CBOT relative to the liquidation rights of Associate Members, IDEMs and COMs. Our current certificate of incorporation and bylaws provide that the members would share in the proceeds upon liquidation in a ratio of 1.000 : 0.167 : 0.111 : 0.005 :
0.005 to each Full Member, Associate Member, GIM, IDEM and COM, respectively. This represents an implied allocation among Full Members, Associate Members, GIMs, IDEMs and COMs as follows: 6.00 : 1.00 : 0.67 : 0.03 : 0.03. Upon completion of the restructuring transactions, For-Profit CBOT common stockholders will have the right to share in the proceeds of liquidation of For-Profit CBOT pro rata on the basis of the number of shares of common stock owned.

   Accordingly, upon completion of the restructuring transactions and without giving effect to any conversion of Series A convertible preferred stock received by Ceres limited partners in exchange for their limited partnership interests or the nominal equity interests, including liquidation rights, represented by the Class B common stock, the proceeds upon liquidation would be shared among For-Profit CBOT common stockholders in accordance with the ratio used to allocate equity in For-Profit CBOT pursuant to the restructuring transactions, which is 5.0 : 1.0 : 0.5 : 0.06 : 0.07 to each Full Member, Associate Member, GIM, IDEM and COM, respectively. This will increase somewhat the liquidation rights of stockholders who are now Associate Members, IDEMs and COMs and will reduce in a corresponding manner the relative liquidation rights of stockholders who are now Full Members and GIMs. See "The Restructuring Transactions--Independent Allocation Committee of the Board" and "Description of Capital Stock."

 There is Substantial Uncertainty as to the Effect the Restructuring Transactions Will Have on the Application of Our Rule Concerning Claims Against the Proceeds of a Transfer of a Membership After the Restructuring Transactions

   Under our current rules and regulations, proceeds from the transfer of a membership are subject to certain prior claims of other members against the seller of that membership. After the restructuring transactions, there will be substantial uncertainty concerning the application of this rule in the context of a demutualized exchange. The restructuring transactions will result in the CBOT members becoming stockholders of a stock, for-profit corporation. Absent special circumstances, proceeds from the transfer of shares of Class A common stock will not be subject to the prior claims of the holders of Class B common stock unless and to the extent that such holders have otherwise perfected a security interest in the transferred shares of Class A common stock, such as by receiving a pledge of such shares. The rules and regulations of For-Profit CBOT will provide that the proceeds of any transfer of shares of Class B common stock will be subject to the same priority of payments provision that is currently applicable to the transfer of CBOT memberships. However, we are not aware of any court that has considered the enforceability of such a provision in the context of a security issued by a demutualized exchange, including where the security is associated with membership trading rights and privileges. Accordingly, there is substantial uncertainty as to whether the priority of payments provision would be enforced in accordance with its terms. As a result, we cannot provide you any assurances as to the continued enforceability of this priority of payments provision after completion of the restructuring transactions.

 Our Business May Be Materially Adversely Affected if We Do Not Timely Complete the Restructuring Transactions

   If we fail to complete the restructuring transactions substantially in a timely fashion, our business may be materially adversely affected. Specifically, we believe that we would likely be significantly less capable of making decisions on important issues in an expeditious manner, responding rapidly to the technological innovations currently shaping the derivatives markets, maximizing the value of our organization or achieving the other benefits we expect to achieve in connection with the restructuring transactions, all of which are important to our business strategy. Although we currently plan to complete the restructuring transactions as promptly as reasonably practicable following satisfaction of all conditions, we cannot assure you as to whether or when implementation of the restructuring transactions will occur. This means that we cannot assure you that we will obtain the expected benefits or as to the timing of any such benefits. For more information about the restructuring transactions and the benefits we expect to achieve in connection with the restructuring transactions, see "The Restructuring Transactions--Background of the Restructuring Transactions-- Reasons for the Restructuring Strategy."

 We May Incur Material, Unanticipated Costs in Connection with the Restructuring Transactions

   We have already incurred substantial expenses in connection with the restructuring transactions and have planned for additional expenditures necessary for completion of the transactions. We may, however, incur additional significant costs and expenses greater than those we have planned for in connection with the restructuring transactions. We cannot assure you that these additional costs will not be material to our business.

 We Will Be Unable to Complete the Restructuring Transactions Unless We Can Obtain a Favorable Ruling from the IRS

   We have designed the restructuring transactions with the intention that neither the CBOT nor its members will recognize any gain or loss for U.S. federal income tax purposes in connection with the restructuring transactions. We filed a request for a ruling from the Internal Revenue Service on February 1, 2001 to the effect that neither the CBOT nor the individual members will recognize gain or loss as a result of the distribution of Class A common stock and Class B common stock in connection with the restructuring transactions. Because there is limited authority for the tax treatment of the demutualization aspect of our restructuring transactions, we cannot be sure that the IRS will issue the requested ruling or, if issued, that we will receive the requested ruling in the near future. Generally speaking, if the IRS issues a ruling, it is not received by the requesting company until at least four months after the initial filing of the ruling request. Moreover, this process can, under certain circumstances, take significantly longer. The receipt of a favorable IRS ruling relating to the restructuring transactions is a condition to the completion of the restructuring transactions, and we will not complete the restructuring transactions unless and until we receive the ruling. Even if we do receive the requested ruling from the IRS, any significant delay in the implementation of the restructuring transactions caused by the IRS could jeopardize our ability to achieve the expected benefits of the restructuring transactions.

 We Will Be Unable to Complete the Restructuring Transactions Unless We Can Obtain Necessary Regulatory Approvals, Including from the Commodity Futures Trading Commission

   In order to complete the restructuring transactions, we currently anticipate that the Commodity Futures Trading Commission will be asked to approve changes to our certificate of incorporation, bylaws and rules and regulations, and the CFTC will be asked to confirm that our current contract market designation will transfer to For-Profit CBOT. If these CFTC approvals and any other necessary regulatory approvals and authorizations cannot be obtained, we may not be able to complete the restructuring transactions and any delay in the implementation of the restructuring transactions caused by the CFTC or other regulators may jeopardize the expected benefits of the restructuring transactions. Generally speaking, we currently expect that it could take several months to receive the necessary approvals from the CFTC. We cannot assure you that the CFTC and other regulatory approvals will be obtained in connection with the restructuring transactions or, if obtained, that the approvals will be timely received.

 Class A Common Stockholders of For-Profit CBOT May Support Decisions That Are Contrary to the Interests of Class B Common Stockholders

   Following completion of the restructuring transactions, it will be possible for persons who are not holders of Class B common stock, and therefore are not entitled to and do not utilize trading rights and privileges in For-Profit CBOT, to hold voting securities of For-Profit CBOT, either as a result of future capital raising activities, if any, or as a result of the sale or transfer of the shares of Class A common stock to be issued in the restructuring transactions after expiration of applicable transfer restrictions. In addition, the holders of shares of Class B common stock will not have the right to vote on matters generally submitted for a vote of common stockholders, including the right to elect directors. Because holders of Class A common stock may have solely an economic interest in For-Profit CBOT and no interest in the trading opportunities made available by the demutualized exchange, they may be more likely to seek to maximize the long-term enterprise value of For-Profit CBOT rather than to enhance the trading opportunities available to the holders of Class B common stock who meet the applicable membership and eligibility criteria. This could lead to decisions or outcomes that are contrary to the interests of Class B common stockholders.

 The Absence of a Prior Public Market Limits Our Ability to Predict Whether and to What Extent a Public Market Will Develop in Our Shares

   Immediately after the restructuring transactions, all of the common stock of For-Profit CBOT will be held by the members of our organization. There will be no outside investors in For-Profit CBOT's common stock and no market for such stock at that time. Because we are not offering any shares to outside investors at this time, we have not undertaken the traditional marketing activities associated with bringing a company to the public markets. Moreover, we have no current plans to undertake such activities or to list our shares on a stock exchange. We do not know whether third parties will find our shares to be an attractive investment, or whether firms will be interested in making a market in our stock. Consequently, we cannot assure you that any trading market for any shares of our capital stock will develop or, if one or more develops, how strong it may be.

 We Cannot Assure You That an Orderly Market in Our Common Stock Will Develop

   We have imposed transfer restrictions for the shares of Class A common stock, which will generally expire 180 days following completion of the restructuring transactions, in order to encourage the development of an orderly market in our common stock. We cannot give any assurance that these restrictions will achieve their intended purpose. In addition, if our stockholders sell a large number of shares of Class A common stock upon the expiration of some or all of the transfer restrictions, the market prices for our common stock could decline significantly.

 The Market Prices for Our Shares May Fluctuate Widely and Trade at Prices Below the Recent Price of the Memberships That the Shares Replace

   The market prices of the shares of Class A common stock, Class B common stock and Series A convertible preferred stock received by you in the restructuring transactions may fluctuate widely. Factors causing these fluctuations will include our perceived prospects, the prospects of the financial and futures industries and exchanges in general, differences between our actual financial and operating results and those expected by investors. In addition, the value of shares of Class B common stock is likely to be driven primarily by the perceived value, and the demand for, the related trading rights and privileges including, among other things, the Chicago Board Options Exchange exercise right. Changes in general economic or market conditions and broad market fluctuations may influence the market prices for our stock. As a result, the shares of Class A common stock, Class B common stock and Series A convertible preferred stock may trade at prices significantly below the price of the CBOT memberships and Ceres limited partnership interests in respect of which they were issued.

 Holders of Series A Convertible Preferred Stock May Never Receive Shares of Class A Common Stock of For-Profit CBOT in Exchange for Their Series A Convertible Preferred Stock

   In connection with the reorganization of our electronic trading business, members who hold limited partnership interests in Ceres will receive shares of For-Profit CBOT's Series A convertible preferred stock pursuant to the Ceres merger. One component of the overall value of the Series A convertible preferred stock will be the right of the holder to convert such stock into shares of Class A common stock of For-Profit CBOT at any time on or after the date on which either For-Profit CBOT or the company operating our electronic trading business completes a qualified underwritten public offering of its common stock. In addition, we may redeem all or part of the Series A convertible preferred stock at any time, and we will be required to redeem all of the Series A convertible preferred stock upon the separation of the electronic trading business from For-Profit CBOT. In each case, the redemption may be for any of cash, property or securities, including shares of Class A common stock or shares of capital stock of eCBOT, as determined by the board of directors of For-Profit CBOT. For more information regarding this convertibility feature and the redemption terms, see "Description of Capital Stock--Preferred Stock--Series A Convertible Preferred Stock." However, we currently have no plan to take any action that would give rise to any such conversion right or redemption obligation with respect to the Series A convertible preferred stock, and we cannot assure you that we will ever take any such action. In addition, even if the Series A convertible preferred stock becomes convertible, the board of directors of For-Profit CBOT may elect to redeem such shares for consideration other than shares of Class A common stock. As a result, holders of Series A convertible preferred stock may never have the opportunity to obtain shares of Class A common stock in exchange for their shares of Series A convertible preferred stock.

Risks Relating to Our Business

   Our business, and the value of the stock to be issued by For-Profit CBOT, are subject to the following risks, which include risks relating to the industry in which we operate.

 We May Be Unable to Meet Our Future Capital and Liquidity Requirements

   Due primarily to lower than historical volumes in our open outcry trading market and the significant capital expenditures relating to the development and launch of our newly established electronic trading system and the support of our open outcry system, we had a working capital deficit for year-end 2000 of about $24 million. We cannot assure you that we will be able to meet our future capital expenditure requirements or that we will be able to secure any additional financing to meet our working capital and capital expenditure requirements. For more information regarding these and other factors affecting our liquidity, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

 As a Result of Reductions in Our Workforce, We May Lack Sufficient Personnel to Run For-Profit CBOT

   We have experienced a significant reduction in staffing over the last two years. In 2000, the number of our employees decreased by 143, which represented about a 16% reduction in our total workforce. We cannot assure you that we will be able to successfully run our business with this reduced number of employees. We may desire or need to recruit additional employees. However, we cannot assure you that we can successfully recruit these persons.

 Our Decision to Operate Both Pit-Based, Open Outcry Trading and Electronic Trading, Including Our Commitment to Maintain Open Outcry Markets, May Materially Adversely Affect Our Operating Costs, Markets and Profitability.

   It is expensive in terms of costs and management and other resources to continue operating two trading systems for the same products. Our current business strategy involves the operation of both pit-based, open outcry trading and electronic trading systems for our products. In addition, the certificate of incorporation of For-Profit CBOT will contain a provision requiring For-Profit CBOT to maintain current open outcry markets so long as each such market is deemed liquid under the terms of the certificate of incorporation unless the discontinuance of any such market is approved by the holders of Series B-1 and Series B-2 shares of Class B common stock. As a result, we will be obligated under the terms of our certificate of incorporation to provide financial and other support to these markets. We may not have sufficient resources to adequately fund or manage both trading systems. This may result in resource allocation decisions that adversely impact one or both systems. Also, if we continue to operate both trading systems, liquidity on each may be less than the liquidity on a competitive unified trading system, making our trading systems less attractive and less competitive. As a result, our total revenues may be lower than if we operated only open outcry trading or only electronic trading. Moreover, to the extent that we continue to operate two trading systems, our board and management may make decisions which are designed to enhance the continued viability of two separate trading systems. These decisions may have a negative impact on the overall competitiveness of each trading system.

 We are Subject to Certain Risks Associated with the Globalization of Our
Business

   We expect that the expansion of our electronic markets will increase the portion of our business that is generated from outside the United States. We have entered into a strategic alliance with the Eurex Group, a Swiss-German group that operates the world's largest derivatives exchange, and that alliance may be expanded to include other exchanges inside and outside the United States. The globalization of our business presents a number of inherent risks, including, among other things, the following:

  . potential difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

  . the evolving global tax treatment of electronic commerce, and the possibility that foreign governments could adopt onerous or inconsistent tax policies with respect to taxation of products traded on our markets or of the services that we provide;

  . tax rates in certain foreign countries may exceed those of the United
    States and foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

  . listed derivatives markets are regulated in most developed nations, and it may be impractical for us to secure or maintain the regulatory approvals necessary for our markets to be accessible from one or more nations;

  . certain of our expenses are denominated in foreign currencies, including expenses relating to the a/c/e system denominated in euros, which exposes us to the risk of fluctuating exchange rates and we may not fully eliminate this risk through our hedging activity;

  . general economic and political conditions in the countries from which our markets are accessed may have an adverse effect on our trading from those countries; and

  . it may be difficult to enforce our intellectual property rights in certain foreign countries.

   As we expand our business globally, our success will be dependent, in part, on our ability to anticipate and manage these and other risks effectively. We cannot assure you that these and other factors will not have a material adverse effect on our business as a whole.

 We May Not Be Successful in Executing our Electronic Trading Strategy

   We have committed substantial resources to develop our electronic trading capabilities. Together with the Eurex Group, we recently implemented the a/c/e system for electronic trading. In implementing this system, we balanced the desire to maximize system functionality against the associated costs, in both capital expenditure and time to market. While we believe these decisions will benefit our electronic trading capabilities, we cannot assure you these initiatives will be successful. For instance:

  . contract volume may be lower than the break-even volume on which we budgeted costs for the a/c/e system, either because overall volume was lower than our projections, because the portion of volume traded electronically was lower than we projected or because our market share was lower than we projected;

  . holders of Class B common stock and other stockholders in For-Profit CBOT who may have an interest in retaining open outcry trading, may be successful in voting to block the further execution of aspects of our electronic trading strategy that could involve changes that would adversely affect the core rights of the Class B common stock that otherwise must be approved by the Series B-1 and Series B-2 Class B common stockholders;

  . competitors that offer systems capable of 24-hour trading, with world-wide capacity and greater access to customers may gain a competitive advantage over the a/c/e system, which has not yet achieved this capability; and

  . users may prefer the features and technology of other systems or products of other exchanges over ours.

 We Are Subject to Certain Risks Relating to the Operation of an Electronic Trading Market

   The foundation of our electronic trading strategy is our alliance with the Eurex Group. We have a perpetual license to use the base software and, with Deutsche Borse AG and the Swiss Stock Exchange, we own and have the right to use certain modifications to that software. If our alliance with the Eurex Group is terminated, our agreements provide for the provision of transition services while we find another technology platform and/or provider. However, we cannot assure you that we would be able to replace this technology in a timely or cost-effective manner. In addition, we cannot assure you that the Eurex Group would provide such transition services if the alliance is terminated as a result of a party's breach of such agreements.

   We are subject to risks relating generally to the provision of electronic transaction services which include our failure or inability to:

  . purchase, develop or implement new, enhanced or updated versions of electronic trading software;

  . attract independent software vendors to write front-end software that effectively accesses our electronic trading system;

  . increase the number of devices, e.g., trading and order routing terminals, capable of sending orders to our floor and to our electronic trading system; and

  . respond effectively to technological developments or service offerings by competitors.

If our electronic trading operations are not successful, our business or future financial condition or operating results could be materially adversely affected.

 Because We Do Not Control the Joint Venture, We Are Dependent Upon the Cooperation of Our Joint Venture Partners

   Our alliance with the Eurex Group involves significant risks. We cannot give any assurance that the Eurex Group will share our views or long-term strategic goals with respect to the development of electronic trading. The joint venture operating agreement is not yet signed and is not likely to be finished until decisions are made regarding its structure and functions. Although we have a perpetual license to the base software and, with Deutsche Borse AG and the Swiss Stock Exchange, own and have the right to use certain modifications to the software that have been created to the present date, the alliance has outsourced the operation of the system to Deutsche Borse Systems AG, a subsidiary of Deutsche Borse AG. As a result, we will also be dependent upon our venture partners for the day-to-day operation of the a/c/e system.

 Our Decision Not to Fund the Development of Certain Upgrades to the a/c/e System Could Significantly Harm Our Electronic Trading Operations

   A principal objective of the agreements relating to our alliance with the Eurex Group is the development of updates and enhancements to the common source code for the software that operates the electronic markets of CBOT and Eurex. The parties' general agreement to share the cost of this development and to deploy sufficient resources to achieve this objective is subject to a party's unilateral right to decline to accept and pay for an enhancement, in which case it would forego the right to use that enhancement until it reimburses the other party for one-half of the costs relating to the development of the update. We were granted a perpetual royalty-free license to the Eurex Release 2.0 software on October 1, 1999, and we have paid for or agreed to pay for certain other modifications that have been made to the software since September 1998.

   Our financial resources have been depleted as a result of, among other things, lower trading volumes in 2000 and the substantial expenditures necessary to launch and operate the a/c/e system and support our open outcry system. In order to conserve our financial resources, we have declined to participate in the next release of the a/c/e software, a/c/e Release 2.0. This means that we will forego the right to use the enhancements planned for that release. We currently expect the Eurex Group to proceed on its own with this development. We have the right to acquire the right to use the enhancements contained in a/c/e Release 2.0 by reimbursing Deutsche Borse AG and the Swiss Stock Exchange for one-half of their development costs, but we may not be in a position to do that if our liquidity position does not improve in 2001. Our decision could delay the achievement of common source code, which was expected to create efficiencies for us, Eurex and its common users, may delay the implementation of enhancements that may be necessary for the a/c/e system to remain competitive with other electronic trading systems and may affect the nature of our relationship with our joint venture partners.

 Intense Competition Could Materially Adversely Affect Our Market Share and Financial Performance

   The futures industry is highly competitive. Many of our competitors and potential competitors are more established or have greater financial resources than we do. We expect that competition will intensify in the future as a result of continuing consolidation in the futures exchange industry and the increasing automation of risk management services. Many of our competitors also have greater marketing capabilities and financial, technological and personnel resources.

   Competitive pressures may cause us to re-evaluate our current business model and strategy. For example, in an industry where substantially all derivatives are traded electronically, the concept of an open-outcry exchange, including the services we provide and our sources of revenue, may change swiftly and substantially. Increased development of the electronic trading markets could increase substantially competition for some or all of the products and services we currently provide.

   In addition, our competitors may:

  . respond more quickly to competitive pressures due to their corporate governance structures, which may be more flexible and efficient than our corporate-governance structure;

  . develop similar products that are preferred by our customers;

  . develop non-traditional alternative risk transfer products that compete with our products;

  . price their products and services more competitively;

  . develop and expand their network infrastructures and service offerings more efficiently;

  . adapt more swiftly to new or emerging technologies and changes in client requirements;

  . utilize better, more user-friendly and more reliable technology;

  . take greater advantage of acquisitions, alliances and other opportunities;

  . more effectively market, promote and sell their products and services;

  . better leverage existing relationships with clients and strategic partners or exploit better recognized brand names to market, distribute and sell their services; and

  . exploit regulatory disparities between traditional, regulated exchanges and alternative markets that benefit from a reduced regulatory burden and a lower-cost business model.

   Our current and prospective competitors are numerous and include securities exchanges, futures and options exchanges, market data and information vendors, electronic communications networks, crossing systems and similar entities, consortia of large customers and some of our clearing member firms and interdealer brokerage firms. We may also face competition from computer software companies and media and technology companies. The number of businesses providing Internet-related financial services, which are sometimes referred to as "e-commerce" businesses, has grown rapidly, and other companies have entered into, or are forming, joint ventures or consortia to provide services similar to those provided by us. Further, many of our competitors are already for-profit companies with modern corporate governance structures that enable them to make decisions more quickly and efficiently and enhance their overall competitiveness. For more information concerning the competitive nature of our industry and the challenges we face, see "Our Business--Competition."

 We Are Dependent Upon the Clearing Services of the Board of Trade Clearing Corporation

   Currently, all of the contracts traded on the CBOT and on our wholly owned subsidiary, the MidAmerica Commodity Exchange, are cleared through the Board of Trade Clearing Corporation. The Board of Trade Clearing Corporation has agreements with our clearing members to provide clearing services and data processing with respect to transactions on the CBOT and the MidAmerica Exchange. Although the Board of Trade Clearing Corporation has agreed to provide its services to our clearing members, you should be aware that the loss of any of its services with respect to transactions on the CBOT may have a material adverse effect on our operations. In addition, the Board of Trade Clearing Corporation has entered into arrangements to provide clearing services to parties unaffiliated with the CBOT. As a result, the CBOT may experience some loss of service as a result of the Board of Trade Clearing Corporation's reallocation of resources, which could also have a material adverse effect on our operations. We cannot assure you that we will be able to obtain alternative clearing and data processing arrangements in a timely or cost-effective manner.

 We Have No Written Contract For Clearing Services With Our Clearing
 Organization

   We believe that the services of the Board of Trade Clearing Corporation to our clearing members provide us with a competitive advantage as the only futures and options on futures exchange whose contracts are cleared through an entity with a "AAA" rating by Standard & Poor's. However, we currently do not have a contract with the Board of Trade Clearing Corporation that would obligate it to continue to provide its clearing services to our clearing members. Although we intend to enter into such a contract with the Board of Trade Clearing Corporation, we cannot assure you that we will be successful in this regard.

 Computer and Communications Systems Failures and Capacity Constraints Could Harm Our Reputation and Our Business

   Our failure to operate, monitor or maintain our computer systems and network services or, if necessary, to find a replacement for our technology in a timely and cost-effective manner could have a material adverse effect on our reputation, business, financial condition and operating results. We rely and expect to continue to rely on third parties for various computer and communications systems, such as telephone companies, on-line service providers, data processors, clearance organizations and software and hardware vendors. Our systems or those of our third party providers may fail, causing one or more of the following effects:

  . unanticipated disruptions in service to customers;

  . slower response times;

  . delays in trade execution;

  . decreased customer satisfaction;

  . incomplete or inaccurate accounting, recording or processing of trades;

  . financial losses;

  . security breaches;

  . litigation or other customer claims; and

  . regulatory sanctions.

   We cannot assure you that we will not experience system failures, outages or interruptions that will materially adversely affect our business. Any failures that cause an interruption in service or decrease our responsiveness, including failures caused by customer error or misuse of our systems, could impair our reputation, damage our brand name and have a material adverse effect on our business, financial condition and operating results.

 We May Not Effectively Manage Our Growth

   We intend to develop and expand our business, including both our open outcry and electronic trading systems. This growth may place a significant strain on our management, personnel, systems and resources. We must continue to improve our operational and financial systems and managerial controls and procedures, and we will need to continue to expand, train and manage our technology workforce. We must also maintain close coordination among our technology, compliance, accounting, finance, marketing and sales organizations. We cannot assure you that we will manage our growth effectively, and failure to do so could have a material adverse effect on our business, financial condition and operating results.

 We May Not Be Able to Keep Up With Rapid Technological Changes

   To remain competitive, we must continue to enhance and improve the responsiveness, functionality, accessibility and features of our proprietary software, network distribution systems and other technologies. The financial services and e-commerce industries are characterized by rapid technological change, changes in use and customer requirements and preferences, frequent product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render obsolete our existing proprietary technology and systems. Our success will depend, in part, on our ability to:

  . develop or license leading technologies useful in our business;

  . enhance our existing services;

  . develop new services and technology that address the increasingly sophisticated and varied needs of our existing and prospective clients; and

  . respond to technological advances and emerging industry standards and practices on a cost- effective and timely basis.

We cannot assure you that we will be able to successfully implement new technologies or adapt our proprietary technology and transaction-processing systems to customer requirements or emerging industry standards. We cannot assure you that we will be able to respond in a timely manner to changing market conditions or customer requirements, and a failure to so respond could have a material adverse effect on our business, financial condition and operating results.

   We have decided not to participate in the development of the next set of upgrades to the a/c/e system, which means that we will not have a license to use those upgrades. We cannot assure you that our decision will not materially delay the implementation of technical upgrades necessary for the a/c/e system to remain competitive with other exchanges. For more information on our decision not to participate in the development of system upgrades, see "--Our Decision Not to Fund the Development of Certain Upgrades to the a/c/e System Could Significantly Harm Our Electronic Operations."

 Declines in the Global Financial Markets May Materially Adversely Affect Our Business

   Adverse economic and political conditions may cause declines in global financial markets and may affect our operating results. The global financial services business is, by its nature, risky and volatile and is directly affected by many national and international factors that are beyond our control. Any one of these factors may cause a substantial decline in the U.S. and global financial services markets, resulting in reduced trading volume. These events could materially adversely affect our business. These factors include:

  . economic and political conditions in the United States and elsewhere in the world;

  . wavering institutional/consumer confidence levels;

  . the availability of cash for investment by mutual funds and other wholesale and retail investors; and

  . legislative and regulatory changes.

 Strategic Alliances May Not Generate Increased Trading in Our Electronic Marketplaces

   We currently believe that strategic alliances will play an important role in our long-term success. For example, we believe that our alliance with the Eurex Group will enable us to offer a wider portfolio of products, expand into cash markets and increase customer reach by obtaining access to our strategic partners' distribution network and allowing us to offer products to the strategic partners' customers. We cannot assure you that our alliance with the Eurex Group or any other alliance of ours will generate the increased trading volumes we are seeking.

   Through our alliance with the Eurex Group, we may enter into arrangements or alliances with others. Some of these alliances may be intended to generate increased trading volume at CBOT, and in other cases, alliances may provide operating services to exchange clients in exchange for a fee. We cannot assure you that we will be successful in either developing, or fulfilling the objectives of, any such alliance. Our participation in these alliances may strain our resources and may limit our ability to pursue other strategic and business initiatives.

 Our Business is Subject to Risks Related to our Real Estate Holdings

   Revenue from our building services operations represented about 12% of our operating revenue in 2000. Lower occupancy rates, market rental rates and non-renewal of leases by tenants could have a material adverse effect on our future business services revenue, overall financial condition and operating results. Any decrease in leased space from our six largest tenants could also affect future building service revenue if there is no corresponding demand for the vacated office space. Furthermore, most of our tenants are engaged in businesses that are directly or indirectly related to the brokerage/trading industry or related areas of financial services and adverse business conditions affecting those businesses could have a material adverse effect on our occupancy rates and building services revenues.

Risks Relating to Regulation and Litigation

   We are subject to the following risks in connection with the regulation of, and litigation relating to, our business.

 We May Not Be Able to Maintain Our Self-Regulatory Responsibilities

   Some financial services regulators have publicly stated their concerns about the ability of a financial exchange, organized as a for-profit corporation, to adequately discharge its self-regulatory responsibilities. Our regulatory programs and capabilities contribute significantly to our brand name and reputation. Although we believe that we will be permitted to maintain these responsibilities, we cannot assure you that we will not be required to modify or restructure our regulatory functions in order to address these or other concerns. Any such modifications or restructuring of our regulatory functions could entail material costs, which we have not currently planned for.

 We Are Subject to Significant Risks of Litigation

   Many aspects of our business involve substantial risks of liability. Dissatisfied customers frequently make claims regarding quality of trade execution, improperly settled trades, mismanagement or even fraud against their service providers. We may become subject to these claims as the result of failures or malfunctions of systems and services provided by us. We could incur significant legal expenses defending claims, even those without merit. Although the Commodity Exchange Act and our CFTC-approved disclaimer and limitation of liability rules offer us some protections, an adverse resolution of any lawsuits or claims against us could have a material adverse effect on our reputation, business, financial condition and operating results.

   We are subject to litigation in which the plaintiffs are seeking significant monetary recovery from the CBOT. See "Our Business--Legal Proceedings--Patent Rights Litigations" and "--Soybean Antitrust Litigation." We cannot assure you that we will be successful in defending these matters and any resulting judgment could have a material adverse impact on our financial condition. In addition, we are subject to legal proceedings and claims as a result of the restructuring transactions. See "Our Business--Legal Proceedings--Minority Member Litigation" and "--Chicago Board Options Exchange Litigation and Proposed Rule Changes."

 Any Infringement by Us on Patent Rights of Others Could Result in Litigation and Could Materially Adversely Affect Our Operations

   Our competitors as well as other companies and individuals may obtain, and may be expected to obtain in the future, patents that concern products or services related to the types of products and services we offer or plan to offer. We cannot assure you that we are or will be aware of all patents containing claims that may pose a risk of infringement by our products, services or technologies. In general, if one or more of our products, services or technologies were to infringe patents held by others, we may be required to stop developing or marketing the products, services or technologies, to obtain licenses to develop and market the services from the holders of the patents or to redesign the products, services or technologies in such a way as to avoid infringing on the patent claims. If we were unable to obtain these licenses, we may not be able to redesign our products, services or technologies to avoid infringement, which could materially adversely affect our business, financial condition and operating results.

   We have been named as a defendant in a lawsuit which alleges that we have infringed a U.S. patent entitled "Automated Futures Trade Exchange." For more information, see "Our Business--Legal Proceedings--Patent Rights Litigation."

 Misconduct Could Harm Us and is Difficult to Detect

   Although we perform significant self-regulatory functions, there have been a number of highly publicized cases involving fraud or other misconduct in the futures industry in recent years. We run the risk that Class B common stockholders, or "members", and other persons who use our markets will engage in fraud or other misconduct, which could result in regulatory sanctions and serious reputational harm. It is not always possible to deter misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases.

 The Existing Legal Framework for Our Industry Has Been Modified to Lower Barriers to Entry and Decrease Continuing Regulatory Costs for Competitors

   We are heavily regulated by the Commodity Futures Trading Commission under the authority provided under the Commodity Exchange Act and by other federal agencies. The CFTC is a "sunset agency," which means that it must be periodically reauthorized by legislation. In 2000, Congress reviewed the Commodity Exchange Act in the context of its regular reauthorization process. That review resulted in the enactment of the Commodity Futures Modernization Act of 2000. The Commodity Futures Modernization Act amends the Commodity Exchange Act to reduce regulatory requirements and thereby permits additional competition from existing or new markets or from dealers in derivative instruments.

   The Commodity Futures Modernization Act also will facilitate over-the-counter derivative transactions and the development of other transaction execution facilities with lesser regulatory compliance and lesser regulatory oversight than exchanges have traditionally faced. Some of those facilities may have no regulatory compliance requirements and regulatory oversight. These facilities may compete for our major customers and may reduce our volume or fees we are able to charge. For more information about potential changes in our regulatory environment, see "Our Business--Regulation--Changes in Existing Laws and Rules."

Risks Relating to Changes in Our Corporate Governance

   The following risks relate to changes in our certificate of incorporation, bylaws and rules and regulations that will occur as part of the restructuring transactions.

 Substantial Elimination of the Petition Process and Other Changes to Our Certificate of Incorporation and Bylaws Will Significantly Reduce the Influence of the Members in the Management of For-Profit CBOT

   The amendment of our certificate of incorporation and bylaws as part of the restructuring transactions will substantially reduce the members' authority to control changes to our bylaws, which currently include our rules, through use of the petition process. Following completion of the restructuring transactions, the rules will no longer be part of our bylaws and the sole and exclusive authority to adopt, repeal and amend rules and regulations will generally be vested in our board of directors, subject to the rights of holders of Series B-1 and Series B-2 shares of Class B common stock with respect to certain core rights associated with the trading rights and privileges of Class B common stockholders. This means that the stockholders of For-Profit CBOT will generally not have the authority to adopt, repeal or amend the rules and regulations. In addition, stockholders of For-Profit CBOT will only be able to submit proposals to amend the bylaws for a vote at the annual meeting of For-Profit CBOT in accordance with its bylaws, which will generally require advance notice of any proposal not less than 45, nor more than 75, days in advance of the first anniversary of the mailing of proxy materials for the preceding year's annual meeting. Any stockholder proposal to adopt, repeal or amend the bylaws will require the approval of two-thirds of the voting power of the stockholders of For-Profit CBOT entitled to vote generally in the election of directors. In addition, stockholders will not have authority to call special meetings of stockholders or take action by written consent of stockholders. These changes will significantly reduce the influence of our members and may lead to decisions and outcomes that differ from those made under our current certificate of incorporation, bylaws and rules and regulations.

   This significant reduction in the ability of our members to participate in the day-to-day management and operations of For-Profit CBOT may make our organization less attractive to our current members. As a result, they may seek to conduct their business at, or obtain membership in, one or more other exchanges. A loss or material diminution of member trading activity could negatively impact liquidity and trading volumes in our products. A material reduction in the aggregate capital provided by our clearing members to guarantee trades by them and their customers could lead to a reduction in trading activity on our exchange, and make it more difficult for us to generate revenue or to sustain growth.

 Changes in Our Corporate Governance Will Eliminate Many Member-Dominated Committees Which Will Significantly Reduce the Influence of the Members in the Management of For-Profit CBOT

   Our current governance structure grants significant decision-making authority to various member-dominated committees, which we believe significantly reduces our ability to make strategic or executive decisions in a timely or efficient manner. It is currently expected that, subject to any applicable regulatory requirements, we will eliminate many of these committees in connection with the restructuring transactions. After completion of the restructuring transactions, our management will be given significant decision-making responsibilities, including with respect to matters currently addressed by such member-dominated committees, as well as the requisite authority to make such decisions. We currently expect that management will make decisions in a manner intended to enhance stockholder value over the long term, which may lead to decisions or outcomes that differ from the decisions and outcomes that are made by our current board of directors and committees under our current governance structure.

 Delaware Law May Protect Decisions of the Board of Directors That Have Different Effects on Class A and Class B Stockholders

   Delaware law generally provides that a board of directors owes an equal duty to all stockholders, regardless of class or series, and does not provide separate or additional duties to any particular group of stockholders. As a result of the restructuring transactions, For-Profit CBOT will have a dual-class and multiple- series common stock capital structure. Moreover, the certificate of incorporation of For-Profit CBOT will include unique provisions that are intended to protect certain core rights associated with the trading rights and privileges of Class B common stockholders, including, among other things, a commitment to maintain current open outcry markets so long as each such market is deemed liquid under the terms of the certificate of incorporation unless the discontinuance of any such market is approved by the holders of Series B-1 and Series B-2 shares of Class B common stock. Such provisions may have the effect of requiring the board of directors to make certain decisions that would benefit the holders of one or more series of Class B common stock but not the holders of Class A common stock, or which would affect the holders of one or more series of Class B common stock and Class A common stock differently.

   Accordingly, the board of directors of For-Profit CBOT may make decisions that may have the effect of benefitting one class of common stockholders over the other, or which may affect the holders of each class or series of common stock differently. Delaware law will generally protect these decisions so long as the board of directors of For-Profit CBOT acts in a disinterested, informed manner with respect to these decisions, in good faith and in the belief that it is acting in the best interests of the corporation and its stockholders generally.

 Effects of Certain Provisions Could Enable the Board of Directors to Prevent or Delay a Change of Control

   Some of the provisions of our certificate of incorporation, our bylaws and Delaware law, as well as a stockholder rights plan of For-Profit CBOT, if adopted, could, together or separately:

  . discourage potential acquisition proposals;

  . delay or prevent a change in control; or

  . limit the price that investors might be willing to pay in the future for shares of the common stock of For-Profit CBOT.

   For-Profit CBOT's certificate of incorporation and bylaws will provide, among other things, that our board of directors will be divided into three classes, which will serve for classified or staggered three-year terms, that stockholders may not take action by written consent and that special meetings of stockholders may only be called by our chairman, our president or our board. In addition, our board may issue up to 10,000,000 shares of preferred stock with rights and privileges that might be senior to issued common stock, including the Class A common stock and Class B common stock, without stockholder approval. Furthermore, we currently anticipate that the board would be asked to consider, and would likely adopt, a stockholder rights plan in connection with an underwritten public offering of its common stock, if any. These provisions could prevent or delay a change of control or could limit the price some investors might be willing to pay in the future for shares of Class A common stock and Class B common stock.

   Our board believes that these provisions will protect stockholders over the long term and ensure that stockholders receive fair compensation for their shares in the event of an unsolicited takeover attempt. Our board believes that provisions substantially similar to those that will be applicable to For-Profit CBOT have been widely adopted by other public companies.

 Our Issuance of Additional Shares of Capital Stock Will Dilute the Value of the Shares We Issue to You

   For-Profit CBOT will have a significant number of authorized but unissued shares of Class A common stock that may be issued in the future at the discretion of its board of directors, without stockholder approval. The board of directors of For-Profit CBOT may also issue additional shares of Series A convertible preferred stock or a newly created series of preferred stock which may be convertible into other shares of For-Profit CBOT, including shares of Class A common stock, without stockholder approval. In addition, we currently expect to adopt an incentive benefit plan under which stock-based awards may be made to employees of For-Profit CBOT. If we issue additional shares of Class A common stock in connection with the conversion of Series A convertible preferred stock, future acquisitions, the incentive plan or any other purpose, your equity interest in For-Profit CBOT will be diluted and the market price or value of your shares, if any, could decline. The board of directors of For-Profit CBOT is expected to consider the potential dilutive effects of any subsequent issuance of Class A common stock, or securities convertible into shares of Class A common stock, in relation to the value generated or expected to be generated in connection with their issuance. However, we cannot assure you that the board of directors of For-Profit CBOT will not authorize the issuance of additional shares of Class A common stock, preferred stock or securities convertible into shares of Class A common stock, in the future.

                         THE RESTRUCTURING TRANSACTIONS

Overview

   As a result of rapidly evolving changes in the futures industry, principally the increasing importance of electronic trading, we have determined that it is necessary to restructure our organization in order to enhance its competitiveness. Over the last several years, with the assistance of various outside advisors, we have conducted an ongoing and extensive evaluation process with respect to our need to restructure. As a result of this process, we have developed, and are proposing for your approval, a series of transactions designed to restructure the CBOT into a for-profit company.

   The restructuring transactions are designed to demutualize the CBOT into a for-profit corporation, modernize the CBOT's corporate governance structure in order to improve the efficiency of its corporate decision-making process and reorganize and consolidate our electronic trading business into our eCBOT subsidiary. We believe that the restructuring transactions will enable the CBOT to enhance its competitiveness within the futures industry, including both the open outcry and electronic trading markets.

   Also, as a for-profit company, For-Profit CBOT will have the ability to issue capital stock. This means that we will have the flexibility to continue to evaluate the CBOT ownership structure and to consider any number of value-enhancing transactions in the future, such as one or more offerings of shares of stock of For-Profit CBOT and/or our eCBOT subsidiary to the public or a complete separation of For-Profit CBOT and eCBOT. For-Profit CBOT may be able to complete certain of such transactions without stockholder approval. As a result, we may determine to pursue any number of future transactions, or no transaction at all. We currently have no plan or intention to pursue any specific transactions other than the restructuring transactions.

   We currently anticipate that we will complete the restructuring transactions as soon as reasonably practicable following membership approval of the restructuring transactions, subject to receiving a favorable ruling from the Internal Revenue Service and any required regulatory approvals from the Commodity Futures Trading Commission. However, our obligation to complete the restructuring transactions is subject to satisfaction of a number of conditions, including, but not limited to, a condition that our board of directors shall not have determined that the restructuring transactions are no longer in the best interests of the CBOT and its members or are not fair to each class of CBOT membership. For more information about the IRS ruling, CFTC approvals and other conditions to completing the restructuring transactions, see "--Regulatory Matters" and "--Conditions to Completing the Restructuring Transactions."

Background of the Restructuring Transactions

 Development of the Restructuring Strategy

   We were organized in 1848 as a voluntary, unincorporated association to serve as an open-outcry marketplace for the growing agricultural market in Chicago. In 1859, the Illinois General Assembly, by legislative act, granted us a special certificate of incorporation that incorporated our organization. In August 2000, we reincorporated in Delaware, and we currently exist as a Delaware nonstock, not-for-profit corporation.

   Now in our 153rd year of operation, we have become a leader in the domestic listed derivatives market. According to industry data as reported in Futures Industry Magazine, we had in 2000 about a 15% share of the global listed futures and options on futures market. We are the largest domestic futures exchange on the basis of contract volume and the world's second largest futures exchange behind Eurex. In addition, as the "Chicago Board of Trade," we believe that we have one of the strongest brand names in the futures industry.

   Competitive conditions in the futures industry have changed significantly in the last decade due to innovations in the computer and communications industries. As a result, maintaining our competitive position has become increasingly challenging. To meet the challenges and opportunities associated with the increasing importance of electronic trading, in 1992 we began to make our products available for electronic trading, initially, on the Globex system, and, beginning in 1994, on the Project A electronic trading system, which was operated by the electronic trading division of Ceres until August 25, 2000. On August 27, 2000, Ceres, through

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

its participation in an alliance with the Eurex Group, began to operate the a/c/e electronic trading system, which allows CBOT and Eurex members to access their respective markets from a common front end. As of December 31, 2000, total volume traded on the a/c/e/ system surpassed an aggregate of about 8.6 million contracts traded since it became operational.

   Notwithstanding the success of the Globex, Project A and other electronic trading initiatives, the Strategy Committee of our board of directors concluded in early 1999 that changes to our organizational structure were desirable in order to respond to the increasingly competitive challenges presented by electronic trading as well as other exchanges. This conclusion was adopted in a strategic plan approved by our board of directors in August 1999.

   In addition, in July 1999, our board of directors established a Restructuring Task Force, composed of directors and non-director members of the CBOT. The Restructuring Task Force was charged with developing a restructuring strategy designed to modernize our organizational structure and a corporate governance mechanism designed to position us to compete more effectively in the evolving marketplace.

   Over the following six months, the Restructuring Task Force conducted an extensive strategic analysis, assisted by the management of the CBOT, A.T. Kearney, Inc., a management consulting firm, Merrill Lynch & Co., an investment banking firm, Kirkland & Ellis, as legal counsel to the CBOT and the board of directors, and Piper Marbury Rudnick & Wolfe, as special legal counsel to the Restructuring Task Force.

   As part of this strategic analysis, the Restructuring Task Force, together with its advisors, reviewed our business, including our organizational and corporate governance structures, and current industry trends and practices. The findings of the Restructuring Task Force formed the basis for a recommendation to our board of directors, which included objectives for a restructuring strategy and a detailed business outline, including alternative organizational structures.

   In January 2000, our board of directors approved a general restructuring strategy recommended by the Restructuring Task Force, subject to the board of directors' further review, consideration and approval of the definitive terms and structure of the transactions designed to implement the strategy, which had not yet been formulated. The restructuring strategy generally contemplated the restructuring of the CBOT into two separate for-profit companies, one conducting the CBOT's open-outcry business and the other conducting the CBOT's electronic trading business, and the distribution of shares of stock in both companies to the current CBOT members. The strategy also contemplated the possibility that the electronic trading company might conduct an offering of shares of its stock to the public at or around the time of its separation from the open-outcry company.

   In addition, our board of directors at such time appointed two special committees of the board. One, the Implementation Committee, initially consisted of nine members of the board of directors and was chaired by the then current chairman of our board, David P. Brennan. The other members of the Implementation Committee were Charles P. Carey, Andrew J. Filipowski, Harold W. Lavender, Peter C. Lee, Veda Kaufman Levin, James P. McMillin, Joseph Niciforo and Michael P. Ryan. The Implementation Committee was directed to develop and recommend for the board's further review, consideration and approval the definitive terms and structure of the transactions designed to implement the restructuring strategy.

   The other special committee, the Independent Allocation Committee, was composed solely of outside or non-member directors of the board and was chaired by former Illinois Governor James R. Thompson. The other members of the Independent Allocation Committee were Dr. Robert S. Hamada, Robert H. Michel and Ralph H. Weems. Dr. Hamada and Mr. Michel ceased to serve on the Independent Allocation Committee effective January 1, 2001, concurrent with the expiration of their terms as directors of the CBOT. Since no mechanism currently exists in our certificate of incorporation, bylaws or rules and regulations for allocating ownership in our organization among members in connection with a restructuring such as the one contemplated by the board, the Independent Allocation Committee was directed to develop and recommend for the board's further review, consideration and approval an appropriate and fair allocation of value among the members of CBOT in connection with the transactions to implement the restructuring strategy, including the allocation to CBOT members of shares of stock of the new open-outcry company and the allocation to CBOT members of shares of stock in the new electronic trading company.

   The Implementation Committee continued the work of the Restructuring Task Force with assistance from the management of the CBOT and its outside advisors, including A.T. Kearney, Merrill Lynch, Kirkland & Ellis and Piper Marbury Rudnick & Wolfe. In particular, the Implementation Committee worked to develop the definitive terms and structure of transactions designed to effectuate the restructuring strategy, including a preliminary step necessary in order to proceed with the implementation of the restructuring strategy. This step involved the reincorporation of the CBOT in Delaware as a nonstock, not-for-profit corporation and was designed to cause the CBOT to be governed under a more modern and well developed legal framework so that the CBOT could more effectively accomplish its purposes. Among other things, unlike the law of Illinois then applicable to the CBOT, Delaware law provided the CBOT a direct procedure pursuant to which it could change its status from that of a nonstock, not-for-profit corporation to that of a stock, for-profit corporation.

   In addition to developing the terms of the transactions required to implement the reincorporation of the CBOT in Delaware, the Implementation Committee further refined and developed the original restructuring strategy. Concurrently, the Independent Allocation Committee, together with its advisors, which included the law firm of Winston & Strawn, as its special counsel, and the investment banking firm of William Blair & Company, L.L.C., as its financial advisor, worked to develop a recommended methodology for an appropriate and fair allocation of value among the CBOT members in connection with implementation of the original restructuring strategy. For more information about the work of the Independent Allocation Committee, see "-- Independent Allocation Committee of the Board." In addition, Arthur Andersen LLP was retained by us to prepare a valuation analysis of Ceres and the limited partnershp interests.

   In early May 2000, the Independent Allocation Committee submitted to our board of directors its initial report, which recommended an allocation of equity among the members in connection with the implementation of the original restructuring strategy. Also in May 2000, our board of directors received a report prepared by the Implementation Committee which provided additional information regarding, and refined certain aspects of, the original restructuring strategy. This report also contained a detailed description of the transactions required in order to implement the Delaware reincorporation and recommended that the Delaware reincorporation be approved and submitted to the CBOT membership for its approval.

   At its May 16, 2000 meeting, our board of directors approved the transactions necessary to effect the Delaware reincorporation and directed that such transactions be submitted to the CBOT membership for a ballot vote. Following member approval, the reincorporation of the CBOT in Delaware as a nonstock, not-for-profit corporation was completed in August 2000. Shortly thereafter, we formed eCBOT as a wholly owned subsidiary of the CBOT for the purpose of later reorganizing our electronic trading business. The CBOT assigned its general and limited partnership interests in Ceres to eCBOT in September 2000.

   At the same May 2000 meeting, our board of directors also approved the report of the Independent Allocation Committee, including its recommendation regarding the methodology to be used with respect to the allocation of shares of stock of both of the open outcry business and the electronic trading business among the holders of Full, Associate, GIM, IDEM and COM memberships in the CBOT, subject to any changes in the factors underlying the assumptions that were used or reviewed in the preparation of the Independent Allocation Committee report and taking into account any adjustments to such allocation resulting from the terms of the reorganization of our electronic trading business, and further subject to the board's further review, consideration and approval of transactions necessary to implement the restructuring strategy. At this time, William Blair, as financial advisor to the Independent Allocation Committee, delivered its opinion to the Independent Allocation Committee and the board of directors that, based upon and subject to the matters set forth in the opinion, the allocation of shares of common stock in the two new companies in the ratio of 5.0 : 1.0 : 0.5 : 0.06 : 0.07 to each Full Member and Associate Member, and each holder of a GIM, IDEM and COM, respectively, was fair, from a financial point of view, to each of the five classes of members. For more information about the allocation recommendation, see "--Independent Allocation Committee of the Board" and "--Opinion of the Financial Advisor to the Independent Allocation Committee of the Board." At this time, Arthur Andersen provided its report to the board regarding its preliminary valuation analysis of Ceres as of May 16, 2000.

   The board of directors also approved at this meeting the report of the Implementation Committee as a description of the restructuring strategy as it was then envisioned by the board of directors, subject to any changes in the factors underlying the assumptions that were used or reviewed in the preparation of the report, and subject to the board's further review, consideration and approval of the transactions necessary to implement the restructuring strategy.

   Following the May board meeting, the management of the CBOT, with the assistance of its outside advisors, primarily consisting of Merrill Lynch, Kirkland & Ellis and Cap Gemini Ernst & Young, a management consulting firm, conducted an evaluation process with respect to the implementation of the original restructuring strategy and worked to develop detailed business plans for the two separate, competing companies envisioned by the original restructuring strategy.

   Based upon this evaluation process and further analysis, management of the CBOT and the Executive Committee of our board of directors concluded that the original restructuring strategy should be substantially revised in light of a number of factors, including, among other things, increasing competitive pressures in the industry, the adverse changes in the capital markets, further review and analysis regarding the implementation and execution of the separate business plans of the CBOT and eCBOT, the overall financial status of the CBOT and the need for the CBOT to demutualize as quickly as possible so that it could enhance its competitive posture and improve its decision-making capability.

   On August 31, 2000, management of the CBOT and the Executive Committee recommended to the board of directors that the original restructuring strategy be abandoned in favor of a substantially revised restructuring strategy. After careful consideration of the matters discussed and presented, the board of directors approved a revised restructuring strategy, which involved demutualizing the CBOT but not restructuring the CBOT into two separate, competing companies. Specifically, the revised strategy contemplated the following:

  . converting the CBOT into a single Delaware stock, for-profit corporation, which would be focused on updated open-outcry trading with enhanced technology, and distributing shares of common stock in For-Profit CBOT, representing both trading rights and privileges and equity ownership, to the current members;

  . adopting a revised corporate governance mechanism, which would include substantially eliminating the membership petition process, streamlining the board of directors and making certain other changes to implement a more efficient decision-making process for the company; and

  . reorganizing and consolidating the CBOT's electronic trading business, part of which is currently operated by Ceres, into eCBOT, which would be operated as a wholly owned subsidiary of the For-Profit CBOT.

   At this time, the board of directors determined that the original two-company strategy should be abandoned and that a simple demutualization plan involving the conversion of the CBOT into a single for-profit company should be pursued instead. The board concluded that the revised strategy would enable each of the two businesses to be operated independently and in a more competitive manner but under a common ownership structure that would allow substantial sharing of resources and infrastructure.

   The board's approval of the revised strategy was subject to its further review, consideration and approval of the definitive terms and structure of transactions designed to implement the revised restructuring strategy, including an appropriate and fair allocation of value in For-Profit CBOT among the CBOT members. On August 31, 2000, our board directed the Executive Committee and the management of the CBOT to develop and recommend for its further review and consideration the definitive terms and structure of transactions designed to implement this revised restructuring strategy.

   Following the August board meeting, management and the Executive Committee, with the assistance of the CBOT's advisors, primarily consisting of Merrill Lynch and Kirkland & Ellis, worked to develop the terms and structure of transactions designed to implement the revised restructuring strategy. In addition, Arthur Andersen was retained by us and our eCBOT subsidiary to prepare an updated valuation analysis of Ceres and the limited partnership interests in connection with the reorganization and consolidation of our electronic trading business, which is currently operated by Ceres, into eCBOT. Shortly thereafter, Arthur Andersen was also engaged to evaluate the fairness, from a financial point of view, to Ceres and each class of its limited partners of the consideration to be received by each limited partner in exchange for their respective limited partnership interests pursuant to the Ceres merger as described further below.

   Concurrently, the Independent Allocation Committee undertook to update its recommendation regarding a fair and appropriate allocation of value among CBOT members in the context of the transactions to implement the revised restructuring strategy. For more information about the allocation recommendation and the additional work of the Independent Allocation Committee, see "--Independent Allocation Committee of the Board."

   On November 21, 2000, the Independent Allocation Committee reported on and provided to our board of directors its updated recommendation regarding the allocation among the members of Class A common stock in respect of their memberships in connection with the restructuring transactions. The Independent Allocation Committee recommended, in the context of the restructuring transactions, that an allocation of shares of Class A common stock of For-Profit CBOT among members in respect of their memberships in connection with the restructuring in the ratio of 5.00 : 1.00 : 0.50 : 0.06 : 0.07 to each Full Member, Associate Member, GIM, IDEM and COM, respectively, is fair. The Independent Allocation Committee indicated that, in reaching this recommendation, it received and considered an updated opinion of William Blair that the proposed allocation is fair, from a financial point of view, to each of the five classes of members.

   At the same meeting, Arthur Andersen reported to our board regarding its updated valuation of Ceres and the limited partnership interests as of October 31, 2000. Arthur Andersen also reported that, subject to a review of the final terms of the restructuring transactions, it was prepared to deliver its opinion that the consideration to be received by each limited partner of Ceres in exchange for their respective limit partnership interests pursuant to the Ceres merger is fair, from a financial point of view, to Ceres and to each class of the Ceres limited partners.

   At the December 12, 2000 meeting of the board of directors, the then current status of the restructuring transactions was reviewed and discussed. At this meeting, management and the Executive Committee presented to the board of directors a detailed update regarding the restructuring transactions. At this meeting, the board received a report from management regarding the restructuring transactions and the CBOT's business strategy. The board also received a report from Kirkland & Ellis concerning certain legal matters relating to the restructuring transactions.

   In early January 2001, the Executive Committee met to consider certain refinements to the restructuring transactions proposed by the new chairman of the board of directors, who had been elected in December 2000 and assumed office in January 2001. These refinements primarily related to the composition of the board of directors of For-Profit CBOT, the provisions to be included in the certificate of incorporation concerning the core rights associated with the trading rights and privileges of Class B common stockholders and clarifications regarding the importance of considering the expected effects, if any, of the restructuring transactions on the Chicago Board Options Exchange exercise right in making any determination that the restructuring transactions remain in the best interests of the CBOT and its members.

   At its briefing meeting on January 9, 2001, the board of directors received a further update concerning the status of the restructuring transactions, including the refinements recommended by the Executive Committee and management. These matters were reviewed and discussed. Kirkland & Ellis answered questions with respect to certain aspects of the restructuring transactions.

   On January 16, 2001, the Independent Allocation Committee, which, following the expiration of the terms of Dr. Hamada and Mr. Michel as directors as of January 1, 2001, was comprised of Governor Thompson and Mr. Weems, held a meeting for the purpose of considering the refinements to the restructuring transactions recommended by the Executive Committee and management. William Blair and Winston & Strawn, as advisors to the Independent Allocation Committee, participated in this meeting.

   On January 16, 2001, immediately following the meeting of the Independent Allocation Committee, a meeting of the board of directors was held for the purpose of considering the restructuring transactions described in this document. At this meeting, management and the Executive Committee presented to the board of directors for its review and consideration the proposed restructuring transactions. At this meeting, the board received a report from the Executive Committee and management regarding the restructuring transactions and the CBOT's business strategy, including, among other things, the business purposes of the restructuring transactions. The Independent Allocation Committee reported to the board of directors that it had reviewed the refinements to the restructuring transactions recommended by the Executive Committee and management and confirmed its updated recommendation regarding the allocation among the members of Class A common stock in respect of their memberships in connection with the restructuring transactions, as currently proposed, as provided to the board at the November 21, 2000 meeting. The Independent Allocation Committee indicated that, in reaching this recommendation, it received and considered an updated opinion of William Blair that the proposed allocation is fair, from a financial point of view, to each of the five classes of members.

   The board also received a report from Kirkland & Ellis concerning certain legal matters relating to the restructuring transactions as well as an overview of the terms and structure of the restructuring transactions. Kirkland & Ellis answered questions with respect to certain aspects of the restructuring transactions and provided an update regarding the then current status of various litigation and other matters relating to the restructuring transactions.

   In addition, the board received an update from Arthur Andersen regarding its valuation of Ceres and the limited partnership interests as of November 30, 2000. Merrill Lynch, financial advisor to the CBOT in connection with the restructuring transactions, answered questions with respect to certain aspects of the restructuring transactions, the capital markets generally, industry trends and the competitive challenges currently facing the CBOT.

   At this time, our board of directors approved and adopted the recommendation of the Independent Allocation Committee regarding the allocation of shares of Class A common stock among the holders of Full, Associate, GIM, IDEM and COM memberships in the CBOT in respect of their memberships in connection with the restructuring transactions, subject to any changes in the factors underlying the assumptions that were used or reviewed in the preparation of the Independent Allocation Committee updated report. In connection therewith, William Blair, as financial advisor to the Independent Allocation Committee, delivered its opinion to the Independent Allocation Committee and the board of directors that, based upon and subject to the matters set forth in the opinion, the allocation of shares of Class A common stock of For-Profit CBOT among members in respect of their memberships in connection with the restructuring transactions in the ratio of 5.0 : 1.00 : 0.50 : 0.06 : 0.07 to each Full Member, Associate Member, GIM, IDEM and COM, respectively, is fair, from a financial point of view, to each of the five classes of members. For more information regarding this opinion, see "--Opinion of the Financial Advisor to the Independent Allocation Committee of the Board."

   At this time, Arthur Andersen delivered its opinion to the board of directors that, based on and subject to the matters set forth in the opinion, the consideration to be received by each limited partner in exchange for their respective limited partnership interests pursuant to the Ceres merger is fair, from a financial point of view, to Ceres and each class of its limited partners. For more information regarding this opinion, see "--Opinion of Arthur Andersen to the Board of Directors Regarding Fairness of the Ceres Merger."

   After careful consideration of the matters discussed and presented at this meeting, our board of directors determined that the restructuring transactions, taken as a whole, including the allocation methodology to be utilized in the demutualization for the allocation of shares of Class A common stock among the holders of Full, Associate, GIM, IDEM and COM memberships in the CBOT in respect of their memberships and the terms of the Ceres merger, are in the best interests of CBOT and its members and fair to all classes of CBOT members. Accordingly, our board approved and authorized the restructuring transactions and determined to recommend to the membership of the CBOT that they vote to approve the restructuring transactions.

   The board's approval of the restructuring transactions was subject to its determination, at the time of the mailing of the proxy statement and prospectus relating to the restructuring transactions and immediately prior to the time of completion of the restructuring transactions, that the restructuring transactions remain in the best interests of the CBOT and its members and remain fair to all classes of CBOT members. For more information, see "--Conditions to Completing the Restructuring Transactions."

 Reasons for the Restructuring Strategy

   Our restructuring strategy is designed to respond to significant competitive challenges currently faced by the CBOT and to enhance the long-term value of CBOT for its members. Current industry trends, particularly increased electronic trading of derivative securities, threaten the long-term viability of traditional open-outcry exchanges, including the CBOT. In fact, as reported by Futures Industry Magazine, in 1999, Eurex, an electronic derivatives exchange, overtook the CBOT to become the world's largest derivatives exchange based on contract volume. We believe that these industry trends are related, in large part, to shifting priorities of investors and members of exchanges, rapid advances in technology and electronic trading and the realignment of key industry participants.

   Shifting Priorities of Investors and Members. We believe that institutional investors are demanding greater liquidity, lower cost and more efficient trade execution, enhanced access and a sophisticated supporting infrastructure. In addition, new electronic markets are emerging to compete with traditional open outcry exchanges, which are generally lower cost, more accessible, very focused, faster in trade execution and, increasingly, more liquid. These pressures are forcing traditional open outcry exchanges, such as the CBOT, to modernize in order to remain competitive.

   Additional pressure is placed on the industry by the over-the-counter derivatives market, which is estimated by the Bank for International Settlements to have grown to over $94 trillion in notional amount outstanding as of June 2000. Further, according to the Bank for International Settlements, transaction volume through 2000 in over-the-counter derivatives is growing faster than transaction volume in exchange-listed derivatives.

   Members of exchanges are also under increasing pressure from clients and new entrants in the marketplace. As a result, members of exchanges are generally concerned about the long-term value of their memberships.

   Advances in Technology and Electronic Trading. Technological innovations are creating new competitors and encouraging the rapid development of electronic trading systems that are challenging the traditional open outcry exchanges. According to industry data assembled by the CBOT, since 1995, contract volume traded on open outcry derivatives exchanges has declined by over 29%, and electronic trading has grown by more than 143%. Based on industry trends outside the United States, we expect that electronic trading will account for virtually all overseas trading in the near future.

   Some leading exchanges are already fully electronic and other leading exchanges are aggressively pursuing an electronic trading model. We believe that major securities exchanges and quotation systems, such as the New York Stock Exchange and the Nasdaq Stock Market are under pressure from electronic communications networks. About one dozen electronic communications networks have been established in the United States, many during the last three years, by leading investment banks, broker-dealers and market markers, which are aligning themselves with multiple alternative systems. For example, according to Internet Trading Magazine, Goldman Sachs currently has an investment in four electronic communications networks. According to a special study prepared by the SEC's Division of Market Regulation, electronic communications networks have already captured one-third of Nasdaq's trading volume.

   The CBOT is facing increasing competition from many potential electronic competitors. Cantor/eSpeed has introduced an electronic trading system for cash bonds, futures on Treasury bonds and block over-the-counter derivatives trades for large derivatives dealers. BrokerTec, which is owned by several of the largest United States and European investment banks, currently provides electronic, inter-dealer brokerage for Treasury bonds and euro-denominated sovereign debt, and has indicated its plan to introduce an electronic trading system for futures and other derivatives in the first six months of 2001.

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


   Industry Realignment. Some exchanges that have restructured in response to industry pressures have demutualized and have become for-profit entities. Through demutualization, exchanges are streamlining their corporate governance mechanisms, quickening their organizational decision-making, improving their access to capital and technology, and enhancing their ability to quickly enter into strategic alliances. The Chicago Mercantile Exchange, the New York Mercantile Exchange and the Hong Kong Futures Exchange, among others, have recently demutualized. Some exchanges have announced that they are considering initial public offerings to raise capital necessary for strategic endeavors. The Australian Stock Exchange and OM Gruppen AB are already publicly-held corporations. The New York Stock Exchange, Nasdaq and Sydney Futures Exchange have each indicated at various times in the past that they have considered initial public offerings.

   In addition to demutualization, we believe that the industry will consolidate via mergers and alliances of exchanges in order to achieve the economies of scale and expanded geographic reach necessary to remain competitive in a rapidly changing marketplace.

 Objectives of the Restructuring Strategy

   We have determined that it is desirable for the CBOT to restructure in response to the changing marketplace in order to meet two principal objectives. First, the current governance structure of the CBOT, which is slow to respond and primarily oriented towards delivering member benefits and supporting member opportunity rather than enterprise profitability, must be changed to adopt a more streamlined decision-making process, more focused on maximizing value to the enterprise. Second, the CBOT should respond to the technological innovations that are currently shaping the futures industry.

   With these two objectives in mind, we evaluated a number of restructuring alternatives as described below under "--Strategic Alternatives Considered." We determined that any new structure should incorporate both an updated open-outcry exchange, in response to member demand, and an electronic marketplace, in response to competitive pressures.

 Strategic Alternatives Considered

   We considered four principal restructuring strategies, taking into account the relevant associated business, legal, tax and regulatory issues. Each alternative strategy incorporated a variation of the corporate structure and equity ownership of the entities. The principal restructuring strategies we considered included the following:

  . maintaining the CBOT in its current form as a parent company and creating a separate electronic trading company as a subsidiary;

  . restructuring the CBOT into two separate for-profit companies, one to conduct the open-outcry trading business and the other to conduct the electronic trading business;

  . organizing a single demutualized holding company with an open-outcry subsidiary and an electronic trading company subsidiary; and

  . operating the electronic trading business through the parent company and creating a subsidiary to operate our open-outcry markets.

   For some time, we considered pursuing a strategy of restructuring the CBOT into two separate for-profit companies, as described in the May 2000 restructuring report. As autonomous entities, each with a separate business focus, we initially believed that each of the companies would be well positioned to make independent strategic business decisions and pursue appropriate business opportunities. We believed that, as for-profit companies, each would have the financial and decision-making flexibility to pursue alliances and joint ventures, as well as the resources to make necessary technology investments.

   However, as described above under "--Background of the Restructuring Transactions," in late August 2000, we concluded that such a strategy was no longer appropriate in light of a number of factors, including, among other things, increasing competitive pressures in the industry, adverse changes in the capital markets, further review and analysis regarding the implementation and execution of separate business plans for the two independent companies, the overall financial status of the CBOT and the need for the CBOT to demutualize as quickly as possible so that it could enhance its competitive posture and improve its decision-making capability. Accordingly, we ultimately rejected the two-company strategy and determined to adopt a strategy of demutualizing the CBOT and operating the electronic trading company as a wholly owned subsidiary.

   Following further evaluation and analysis, we ultimately concluded that, under then-existing conditions, the revised restructuring strategy would achieve benefits similar to those associated with the creation of two separate companies, while preserving our flexibility to consider pursuing one or more value-enhancing transactions in the future, as described above under "-- Overview." Among other things, the revised strategy is designed to encourage independent operation of the electronic trading business in a competitive manner, but under a common ownership structure that will allow substantial sharing of resources and infrastructure. We believe that the restructuring transactions will enable us to successfully implement this strategy.

Description of the Restructuring Transactions

   The restructuring transactions are designed to:

  . demutualize our organization by converting from a nonstock, not-for-profit membership corporation into a stock, for-profit corporation and distributing shares of For-Profit CBOT common stock to our members;

  . modernize our corporate governance structure by substantially eliminating the membership petition process, streamlining our board of directors and making certain other changes to improve the efficiency of our corporate decision-making process; and

  . reorganize and consolidate our electronic trading business, part of which is currently operated by Ceres, into eCBOT, which would be operated as a wholly owned subsidiary of the CBOT. In connection with this reorganization of our electronic trading business, For-Profit CBOT will issue shares of its Series A convertible preferred stock to the limited partners of Ceres in exchange for their limited partnership interests and Ceres will be liquidated.

The demutualization and the modernization of our corporate governance structure will be accomplished pursuant to an amendment to our certificate of incorporation as well as related amendments to our bylaws and rules and regulations.

   As a result of the restructuring transactions, each member will receive an appropriate number of shares of Class A common stock, based upon the allocation methodology developed and recommended by the Independent Allocation Committee and adopted by our board of directors, with respect to each membership held by such member. In addition, one share of the appropriate series of Class B common stock will be issued in respect of each membership. Both the Class A common stock and the Class B common stock will represent equity interests in For-Profit CBOT and, in addition, the Class B common stock will afford a holder who meets our membership and eligibility requirements certain trading rights and privileges relating to both our open outcry and electronic trading systems. The Class B common stock will be issued in five series, each of which will carry with it the trading rights and privileges that correspond to the trading rights and privileges of one of the five current classes of our membership, as indicated below:

                                                       Corresponding Series of
         Current Class of CBOT Membership               Class B Common Stock
         --------------------------------              -----------------------
                       Full                                  Series B-1
                    Associate                                Series B-2
                       GIM                                   Series B-3
                       IDEM                                  Series B-4
                       COM                                   Series B-5

   In connection with the restructuring transactions, we will also modernize our corporate governance structure in a manner designed to improve our decision-making processes, which we believe will enable us to compete more effectively in the future. Specifically, our new corporate governance structure will:

  . substantially eliminate the membership petition process and generally reduce the ability of members to participate in our day-to-day management and operations;

  . streamline our board of directors by reducing its size from 18 directors to nine directors and by reducing the number of committees; and

  . provide for certain change of control provisions, such as, among other things, a classified or staggered board of directors, advance notice requirements, a prohibition on stockholder action by written consent and a prohibition on the ability of stockholders to call special meetings of stockholders.

   As a result of the reorganization and consolidation of our electronic trading business into our wholly owned eCBOT subsidiary, members who are limited partners of Ceres will receive shares of Series A convertible preferred stock in For-Profit CBOT in exchange for their limited partnership interests in Ceres pursuant to the Ceres merger as described below and Ceres will be liquidated. The operations of Ceres will be consolidated into For-Profit CBOT, with eCBOT conducting the electronic trading business currently operated by Ceres.

   Specifically, the restructuring transactions include the following:

 Demutualization

   The demutualization of the CBOT, which involves the conversion of the CBOT from a Delaware nonstock, not-for-profit corporation into a Delaware stock, for-profit corporation, will be effected pursuant to an amendment and restatement of our certificate of incorporation to remove the current restriction on the CBOT's ability to issue capital stock, which will permit the CBOT to issue stock to the members, and provide that the CBOT shall become for-profit. The distribution of common stock will be achieved pursuant to a dividend to the CBOT's members of rights to receive shares of common stock in For-Profit CBOT immediately following the effectiveness of the CBOT's conversion to a stock, for-profit corporation.

   Amendment and Restatement of Our Certificate of Incorporation. Our certificate of incorporation currently specifies that the CBOT is not-for-profit and has no authority to issue capital stock. It also provides that any amendment, alteration or repeal of this provision will require, in addition to the approval of our board of directors, the affirmative vote of the members in accordance with certain procedures specified in our certificate of incorporation. Accordingly, our board of directors has approved and adopted an amended and restated certificate of incorporation, which is being submitted to the CBOT members entitled to vote on such matters for a vote as part of the restructuring transactions. Such amended and restated certificate of incorporation provides, among other things, that the CBOT will be for-profit and have the authority to issue capital stock.

   In addition, the amendment and restatement of our certificate of incorporation will incorporate certain other changes intended to modernize our corporate governance mechanism, as described further below under "-- Modernization of Our Corporate Governance Structure--Amendment of Our Certificate of Incorporation."

   We have included the form of amended and restated certificate of incorporation of For-Profit CBOT as Appendix D to this document. We urge you to review carefully all of the terms and conditions of the amended and restated certificate of incorporation before voting on the restructuring transactions.

   Distribution of Rights. The conversion of the CBOT into For-Profit CBOT, a Delaware stock, for-profit corporation, will be accomplished by an amendment and restatement our certificate of incorporation. This amendment and restatement will authorize us to issue stock, but will not effect the actual distribution of shares of stock to the members. In connection with the restructuring transactions, our board has also adopted a new regulation, which will facilitate the distribution of For-Profit CBOT common stock by confirming the status of the GIMs, IDEMs and COMs under Delaware law as "members" entitled to receive such a distribution.

   In order to effect this distribution of shares of stock to the members, our board will declare and pay to each CBOT member a dividend of non-transferable rights to receive shares of the common stock of For-Profit CBOT upon the effectiveness of the conversion of the CBOT into For-Profit CBOT. Such a dividend will be declared and distributed to the CBOT members prior to the effectiveness of the amendment and restatement of our certificate of incorporation described above and will entitle members to receive, immediately following the effectiveness of the amendment and restatement of our certificate of incorporation, shares of Class A common stock and a share of Class B common stock of For-Profit CBOT or, alternatively, cash in an amount equal to the par value of the underlying shares of common stock. The nominal cash election mechanism is being utilized to ensure compliance with a technical requirement under Delaware law, to the extent applicable, that For-Profit CBOT receive adequate consideration for the shares of common stock to be issued to the CBOT members in respect of their memberships.

   Each CBOT member will receive a dividend of rights to receive an appropriate number of shares of Class A common stock of For-Profit CBOT, based on the allocation methodology developed and recommended by the Independent Allocation Committee and adopted by our board, and rights to receive one share of an appropriate series of Class B common stock of For-Profit CBOT with respect to each membership held by such member. The Class A common stock will represent solely an equity interest in For-Profit CBOT. The Class B common stock will represent an equity interest and, subject to satisfaction of applicable membership and eligibility requirements, a membership, including all trading rights and privileges appurtenant to that membership, in For-Profit CBOT. As a result, a holder of a share of Class B common stock who meets For-Profit CBOT's membership and eligibility criteria will be a "member of a contract market" within the meaning of the Commodity Exchange Act. Under the Commodity Exchange Act, the term "member of a contract market" means an individual, association, partnership, corporation, or trust owning or holding membership in, or admitted to membership representation on, a contract market or having trading privileges thereon. Such holders of shares of Class B common stock will be members of For-Profit CBOT for purposes of For-Profit CBOT's rules and regulations, including those relating to exchange floor operations and procedures, futures commission merchants, disciplinary proceedings and arbitration of member controversies.

   The Class B common stock will be issued in five series: Series B-1, Series B-2, Series B-3, Series B-4 and Series B-5. Each series of Class B common stock will represent a membership, and will afford a holder of such Class B common stock who meets our membership and eligibility requirements the trading rights and privileges that correspond to the membership and trading rights and privileges of one of the five current classes of CBOT membership, as illustrated below:

             Current Class of   Corresponding Series of
             CBOT Membership     Class B Common Stock
             ----------------   -----------------------
                   Full               Series B-1
                Associate             Series B-2
                   GIM                Series B-3
                   IDEM               Series B-4
                   COM                Series B-5

For more information regarding the Class A common stock and the Class B common stock, and the respective rights and privileges of such stock, see "Description of Capital Stock--Common Stock."

   The following chart indicates the number of shares of Class A common stock and Class B common stock of For-Profit CBOT that will be distributed in respect of each membership pursuant to the restructuring transactions:

                      Number of Shares of For-Profit CBOT
                         to Be Received Per Membership

      Membership              Class A Shares                          Class B Shares
      ----------              --------------                          --------------
        Full                      25,000                           1 share of Series B-1
      Associate                    5,000                           1 share of Series B-2
         GIM                       2,500                           1 share of Series B-3
        IDEM                         300                           1 share of Series B-4
         COM                         350                           1 share of Series B-5

For more information regarding the determination of the methodology for allocating shares of Class A common stock of For-Profit CBOT among the members, see "--Independent Allocation Committee of the Board" and "--Opinion of the Financial Advisor to the Independent Allocation Committee of the Board."

   The allocation methodology utilized in the restructuring transactions is currently the subject of a lawsuit brought against an alleged class of Full Members of the CBOT on behalf of the "minority" members of the CBOT, consisting of the Associate Members, GIMs, IDEMs and COMs. For more information regarding this litigation, see "Our Business--Legal Proceedings--Minority Member Litigation."

 Modernization of Our Corporate Governance Structure

   An important objective of the restructuring transactions is the modernization of the corporate governance structure of CBOT. After the restructuring transactions, For-Profit CBOT will be operated for the long-term benefit of its stockholders rather than solely for the purpose of delivering member benefits and enhancing member opportunity. Accordingly, the restructuring transactions will involve significant changes, which will be largely implemented pursuant to amendments to the certificate of incorporation, bylaws and rules and regulations of For-Profit CBOT.

   Amendment and Restatement of Our Certificate of Incorporation. We will modernize certain aspects of our corporate governance pursuant to changes to our certificate of incorporation. The ability to elect directors and other voting rights will generally be granted to holders of Class A common stock. Class B common stockholders will generally have no voting rights, other than the ability of holders of Series B-1 and Series B-2 shares of Class B common stock to approve changes that would adversely affect certain core rights and such other voting rights as may be required under Delaware law. See "Description of Capital Stock--Description of Common Stock--Description of Additional Provisions of Class B Common Stock--Voting on Core Rights."

   In addition, the certificate of incorporation of For-Profit CBOT will contain certain change of control provisions, including provisions for a classified or staggered board of directors and a prohibition on stockholder action by written consent. These provisions are intended to encourage parties that may seek to acquire control of For-Profit CBOT to negotiate with its board of directors, which will attempt to maximize value to stockholders of For-Profit CBOT resulting from any negotiated transaction. See "Description of Capital Stock--Other Provisions."

   You are being asked to approve the amended and restated certificate of incorporation of For-Profit CBOT as part of the restructuring transactions. As noted above, we have included the form of the amended and restated certificate of incorporation of For-Profit CBOT as Appendix D to this document. We urge you to review carefully all of the terms and conditions of the amended and restated certificate of incorporation before voting on the restructuring transactions.

   Amendment and Restatement of Our Bylaws. We will also modernize certain aspects of our corporate governance structure pursuant to changes to our bylaws. Consistent with the changes to the certificate of incorporation, the bylaws of For-Profit CBOT will contain provisions intended to reduce the ability of members to participate in the day-to-day management and operations of that corporation. The board of directors of For-Profit CBOT will have the authority to adopt, repeal and amend the bylaws without submitting such amendments to the stockholders for a vote, except for amendments which would adversely affect certain core rights of the Class B common stockholders as described elsewhere in this document, which will also require the approval of the holders of Series B-1 and Series B-2 shares of Class B common stock. Further, any proposal by a stockholder to adopt, repeal and amend the bylaws may only be brought to a vote at an annual meeting of the membership after satisfying the advance notice requirements described below and will require the approval of two-thirds of the voting power of the then-outstanding shares of stock of For-Profit CBOT entitled to vote generally in the election of directors.

   The petition process of the members, which is currently implemented through the ability of members to petition the board of directors to call special meetings of the members and the requirement that members approve all changes to the bylaws, will be substantially eliminated to the largest extent permitted under applicable law. The principal exception consists of the preservation in the certificate of incorporation of certain core rights associated with the trading rights and privileges of Class B common stockholders, with respect to which certain special voting rights will be vested with the holders of Series B-1 and Series B-2 shares of Class B common stock. The bylaws will provide that stockholders may not call special meetings of stockholders and only the chairman, the president and the board of directors will have the right to call such special meetings. The bylaws will contain provisions requiring that advance notice be delivered to For-Profit CBOT of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to the For-Profit CBOT board of directors. Generally, such advance notice provisions will require that a stockholder must give written notice to the secretary of For-Profit CBOT not less than 45, nor more than 75, days prior to the first anniversary of the date on which For-Profit CBOT first mailed its proxy materials for the preceding year's annual meeting of stockholders. In each case, the notice must set forth specific information regarding such stockholder and each director nominee or other business proposed by such stockholder, as applicable, as provided in our bylaws.

   For our first annual meeting following the restructuring transactions, which
will be held in 2002, notice must be given no earlier than            , 2002
and no later than          , 2002.

   We will also reduce the size of our board of directors to nine members, implement a classified or staggered board and reduce the number of board committees, in a manner generally designed to increase the efficiency of the board of directors. See "Management and Executive Compensation--Directors and Executive Officers" and "--Committees of the Board of Directors."

   We have included the form of the amended and restated bylaws of For-Profit CBOT as Appendix E to this document. You are being asked to approve the amended and restated bylaws of For-Profit CBOT as part of the restructuring transactions. We urge you to review carefully all of the terms and conditions of the amended and restated bylaws before voting on the restructuring transactions.

   Amendment of Our Rules and Regulations. We will also modernize certain aspects of our corporate governance structure pursuant to certain changes to our rules and regulations. Currently, our rules are part of our bylaws and may only be adopted, repealed or amended with the approval of the membership pursuant to authority granted to it in our certificate of incorporation. The bylaws of For-Profit CBOT will not include the rules and regulations and will generally vest in the board of directors sole and exclusive authority to adopt, repeal and amend the rules and regulations. As a result, the stockholders of For-Profit CBOT will not have authority to adopt, repeal and amend the rules and regulations, except for amendments that would adversely affect certain core rights of the Class B common stockholders as described elsewhere in this document, which will also require the approval of the holders of Series B-1 and Series B-2 shares of Class B common stock. The board of directors will be able to delegate some or all of the authority to amend the rules and regulations of For-Profit CBOT to management, subject to applicable law.

   The rules and regulations will also implement certain other changes that are designed to modernize certain aspects of our corporate governance structure. Many of these changes involve deletions of certain rules and regulations, the substance of which will be addressed in the certificate of incorporation and/or bylaws of For-Profit CBOT.

   You are being asked to approve these changes to our rules and regulations as part of the restructuring transactions. These changes to our rules and regulations will be implemented by our board following the amendment and restatement of our bylaws as described above. The form of the rules and regulations of For-Profit CBOT, as well as the current rules and regulations of the CBOT, have been filed as exhibits to the registration statement of which this document is a part. We have included as Appendix F to this document a summary entitled "Status of Current CBOT Rules and Regulations After the Restructuring Transactions," which summarizes the changes to current rules and regulations that will occur as a result of the restructuring transactions. We urge you to review carefully the summary of the changes to the rules and regulations as well as the above-referenced exhibits before voting on the restructuring transactions.

   For more information about these changes to our corporate governance structure, and how such changes will affect your rights and obligations, see "Comparison of the Rights of Members of the CBOT and Stockholders of For-Profit CBOT."

 Reorganization of Our Electronic Trading Business

   In connection with the restructuring transactions, our electronic trading business, part of which is currently operated by Ceres, will be reorganized and consolidated into eCBOT, our wholly owned subsidiary, so that, following the restructuring transactions, eCBOT will conduct the electronic trading business of For-Profit CBOT. We describe these transactions briefly below.

   As part of the reorganization of our electronic trading business, a newly-formed corporate subsidiary of For-Profit CBOT will merge with and into Ceres, with Ceres as the surviving entity. As a result of this merger, eCBOT will remain the general partner of Ceres and For-Profit CBOT will become a limited partner of Ceres. Following the Ceres merger, Ceres will liquidate and its assets will be distributed to For-Profit CBOT and eCBOT pursuant to the terms of the Ceres limited partnership agreement. For-Profit CBOT will then transfer to eCBOT any assets relating to the electronic trading business. As a result, our eCBOT subsidiary will own and operate the electronic trading business of For-Profit CBOT, including our 50% ownership interest in CBOT/Eurex Alliance, L.L.C., and our interest in the a/c/e system.

   Pursuant to the Ceres merger, the limited partners of Ceres will receive shares of Series A convertible preferred stock of For-Profit CBOT in exchange for their limited partnership interests. The number of shares of Series A convertible preferred stock that will be issued in exchange for each limited partnership interest will be determined by our board of directors and the board of directors of eCBOT, the general partner of Ceres, by dividing:

  . that partnership interest's allocable portion of the value of Ceres as presented in Arthur Andersen's final valuation report to be delivered as of a date reasonably proximate to the date of the completion of the Ceres merger, by

  . the liquidation preference of $100 per share of Series A convertible preferred stock.

   In accordance with the exchange formula set forth above, the specific number of shares of Series A convertible preferred stock that will be distributed to each limited partner of Ceres will not be determined by our board of directors and the board of directors of eCBOT until the time of the completion of the Ceres merger. For purposes of illustration, the following chart indicates the number of shares of Series A convertible preferred stock that would have been distributed for each Class A limited partnership if the distribution had been made on the basis of Arthur Andersen's valuation of Ceres as of December 31, 2000 as described below.

                 Shares of Series A Convertible Preferred Stock
                To Be Received Per Class A Partnership Interest

                                                          Series A Convertible
             Limited Partnership Interest                   Preferred Stock
             ----------------------------                 --------------------
                      Class A-1                                 132.5307
                      Class A-2                                  21.3460
                      Class A-3                                  14.6378
                      Class A-4                                   0.6406

   Class B limited partnership interests are held only by our clearing members and, according to the terms of the Ceres limited partnership agreement, part of the value of the Class B limited partnership interests is based upon the CBOT trading volume of the member holding such limited partnership interest. As a result, the value of each Class B limited partnership interest, and the number of shares of Series A convertible preferred stock to be issued with respect to that limited partnership interest, varies by holder. Based upon Arthur Andersen's valuation of Ceres as of December 31, 2000, a total of 58,800 shares of Series A convertible preferred stock would be distributed to the 61 holders of Class B limited partnership interests in Ceres.

   You should understand that the actual number of shares of Series A convertible preferred stock to be issued to each Ceres limited partner will be determined by our board of directors and the board of directors of eCBOT based on the value of each limited partnership interest as presented in Arthur Andersen's final valuation report to be delivered to the board of directors as of a date reasonably proximate to the date of the completion of the Ceres merger and is not capable of determination at this time. Accordingly, the description above is for illustrative purposes only.

   For more information regarding the Series A convertible preferred stock to be issued to the Ceres limited partners, see "Description of Capital Stock-- Preferred Stock--Series A Convertible Preferred Stock" below.

   Arthur Andersen has been retained to conduct a valuation analysis of Ceres in order to provide to our board of directors its opinion of the fair market value of Ceres and each of the underlying partnership interests as of a date reasonably proximate to the date of the completion of the Ceres merger. Arthur Andersen's final valuation report will provide the basis for the use of the Series A convertible preferred stock as merger consideration and the allocation of the Series A convertible preferred stock among the Ceres limited partners in the Ceres merger. In February 2001, Arthur Andersen prepared a preliminary valuation analysis that concluded the fair market value of Ceres as of December 31, 2000 was $29,400,000. The full text of the preliminary Ceres valuation analysis is attached as Appendix C-3 to this document.

   According to this analysis, the allocation of value of Ceres among the general partner and the limited partner classes as of December 31, 2000 was as follows:

                Partnership Interest                                Valuation
                --------------------                                ---------
                  General Partner                                  $ 2,940,000
             Class A-1 Limited Partners                             18,581,000
             Class A-2 Limited Partners                              1,661,000
             Class A-3 Limited Partners                                256,000
             Class A-4 Limited Partners                                 82,000
              Class B Limited Partners                               5,880,000
                                                                   -----------
                       Total                                       $29,400,000
                                                                   ===========

   For more information regarding the valuation of Ceres, see "--Ceres Valuation Analysis of Arthur Andersen." For more information regarding the Series A convertible preferred stock, see "Description of Capital Stock."

   Arthur Andersen was also retained by our board of directors and the board of directors of eCBOT to evaluate the fairness, from a financial point of view, to Ceres and each class of its limited partners of the consideration to be received by each Ceres limited partner in exchange for their respective limited partnership interests pursuant to the Ceres merger. For more information, see "--Opinion of Arthur Andersen to the Board of Directors Regarding Fairness of the Ceres Merger."

   Although you are being asked to approve the reorganization of our electronic trading business, you are not being asked to separately approve the Ceres merger. We expect that the Ceres merger will be approved by the CBOT, as the sole stockholder of eCBOT, and eCBOT, as the general partner of Ceres. However, if the CBOT members entitled to vote do not approve the restructuring transactions, the Ceres merger will not be completed. Completion of the Ceres merger is also conditioned on the satisfaction of the other conditions to completion of the restructuring transactions. For more information about certain regulatory approvals and other conditions to implementing the transactions, see "--Regulatory Matters" and "--Conditions to Completing the Restructuring Transactions."

Independent Allocation Committee of the Board

   In January 2000, in connection with its approval of the original restructuring strategy, our board of directors established an Independent Allocation Committee of the board, composed solely of public or independent directors of the board, to determine and recommend to the full board an appropriate and fair allocation among the CBOT members of shares in the two companies contemplated by the original restructuring strategy: the company conducting the updated open outcry trading business and the company conducting the electronic trading business.

   To assure the independence of the process, each member of the Independent Allocation Committee confirmed that there were no conflicts of interest presented by his service on the Independent Allocation Committee, and that no member nor any person in a member's family held a financial interest in a CBOT member. The Independent Allocation Committee engaged an independent financial advisor, William Blair, and special counsel, Winston & Strawn, to assist in developing its recommendation. Again, each of these advisors confirmed that their service to the Independent Allocation Committee did not present a conflict of interest. Governor Thompson, the Chairman of the Independent Allocation Committee, is the Chairman of Winston & Strawn, special counsel to the Independent Allocation Committee. Members of the Independent Allocation Committee each received a fee of $20,000 for service on the committee. In addition, the CBOT agreed to indemnify each member against liabilities arising from such service. In addition, the CBOT agreed to compensate each member of the Independent Allocation Committee for time spent in connection with any litigation proceeding relating to the matters considered by the Independent Allocation Committee at an hourly rate, not to exceed $500, equal to the rate at which such member is compensated by third parties for legal or consulting services or, if no such rate is applicable to a member, such rate as is mutually agreed to by the CBOT and the member.

   During the course of its initial deliberations, which took place from January to May 2000, the Independent Allocation Committee and its advisors reviewed member correspondence regarding their views on allocation; met with various membership committees and groups as well as CBOT management and staff; reviewed various CBOT organization documents, documents relating to the creation of memberships and certain trading and financial statistics relating to the CBOT, including historical prices for memberships; reviewed various other materials prepared for the CBOT or the board of directors by outside consultants, financial, legal and other advisors; participated in various meetings with such advisors; and researched other relevant data, including the allocation methodologies used by other exchanges in connection with demutualization transactions.

   After considering various methodologies for allocation, the Independent Allocation Committee concluded that it would be appropriate to adopt an allocation methodology that takes into account a combination of factors rather than a single factor and includes the following:

  . relative liquidation rights;

  . relative voting rights;

  . the allocation made in connection with the formation of Ceres;

  . the market values of memberships; and

  . the contract volumes for which each class of membership has been responsible on a historical basis.

   Although the Independent Allocation Committee did not believe that it was appropriate to assign specific weight to any particular factor, the Independent Allocation Committee concluded that, in establishing an allocation, relatively greater importance should be given to liquidation rights, voting rights and the allocation made to members in connection with the formation of Ceres. Based on its deliberations, on May 5, 2000, the Independent Allocation Committee unanimously recommended to the full board that an allocation of shares of common stock in each of the open outcry trading company and the electronic trading company to each Full Member, Associate Member, GIM, IDEM and COM in the ratio of 5.0 : 1.0 : 0.50 : 0.06 : 0.07 is fair. In reaching this conclusion, the Independent Allocation Committee received and considered an opinion dated May 5, 2000 from William Blair that the allocation recommended by the Independent Allocation Committee in connection with the restructuring is fair, from a financial point of view, to the holders of each class of membership. For more information on this opinion, see "--Opinion of the Financial Advisor to the Independent Allocation Committee of the Board."

   The recommendation of the Independent Allocation Committee on May 5, 2000, as well as the opinion of William Blair as of such date, were based on a number of assumptions, including that:

  . the restructuring would not take the form of a liquidation;

  . the trading rights and privileges of each class, including the Chicago
    Board Options Exchange exercise right of Full Members, would continue;

  . each member would receive in addition to their trading rights the appropriate number of shares in both For-Profit CBOT and eCBOT per the allocation;

  . each company's shares would be issued with equal per share voting and liquidation rights;

  . such shares would be in addition to any shares or other consideration received in connection with the reorganization of Ceres, which transaction was outside the purview of the Committee.

The allocation did not take into consideration any transaction with the Chicago Board Options Exchange; and the allocation of assets and liabilities between the CBOT and eCBOT was beyond the purview of the Independent Allocation Committee.

   On May 16, 2000, the full board considered and adopted the recommendation made by the Independent Allocation Committee on May 5, 2000, subject to any changes in the underlying assumptions, and subject to the board's further approval of the definitive terms and structure of transactions designed to implement the restructuring.

   Following the adoption by the board of directors of the revised restructuring strategy in August 2000, the Independent Allocation Committee undertook to consider the revised restructuring strategy and update its recommendation regarding an appropriate and fair allocation of value among CBOT members in the context of the revised restructuring strategy.

   In the course of updating its initial recommendation regarding the allocation of equity among members of CBOT, the Independent Allocation Committee reviewed various aspects of the revised restructuring strategy that were developed subsequent to May 5, 2000, including:

  . the change in the form of the restructuring transactions to provide for the distribution and allocation solely of shares of For-Profit CBOT and the formation of eCBOT as a wholly owned subsidiary of For-Profit CBOT;

  . the board of directors' decision to reorganize and consolidate the electronic trading business into eCBOT through a series of transactions involving Ceres, including a merger transaction in which the limited partnership interests in Ceres would be exchanged for shares of Series A convertible preferred stock of For-Profit CBOT; and

  . the proposal to issue shares of common stock of For-Profit CBOT in two classes: Class A common stock with traditional voting liquidating and dividend rights that would represent substantially all of the equity value and voting power initially evidenced by the common stock of For-Profit CBOT; and Class B common stock that will be issued in five series, two of which would have special voting rights with respect to certain trading rights and privileges of Class B common stockholders, each of which series will entitle an eligible holder to trading rights and privileges that correspond to, and are substantially similar to, the trading rights and privileges of one of the five member classes of CBOT.

   The Independent Allocation Committee also considered such other factors as it deemed relevant, including the trading volume activity by various membership classes and the trading prices for various memberships.

Based on these deliberations and its conclusion that the factors which supported its initial recommendation remained an appropriate basis for determining an allocation methodology in the context of the restructuring transactions and that such factors had not changed in any material respect since May 5, 2000, on November 21, 2000 the Independent Allocation Committee unanimously recommended to the full board that an allocation of shares of Class A common stock of For-Profit CBOT among the members in respect of their memberships in connection with the restructuring in the ratio of 5.0 : 1.0 :
0.50 : 0.06 : 0.07 to each Full Member, Associate Member, GIM, IDEM and COM, respectively is fair. In reaching this conclusion, the Independent Allocation Committee received and considered an updated oral opinion on November 20, 2000, which was confirmed in writing on November 21, 2000, from William Blair that such allocation is fair, from a financial point of view, to the holders of each class of membership. For more information on this updated opinion, see "-- Opinion of the Financial Advisor to the Independent Allocation Committee of the Board."

   The updated recommendation of the Independent Allocation Committee on November 21, 2000, as well as the opinion of William Blair as of such date, were based on a number of assumptions, including that:

  . the restructuring will not take the form of a liquidation;

  . the trading rights and privileges of each membership class, including the Chicago Board Options Exchange exercise right of Full Members, will continue;

  . each member will receive, in addition to a share of the appropriate series of Class B common stock and associated trading rights and privileges, the number of shares of Class A common stock to which such member is entitled in For-Profit CBOT per the allocation ratio in respect of his or her membership;

  . such shares would be in addition to the shares of Series A convertible preferred stock or other consideration received in connection with the Ceres merger, the fairness of which transaction is beyond the purview the Independent Allocation Committee and the opinion of William Blair; and

  . the allocation did not take into consideration any possible transaction or business combination with any other party.

   On January 16, 2001, immediately prior to the meeting of the board of directors to consider the restructuring transactions, the Independent Allocation Committee met to review and consider the refinements to the restructuring transactions recommended by the Executive Committee and management. At the meeting of the board of directors, the Independent Allocation Committee reported to the board of directors that it had reviewed the refinements to the restructuring transactions recommended by the Executive Committee and management and confirmed its updated recommendation regarding the allocation among the members of Class A common stock in respect of their memberships in connection with the restructuring transactions, as currently proposed, as provided to the board at the November 21, 2000 meeting. The Independent Allocation Committee indicated that, in reaching this recommendation, it received and considered an updated opinion of William Blair, dated January 16, 2001, that the proposed allocation is fair, from a financial point of view, to each of the five classes of members.

Opinion of the Financial Advisor to the Independent Allocation Committee of the Board

   Since no mechanism currently exists in our certificate of incorporation or bylaws for allocating ownership in our organization among the members, the CBOT established the Independent Allocation Committee as described above under "-- Independent Allocation Committee of the Board" and William Blair was retained by the Independent Allocation Committee to render a written opinion as to the fairness, from a financial point of view, of the allocation among CBOT members in respect of their memberships of shares of common stock of For-Profit CBOT and shares of common stock of the new electronic trading company. William Blair was hired based on its qualifications and expertise in providing financial advice to companies and its reputation as a nationally recognized investment banking firm. William Blair was paid total fees of $750,000 for the issuance of its written opinion to the Independent Allocation Committee and the board of directors. Payment of the fee was not conditioned on the conclusion reached by William Blair in its opinion. We also agreed to indemnify William Blair against potential liabilities arising out of its engagement. We note that, in the opinion of the SEC, indemnification against liabilities under the U.S. federal securities laws is against the public policy expressed in the Securities Act and is, therefore, unenforceable.

   At the request of the Independent Allocation Committee, William Blair originally delivered to the committee its oral fairness opinion on May 5, 2000, which was also confirmed in writing as of such date and also addressed to our board. In light of the August 31, 2000 abandonment of the original restructuring strategy, which had contemplated two separate for-profit companies, in favor of the revised restructuring strategy, which contemplates a single demutualized company operating the electronic trading company as a wholly-owned subsidiary, William Blair reissued its opinion on November 20, 2000, which it confirmed in writing on November 21, 2000. The November 21, 2000 opinion was also addressed to our board.

   In light of the further refinements to the restructuring transactions recommended by the Executive Committee and management in early January 2001, at the request of the Independent Allocation Committee, William Blair reviewed and considered the refinements to the restructuring transactions and reissued its opinion by letter dated January 16, 2001, the date on which the Independent Allocation Committee confirmed its updated recommendation concerning the allocation and the board of directors met to consider, and voted to approve, the restructuring transactions, including the recommended allocation of Class A common stock among members in respect of their memberships. The January 16, 2001 opinion was also addressed to our board. For more information, see "-- Background of the Restructuring Transactions--Development of the Restructuring Strategy."

   The January 16, 2001 opinion, which was substantially similar to William Blair's November 21, 2000 opinion, stated that, based upon and subject to the matters set forth in the opinion, the allocation of shares of Class A common stock of For-Profit CBOT in respect of memberships in connection with the restructuring transactions in the ratio of 5.0 : 1.0 : 0.5 : 0.06 : 0.07 to each Full Member and Associate Member, and each holder of a GIM, IDEM and COM, respectively, is fair, from a financial point of view, to each of the five classes of members. William Blair's May 5 opinion had stated, with similar qualifications, that an allocation in the same ratio of common stock of For-Profit CBOT and of eCBOT would be fair, from a financial point of view, to each of the five classes of members. The full text of the January 16 opinion is attached as Appendix C-1 to this document and describes the assumptions made, matters considered, and limits on the scope of the review undertaken, by William Blair. We urge you to read the opinion carefully and in its entirety before voting on the restructuring transactions.

   William Blair's opinions address only the fairness, from a financial point of view, to each class of the members of the allocation of shares of Class A common stock among the members in respect of their memberships in connection with the restructuring transactions. The fairness of the consideration to be received by the limited partners of Ceres in exchange for their limited partnership interests pursuant to the Ceres merger is beyond the scope of William Blair's opinions. For information regarding the Arthur Andersen fairness opinion, which addresses such matters, see "--Opinion of Arthur Andersen to the Board of Directors Regarding Fairness of the Ceres Merger." William Blair's opinions do not address the merits of our underlying decision to engage in the restructuring transactions or the fairness of the consideration to be received by the members in respect of memberships in the restructuring transactions, and do not constitute a recommendation to any member as to how you should vote with respect to the restructuring transactions. See "Risk Factors--Risks Relating to the Restructuring Transactions--We Have Not Determined or Received Any Opinion Regarding the Value of the CBOT Before or After the Restructuring Transactions or the Value of the Securities You Will Receive in the Restructuring Transactions Compared to the Value of the Memberships You Currently Own."

   In rendering each of its opinions, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with it for purposes of the opinion. William Blair did not make or obtain an independent valuation or appraisal of our assets, liabilities or solvency. Each opinion is based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of, the date of the opinion. Although subsequent developments may affect an opinion, William Blair does not have any obligation to update, revise, reaffirm or reissue the opinion except when requested as provided in the letter agreement between William Blair and the Independent Allocation Committee dated March 8, 2000 and the amendment dated May 5, 2000.

   In connection with its review of the restructuring transactions and the preparation of the opinions, William Blair examined, among other things:

  . certain descriptive information regarding the restructuring transactions;

  . various organizational documents of the CBOT and Ceres, including the CBOT's certificate of incorporation, bylaws, rules and regulations and the Ceres limited partnership agreement;

  . various trading and financial statistics for the CBOT;

  . certain publicly available information regarding terms of certain transactions involving restructurings of exchanges comparable to the CBOT and the allocation of value;

  . presentations provided to us by our consultants and financial and legal advisors;

  . letters to the CBOT from various members regarding the restructuring transactions; and

  . information regarding the historical trading prices of memberships.

   In connection with its opinions, William Blair also examined drafts of the Registration Statement on Form S-4 of the CBOT relating to the restructuring transactions and the Amended and Restated Certificate of Incorporation and Bylaws of For-Profit CBOT.

   William Blair also held discussions with current and former members of our senior management and of the various classes of members of CBOT regarding the foregoing, considered other matters which it deemed relevant to its inquiry and has taken into account such accepted financial and investment banking procedures and considerations as it deemed relevant.

   William Blair was also advised by the Independent Allocation Committee that, for purposes of rendering its opinions, it could assume that the restructuring transactions will not be effected by means of a liquidation. William Blair made this assumption without independent legal analysis.

   Furthermore, in connection with its review of the restructuring transactions and the preparation of its opinions, William Blair assumed that:

    . there will not be any transaction, including any business combination, with the Chicago Board Options Exchange; William Blair had been advised that prior discussions around the time of its May 5 opinion between the CBOT and Chicago Board Options Exchange of a possible business combination had terminated; and

    . all existing trading privileges and the Chicago Board Options
      Exchange exercise right of Full Members will remain intact following the restructuring transactions.

   William Blair's May 5 opinion also made certain additional assumptions.

   The following summarizes the principal financial analyses performed by William Blair to arrive at the conclusions set forth in the January 16, 2001 opinion. William Blair performed similar financial analyses in arriving at its conclusions in its May 5 and November 21, 2000 opinions. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with the Independent Allocation Committee the assumptions upon which such analyses were based, and other factors. The preparation of a fairness opinion is a complex process. The summary set forth below does not purport to be a complete description of the analyses performed or factors considered by William Blair in this regard.

   In arriving at its conclusion, William Blair considered various methodologies for allocating the shares of Class A common stock in For Profit CBOT among the members in respect of their memberships in connection with the restructuring transactions. William Blair concluded, in its professional judgment, that an allocation methodology that takes into account a combination of factors rather than a single factor was appropriate, and that such combination of factors should include, with respect to each of the five classes of members:

  . relative liquidation rights;

  . relative voting rights;

  . the allocation made in respect of each membership in connection with the formation of Ceres;

  . the market values of memberships; and

  . the contract volumes for which each class of membership has been responsible on a historical basis.

   In arriving at its conclusion, William Blair attached greater importance to liquidation rights, voting rights and the allocation made in respect of each membership in connection with the formation of Ceres.

 Relative Liquidation Rights

   William Blair reviewed the liquidation rights as defined in the CBOT bylaws, including the rules, which provide for the sharing of proceeds from dissolution allocated to each member in the event of liquidation. In addition, William Blair reviewed the implied per share allocation ratios, as set forth below:

       Member                   Liquidation                              Implied Per Share
        Class                 Share Per Member                           Allocation Ratio*
       ------                 ----------------                           -----------------
        Full                       1.000                                       6.00
      Associate                    0.167                                       1.00
         GIM                       0.111                                       0.67
        IDEM                       0.005                                       0.03
         COM                       0.005                                       0.03

--------
*Stated as a multiple of Liquidation Share Per Member for the Associate Member class.

 Relative Voting Rights

   William Blair reviewed voting rights per member as set forth in the CBOT certificate of incorporation, bylaws and rules and regulations. In addition, William Blair reviewed the implied per share allocation ratios, as set forth below:

       Member              Relative Voting Rights                     Implied Per Share
        Class                    Per Member                           Allocation Ratio*
       ------              ----------------------                     -----------------
        Full                       1.000                                    6.00
      Associate                    0.167                                    1.00
         GIM                       0.000                                    0.00
        IDEM                       0.000                                    0.00
         COM                       0.000                                    0.00

--------
*Stated as a multiple of Relative Voting Rights Per Member for the Associate
   Member class.

 Allocation Made in Respect of Each Membership in Connection with the Formation of Ceres

   William Blair reviewed the allocation of profits as defined in the Ceres limited partnership agreement for the 70% of Ceres owned by the Ceres limited partners who are CBOT members other than the clearing members. In addition, William Blair reviewed the implied per share allocation ratios, as set forth below:

                     Allocation of        Per Member             Implied
       Member      Profits by Member     Allocation of     Per Share Allocation
        Class          Class (1)          Profits (2)           Ratio (3)
       ------      -----------------     -------------     --------------------
        Full            90.28%             0.06439%                6.00
      Associate          8.36%             0.01073%                1.00
         GIM             0.95%             0.00537%                0.50
        IDEM             0.21%             0.00032%                0.03
         COM             0.21%             0.00032%                0.03

--------
(1) As defined in the Ceres limited partnership agreement. Based on member seat count as stated in the draft dated January 9, 2001 of the Registration Statement on Form S-4 of the CBOT as follows: Full (1,402), Associate
    (779), GIM (177), IDEM (642) and COM (643).
(2) Defined as Allocation of Profits by Member Class divided by the respective member seat count.
(3) Stated as a multiple of Per Member Allocation of Profits for the Associate Member class.

 Market Values of Memberships

   William Blair reviewed the median historical trading prices of memberships for the one-year period ending July 21, 1999, the day before the announcement of the formation of the Restructuring Task Force and the restructuring initiative. In addition, William Blair reviewed the implied per share allocation ratios, as set forth below:

                         Median Membership Price
                            (For the One Year                          Implied
       Member            Period Ending July 21,                  Per Share Allocation
        Class                     1999)                                 Ratio*
       ------            -----------------------                 --------------------
        Full                    $490,000                                 2.49
      Associate                 $197,000                                 1.00
         GIM                    $ 89,000                                 0.45
        IDEM                    $ 27,000                                 0.14
         COM                    $ 55,000                                 0.28

--------
*Stated as a multiple of Median Membership Price for the Associate Member class.

   William Blair also considered median historical trading prices for the five-year period ending July 21, 1999, as well as spot market prices as of January 5, 2001 for each membership class.

 Contract Volumes

   William Blair reviewed the contract volume traded by each membership class as a percentage of the total contract volume traded by all membership classes. The analysis was based on contract trading volume data for the 28 month period beginning September 1, 1998 and ending December 31, 2000, the latest such period for which contract trading volume data by membership class was readily available. In addition, William Blair reviewed the implied per share allocation ratios, as set forth below:

                              Percent of Total                                 Implied
       Member                 Contact Volume by                               Per Share
        Class                   Member Class                              Allocation Ratio*
       ------                 -----------------                           -----------------
        Full                       49.00%                                       1.21
      Associate                    40.55%                                       1.00
         GIM                        0.57%                                       0.01
        IDEM                        4.86%                                       0.12
         COM                        5.02%                                       0.12

--------
*Stated as a multiple of Percent of Total Contract Volume by Member Class for the Associate Member class.

   The foregoing description is only a summary of the material aspects of the financial analyses used by William Blair in connection with rendering the opinions. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. It involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying William Blair's opinions. In arriving at the opinions, William Blair considered the results of all these analyses. The analyses were prepared solely for the purposes of William Blair providing its opinion as to the fairness, from a financial point of view, to each of the five classes of CBOT members, of the allocation of shares of Class A common stock in For-Profit CBOT among the members in respect of their memberships in connection with the restructuring transactions.

   Any analysis of the fairness, from a financial point of view, to the members, involves complex considerations and judgments. The fairness opinion and the related presentations to the Independent Allocation Committee on May 5, 2000, November 20, 2000 and January 16, 2001 were among many factors taken into consideration by the Independent Allocation Committee in recommending the allocation. William Blair's opinions are for the use and benefit of the Independent Allocation Committee and the board of directors in their consideration of the allocation in the context of the restructuring transactions.

   William Blair was not requested to, and did not, participate in the structuring of the restructuring transactions nor was it asked to consider, and its opinions do not address, the relative merits of the restructuring transactions as compared to any alternative business strategies that might exist for us or the effect of any other transaction in which we might engage, the value of the CBOT before or after completion of the restructuring transactions, or the fairness of the consideration to be received by CBOT members in respect of their memberships in connection with the restructuring transactions. See "Risk Factors--Risks Relating to the Restructuring Transactions--We Have Not Determined or Received Any Opinion Regarding the Value of the CBOT Before or After the Restructuring Transactions or the Value of the Securities You Will Receive in the Restructuring Transactions Compared to the Value of the Memberships You Currently Own."

Opinion of Arthur Andersen to the Board of Directors Regarding Fairness of the Ceres Merger

   Arthur Andersen was retained by our board of directors and the board of directors of eCBOT to render a written opinion as to the fairness, from a financial point of view, to Ceres and each class of the limited partners of Ceres, of the consideration to be received by each Ceres limited partner in exchange for their respective limited partnership interests pursuant to the Ceres merger. Arthur Andersen was hired based on its qualifications and expertise in providing financial advice to companies and its reputation as a nationally recognized professional services firm having significant financial advisory expertise and experience. Moreover, Arthur Andersen had already been engaged by us in connection with preparing a valuation analysis of Ceres. Arthur Andersen confirmed to us that its service to the two boards did not present a conflict of interest, and disclosed that it has performed and continues to perform various accounting and tax services for the CBOT that are unrelated to the restructuring transactions and that Arthur Andersen has received customary fees for rendering such services. Arthur Andersen was paid total fees of $300,000 for the services provided in connection with the issuance of its written opinion. No portion of Arthur Andersen's fee was contingent upon the completion of the Ceres merger or the conclusion reached in the opinion. We also agreed to indemnify Arthur Andersen against potential liabilities arising out of their engagement. We note that, in the opinion of the SEC, indemnification against liabilities under the U.S. federal securities laws is against the public policy expressed in the Securities Act and is, therefore, unenforceable.

   Arthur Andersen provided its written opinion to the two boards of directors by letter dated January 16, 2001. The opinion of Arthur Andersen stated that, based upon and subject to the following assumptions and limitations, including the various assumptions and limitations set forth in the opinion, the consideration to be received by each limited partner of Ceres in exchange for their respective limited partnership interests pursuant to the Ceres merger, is fair, from a financial point of view, to Ceres and each class of its limited partners, as of the date of the opinion.

   Arthur Andersen has agreed to reaffirm its opinion at or about the times at which:


  . the board approves the Ceres merger;

  . the proxy statement and prospectus relating to the restructuring transactions is disseminated to the membership in connection with the special meeting for the purpose of voting on the restructuring transactions; and

  . the Ceres merger is completed.

   The full text of the Arthur Andersen fairness opinion is attached as Appendix C-2 to this document. We encourage you to read carefully the full text of that opinion, including the description of the assumptions made, matters considered, and limits on the scope of the review and analysis undertaken by Arthur Andersen, before voting on the restructuring transactions.

   As noted above, the CBOT currently anticipates receiving a reaffirmation of the Arthur Andersen fairness opinion at or about the time of the completion of the Ceres merger. Upon receipt, such opinion will be made available for inspection and copying during regular business hours at our principal executive offices located at 141 West Jackson Boulevard, Chicago, Illinois 60604, by any CBOT member or Ceres limited partner or his or her representative who has been so designated in writing.

   The opinion addresses only the fairness, from a financial point of view, of the consideration to be received by each limited partner of Ceres in exchange for their respective limited partnership interests pursuant to the Ceres merger to Ceres and each class of the limited partners of Ceres. Arthur Andersen has not acted as financial advisor to Ceres, eCBOT or the CBOT in connection with the Ceres merger, other than in connection with rendering its fairness opinion and in connection with estimating the fair market value of Ceres and the limited partnership interests as described below under "--Ceres Valuation Analysis of Arthur Andersen" to assist us in determining the terms of and effecting the Ceres merger. Additionally, Arthur Andersen has not been authorized to, and has not solicited, alternative offers for Ceres or its assets, and Arthur Andersen has not investigated any other alternative transactions that may be available to Ceres and its partners. In addition, the opinion of Arthur Andersen does not address nor shall it be construed to address the underlying business decision to effect the Ceres merger. Their opinion letter does not constitute a recommendation to any partner or member with respect to whether to vote in favor of the restructuring transactions or take any other action in connection with the Ceres merger or otherwise, and should not be relied upon by any partner or member as such.

   In the review and analysis prepared to formulate an opinion, Arthur Andersen has assumed and relied upon the accuracy and completeness of all of the financial and other information provided to them by management or publicly available to them, and Arthur Andersen does not assume any responsibility for the independent verification of such information. Arthur Andersen further relied upon the assurances of management of Ceres, eCBOT and the CBOT, to the effect that the management of each such entity is unaware of any facts that would make the information they provided to Arthur Andersen incomplete or misleading in any respect. Arthur Andersen also assumed that the information received from the management of each of Ceres, eCBOT and/or the CBOT was prepared in good faith and on a basis reflecting the best currently available judgments and estimates of management. Arthur Andersen did not prepare an independent evaluation of the software, systems architecture, network capability, etc. of the technology assets held by Ceres, and Arthur Andersen was not requested to, and did not, express any view whatever as to the federal, state or local tax consequences of the Ceres merger.

   The services Arthur Andersen rendered to our board of directors and the board of directors of eCBOT in connection with the restructuring transactions were comprised solely of financial advisory services for the purpose of rendering its opinion as to fairness as described above and the valuation of Ceres as described below and did not include any accounting, audit, legal or tax services. Without limiting the foregoing, the services provided by Arthur Andersen with respect to the Ceres merger do not constitute, nor should they be construed to constitute in any way, a review or audit of, or any other procedures with respect to, any financial information, nor should such services be relied upon by any person to disclose weaknesses in internal controls, financial statement errors or irregularities, or illegal acts or omissions of any person affiliated with the Ceres merger. The opinion is also necessarily based on prevailing economic and market conditions and other circumstances as they exist and can be evaluated on the date thereof. Arthur Andersen is under no obligation to update or revise the opinion for events occurring after the date of the opinion except as otherwise described herein.

   The opinion of Arthur Andersen was prepared solely for the benefit and use of our board of directors and the board of directors of eCBOT in their consideration of the terms of the Ceres merger in connection with their review and consideration of the restructuring transactions and, such opinion may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without Arthur Andersen's prior written consent, with the exception of the inclusion of the opinion in this document.

   In connection with their analysis, Arthur Andersen performed such investigations and analyses as it considered appropriate. Among other items considered, it:

  . read current and historical financial information including Ceres
    Consolidated Statements of Financial Position as of August 31, 2000 (unaudited), Ceres and CBOT First Quarter Financial Report 2000 for
   the quarter ended March 31, 2000 (unaudited), Ceres and CBOT Consolidated Financial Statements for the year ended December 31, 1999 (unaudited), Ceres Consolidated Financial Statements for the years ended December 31, 1992, 1993, 1994, 1995, 1996, 1997 and 1998 (audited), CBOT Annual Reports for the years ended December 31, 1995, 1996, 1997, 1998, and 1999 including financial statements (audited), Ceres monthly reports of revenues and expenses for each month, January through October, of fiscal year 2000 (unaudited), Summary of Obligation and Payments to DBS Group for the Eurex software as of October 31, 2000 (unaudited);

  . read certain publicly available business and financial information relating to Ceres and the CBOT including press releases and public information extracted from the CBOT's website;

  . read certain internal financial and operating information provided by management, including Member Trading Volume for the Quarters Ending March 31, 1999, June 30, 1999, September 30, 1999, December 31, 1999, March 31,
    2000 and Trailing Five-Quarter Average for Class B partners, Volume
    Report: CBOT Exchange Fees System, Ceres CTI Volume Report for Agriculture and Financials by firm number sequence for the year-to-date through March 31, 1999, last three months for June 30, 1999, September 30, 1999, and December 31, 1999, and year-to-date through March 31, 2000, Ceres CTI Volume Report for Agriculture and Financials by firm number sequence for the year-to-date through August 31, 2000, Ceres Class B Units for the year ended Decmebr 31, 1999, CBOT Class B Capital Balance Summary.

  . researched and reviewed data for certain other companies, the securities of which are publicly traded, which they believe may be similar or comparable to the proposed terms of the Series A convertible preferred stock;

  . held meetings and discussions with management and senior personnel to discuss the business, operations, assets, historical financial results and future prospects of the combined company including Jill Harley, Vice President/Treasurer Accounting and Finance Department; Glen Johnson, Senior Vice President/Chief Financial Officer; Terry Livingston, Associate General Counsel/Legal; and James Amaral, Vice President of Information Systems/Chief Investment Officer;

  . considered the investment in technology made by Ceres to establish an electronic trading system for the fiscal years ended December 31, 1997, 1998, 1999 and year-to-date through November 30, 2000;

  . performed a discounted cash flow analysis of potential income generating scenarios for Ceres based upon independent research;

  . read various agreements related to Ceres, the CBOT, a/c/e, and Eurex from a financial point of view including the Ceres Trading Limited Partnership Second Amended and Restated Agreement of Limited Partnership dated as of September 8, 1997, the Amended and Restated CBOT/Ceres License Agreement dated May 15, 1998, the Electronic Trading Division Expense Agreement for CBOT/Ceres dated May 29, 1998, the Alliance Agreement among the CBOT, Ceres, Deutsche Borse, Swiss Stock Exchange, Eurex Zurich, Eurex Frankfurt, and Eurex Deutschland dated October 1, 1999, the Software License Agreement among CBOT, Ceres, Deutsche Borse, and Swiss Stock Exchange dated October 1, 1999, the December 31, 1999 Unanimous Written Consent of the Supervisory Board of CBOT/Eurex Alliance, LLC, the Interim Agreement for Ceres, JV, and DBS dated January 15, 2000, the July 27, 2000 Confirmation of Rights Agreement, the July 19, 2000 Market Supervision Services Agreement, the Master Software Development Agreement, the Systems Operations Agreement between the Eurex Group, the CBOT, CBOT/Eurex Alliance, L.L.C. and certain related entities and Supporting Documents;

  . considered the financial terms of certain recent business combination transactions in the securities and futures exchange industry; and

  . conducted such other studies, analyses, inquiries and investigations as it deemed appropriate.

   The following discussion summarizes the principal financial analyses and procedures performed by Arthur Andersen to arrive at its conclusions set forth in the opinion. This discussion is a summary that does not purport to be a complete description of the analyses performed or factors considered by Arthur Andersen in arriving at its opinion.

   In arriving at its conclusions, Arthur Andersen considered various methodologies and analyses to assess the value of Ceres and its partnership interests and the value of the proposed merger consideration, the Series A convertible preferred stock of For-Profit CBOT.

   In developing its methodology to assess the value of Ceres and each class of partnership interest, Arthur Andersen considered a broad scope of information, both internal and external to Ceres, considered various approaches to estimating value, prepared independent analyses and reviewed appropriate documents including the Ceres Trading Limited Partnership Second Amended and Restated Agreement of Limited Partnership dated September 8, 1997. Arthur Andersen did not make any assessment of the contractual or legal rights regarding distributions to partners; with respect to such matters, they relied upon guidance provided by legal counsel to the CBOT. For a more detailed discussion of these analyses, see "--Ceres Valuation Analysis of Arthur Andersen."

   The allocation of the fair market value of Ceres to its partnership interests was prepared by Arthur Andersen based upon the ownership percentage of each class in accordance with the Ceres Second Amended and Restated Agreement of the Limited Partnership, dated September 8, 1997. The Class A limited partners' ownership was considered pro rata according to their respective percentage interests. The Class B limited partners' ownership was based on a weighting of 40% allocated pro rata according to their percentage interests and 60% allocated according to their respective "Electronic Trading System Clearing Volume" with respect to contracts traded on the CBOT.

   The allocation of the fair market value of Ceres was prepared as follows:

                                             Ownership
                                             ---------
             General partner (eCBOT)........    10%
             Class A limited partners.......    70%
             Class B limited partners.......    20%
                                               ----
             Total..........................   100%
                                               ====

   The assessment of the value of the Series A convertible preferred stock included a consideration of the rights and investment features of the preferred stock, as indicated by the proposed terms for the Series A convertible preferred stock as provided by management of the CBOT and eCBOT, relative to similar preferred stock issues of publicly traded companies and their current market-derived yields.

   The foregoing description is only a summary of the material aspects of the financial analyses used by Arthur Andersen in connection with rendering its opinion. You should be aware that the preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Arthur Andersen's opinion. In arriving at the opinion, Arthur Andersen considered the results of all of these analyses. The analyses were prepared solely for the use of Arthur Andersen in its consideration of providing its opinion of the fairness, from a financial point of view, to Ceres and each class of the Ceres limited partners of the consideration to be received by each Ceres limited partner in exchange for their respective limited partnership interests pursuant to the Ceres merger.

Ceres Valuation Analysis of Arthur Andersen

   The CBOT board of directors retained Arthur Andersen to assist with a valuation of Ceres and the limited partnership interests in connection with the restructuring transactions. Arthur Andersen was hired based on its qualifications and expertise in providing financial advice to companies and its reputation as a nationally recognized professional services firm having significant financial advisory expertise and experience. Arthur Andersen confirmed to us that its service did not present a conflict of interest, and disclosed that it has performed and continues to perform various accounting and tax services for the CBOT that are unrelated to the restructuring transactions and that Arthur Andersen has received customary fees for rendering such services. Arthur Andersen has been or will be paid total fees of less than $100,000 in connection with the valuation analysis. No portion of Arthur Andersen's fee was contingent upon the completion of the Ceres merger or the conclusion reached in the analysis. We also agreed to indemnify Arthur Andersen against potential liabilities arising out of their engagement. We note that, in the opinion of the SEC, indemnification against liabilities under the U.S. federal securities laws is against the public policy expressed in the Securities Act and is, therefore, unenforceable.

   The final valuation analysis of Ceres, which will be provided to us as of a date reasonably proximate to the date of the completion of the Ceres merger, will provide the basis for the use of the Series A convertible preferred stock of For-Profit CBOT as merger consideration and the allocation of the Series A convertible preferred stock among the Ceres limited partners in the Ceres merger. As of the date of this document, Arthur Andersen has developed its valuation methodology and has provided the board of directors with a preliminary valuation analysis of Ceres in connection with its consideration of the restructuring transactions. The full text of the preliminary Ceres valuation analysis is attached as Appendix C-2 to this document. Upon receipt, Arthur Andersen's final valuation report, to be dated as of a date reasonably proximate to the date of the completion of the Ceres merger, will be made available for inspection and copying during regular business hours at our principal executive offices located at 141 West Jackson Boulevard, Chicago, Illinois 60604, by any CBOT member or Ceres limited partner or his or her representative who has been so designated in writing.

   In connection with its valuation analysis, Arthur Andersen considered a broad scope of information, both internal and external to Ceres, considered various approaches to estimating value, prepared independent analyses and considered appropriate documents including the Ceres Trading Limited Partnership Second Amended and Restated Agreement of Limited Partnership dated as of September 8, 1997. The basis of value utilized in Arthur Andersen's valuation methodology is fair market value, which it defines as the amount at which property would change hands between a willing buyer and a willing seller when neither is acting under compulsion and when both have reasonable knowledge of the relevant facts. Arthur Andersen considered various valuation approaches, including an income approach, market approach and net asset approach. Set forth below is a brief description of each approach.

   Income Approach. The income approach measures the value of an entity by the present value of its future economic benefits. Value indications are developed by discounting expected cash flows to their present value at a rate of return that incorporates the time value of funds and the risks associated with the particular investment. The discount rate selected is based on rates of return available from alternative investments of similar type and quality as of the valuation date.

   Market Approach. The market approach measures the value of an entity through an analysis of recent transactions or offerings of comparative entities. These entities may be companies whose stock is actively traded or private companies acquired in transactions for which the terms are known to us. Consideration is given to the financial condition and operating performance of the entity being appraised relative to those of the selected guideline companies operating in the same or a similar line of business, and which are potentially subject to corresponding economic, environmental, and political factors. The guideline companies would be considered reasonable investment alternatives.

   Cost or Net Asset Approach. The cost or net asset approach measures the value of an entity by the net aggregate fair market value of the entity's underlying assets. Application of this approach entails a restatement of the balance sheet of the enterprise, substituting the fair market value of its assets and liabilities for their recorded values as stated on their financial statements. This approach is frequently used in valuing holding companies or capital intensive firms.

   Arthur Andersen considered the three approaches described above and concluded that the fair market value of Ceres is best determined by the net asset approach. As of the date of the valuation described herein, the assets of the limited partnership interest of Ceres consisted of its interest in the a/c/e system and in CBOT/Eurex Alliance, L.L.C. and its various licensing agreements related to electronic trading support for the CBOT.

   In arriving at its conclusions, Arthur Andersen made the following assumptions:

  . The CBOT transitioned from the Project A platform to the a/c/e system on or about August 27, 2000.

  . The a/c/e system is deemed to be state-of-the-art by the CBOT and the Project A platform, as a local-area network platform, was no longer competitive. Therefore, the a/c/e system is valuable and the Project A platform is obsolete.

  . Except for order routing software to be financed and owned by the CBOT, Ceres owns the rights to the a/c/e system software pursuant to its alliance arrangements with Deutsche Borse AG and the Swiss Stock Exchange.

  . Ceres has, both directly and indirectly, in accordance with its 50 percent ownership in CBOT/Eurex Alliance, L.L.C., incurred costs associated with certain a/c/e system modifications and, through December 31, 2000, these expenditures totaled $43,346,257. Additionally, purchases of computer software and systems related to the a/c/e system in the amount of $30,953,934 were capitalized by Ceres, as of December 31, 2000.

  . The CBOT intends to reorganize and consolidate its electronic trading business into its wholly owned eCBOT subsidiary in connection with the restructuring transactions. As a result, it would be necessary for For-Profit CBOT to acquire, directly or indirectly, all limited partnership interests in Ceres not owned by eCBOT.

  . The Ceres limited partnership agreement provides that eCBOT, as general partner, may dissolve Ceres at will.

  . The Ceres limited partnership agreement states that, upon dissolution of Ceres, the assets of Ceres shall be liquidated and the proceeds shall be distributed to the partners of Ceres in accordance with their capital accounts and the balance, if any, in accordance with their percentage interests.

   In addition, Arthur Andersen considered that rights to the use of the a/c/e system and the a/c/e system modifications could conceivably provide Ceres with the ability to provide electronic trading capabilities to other exchanges. Under this scenario, it is feasible that Ceres' economic profile would be similar to that of its current operations, i.e., receiving fees for electronic trades, etc., or that it could license the software for use with other exchanges for royalty payments. However, Arthur Andersen concluded that the economics under such scenarios are highly uncertain due to the speculative nature of the fees achievable in an increasingly competitive environment and the operating costs associated with continued maintenance of the system. Additionally, given the ability of eCBOT, as the general partner of Ceres, to unilaterally liquidate the business, Arthur Andersen concluded that the probability of such a scenario is extremely low.

   Based on the foregoing, Arthur Andersen's valuation of Ceres as of December 31, 2000 was:

     Assets:
     Cash and cash equivalents...................................... $ 2,354,835
     Accounts receivable............................................   1,704,872
     Capital contributions receivable...............................           0
     Prepaid expenses...............................................           0
     Deferred organization and development costs....................           0
     Computer software and systems..................................  30,953,934
     Investment in and advances to CBOT/Eurex Alliance, L.L.C.......     500,000
     Previously incurred Eurex-related expenses (1).................  43,346,257
     Other fixed assets--net........................................     513,845
                                                                     -----------
     Total assets................................................... $79,373,743
                                                                     ===========

     Liabilities and Partners' Equity:
     Accounts payable and accrued expenses........................  $   313,323
     Due to CBOT/Eurex Alliance L.L.C.............................    9,152,623
     Notes payable................................................    9,069,252
     Advances from general partner................................   31,481,963
     Partners' equity.............................................   29,356,583
                                                                    -----------
     Total liabilities and partners' equity.......................  $79,373,743
                                                                    ===========

     Concluded value of partnership (rounded).....................  $29,400,000
                                                                    ===========

--------
(1) Previously Incurred Eurex-Related Expenses not capitalized:

             Fiscal year 1998............. $10,874,753
             Fiscal year 1999.............  11,024,878
             Fiscal year 2000.............  21,446,626
                                           -----------
             Total........................ $43,346,257
                                           ===========

Stock Exchange Listing

   We currently have no plans to list the Class A common stock, the Class B common stock or the Series A convertible preferred stock on any stock exchange.

   We may, in the future, apply to list our Class A common stock on a stock exchange. However, we cannot provide any assurances in this regard.

U.S. Federal Income Tax Consequences

   We are seeking a ruling from the IRS to the effect that, for U.S. federal income tax purposes, you will not recognize any gain or loss strictly as a result of receiving Class A common stock and Class B common stock of For-Profit CBOT in connection with the restructuring transactions. Our receipt of the IRS ruling is a condition to our completion of the restructuring transactions. Assuming this non-recognition treatment, the tax basis in your membership interest would carry over to your common stock of For-Profit CBOT.

   We anticipate that the receipt of Series A convertible preferred stock by the limited partners of Ceres pursuant to the reorganization of our electronic trading business will be tax-free to such limited partners. We further anticipate that the conversion of the Series A convertible preferred stock into Class A common stock of For-Profit CBOT pursuant to its terms would also be tax free, except to the extent of any shares which are received for accrued unpaid dividends on such Series A convertible preferred stock. Dividends on the Series A convertible preferred stock paid in the form of additional shares of Series A convertible preferred stock will be taxable to the same extent as if they were paid in cash.

Absence of Appraisal Rights

   Members who object to the restructuring transactions will have no statutory appraisal or dissenters rights under applicable law.

   Appraisal or dissenters rights, if available, would have enabled members who objected to certain extraordinary matters to dissent and require the corporation to purchase their interest at the fair value immediately prior to the matter and withdraw from the corporation. These rights generally apply to transactions involving mergers or consolidations and the restructuring transactions will not be effected by means of any of these transactions. Instead, the demutualization will be accomplished by an amendment to our certificate of incorporation and distribution of our stock. Accordingly, if the restructuring transactions are completed, notwithstanding the fact that you may vote against the restructuring transactions, you will become entitled to shares of Class A common stock and Class B common stock of For-Profit CBOT as described in this document.

Accounting Matters

   The accounting treatment of certain aspects of the restructuring transactions will be similar to a "pooling-of-interests." Under this method of accounting, no gain or loss will be recognized, and the assets and liabilities of CBOT will appear on the books of For-Profit CBOT at their same recorded amounts.

Regulatory Matters

   In addition to those conditions described below in "--Conditions to Completing the Restructuring Transactions," the completion of the restructuring transactions is subject to:

  . receipt of any approvals required by the CFTC in connection with the proposed changes to our certificate of incorporation, bylaws and rules and regulations that will be made in connection with the restructuring transactions; and

  . receipt of confirmation by the CFTC that For-Profit CBOT will retain our contract market designation.

These approvals from the CFTC will be sought as soon as reasonably practicable following membership approval of the restructuring transactions at the special meeting of members. Although we currently expect to receive these approvals from the CFTC, we can provide no assurance as to when or whether we will receive such approvals.

   Also, the restructuring transactions may be subject to certain regulatory requirements of other state, federal and foreign governmental agencies and authorities, including those relating to the regulation of securities. We are currently working to evaluate and comply in all material respects with these requirements and do not anticipate that they will hinder, delay or restrict completion of the restructuring transactions.

   No filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, are required in connection with the restructuring transactions generally. However, if any member acquires enough securities in connection with the restructuring transactions to exceed any threshold stated in the regulations under this act, and if an exemption under those regulations does not apply, such member and the CBOT could be required to make filings under this act, and the waiting period under the act would have to expire or be terminated before any issuance of shares to such member could be effected. A filing requirement could delay the distribution of shares to such member for several months or more.

Conditions to Completing the Restructuring Transactions

   We will not complete the restructuring transactions unless each of the following conditions is satisfied:

 . the members of the CBOT shall have approved the restructuring transactions in accordance with our certificate of incorporation, bylaws and rules and regulations and applicable law;

 . we shall have received each required third party consent, which the failure to obtain would, in the sole and absolute determination of the board of directors, have a material adverse effect on For-Profit CBOT;

 . we shall have received a favorable ruling from the IRS, in form and substance satisfactory to our board of directors, that the receipt of Class A common stock and Class B common stock will not result in the recognition of gain to our members under U.S. federal tax law;

 . we shall have received any approvals required by the CFTC in connection with the changes to our certificate of incorporation, bylaws and rules and regulations that will be made in connection with the restructuring transactions and we have confirmed with the CFTC the transfer of our contract market designations to For-Profit CBOT, and we shall have received any other governmental or regulatory approvals and authorizations determined by us to be necessary or appropriate;

 . there shall be no court order or administrative or other regulation or similar decree prohibiting or restricting the completion of the restructuring transactions; and

 . our board of directors shall not have determined that the restructuring transactions are no longer in the best interests of the CBOT and its members or that the transactions are not fair to each class of CBOT membership.

  In making this determination, our board of directors will give due consideration to all relevant facts and circumstances, including, among other things, the continued validity of the fairness opinions received by the board in connection with the restructuring transactions, including both the fairness opinion from William Blair relating to the allocation of the shares of For-Profit CBOT common stock among members and the fairness opinion from Arthur Andersen relating to the allocation of the shares of For-Profit CBOT Series A convertible preferred stock among Ceres limited partners, the then current status of any litigation relating to the restructuring transactions and the expected effects, if any, of the restructuring transactions on the CBOE exercise right.

   We currently expect to complete the restructuring transactions as soon as reasonably practicable following the satisfaction of these conditions.

Board Recommendation

   The board of directors recommends that members vote "FOR" approval of the restructuring transactions.

                                 CAPITALIZATION

   Set forth below is the historical capitalization of the CBOT and a pro forma capitalization of For-Profit CBOT giving effect to the restructuring transactions. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the unaudited pro forma condensed consolidated financial statements of For-Profit CBOT, included in this document as Appendix B, and the historical consolidated financial statements of the CBOT included in this document as Appendix A:

                                              As of December 31, 2000
                                        -----------------------------------
                                                   Pro Forma After Effects of
                                                 ------------------------------
                                                 Issuance of
                                                   Class A   Acquisition of
                                                 and Class B  Interest in
                                         Actual    Shares        Ceres
                                        -------- ----------- --------------
                                                  (In thousands)
Long-term debt......................... $ 64,286  $ 64,286      $ 64,286
                                        --------  --------      --------
Members' Equity........................ $191,320
Stockholders' Equity:
  Series A Cumulative Convertible
   Preferred stock, $0.001 par value,
   10,000,000 shares authorized,
   264,600 issued and outstanding......      --        --         26,460
  Class A common stock, $0.001 par
   value, 99,996,273 shares authorized,
   39,797,650 shares issued and
   outstanding.........................      --         40            40
  Class B common stock, Series B-1,
   $0.001 par value, 1,402 shares
   authorized, 1,402 shares issued and
   outstanding.........................      --          1             1
  Class B common stock, Series B-2,
   $0.001 par value, 779 shares
   authorized, 779 shares issued and
   outstanding.........................      --          1             1
  Class B common stock, Series B-3,
   $0.001 par value, 174 shares
   authorized, 174 shares issued and
   outstanding.........................      --        --            --
  Class B common stock, Series B-4,
   $0.001 par value, 642 shares
   authorized, 642 shares issued and
   outstanding.........................      --          1             1
  Class B common stock, Series B-5
   $0.001 par value, 643 shares
   authorized, 643 shares issued and
   outstanding.........................      --          1             1
  Additional paid-in capital...........      --        --            --
  Retained earnings....................      --    191,276       164,816
                                        --------  --------      --------
    Total Stockholders' equity.........      --    191,320       191,320
                                        --------  --------      --------
    Total Capitalization............... $255,606  $255,606      $255,606
                                        ========  ========      ========

--------

   *Pro forma data reflects such adjustments as necessary, in the opinion of management, to reflect the (1) conversion of members' equity to common stock of For-Profit CBOT and (2) issuance of 264,600 shares of Series A convertible preferred stock valued at $26,460,000 to the limited partners of Ceres in exchange for their limited partnership interests based on the December 31, 2000 valuation of Ceres. The actual number of shares of Series A convertible preferred stock to be issued will be based on the final valuation report of Arthur Andersen relating to the valuation of Ceres as of a date reasonably proximate to the date of the completion of the Ceres merger. For more information regarding the results of operations and stockholders' equity of For-Profit CBOT on a pro forma basis, see Appendix B to this document.

                      SELECTED CONSOLIDATED FINANCIAL DATA

   The following table sets forth selected consolidated financial and other data for the CBOT. The balance sheet data as of December 31, 2000 and 1999 and operating data for each of the three years in the period ended December 31, 2000, respectively, have been derived from the audited consolidated financial statements and related notes included elsewhere in this document. The balance sheet data as of December 31, 1998, 1997 and 1996 and operating data for each of the two years ended December 31, 1997 and 1996 have been derived from the audited consolidated financial statements and related notes not included in this document. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and related notes, the unaudited pro forma condensed consolidated financial statements and other financial information included elsewhere in this document.

                                          Year Ended December 31,
                                ------------------------------------------------
                                  2000      1999      1998      1997      1996
                                --------  --------  --------  --------  --------
                                  (dollars in thousands, except per share
Operating Data                                     data)
Revenues
 Exchange fees................  $101,981  $102,545  $112,115  $ 88,932  $ 76,565
 Market data (1)..............    61,060    54,028    53,100    47,242    44,459
 Building (2).................    24,530    22,653    21,876    21,896    21,117
 Services (3).................    17,848    20,279    16,907    15,776    10,976
 Other (4)....................     7,500     3,391     1,240     1,539     1,461
                                --------  --------  --------  --------  --------
   Total revenues.............   212,919   202,896   205,238   175,385   154,578
                                --------  --------  --------  --------  --------
Expenses:
 Salaries and Benefits........    56,391    64,133    57,991    49,384    46,064
 General and administrative
  expenses....................    52,299    50,988    45,267    28,174    20,295
 Building operating costs.....    22,584    23,171    22,572    21,023    18,763
 Depreciation and
  amortization................    40,013    36,140    33,764    27,681    16,433
 Programs (5).................     3,539     7,280     8,802     9,974     9,305
 Professional services........    32,459    32,490    19,924    11,950    12,948
 Other (6)....................     8,261       327       --        --        --
                                --------  --------  --------  --------  --------
   Total expenses.............   215,546   214,529   188,320   148,186   123,808
                                --------  --------  --------  --------  --------
   Income (loss) from
    operations................    (2,627)  (11,633)   16,918    27,199    30,770
Other income and expenses
 Interest income..............     1,242     1,052     1,947     2,090     1,986
 Interest expense.............     6,773     6,774     7,170     6,483       --
                                --------  --------  --------  --------  --------
   Income (loss) before income
    taxes and cumulative
    effect of change in
    accounting principle......    (8,158)  (17,355)   11,695    22,806    32,756
Provision (benefit) for income
 taxes........................     1,950    (2,895)    5,051     6,147    13,109
                                --------  --------  --------  --------  --------
 Income (loss) before
  cumulative effect of change
  in accounting principle.....   (10,108)  (14,460)    6,644    16,659    19,647
Cumulative effect of change in
 accounting principle--
 net of tax benefit of $2,026
 (7)..........................       --      2,920       --        --        --
                                --------  --------  --------  --------  --------
 Income (loss) before
  minority interest...........   (10,108)  (17,380)    6,644    16,659    19,647
Minority interest in (income)
 loss of subsidiaries.........       --      6,933       (38)   (6,995)      --
                                --------  --------  --------  --------  --------
 Net income (loss)............  $(10,108) $(10,447) $  6,606  $  9,664  $ 19,647
                                ========  ========  ========  ========  ========
Balance Sheet Data
Total assets..................  $372,194  $373,379  $400,971  $397,449  $355,585
Total liabilities.............   180,874   172,405   189,924   193,538   160,765
Short-term borrowings.........    18,014     6,500       --      1,662    14,357
Long-term debt................    64,286    87,500    99,000   105,000    76,166
Total equity..................   191,320   200,974   211,047   203,911   194,820
Proforma Data (8)
Total assets..................   372,194   373,379
Total liabilities.............   180,874   172,405
Short-term borrowings.........    18,014     6,500
Long-term debt................    64,286    87,500
Total equity..................   191,320   200,974
Net loss......................   (10,108)  (10,447)
Net loss per share............     (0.31)    (0.36)
Other Data
Current ratio (9).............      0.71      1.02      1.41      1.42      1.15
Working capital (deficit).....   (24,149)    1,067    18,574    18,457     7,729
Capital expenditures..........    38,497    25,165    26,985    48,529    90,393
Times interest earned (10)....       N/A       N/A      2.63      4.52       N/A
Number of full time employees
 at end of period.............       711       846       853       805       811
Sales price per full CBOT
 membership--High.............  $    642  $    632  $    780  $    857  $    690
Low...........................  $    225       400       384       660       531

--------
(1) Beginning in 2000, the CBOT repriced the distribution of quotation data. At the same time, the CBOT introduced a rebate to member firms for quotations. This rebate is offset against quotation revenue.
(2) Building revenue consists of rental payments from tenants for leased space in buildings owned by the CBOT.
(3) Service revenue consists of those charges for telecommunications, member services-related fees, workstation fees, exchange floor services and other services.
(4) Other revenues consist of members' dues, fines and other miscellaneous items. Members' dues consist of dues on both CBOT and MidAmerica Commodity Exchange memberships. Dues on CBOT memberships were waived from 1989 through May 2000.
(5) Program costs contain primarily marketing and communication programs.
(6) Other operating expense contains severance expenses and a one-time contract settlement in 2000.
(7) In 1999, the CBOT adopted Statement of Position ("SOP") 98-5, Reporting on the Costs of Start-Up Activities. SOP 98-5 requires that start-up activities be expensed as incurred. Previously, start-up activities were capitalized and amortized.

(8) Reflects (a) the conversion of members' equity to common stock of For-Profit CBOT and (b) the issuance of 264,600 shares of Series A convertible preferred stock valued at $26,460,000 to the limited partners of Ceres in exchange for their limited partnership interests based on the December 31, 2000 valuation of Ceres.

(9) Equals current assets divided by current liabilities.

(10) Equals the sum of income (loss) before provision (benefit) for income taxes plus interest expense divided by interest expense.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

   This document contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties faced by us described below and elsewhere in this document, including under "Risk Factors" above.

   The following should be read in conjunction with our financial statements appearing in the appendices to this document.

Overview

   Our primary business is the operation of markets for the trading of listed financial and commodity futures contracts and options on futures contracts. In addition to our traditional open outcry auction markets, we offer electronic trading through our a/c/e system, which we jointly own and operate through our alliance with the Eurex Group. We derive revenue from exchange fees relating to the trading in our markets, which accounted for about 47.9% of our total revenues in 2000. In order to increase our volume and resulting revenues, we seek to develop and promote contracts designed to satisfy the trading, hedging and risk-management needs of our market participants.

   Because our trading fees are assessed on a per-transaction basis, our trading revenues are directly correlated to the volume of contracts traded on our markets. Many factors may affect our trading volume, including fluctuations in interest rate volatility, growth in equity trading, the general domestic business cycle, changes in weather and farming conditions and changes in the debt management policy of the United States government. Recently, our trading revenues have been affected by the reduced volume of trading.

   In addition to trading fees, we also derive revenue from the sale of our market data. Because we are the primary market for our products, our price information has value as a key indicator of the overall financial and agricultural markets. To some extent, revenues from the sales of our market data are also dependent upon volume, as well as our ability to remain a primary market and to respond to innovations in technology that may affect the availability and price of market data. These revenues may also be subject to legislative and regulatory changes. Sales of market data accounted for about 28.7% of our total revenue in 2000.

   The expenses relating to our trading operations are mostly fixed expenses, which means that our overall expense structure is generally independent of our trading volume. Salaries and expenses represent our largest expense category and are mostly dependent upon our staffing requirements and the overall employment market. Professional services expenses have increased in recent years primarily due to expenses associated with making our computer systems year 2000 compliant, enhancements to our trading systems and development of the restructuring transactions described in this document.

   We also rent out commercial space in the buildings that we own. In 2000, total revenues from our real estate operations represented about 11.5% of our total revenues. These revenues are generally affected by market rental rates, lease renewals and business conditions in the financial services industry in which most of our tenants operate. Building expenses are dependent on variable utility costs, cleaning expenses, real estate taxes and other general operating costs.

Results of Operations

 Year ended December 31, 2000 compared to year ended December 31, 1999

   Net Loss. For the year ended December 31, 2000, we had a net loss of $10.1 million compared to a net loss of $10.4 million for the year ended December 31, 1999. Loss before income taxes and other items improved to $8.2 million in 2000 from $17.4 million in 1999 due to higher revenues and lower expenses. The loss for 2000 is primarily the result of a one-time contract settlement expense related to the termination of the employment agreement with our former president and chief executive officer of about $8.0 million and bad debt expense of $2.1 million related to amounts receivable from one of our market data customers.

   Revenues. In 2000, our consolidated operating revenues increased 4.9% to $212.9 million compared to consolidated operating revenues of $202.9 million in 1999. Revenues from exchange fees were essentially unchanged at $102.0 million compared to $102.5 million in 1999. Exchange fees can be divided into two components: exchange trading fees and electronic trading fees. The amount of exchange fees allocable to exchange trading was $83.8 million in 2000, compared to $83.9 million in 1999. The largest component of exchange trading fees, non-member fees, decreased from $68.2 million in 1999 to $65 million in 2000, a decline of 4.7%. The decrease in non-member fees was partially offset by an increase in the fee rate charged to members and delegates beginning in September 2000. The amount of exchange fees allocable to electronic trading was $18.2 million in 2000 compared to $18.6 million in 1999. Total trading volume declined to 233.5 million contracts in 2000 from 254.6 million contracts in 1999. Trading volume for electronic trading was 15.5 million contracts in 2000 and 11.2 million contracts in 1999.

   The decreased revenue from exchange fees was partially offset by increased revenue from the sale of market data. In 2000, the CBOT recognized $61.0 million in revenue from the sale of market data while in 1999 it was $54.0 million, representing an increase of 13%. This increase was due primarily to an increase in the price charged for certain market data.

   Building revenue from leased office space at 141 West Jackson Boulevard in Chicago also increased to $24.5 million in 2000, or 7.9% above our building revenue in 1999. Our per square foot rental rate increased in this same period. The amount of lease space remained steady from 1999 to 2000.

   Service revenues decreased 12.3% from $20.3 million in 1999 to $17.8 million in 2000. Service revenues consist of telephone charges, badge fees, booth space and member services related fees. The decrease was primarily attributable to decreased revenues from fees charged to access trading floor communication system and the elimination of Project A terminal leasing in September 2000.

   Dues received from the membership were $5.5 million in 2000, compared to 1999 dues of $0.4 million. This increase was a result of the reinstatement of dues charged to all CBOT members in June 2000.

   Other operating revenue for the exchange trading segment includes fines levied on members and member firms by regulatory committees and the board of directors based on the rules and regulations of the CBOT. Other operating revenue was $0.8 million in 2000 compared to $1.7 million in 1999. This decrease is due primarily to a one-time disciplinary fine levied by the board of directors in 1999. Other operating revenue in 2000 for the electronic trading segment of $1.2 million included gains on foreign currency transactions of $1.0 million and consulting revenues of $0.2 million in 2000, compared to $1.3 million of other operating revenue in 1999, which related to a favorable settlement of a lawsuit.

   Interest income, which is not a component of operating income, was $1.2 million in 2000, which represented an increase of 20% from 1999 interest income of $1.0 million. This increase resulted from an overall increase in cash and cash equivalents. Offsetting the interest income was interest expense of $6.8 million in 2000 and 1999. Interest expense remained the same as in 1999 due to higher interest rates offset by a lower debt balance in 2000.

   Expenses. Operating expenses totaled $215.5 million in 2000, compared to $214.5 million in 1999, which is an increase of 0.5%. Salaries and benefits decreased 12.0% to $56.4 million from $64.1 million in 1999. The decrease in salary and benefits expenses is due to reduced staffing levels relative to 1999. Salary expense decreased $2.8 million from $47.8 million in 1999 to $45.0 million in 2000. In addition, incentive compensation for employees decreased $3.1 million from $4.2 million in 1999 to $1.1 million in 2000. Furthermore, pension and savings plan expense decreased $1.9 million from $4.4 million in 1999 to $2.5 million in 2000.

   Professional service expenses were $32.5 million in 2000, unchanged from 1999. This expense category includes the costs of restructuring, which was about $9.9 million in 2000 compared to $1.7 million in 1999. Included in 1999, were costs of about $8.0 million associated with making our computer systems year 2000 compliant.

   General and administrative expenses increased $1.3 million to $52.3 million in 2000, a 2.6% increase from the $51.0 million in general and administrative expenses in 1999. These expenses represent our general operating costs, such as telecommunications expenses, the cost of information machines on the trading floors and data processing expenses, totaling $17.2 million. Operating expenses of the a/c/e system, totaling $21.4 million in 2000, the expenses associated with the communications lines for the Project A workstations of $2.6 million, and bad debt expense of $2.1 million, were also included in general and administrative expenses.

   Building operating expenses decreased 2.6% from $23.2 million in 1999 to $22.6 million in 2000. Program costs decreased 52.1% from $7.3 million in 1999 to $3.5 million in 2000. These costs are primarily attributable to the Market and Product Development Department and the Communications Department and have decreased as a result of the change in the marketing efforts of the CBOT.

   While the CBOT reflects a loss before income taxes, the CBOT generated a provision for income taxes due to the non-deductibility of certain restructuring costs.

   Year Ended December 31, 1999 compared to year ended December 31, 1998

   Net Income/(Loss). For the year ended December 31, 1999, we had a net loss of $10.4 million compared to net income of $6.6 million for the year ended December 31, 1998. This operating loss was primarily the result of increased salaries and benefits, professional services and general and administrative expenses and the change in accounting principle.

   In 1999, the CBOT adopted Statement of Position ("SOP") 98-5, Reporting on the Costs of Start-Up Activities. Accordingly, the CBOT expensed costs associated with start-up activities which had otherwise been capitalized and amortized on a straight-line basis over 60 months. The cumulative effect of this change in accounting principle was $2.9 million, net of tax benefit of $2.0 million.

   Revenues. In 1999, our consolidated operating revenues decreased 1.1% to $202.9 million compared to consolidated operating revenues of $205.2 million in 1998. Revenues from exchange fees decreased 8.6% from $112.1 million in 1998 to $102.5 million in 1999, principally as a result of lower trading volume. In 1999, 254.6 million contracts were traded, which represented a 9.5% decrease from the 281.2 million contracts traded in 1998. The portion of these contracts allocable to electronic trading was 11.2 million in 1999, compared to 12.3 million in 1998. Exchange trading fees were $83.9 million in 1999, compared to $89.4 million in 1998, a decrease of 6.2%. Electronic trading fees were $18.6 million in 1999 compared to $22.8 million in 1998, a decrease of 18.4%. The largest component of exchange trading fees, non-member fees, decreased from $80.7 million in 1998 to $76.7 million in 1999, a decline of 5.0%.

   The decrease in exchange fees as a result of lower trading volume was partially offset by increased revenue from the sale of market data. In 1999, we received $54.0 million in revenue from the sale of market data and in 1998, we received $53.1 million in revenue from the sale of market data, representing an increase of 1.7%.

   Building revenue from leased office space at 141 West Jackson Boulevard in Chicago also increased to $22.7 million in 1999, or 3.7% above our rental revenue in 1998 of $21.9 million. Our per square foot rental rate increased in this same period. The amount of leased space remained steady from 1998 to 1999. Service revenues increased 20.1% from $16.9 million in 1998 to $20.3 million in 1999.

   Service revenues consist of telephone charges, badge fees, booth space and member services related fees, and the increase primarily is attributable to increased revenues from our trading floor communication system and from the greater number of Project A terminals leased.

   Other operating revenues for exchange trading were $1.7 million in 1999 compared to $0.4 million in 1998. This increase was due primarily to a one-time disciplinary fine levied by the board of directors in 1999. Other operating revenues for electronic trading were $1.3 million in 1999 compared to $0.4 million in 1998. This is primarily the result of a favorable settlement of a lawsuit in 1999.

   Interest income, which is not a component of operating income, was $1.1 million in 1999, which represented a decrease of 42.1% from 1998 interest income of $1.9 million. This decrease resulted from an overall decrease in cash. Offsetting the interest income was interest expense of $6.8 million in 1999. Interest expense decreased $0.4 million, or 5.6%, from $7.2 million in 1998 due to our reduced debt balance in 1999.

   Expenses. Operating expenses totaled $214.5 million in 1999, compared to $188.3 million in 1998, which was an increase of 13.9%. Salaries and benefits increased 10.5% to $64.1 million in 1999 from $58.0 million in 1998. The increase in salary and benefits expenses of $6.1 million was due to increased staffing levels relative to 1998, as well as non-cash changes to our pension plan assumptions of $0.6 million.

   Professional services expense was $32.5 million in 1999 and $19.9 million in 1998, which was an increase of $12.6 million or 63.3%. The increase in expenses in connection with professional services was partly attributable to an additional $8.0 million of expenses incurred in 1999 to make our computers and systems year 2000 compliant. In addition, we incurred restructuring costs of $1.7 million and professional fees for order routing of $6.6 million in 1999.

   Our general and administrative expenses increased $5.7 million to $51.0 million in 1999, a 12.6% change from the $45.3 in general and administrative expenses in 1998. These expenses represent our general operating costs, such as telecommunications expenses, the cost of information machines on the trading floors and data processing expenses totaling $14.9 million in 1999 compared to $11.6 million in 1998. The expenses associated with the communications lines for the increased number of Project A workstations, totaling $4.6 million in 1999 compared to $2.3 million in 1998, were also included in general and administrative expenses. Depreciation and amortization expense increased $2.4 million in 1999 primarily as a result of computer equipment additions.

   Building operating expenses increased 2.7% from $22.6 million in 1998 to $23.2 million in 1999. Program costs decreased 17.0% from $8.8 million in 1998 to $7.3 million in 1999, which was primarily attributable to a change in the marketing efforts of the Market and Product Development Department and the Communications Department.

   Minority interest in net loss of subsidiaries, which represents the Ceres limited partners' share of Ceres's net loss as well as the minority interest share of the net loss of Ceres's subsidiary, Chicago Board Brokerage, LLC, or "CBB," of $6.9 million in 1999 was primarily attributable to CBB's net loss for 1999. CBB was dissolved in 1999.

   The provision for income taxes decreased $8.0 million, from $5.1 million in 1998 to a net tax benefit of $2.9 million in 1999. This decrease was primarily due to our pretax loss of $17.4 million in 1999, compared to pretax income of $11.7 million in 1998.

Financial Condition

   For the year ended December 31, 2000, total assets were $372.2 million, a decrease of $1.2 million from $373.4 million in 1999. Current assets increased $3.0 million from $49.3 million in 1999 to $52.3 million in 2000, due to an increase in cash and cash equivalents in the amount of $5.8 million offset by a decrease of $7.1 million in income taxes receivable for which the CBOT received refunds in 2000. In addition, accounts receivable increased $4.2 million from 1999 primarily due to the increased fees received from market data and exchange fees partially offset by an increase in the allowance for doubtful accounts of $2.1 million. Property and equipment, net of accumulated depreciation, was $305.1 million in 2000, a decrease of $4.3 million from $309.4 million in 1999, primarily due to purchases of computer equipment and software more than offset by depreciation. Included in property and equipment the capitalization of software for the a/c/e system as required to be capitalized under Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Other assets of $14.8 million increased by $0.2 million from 14.6 million at December 31, 1999.

   At December 31, 2000, the CBOT held $28.2 million in cash and cash equivalents, compared to $22.4 million at December 31, 1999. This increase consisted primarily of net cash generated by operating activities of $46.4 million less net cash used primarily for capital expenditures and investments of $38.6 million and net repayment of debt of $2.0 million. Working capital deficit at December 31, 2000 was $24.1 million compared to working capital of $1.1 million at December 31, 1999. The decrease was primarily the result of an increase in the current portion of long-term debt of $11.5 million and amount due to CBOT/Eurex Alliance, L.L.C. of $8.9 million.

   At December 31, 2000, total liabilities increased $8.5 million to $180.9 million from $172.4 million at December 31, 1999. This increase consisted primarily of $1.8 million in deferred taxes, $8.9 million due to CBOT/Eurex Alliance, L.L.C., and a one-time contract settlement payable of $6.1 million offset by an $11.7 million reduction in outstanding debt and reductions in accounts payable. Total debt of the CBOT at December 31, 2000 was $82.3 million and included $75 million of privately placed notes and $7.3 million of a revolving credit line with a lending institution. Members' equity was $191.3 million at December 31, 2000 compared to $201.0 million at December 31, 1999.

Liquidity and Capital Resources

   For the year ended December 31, 2000, cash and cash equivalents increased $5.8 million from $22.4 million at December 31, 1999 to $28.2 million at December 31, 2000. Net cash flows from operating activities were $46.4 million in 2000, which reflected increases in certain liabilities, including the amount due to CBOT/Eurex Alliance, L.L.C. of $8.9 million. Net cash flows used in investing activities for 2000 was $38.6 million, which was primarily due to the purchase of computer software relating to the a/c/e system. Net cash flows used in financing activities were $2.0 million for the year ended December 31, 2000 which was attributable to a net reduction in the principal outstanding on our lines of credit.

   For the year ended December 31, 1999, interest payments were $6.8 million. These consisted primarily of interest paid for the private placement of senior notes and for the revolving credit line of interest. The $75.0 million principal amount for the private placement senior notes requires annual principal repayments of $10.7 million beginning in March 2001 with a final repayment of remaining principal in March 2007.

   The CBOT has a $10 million line of credit expiring in May 2001. Borrowings under this line of credit are secured by the CBOT's receivables and carry interest at LIBOR plus 62.5 basis points. As of December 31, 2000, about $2.0 million was available under the line of credit based on the borrowing base terms. This credit line contains covenants that require, among other things, that the CBOT maintain specified levels of minimum net worth and meet defined financial ratios.

   As of December 31, 2000, the CBOT had a working capital deficit of about $24.1 million, which reflects the substantial resources that the CBOT has committed to the development, maintenance and support of both its open outcry and electronic trading systems as well as the impact of lower than historical volumes in its open outcry trading market. Since 1998, we have made substantial expenditures related to the creation of the a/c/e system, while continuing to upgrade our open outcry system and facilities. We have taken steps to improve our cash flow and to bring our working capital positive by the end of 2001. To generate cash earlier in 2001, given certain debt obligations due in March 2001, the CBOT has accelerated the period by which member dues are billed and collected, from quarterly to annual advance billing. Pursuant to the CBOT rules and regulations, dues were assessed on a quarterly basis beginning in June 2000. Prior to June 2000, dues had been waived by the CBOT as a result of its cash flow and working capital position. The waiving of dues in previous periods had no impact on CBOT billing annual dues for 2001 on January 1, 2001. Management developed, and the board of directors has approved, the CBOT's operating budget for 2001, which reflects positive working capital by year-end 2001. This plan reflects the full year's impact of the increases in exchange fee rates implemented September 1, 2000. The plan also includes reductions to capital and operational spending. The CBOT plans to defer certain technological enhancements not deemed crucial to the operation of the open outcry system and of the a/c/e system. Trading revenue in the plan is based on levels of trading historically experienced by the CBOT, but lower than that for 2000.

   You should be aware that our assumed revenues for 2001 are based upon certain assumptions, including assumptions relating to our annual trading volume next year. Futures trading volume has historically been subject to significant fluctuations and we cannot assure you that we will achieve the trading volume levels assumed in our budget.

   The CBOT has the ability to assess and collect additional dues from our members to support our cash needs. Although not currently contemplated, we may also consider additional sources of funds such as restructuring our outstanding senior notes into a longer term mortgage secured by our buildings, a sale of some or all of our real estate and conversion of our credit line into long-term asset-based financing. However, we cannot provide any assurance that these sources will be available or that they will be sufficient to meet our liquidity needs for the foreseeable future.

   For important information about risks related to our future capital and liquidity requirements, see "Risk Factors--Risk Factors Relating to Our Business--We May Be Unable to Meet Our Future Capital and Liquidity Requirements."

Market Risk

   The CBOT provides the contract market for trading futures and options on futures. However, it does not trade futures and options on futures for its own account. The CBOT invests available cash in highly liquid, short-term investment grade paper. The CBOT does not believe there is any significant risk associated with these short term investments.

   The CBOT's current revolving credit line is tied to the LIBOR rate. Fluctuations in the LIBOR rate will have an impact on the amount of interest paid by the CBOT.

Foreign Currency Risk

   The CBOT historically has transacted minimal business in foreign currencies. The alliance with the Eurex Group has created additional foreign currency transactions in 1999 and 2000, specifically in the euro. The CBOT has entered into foreign currency forward contracts to hedge foreign currency fluctuations. Specifically, on September 27, 2000, the CBOT entered into foreign exchange forward contracts with a financial institution to hedge our risk of foreign currency fluctuations related to certain commitments to the Eurex Group and Deutsche Borse Systems AG which are denominated in euros for the operations of the a/c/e system and additional software enhancements. The notional amount of these contracts total about $29.0 million with exchange rates ranging from
 .89429 to .91100 and maturities at various dates through 2003 corresponding to the terms of the commitments. In December, 2000, the CBOT decided not to pursue, at this time, certain software enhancements. The CBOT then entered into about $9.8 million of foreign exchange forward contracts offseting certain contracts entered into in September. Any gain or loss on the forward contracts hedging commitments that have not been fulfilled and recorded are deferred. The CBOT believes that fluctuations in foreign currency exchange rates will not have a material adverse effect on its results of operations.

Recent Accounting Pronouncements

   Financial Accounting Standards Board Statement of Financial Accounting Standards ("FAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended by FAS No. 138, will be effective for the CBOT's fiscal year beginning January 1, 2001. FAS No. 133 will require that all derivative instruments be recorded on the consolidated statement of financial condition at fair value including derivatives embedded in financial instruments or contracts that are not clearly and closely related to the economic characteristics of the host financial instrument or contract. Changes in the fair value of derivatives will be recorded each quarter in net income or, if the derivative is designated as a cash flow hedge, in other comprehensive income.

   Upon adoption of these new accounting standards, the CBOT is expected to have cumulative effect transition adjustments of a net loss of about $100,000 before taxes and of other comprehensive income of about $500,000, also before taxes. The CBOT also expects to have changes in recorded assets and liabilities. All of this is a result of recording all derivative financial instruments on the Consolidated Statement of Financial Condition at fair value.

Quarterly Comparisons

   The CBOT's operating results may fluctuate from period to period as a result of, among other things, trading volume. The information below, which sets forth by quarter the CBOT's income statement data for the years ended December 31, 2000 and 1999, should be read in conjunction with the "Selected Consolidated Financial Data."

                                              Year Ended December 31, 2000
                                            -----------------------------------
                                              1st      2nd      3rd      4th
                                            Quarter  Quarter  Quarter  Quarter
                                            -------  -------  -------  --------
   Revenues...............................  $55,391  $52,349  $50,907  $ 54,272
   Expenses...............................   54,090   53,150   51,349    56,957
   Income (loss) from operations..........    1,301     (801)    (442)   (2,685)
   Income (loss) before minority interest.     (790)  (2,166)  (2,424)   (4,728)
   Minority interest in (income) loss of
    subsidiaries..........................      --       --       (72)       72
   Net Income (loss)......................     (790)  (2,166)  (2,496)   (4,656)
                                              Year Ended December 31, 1999
                                            -----------------------------------
                                              1st      2nd      3rd      4th
                                            Quarter  Quarter  Quarter  Quarter
                                            -------  -------  -------  --------
   Revenues...............................  $54,071  $52,404  $52,416  $ 44,005
   Expenses...............................   48,899   52,679   51,685    61,266
   Income (loss) from operations..........    5,172     (275)     731   (17,261)
   Income (loss) before cumulative effect
    of change in accounting principle and
    minority interest.....................    3,504   (1,432)  (1,346)  (15,186)
   Cumulative effect of change in
    accounting principle..................    2,920      --       --        --
   Minority interest in (income) loss of
    subsidiaries..........................    5,614      260    1,059       --
   Net Income (loss)......................      584   (1,432)  (1,550)   (8,049)

   On January 1, 1999, the CBOT adopted Statement of Position ("SOP") 98-5, Reporting on the Costs of Start-up Activities. SOP 98-5 requires that start-up activities be expensed as incurred. Previously, start-up activities were capitalized and amortized. The cumulative effect of this change in accounting principle was $4,946,000, net of a tax benefit of $2,026,000.

   On September 30, 1999, the CBOT dissolved the brokerage division of Ceres known as Chicago Board Brokerage, LLC. Losses in the amount of about $10.6 million were generated by Chicago Board Brokerage, LLC in 1999.

   In the fourth quarter 1999, the CBOT experienced lower trading volume due to the year 2000 issue. This resulted in about $8 million in reduced revenues. In addition, expenses increased by about $10 million relating to year 2000 compliance and restructuring costs.

   In the second quarter 2000, the CBOT recognized a one-time contract settlement related to the termination of the employment agreement with our former president and chief executive officer of about $8 million.

   In the fourth quarter of 2000, the CBOT recognized bad debt expense of $2.1 million related to amounts receivable from one of our market data customers.

                                  OUR BUSINESS

Overview

   Founded in 1848, we are one of the world's leading exchanges for the trading of futures and options on futures contracts, with total volume in 2000 of about 234 million contracts, which represented about 15% of the total volume of all global listed futures and options on futures contracts. According to industry data as reported in Futures Industry Magazine, we ranked second worldwide among major futures exchanges in volume of contracts traded in 2000, transacting about 40% of the global listed agricultural futures and options contracts, e.g., wheat, corn, soybeans, and about 19% of the global listed financial futures and options contracts, e.g., Treasury bonds and notes. From our origins in the nineteenth century as a market for trading cash grain, we have evolved into a major financial center in the twenty-first century, offering a diverse range of contracts based on interest rates, agricultural commodities, equity indices and other underlying instruments and risk-based activities.

   We operate markets for the trading of commodity and financial futures contracts, as well as options on futures contracts. These contracts have been developed through our extensive research and development efforts and through relationships with market participants and other financial institutions. We operate traditional open outcry auction markets where our members trade in a centralized location with other members. Members may be individual traders, who risk their personal capital and provide significant liquidity to our markets, or floor brokers who are executing transactions on behalf of customers or member firm proprietary accounts. We also make our products available for trading on an electronic trading system operated pursuant to our alliance with the Eurex Group, which includes the operators of the world's largest derivatives exchange.

   We also engage in extensive regulatory compliance activities, including market surveillance and financial supervision activities, designed to ensure market integrity and provide financial safeguards for users of our markets. Our traditional open outcry and electronic trade execution services provide market participants the ability to determine current market prices, known as "price discovery," and trade matching services that offer market participants price transparency, anonymity and immediacy. Further, we market and distribute valuable real-time and historical market data generated from trading activity in our markets to users of our products and related cash and derivative markets and financial information providers.

   Our market participants include many of the world's largest banks, investment firms and agricultural corporations. These participants use our products for hedging, risk management, asset allocation and speculation. Other market users include financial institutions, such as public and private pension funds, mutual funds, hedge funds and other managed funds, insurance companies, corporations, commercial banks, professional independent traders and retail customers. Our users can be broadly categorized as hedgers or speculators, depending on whether they transfer risk or accept risk. Hedgers are market participants who seek to transfer price risk in an underlying commodity, e.g., soybeans, or financial instrument, e.g., Treasury bonds. Speculators, on the other hand, accept price risk and attempt to make profits through buying and selling futures contracts by anticipating price changes and generally have no interest in making or taking delivery of the underlying commodity or instrument.

   We have developed innovative and cost-effective products and execution and order routing systems which benefit our members and customers. As indicated in the chart below, we have recently experienced a decline in trading volume. We believe that such decline in our trading volume have been caused primarily by a decrease in interest rate volatility, growth in equity trading, changes in Federal Reserve monetary policy and the business cycle of the U.S. economy.

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


                               Chicago Board of Trade
                         Annual Futures and Options Volume
                                     1990-2000

                                    [Bar Chart]
                                1990    154,231,583
                                1991    139,437,298
                                1992    150,031,392
                                1993    178,773,075
                                1994    219,504,074
                                1995    210,673,044
                                1996    222,438,505
                                1997    242,698,919
                                1998    281,189,436
                                1999    254,561,215
                                2000    235,847,733

--------
Source: CBOT records

   Presently, derivatives markets are experiencing significant and rapid changes due to relaxation of regulatory barriers and advances in technology. Foreign exchanges and exchange-like enterprises operated by or for banks and broker-dealers have gained increased access to U.S. markets as a result of regulatory changes. The ability of computer and telecommunications systems today to efficiently and economically bring buyers and sellers together presents new challenges to centralized open outcry auction markets, including our open outcry markets. These changes are lowering barriers to entry and creating a lower-cost business model, forcing traditional open outcry exchanges to streamline their operations and reduce costs. We believe that large market users and the threat of competition have forced exchanges to seek more efficient trading, processing and clearing facilities. We have responded to these challenges by implementing innovative technology, including the a/c/e system, to preserve and enhance our current business and to streamline our trade execution and processing, which has resulted in substantial automation. We have also sought to refine our existing products, develop innovative new products to satisfy customers' demands and continue to enhance the ability of our independent traders to provide liquidity in our markets.

   In order to continue to enhance our ability to compete in this dynamic marketplace, our business strategy includes demutualizing the CBOT by converting the CBOT from a non-stock, not-for-profit corporation into a stock, for-profit corporation pursuant to the restructuring transactions described in this document. We intend to seek to improve our corporate governance structure by, among other things, reducing our board size and focusing the role of the board on traditional oversight activities. We will reduce significantly the number and responsibility of existing committees and will enhance and expand the responsibility and authority of our management. The restructuring transactions will also significantly reduce members' rights with respect to participation in the day-to-day management and operation of our business, including through the substantial elimination of the membership petition process. For example, following the restructuring transactions, our stockholders will not have the right to call special meetings of stockholders to vote on proposals and will not

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

be able to take stockholder action by written consent instead of a meeting. Stockholders may request a vote on a proposal to amend our bylaws at our annual meetings, but only if the request complies with certain advance notice requirements under our bylaws and the regulations regarding proxy solicitation under the federal securities laws. We believe that the restructuring transactions will enable us to strengthen and expand our core business.

Products

   We believe that the range and diversity of the products that may be traded on our exchange facilities contribute significantly to our success. These products include futures contracts and options on futures contracts based upon interest rates, debt instruments, agricultural commodities, stock indices and other underlying instruments. We have a product development and a marketing division to support market participants and foster the trading and development of current and future products. Our product development and marketing staffs meet regularly with market users, members and clearing members to determine whether our current products, facilities and services meet the participants' needs and whether modifications or enhancements are necessary. Our product development and marketing staffs also develop new product ideas in consultation with market users and other financial institutions.

   The following chart depicts the distribution of trading volumes across our three major product sectors in 2000:
   .interest rate products;
   .agricultural and other non-financial/commodities products; and .stock index products.


                              Chicago Board of Trade
               2000 Annual Futures and Options Volume Distribution

                                   [Pie Chart]
                  Interest Rate Products    72.6%    169,432,716
                  Agricultural Products     25.8%     60,303,460
                  Stock Index Products       1.6%      3,772,840

Metals, Energy and PCS Insurance products make up less than 0.1%.

--------
Source: CBOT records

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

 Interest Rate Products

   Seventy-three percent of all of the contracts traded at the CBOT during 2000 were either financial futures or options on financial futures contracts. Our interest rate product line includes our Treasury bond futures contract, which is currently our largest single product based on trading volume. Trading of Treasury bond futures and options contracts comprised about 47% of our financial product volume and about 34% of our total transaction volume for 2000. Our other interest rate products include ten-year, five-year and two-year Treasury note futures and options, federal agency futures and options, "Fed funds" futures, as well as municipal bond index futures and options.

   Trading volumes in our interest rate products have fluctuated over the last decade. We believe that these fluctuations primarily reflect changes in Federal Reserve monetary policies and changing levels of interest rate volatility during these periods, rather than successful competition from other exchanges or increased use of alternative products or markets by market participants. The overall volume of our interest rate products for 2000 was down about 11% over the same period in 1999. We believe that the primary causes for this decline have been reduced issuance of long-term debt by the U.S. government, reflecting in part favorable budgetary conditions, as well as the government's repurchase of outstanding bonds. These policies have reduced the supply of cash 30-year Treasury bonds, removed bonds from credit market benchmark status and caused a decline in Treasury bond futures and options volume at the CBOT.

   We believe that hedgers and speculators have increasingly turned to our ten-year and five-year Treasury notes in order to manage interest rate risks. The increase in volumes for ten-year and five-year notes has offset some of the decrease in volume for the 30-Year bonds. Volume in our interest rate products continues to constitute a significant part of our business. The following chart indicates the annual trading volume of interest rate futures and options on the CBOT from 1990 through 2000.


                             Chicago Board of Trade
                Annual Interest Rate Futures and Options Volume
                                   1990-2000

                                  [Bar Chart]
                              1990    113,440,091
                              1991    101,592,869
                              1992    112,656,672
                              1993    136,322,817
                              1994    177,017,577
                              1995    160,300,159
                              1996    156,994,150
                              1997    179,703,338
                              1998    218,570,232
                              1999    190,996,164
                              2000    170,883,197

--------
Source: CBOT records

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

   Market participants take advantage of the flexibility and liquidity of the interest rate products we list. Our market users generally include banks, broker/dealers and other financial institutions, all of whom must cope with interest rate risk that arises naturally from their core business activities, e.g., lending, borrowing, underwriting fixed-income securities, or from their dealing in interest rate swaps, structured derivative products and other over-the-counter products. A significant number of our clearing member firms are affiliates of major domestic and international banks who utilize our interest rate markets for their proprietary trading activities. Asset managers also use our interest rate products to lengthen or shorten the effective duration of their portfolios. We believe that our contracts are especially useful for this purpose where physical restructuring of a portfolio is difficult or where futures transaction costs are less than cash market transaction costs.

 Agricultural and Non-Financial/Commodities Products

   Agricultural products are the core product area from which we started. We have maintained a strong franchise in our agricultural products, including contracts based on soybeans, soybean oil and meal, corn, wheat, oats, rough rice and other agricultural commodities. Our market users include agricultural producers, grain elevators, food processors and retail customers. Other non-financial/commodities products we offer include silver and gold futures, silver options and insurance options. Together, our agricultural and other non-financial and commodities products represented about 26% of all contracts traded at the CBOT in 2000. Our trading volumes in these products from 1990 through 2000 are illustrated in the following chart. We believe that continuing consolidation and restructuring in the agricultural sector and the reduction or elimination of government subsidies could provide growth in our agricultural markets as large producers and processors are more likely to adopt formal hedging and risk management programs.


                             Chicago Board of Trade
                 Annual Agricultural Futures and Options Volume
                                   1990-2000

                                  [Bar Chart]
                              1990     39,613,019
                              1991     37,002,033
                              1992     36,928,711
                              1993     42,150,250
                              1994     42,348,484
                              1995     50,260,845
                              1996     65,369,379
                              1997     62,023,609
                              1998     58,749,036
                              1999     59,407,848
                              2000     60,303,460

--------
Source: CBOT records

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

 Stock Index Products

   In addition to futures and options on futures contracts on the Dow Jones Industrial Averagesm, we have recently introduced futures contracts on three other Dow JonesSM indices: Transportation, Utility and Composite Indexes. Also, pending approval by the CFTC, we are considering launching futures on the Dow Jones Composite Internet Indexsm sometime in the future. These indices are intended to allow traders and investors the opportunity to invest in the entire market, in selected portions of the market or in the relative performances of the various market sectors relative to one another and relative to the entire market. Market users of these products include public and private pension funds, investment companies, mutual funds, insurance companies and other financial services companies that benchmark their investment performance to different segments of the equity markets. As depicted in the following chart, our equity index product trading volumes have increased since the introduction of the Dow Jones indices in late 1997, from 912,000 contracts in 1997, to 3.8 million contracts in 1998, to 4.1 million contracts in 1999. In 2000, equity index trading volume fell to 3.8 million contracts.


                             Chicago Board of Trade
                 Annual Stock Index Futures and Options Volume
                                   1990-2000

                                  [Bar Chart]
                               1990      951,555
                               1991      705,986
                               1992      363,094
                               1993      158,384
                               1994            0
                               1995            0
                               1996            0
                               1997      911,608
                               1998    3,812,910
                               1999    4,125,646
                               2000    3,773,803

--------
Source: CBOT records

   In 2000, Congress adopted legislation that allows us to trade single-stock futures contracts under the regulatory jurisdiction of the CFTC and the SEC. This new type of product could have significant appeal to retail investors and institutional investors.

   Under the Commodity Futures Modernization Act of 2000, single-stock futures contracts should be available to be traded on markets limited to institutional investors trading for their own account by August 21, 2001. Single stock futures should be available to be traded on markets that also allow retail investors to participate as well as brokered trades for institutional investors by December 21, 2001.

Execution Facilities

   We currently operate two trade execution facilities: a traditional pit-based, open outcry trading market and, through our alliance with the Eurex Group, the a/c/e system.

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

 Open Outcry Trading

   In the traditional open outcry trading environment, traders who risk personal capital, or floor brokers, who may execute orders for institutional, commercial, proprietary and retail customers, bid and offer in an open outcry auction arena. This environment facilitates discovery of market prices. We believe that the CBOT has a strong history of providing a venue that offers its users tremendous liquidity, access to trading opportunities, and a reliable and stable trading environment.

   Open outcry trading occurs in individual arenas and represented about 93% of our total volume in 2000 and currently represents about 87% of our total volume. The trading pits are the centralized meeting place for floor brokers and independent traders to trade contracts. Orders for market participants not on the trading floor are relayed to brokers for execution in the trading pits. The trading floors, which cover about 115,150 square feet, have booths surrounding the trading pits from which clearing member firm personnel can communicate with customers regarding current market activity and prices and receive orders either electronically or by telephone. In addition, our trading floors display current market information and news on wallboards hung above the pits.

   We have enhanced our open outcry and electronic trading markets through automation and lower fees to help us maintain liquidity for market users. To do this, we have streamlined processes involving order entry, trade execution and open outcry price discovery. The basis for maintaining an open outcry trading system is our belief that many market participants find this system to be an efficient mechanism for price discovery. The open outcry system leverages our members' market-making expertise by utilizing hundreds of speculators to facilitate liquidity and to provide floor brokers with a mechanism to manage execution risk for customers. We believe that the open outcry system is regarded as having a long-standing history as an environment of integrity, stability and reliability.

 Technology Supporting our Open Outcry Execution Facilities

   In order to maintain the viability and growth of the open outcry trading system, we have invested and, to the extent that our resources permit, we plan to continue to invest in technology. The CBOT will seek to continue its development of technology to provide market participants with rapid, reliable and cost-effective transaction processing. However, we cannot assure you that we will be able to fund technology in the future. This approach will focus on the following applications.

   Order Transmission Systems. Our Order Direct application protocol interface enables our member firms to transmit orders electronically to and from the open outcry pits and any other firm or broker, and provides an entry point for Internet-based orders from customers and branch offices. This application has resulted in increased order and confirmation speed, reduced transaction costs, decreased risk of error, improved customer account tracking and bookkeeping and faster clearing reconciliation. eOpenoutcry.com is our web-enabled, browser-based software system that allows trade order entry, execution and confirmation display via the Internet, enhancing member access to the trading floor while reducing transaction costs.

   Trade Execution Systems. Our customers may select one of the following two trade execution systems.

  . COMET is the CBOT's booth-based order entry device that fulfills the need for fast and efficient electronic order delivery to the trading floor while preserving the firm's choice of delivery method to the broker. In keeping with the firm's preference, COMET orders may be "flashed" by hand, delivered by wireless headset or delivered electronically to the broker for execution. COMET then enables the trade data to be electronically routed to the firm's bookkeeping system and to the clearing location on a real-time basis.

  . Electronic Clerks are the CBOT's order receipt and deck management devices for brokers. Using a hard-wired or wireless Electronic Clerk, unit brokers may receive orders from multiple member firms.

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

   Orders are automatically organized by price and order type for ease and speed of execution and trade confirmations are automatically returned to the originator.

   Floor Operations Technology. Floor operations technology consists of the pricing and quotation network as well as the data network. The pricing and quotation network collects and disseminates in real time all CBOT pricing data. The internal data network connects futures commission merchants and other building occupants with the floor and one another for all CBOT pricing data. The pricing quotation network comprises price reporters who monitor the price fluctuation in each of the pits and use an electronic data network to communicate this information. As trades are executed, the reporters enter the price data into the pricing network. The price network transmits the data to the wall board display system, the historical data library and the data services network for re-transmittal through information providers such as Bloomberg. The current data network is a traditional wired network. Substantially all futures commission merchant offices have the capability to access the network in order to communicate with other offices and the floor. Most futures commission merchants have external data connections as well as Internet access.

 Electronic Trading

   The CBOT has made its products available for electronic trading since 1992, initially, on the Globex system, and, beginning in 1994, on Project A, which was operated through the electronic trading division of Ceres. Since 1998, Project A provided access to the CBOT's global benchmark financial and index products 22 hours each trading day, with workstations located in the United States, Europe and Asia.

   In August 2000, Project A was shut down and replaced by the a/c/e system, which is the product of an alliance between the CBOT and certain affiliates and Deutsche Borse AG, the Swiss Stock Exchange and their jointly owned subsidiaries, Eurex Zurich AG and Eurex Frankfurt AG. A jointly-owned company called CBOT/Eurex Alliance, L.L.C. was established to provide services related to electronic trading to Ceres and to Eurex. We plan to make CBOT products accessible electronically throughout Europe and through access points in Hong Kong and Tokyo as soon as reasonably practicable following receipt of the necessary regulatory approvals. We have obtained permission to put our terminals in several foreign countries, including the United Kingdom, Germany, Switzerland, Hong Kong and Japan.

   At launch, 81 CBOT member firms were able to trade all CBOT products on the a/c/e system. As of December 31, 2000, volume on the a/c/e system surpassed an aggregate of about 8.6 million contracts traded since it became operational. The chart below illustrates monthly volume on the a/c/e system for the months of September through December 2000:

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


                             Chicago Board of Trade
                              Monthly a/c/e Volume
                            September - December 2000

                                   [Bar Chart]
                             September     2,005,061
                             October       2,282,747
                             November      2,274,670
                             December      1,787,467

--------
Source: CBOT records

   Ceres owns a/c/e Release 1.0, which is the current version of the a/c/e software operated for the CBOT. In addition, Ceres has a perpetual license to use Eurex Release 2.0, which is the base software over which the a/c/e software operates.

   Under a licensing agreement, Ceres provides services related to the operation of the a/c/e system and a sublicense of the a/c/e software to the CBOT. In addition, under a separate agreement, Ceres operates with employees seconded to it from the CBOT.

   The CBOT/Eurex Alliance, L.L.C. has retained Deutsche Borse Systems AG, a subsidiary of Deutsche Borse AG, to provide system operations and software development services for the a/c/e system. In addition, we have retained Eurex Frankfurt AG to provide market supervision services for electronic trading on the a/c/e system and to train CBOT employees to perform this function independently. The joint venture operating agreement is not yet signed and is not likely to be finished until decisions are made regarding its structure and functions.

   CBOT/Eurex Alliance may also provide services to us, Eurex and to other exchanges. CBOT/Eurex Alliance has engaged in negotiations with exchanges in the Asia-Pacific region and the principals also had discussions concerning a plan to make options on individual U.S. equities available for electronic trading. CBOT/Eurex Alliance's profits are shared equally by its two members, Ceres Alliance L.L.C., a wholly owned subsidiary of Ceres, and Eurex Beteiligungen AG, and its expenses are allocated among the two members as incurred.

   We currently limit direct access to the a/c/e system to our members. This may inhibit the growth of the electronic trading system, and may inhibit revenue growth as well. Members are permitted to have an unlimited number of terminals to conduct proprietary or customer trading, and member firms that handle customer business are permitted to connect their own electronic order routing systems to the a/c/e system. Eurex member firms have been given the right to obtain electronic access to our products traded on the a/c/e system by leasing a Full Membership or Associate Membership or buying an Associate Membership. It is possible that the restrictions contained in our access policy may be relaxed in order to attempt to increase revenue growth, but it is also possible that these restrictions may remain unchanged or even be tightened, including, among other reasons, in order to preserve the value of the shares of Class B common stock of For-Profit CBOT in light of issues raised by the Chicago Board Options Exchange with respect to the exercise right. For more information, see "Risk Factors--Risks Relating to the Restructuring Transactions--The Chicago Board Options Exchange Could Be Successful in Challenging the "Exercise Right,' Which Allows Our Full Members to Obtain Trading Privileges at the Chicago Board Options Exchange, and the Exercise Right Could Be Extinguished or Terminated." Our retention of some or all of these restrictions may inhibit revenue growth relating to our electronic trading markets.

Market Data

   Our markets generate valuable information regarding the prices of our products and the trading activity in those markets. We sell our market data, which includes bids, offers, trades and trade size, to vendors who redistribute the data to persons or entities that use our markets or that monitor general economic conditions. Such persons and entities include financial information providers, futures commission merchants, banks, broker-dealers, public and private pension funds, investment companies, mutual funds, insurance companies, hedge funds, commodity pools, individual investors and other financial services companies or organizations.

   We believe the market data supplied by the CBOT enhances trading activity in our products and trading activity in related cash and derivatives markets. The dissemination of real-time data generates revenue and supports our customer bases with timely market information. In general, the price information is sent via dedicated networks to over 140 worldwide quote vendors and subvendors. These firms consolidate our market data and information with data from other exchanges and third party data and news services and the firms resell the consolidated data and information to their subscribers. These quote vendors distribute our market data through dedicated networks, the Internet and wireless handheld devices.

   Our market data is currently displayed on nearly 200,000 screens worldwide. Revenue from market data represented about 29% of our total revenue during 2000. Our revenue from market data has grown from less than $45 million in 1996 to more than $61 million in 2000. We attribute this increase to a change in our market data pricing structure that we instituted last year, as well as a substantial increase in the total number of display devices receiving our market data. Our total screen count has increased from less than 135,000 in 1996 to over 194,000 as of December 31, 2000.

   We believe that the evolution of technology and the financial services industry will change the existing distribution channels, sales methods and pricing structure for market data. These changes might adversely impact the revenue we receive from market data. Increases in the volume of electronic trading, the use of the Internet as a distribution mechanism and increases in the use of our products by individual retail investors will all impact revenue from market data.

Building Services

   Our building services division operates the CBOT's commercial real estate assets. In total, we own and manage three buildings, with over 1.5 million square feet of commercial space in the aggregate, in the central business district of the City of Chicago. As of December 31, 2000, the buildings were about 99% occupied, with about 27% of the occupied space used by the CBOT itself.

   Tenants pay market rates for rent. The majority of tenant leases have terms of five years, with large tenants having leases for up to ten years. The largest tenant, other than the CBOT itself, leases 15% of the rentable area and the next five largest tenants lease about 12% of our commercial space. The CBOT manages both the real estate and the general services relating to such real estate such as cleaning, power and telephone services. Building services generated about 12% of our operating revenue for 2000.

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

   The majority of our commercial lease space is designated as "Class A," which describes that class of premium commercial office space which is typically located in central business districts and provides the highest level of services and amenities. We have spent considerable resources so that all three buildings have advanced telecommunication infrastructure and services. The demographics of the tenants of our commercial space has begun to widen beyond traditional brokerage/trading service firms to include technology-related firms which we believe is due to the location and desirable telecommunications infrastructure of our buildings.

Marketing and Advertising

   Our marketing department targets both institutional and retail customers. Our marketing programs for institutional customers are designed to educate highly sophisticated traders, portfolio managers, corporate treasurers and other market professionals about innovative uses of our products, such as new hedging and risk management strategies. We also seek to educate these users about changes in product design, margin requirements and new clearing services. Our marketing typically involves the development of personal relationships with professional traders who actively use our markets. We participate in a number of domestic and international trade shows and seminars regarding futures and options and other marketing events designed to inform market users about our products. Through these relationships and programs, we attempt to determine the needs of our customer base and we use this information in our product development and product maintenance efforts.

   Our advertising strategy is based on both targeted direct contact and cooperative venture advertising techniques. We utilize direct mail, electronic mail and fax networking extensively. We also support CBOT product-specific advertising by futures commission merchants, reimbursing up to 50% of their costs for certain approved programs.

Competition

   We are currently one of the eight principal futures exchanges in the United States. According to Futures Industry Magazine, we are currently the largest domestic futures exchange and the second largest futures exchange in the world, in each case based on contract volume.

   We face a variety of competitors and competing marketplaces and products. We compete by offering market participants efficient, cost-effective and liquid marketplaces for trade execution through both open outcry and electronic trading systems, broadly disseminated and transparent market and quotation data, access to market making, superior product design and innovative technology. Additionally, we are continually enhancing our products and providing additional efficiencies to our customers. We are committed to improving the technology, services, market integrity and liquidity that will continue to make us an industry leader.

   In addition to competition from futures exchanges that offer comparable derivative products, we also face competition from other exchanges, from electronic trading systems, from consortia of end users and futures commission merchants and from technology firms. Other futures exchanges have trading systems and financial market expertise that may lead them to consider listing copies of our products. These potential competitors would still need to obtain regulatory approval, establish market liquidity and develop derivative product clearing services. For information concerning legislative changes that may make it easier for potential competitors to enter our markets, see "--Regulation-- Changes in Existing Laws and Rules."

   Electronic trading firms that currently specialize in the trading of equity securities have electronic trade execution and routing systems that could be used to trade products that compete with our products. In an industry where all derivatives are traded electronically, the concept of an exchange, including the services we provide and our sources of revenue, may change swiftly and substantially. Increased development of the electronic trading markets could increase substantially competition for some or all of the products and services we currently provide. For more information, see "Risk Factors--Risks Relating to Our Business--Intense Competition Could Materially Adversely Affect Our Market Share and Financial Performance." Typically,

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


while these firms have advanced electronic and Internet technology, significant capitalization and competitive pricing, we believe they lack the overall market liquidity and neutrality offered by our electronic and open outcry trading systems. They also currently lack the financial security and guarantees provided by a "AAA" rated clearinghouse such as Board of Trade Clearing Corporation.

   Consortia owned by member firms and large market participants also may become our competitors, particularly with respect to our Treasury futures and options contracts. For instance, BrokerTec Global LLC, an electronic inter-dealer fixed income broker, has announced its intention to develop or acquire a facility for futures products, and has applied to the CFTC for designation as a contract market. Most of the members of BrokerTec Global LLC are either clearing member firms of the CBOT or affiliates of our clearing member firms, and are significant participants in the Treasury market.

   Technology companies, market data and information vendors, and front end software vendors also represent potential competitors because, as purveyors of market data, these firms typically have substantial distribution capabilities. As technology firms, they also have access to trading engines that can be connected to their data and information networks. Additionally, technology and software firms that develop trading systems, hardware and networks but who are otherwise outside of the financial services industry may be attracted to enter our markets.

Strategic Alliances, Acquisitions and Divestitures

   Due to increasing competitive pressures in the futures industry, we review our competitive position on an ongoing basis and from to time consider, and engage in discussions with other parties regarding, various strategic alliances, acquisitions and divestitures in order to continue to compete effectively, improve our financial results, increase our business and allocate its resources efficiently. It is also important for us to form strategic partnerships, such as the recent alliance with Eurex, to bring together the necessary expertise and resources to address competitive pressures and meet new market demands.

Our Members

   We are currently owned by our members. Members and individuals who have leased seats from members can execute trades for their own accounts or for the accounts of customers of clearing member firms. The trades of members and lessees of memberships for their own accounts qualify for lower fees in recognition of the market liquidity that their trading activity provides. Members and lessees also benefit from market information advantages that may accrue from their proximity to trading activity on the trading floors.

   There are five classes of CBOT memberships:

  . Full;

  . Associate;

  . GIM (and one-half Associate Members, as described below);

  . IDEM; and

  . COM.

Each class of membership has different trading rights and privileges. All membership applicants are reviewed and approved by us in accordance with membership and eligibility requirements set forth in our rules and regulations.

   Currently, memberships can be purchased or sold at prevailing market prices pursuant to transfer mechanisms established by our rules and regulations. Set forth below is a table listing the high and low prices for each type of membership from January 1, 1998 through March 1, 2001.

Price Range for Memberships

   The following table contains, for the periods indicated, the high and low sales prices of memberships of each of the five classes of membership in the CBOT, reported in thousands.

                                   Full    Associate   GIM      IDEM      COM
                                 --------- --------- -------- -------- ---------
Calendar Year                    High Low  High Low  High Low High Low High Low
-------------                    ---- ---- ---- ---- ---- --- ---- --- ---- ----
1998
 First Quarter.................. $780 $714 $489 $434   *    * $90  $66 $147 $132
 Second Quarter.................  725  483  410  210 $80  $61  57   28  130   62
 Third Quarter..................  495  384  204  120   *    *  36   20   69   44
 Fourth Quarter.................  500  431  225  175   *    *  33   20   71   44

1999
 First Quarter..................  600  490  282  186 100   75  30   25   70   55
 Second Quarter.................  633  560  246  220   *    *  36   26   75   54
 Third Quarter..................  620  530  218  155   *    *  32   24   60   47
 Fourth Quarter.................  475  400  166  130   *    *  33   24   46   39

2000
 First Quarter..................  520  410  150  105  70   58  27   16   37   30
 Second Quarter.................  642  472  138   90  50   50  16    6   35   22
 Third Quarter..................  642  328  150   61  70   21  27    4   37   14
 Fourth Quarter.................  350  255   80   50  31   23  13   **   18   10

2001
 First Quarter (through
  March 1, 2001)................  350  295   85   62  35   35   7    1   19   12

--------
*Indicates no sales in the quarter.
**Indicates a sale price of less than $1,000.
   Source: CBOT records.

 Individual Members

   Our membership committee reviews applicants and conducts proceedings to determine whether candidates meet our membership and eligibility requirements. Additionally, registration or a temporary license to act as either a floor broker or a floor trader must be granted by the National Futures Association before an individual can begin trading on our trading floors. All members must be guaranteed or qualified to trade by a clearing member before they may personally execute a transaction on the CBOT.

   Full Members. Our Full Members are entitled to execute trades in all futures and options contracts listed on the CBOT. As of March 1, 2001, there were 1,402 Full Members.

   Associate Members. Our Associate Members are entitled to execute trades in all futures and options contracts listed in the CBOT's Government Instruments Market, Index, Debt and Energy Market and Commodity Options Market. As of March 1, 2001, there were 779 Associate Members.

   GIMs/One-Half Associate Members. The holder of a GIM membership is a member entitled to execute trades in all futures contracts assigned to the market category known as the "Government Instrument Market," which includes contracts in certain U.S. government and agency securities, certain foreign government securities and certain domestic certificates of deposit. We are currently phasing out GIM memberships by converting each GIM membership into a one-half Associate Membership upon the sale of such membership and permitting the conversion of two one-half Associate Memberships into one Associate Membership. Following completion of the restructuring transactions, two Series B-3 shares of Class B common stock will be convertible into one Series B-2 share of Class B common stock, which may result in fewer members having the trading rights and privileges of GIMs and more members having the trading rights and privileges of Associate Members. For more information, see "Description of Capital Stock--Description of Common Stock." As of March 1, 2001, there were 171 GIMs and three one-half Associate Memberships.

   For purposes of the restructuring transactions, including for purposes of determining the number of shares of Class A common stock and the appropriate series of Class B common stock to be distributed in respect thereof, all one-half Associate Memberships shall be treated as GIM memberships.

   IDEMs. The holder of an IDEM membership is a member entitled to execute trades in all IDEM futures contracts assigned to the market category known as the "Index, Debt and Energy Market," which includes contracts in certain stock and bond indices, certain money market instruments and certain energy, i.e., crude oil, a gasoline and heating oil, products. As of March 1, 2001, there were 642 IDEMs.

   COMs. The holder of a COM membership is a member entitled to execute trades in all options contracts assigned to the market category known as the "Commodity Options Market," which includes contracts in U.S. Treasury Bond futures options and all other options contacts listed for trading by the CBOT. As of March 1, 2001, there were 643 COMs.

 Clearing Members

   Under our rules, all CBOT contracts must be cleared through the Board of Trade Clearing Corporation, or such other clearing entity as the CBOT board of directors designates. Such contracts are subject to the bylaws of Board of Trade Clearing Corporation, and our rules provide that it may not change its bylaws without the consent of the CBOT board of directors. However, Board of Trade Clearing Corporation has disputed this restriction and its governing documents do not contain a similar restriction requiring the CBOT's approval for changes to its bylaws. In addition, no person or organization may become a stockholder of Board of Trade Clearing Corporation until approved by the CBOT.

   Board of Trade Clearing Corporation has informed us that it is the world's largest fully independent futures and futures options clearinghouse and the only futures and options clearinghouse that is rated "AAA" by Standard & Poor's. On a daily basis, Board of Trade Clearing Corporation compares the data that is submitted by its members, collects and disburses original and variation or "mark-to-market" margin payments though a network of banks, and provides its financial guarantee of performance for every trade that is accepted by it for clearing. Since its inception in 1925, Board of Trade Clearing Corporation has designed risk management policies and practices for the CBOT and its members.

   We currently anticipate entering into a contract regarding clearing-related services with Board of Trade Clearing Corporation prior to the completion of the restructuring transactions. However, we cannot provide any assurances in this regard. Our inability to enter into a contract with Board of Trade Clearing Corporation, or some other entity which would provide comparable clearing-related services to For-Profit CBOT, could materially adversely affect our business.

Other Business Relationships and Subsidiaries

   Ceres Trading Limited Partnership. The Ceres Trading Limited Partnership is a Delaware limited partnership, which we formed in 1992 to initiate the development of our electronic trading system. Ceres currently owns rights to electronic trading of the CBOT's products, including on the a/c/e system. It has entered into contractual arrangements with us for the provision of services in connection with the operation of the system and the provision of related support services. We currently charge Ceres the fair value for these services. In addition, we have entered into an agreement with Ceres whereby we pay Ceres a licensing fee to provide our members and delegates access to the a/c/e system. This licensing fee is about equal to the exchange fees received by us as a result of transactions executed on the a/c/e system.

   Our wholly owned subsidiary, eCBOT, is the general partner of Ceres. In addition, as of December 31, 2000, Ceres had 3,620 owners of its Class A limited partnership interests, of which there are four series, and 61 owners of its Class B limited partnership interests. The following table indicates the number of limited partnership interests held by the CBOT members as of December 31, 2000:

       Ceres Limited Partnership Interests By Individual Membership Class

                                Class A-1   Class A-2   Class A-3   Class A-4    Class B
                                 Limited     Limited     Limited     Limited     Limited
                               Partnership Partnership Partnership Partnership Partnership
      Membership Class          Interests   Interests   Interests   Interests   Interests
      ----------------         ----------- ----------- ----------- ----------- -----------
      Full....................    1,388        --          --          --          --
      Associate...............      --         779         --          --          --
      GIM.....................      --         --          169         --          --
      IDEM....................      --         --          --          641         --
      COM.....................      --         --          --          643         --
      Clearing Member.........      --         --          --          --           61

Except for a nominal number of interests held by the eCBOT, Class A limited partnership interests are generally held by individual CBOT members. Class B limited partnership interests are held by CBOT clearing member firms.

   Ceres's wholly owned subsidiary, Ceres Alliance L.L.C., holds the CBOT's 50% interest in CBOT/Eurex Alliance, L.L.C., a Delaware limited liability company. The other member of CBOT/Eurex Alliance is Eurex Beteiligungen AG, a Swiss company owned by Deutsche Borse AG and the Swiss Stock Exchange. CBOT/Eurex Alliance does not presently employ its own staff, and operates with personnel seconded to it by the CBOT and the Eurex Group. Generally, the voting rights, percentage interests and profits of the CBOT/Eurex Alliance are shared equally between its two members, the Ceres Alliance L.L.C. and Eurex Beteiligungen AG, and its expenses are allocated among the members as incurred.

   The following chart illustrates the current structure of the CBOT/Eurex
Alliance:

                                             [CHART]
         [CHART]

           [SWISS      [DEUTSCHE      [CBOT NON-   [CBOT
            STOCK   _    BORSE         CLEARING _ CLEARING
          EXCHANGE]       AG]          MEMBERS]   MEMBERS]

           [EUREX      [DEUTSCHE             [CBOT]       [BOTTC]
           ZURICH        BORSE
            AG]         SYSTEMS       [MIDAM]     [E-CBOT]       [C-B-T]
                          AG]

           [EUREX       [EUREX
          FRANKFURT  BETEILIGUNGEN        [CERES TRADING
            AG]           AG]                LIMITED
                                           PARTNERSHIP]
           [EUREX
          CLEARING                        [CERES ALLIANCE
            AG]                               LLC]

                              [CBOT/EUREX
                               ALLIANCE
                                 LLC]

   As part of the restructuring transactions, we will reorganize our electronic trading business, part of which is currently operated by Ceres. In order to accomplish this reorganization, Ceres will be consolidated into For-Profit CBOT. Following the reorganization of our electronic trading business, our eCBOT subsidiary will hold our interest in the CBOT/Eurex Alliance and the a/c/e system.

   The following chart illustrates the anticipated structure of the CBOT/Eurex Alliance following completion of the restructuring transactions:

          [CHART]

           [SWISS     [DEUTSCHE            [CBOT NON-  [CBOT
           STOCK        BORSE              CLEARING   CLEARING
          EXCHANGE] -    AG]               MEMBERS] - MEMBERS]

           [EUREX     [DEUTSCHE                   [CBOT]      [BOTCC]
           ZURICH       BORSE
            AG]        SYSTEMS             [MIDAM]     -      [C-B-T]
                         AG]

           [EUREX        [EUREX                  [E-CBOT]
          FRANKFURT   BETEILIGUNGEN
            AG]            AG]               [CERES ALLIANCE
                                                 LLC]
           [EUREX
          CLEARING                [CBOT/EUREX
            AG]                    ALLIANCE
                                     LLC]


   For more information regarding the reorganization of the electronic trading business, see "The Restructuring Transactions--Description of the Restructuring Transactions--Reorganization of Our Electronic Trading Business."

   MidAmerica Commodity Exchange. The MidAmerica Commodity Exchange is currently a wholly owned subsidiary of the CBOT and became affiliated with the CBOT in 1986. The MidAmerica Exchange is an Illinois not-for-profit corporation formed to act as a contract market for futures and options products. The MidAmerica Exchange is housed in the CBOT building and provides the trading environment for smaller contracts based on those contracts currently traded at the CBOT, Chicago Mercantile Exchange and the New York Mercantile Exchange.

Intellectual Property

   We regard our brand name and logos and substantial portions of our marketing elements, products, market data, software and technology as proprietary, and we attempt to protect these elements by relying on trademark, service mark, copyright and trade secret laws, contracts, restrictions on disclosure and other methods. For example, with respect to trademarks, we currently have registered marks in more than 15 countries.

   We are undertaking a review of our intellectual property to identify property and methods of doing business which should be protected, as well as the extent of current protection for that property and the availability of additional protection. We believe that our various trade and service marks have been registered where needed. Recent legal developments allowing patent protection for methods of doing business hold the possibility of additional protection, which we are examining.

Employees

   As of December 31, 2000, we had 711 full-time employees and 23 part-time employees. These numbers do not include 53 full-time employees of C-B-T Corporation, our subsidiary engaged in managing our properties, which operates the CBOT building located at 141 West Jackson Boulevard.

   We consider our relations with our employees to be good. Forty-three of the 53 C-B-T Corporation's employees are represented by one of the following unions:

  . Chicago & North East Illinois District Council of Carpenters;

  . United Brotherhood of Carpenters & Joiners of America;

  . International Union of Operating Engineers Local 399, AFL-CIO; and

  . Local 73, General Service Employees Union, SEIU, AFL-CIO.

Facilities

   Our principal executive offices are located at 141 West Jackson Boulevard, Chicago, Illinois 60604. Our telephone number is (312) 435-3500.

   We own the three buildings located at the property at 141 West Jackson Boulevard, which consists of a total of about 1,523,077 square feet. We occupy about 596,693 square feet of office, trading floor and support space. We lease the remaining space in this building to third parties. The trading area has state-of-the-art wallboard price display systems, order routing and communications systems.

   In addition, we lease 2,053 square feet of office space at 1455 Pennsylvania N.W. in Washington, D.C. This space houses our government relations operations. The current lease on the Washington office space expired on January 31, 2001 and is currently being renewed on a month-to-month basis. We currently expect that this lease will be renegotiated on terms satisfactory to us.

   We lease 1,800 square feet of office space at 52-54 Gracechurch Street in London, England, which is used by our European marketing staff. The current lease on the London office expires on June 2004.

   We believe that our facilities are adequate for our current operations and that additional space can be obtained if needed.

Regulation

 Regulation of the U.S. Futures Exchange Industry

   Our operations are subject to extensive regulation by the Commodity Futures Trading Commission under the Commodity Exchange Act. The Commodity Exchange Act generally requires that futures trading in commodities be conducted on a commodity exchange designated as a contract market by the CFTC. That act establishes non-financial criteria for an exchange to be designated to list futures and options contracts. Designation as a contract market for the trading of a specified futures contract is non-exclusive. This means that the CFTC may designate additional exchanges as contract markets for trading the same or similar contracts. For information regarding the CFTC approvals required as a condition to the restructuring transactions, see "The Restructuring Transactions--Regulatory Matters."

   We are a self-regulatory organization that is subject to the oversight of the CFTC. In order to guard against default risk with respect to contracts traded on the CBOT, we have instituted detailed risk management policies and procedures. To manage the risk of financial non-performance, we have established minimum capital requirements for all futures commission merchant member firms. In addition we operate and maintain systems to:

  . ensure that futures commission merchant members maintain capital in excess of the risk based capital requirement adopted by the Board to Trade Clearing Corporation;

  . require that all clearing futures commission merchant member firms electronically file a financial statement each month. All other futures commission merchant members must electronically file quarterly financial statements. Firms are placed on additional reporting, i.e., daily, weekly or monthly reporting, when necessary;

  . analyze futures commission merchant member firms financial statements with a state-of-the computer system designed to immediately detect financial violations and unfavorable financial trends;

  . require that all futures commission merchant member firms collect initial and variation margin from their customers;

  . on a daily basis, collect large trader information to determine those firms which may have increased financial exposure and, whenever necessary, the CBOT will contact firms to ensure financial compliance;

  . during volatile market conditions, simulate the effect of market moves on large trader positions in order to identify those firms that have increased risk exposure; and

  . exercise broad disciplinary authority over member firms including the ability to issue fines in the case of serious rule violations, and in the case of a financially distressed firm, we may take various emergency actions to protect customers, other member firms and the CBOT.

We also have surveillance and compliance operations and procedures to monitor and enforce compliance with rules pertaining to the trading, position sizes, delivery obligations and financial condition of members.

 Changes in Existing Laws and Rules

   Additional legislation or regulation, or changes in existing laws and rules or their interpretation, may directly affect our mode of operation and our profitability. Congress has recently adopted amendments to the Commodity Exchange Act that will reduce the cost and burdens of listing new contracts for trading. The CFTC has proposed new rules to implement those changes. Other amendments to the Commodity Exchange Act have been adopted by Congress that might be less favorable to our business. The regulations under which we have operated since 1974 have been changed in a manner that will permit unregulated competitors and competitors in other regulated industries to attempt to trade our products in their own trading facilities without the same regulatory costs we bear.

   The Commodity Exchange Act generally requires all futures contracts to be executed on an exchange that has been approved by the CFTC. For many years, the exchange trading requirement was modified by CFTC regulations to permit privately negotiated swap contracts to be transacted in the over-the-counter market. The CFTC exemption, under which the over-the-counter derivative market operated, precluded the over-the-counter market from using exchange-like electronic transaction systems and clearing unless specific permission, including the imposition of specific conditions, was granted by the CFTC. These limitations on the exemptions granted to the over-the-counter market were called into question by a November 1999 report of the President's Working Group on Financial Markets, which is made up of the Treasury Secretary, the Chairmen of the SEC, the CFTC and the Board of Governors of the Federal Reserve System.

   The working group advocated a complete exemption from the Commodity Exchange Act for some principal-to-principal derivative exchanges that provide electronic trade execution services comparable to those performed by us. The customers who may access those exempt exchanges are also significant customers of regulated exchanges like ours. The working group recommended equivalent treatment for the existing electronic markets operated by regulated exchanges or their affiliates and further recommended legislation that would permit CFTC-regulated clearing organizations to clear futures, options on futures contracts and OTC derivatives that are not securities or securities options. In contrast, the working group recommended permitting banks and SEC-regulated clearing organizations to clear financial derivative contracts, as well as equities, government securities, repurchase and reverse repurchase agreements and other instruments. Finally, the working group recommended permitting banks and broker-dealers, and their affiliates, to operate currency futures markets for retail customers without being subject to regulation under the Commodity Exchange Act. All of the working group proposals, if adopted, would likely to increase the number and quality of competitors who provide execution and clearing services for standardized derivative contracts.

   In February 2000, the CFTC staff released a report advocating the passage of broad regulatory exemptions to create a regulatory environment that would permit the futures industry to accommodate itself to real world competitive conditions. Its goal is regulation by oversight rather than prescription. The degree of regulation proposed is directly related to the characteristics of the product and the type of customer that has direct or indirect access to the market, with retail customer markets being subject to greater regulation. The CFTC's proposal would treat open-outcry markets and electronic trading market in the same way.

   During 2000, Congress considered legislation to implement the suggestions of the working group and the CFTC. On October 19, 2000, the U.S. House of Representatives passed that legislation in a bill numbered H.R. 4541, by a vote of 377 to 4. Further amendments were made to that bill and, as amended, it was reintroduced in the House of Representatives as H.R. 5660 on December 14, 2000. The U.S. House of Representatives and Senate each passed H.R. 5660 on December 15, 2000. It was signed into law by President William J. Clinton on December 21, 2000 as the Commodity Futures Modernization Act of 2000.

   The Commodity Futures Modernization Act provides a series of exclusions from the Commodity Exchange Act that would allow our competitors to trade futures contracts identical to the ones that we offer without any form of regulation or oversight by the CFTC under certain circumstances. Generally those exclusions are available to markets limited to financial products traded among institutions, whether traded electronically or not. We too could comply with those exclusions and operate markets that are outside CFTC jurisdiction. If we chose to remain subject to CFTC jurisdiction, the Commodity Futures Modernization Act replaces the current rigid and rigorous statutory requirements exchanges now face with flexible core principles that exchanges-- called contract markets or derivatives transaction execution facilities--would need to satisfy subject to CFTC oversight. In addition, if we elect to trade our non-agricultural contracts on the derivatives transaction execution facility platform, banks and broker-dealers would become qualified to act as a sales force for our contracts, thus expanding our sales force substantially. Finally, the Commodity Futures Modernization Act lifts the current ban on trading in single-stock futures subject to the coordinated oversight of the CFTC and SEC, providing U.S. futures exchanges with the opportunity to compete for this new market.

   The Commodity Futures Modernization Act's new regulatory framework for exchanges could reduce our regulatory costs and enhance our ability to deliver cost-effective services to our customers. The new framework will also make it easier for others to compete with us at lower regulatory cost. Thus, the regulatory framework may provide greater regulatory advantages for some of our competitors than it does for us.

Legal Proceedings

   From time to time, we are involved in legal proceedings and litigation arising in the ordinary course of business. As of the date of this document, except as described below, we are not a party to any litigation or other legal proceeding that, in our opinion, could have a material adverse effect on our business, operating results or financial condition.

   Minority Member Litigation. On August 11, 2000, eight Associate Members, GIMs, IDEMs and COMs filed a complaint, on behalf of themselves and seeking to represent a class of all Associate Members, GIMs, IDEMs and COMs, with the Circuit Court of Cook County, Illinois. The complaint names as defendants five persons holding Full Memberships owned by corporations with multiple Full Memberships in the CBOT and seeks a defendant class of all Full Members.

   The complaint alleges that the allocation developed by our Independent Allocation Committee is unfair and the allocation methodology used by the Independent Allocation Committee improperly weights members' voting and liquidation rights as well as the historical distribution of market values of memberships. The plaintiffs seek a declaratory judgment that the allocation is unfair to Associate Members, GIMs, IDEMs and COMs, and that the vote of Full Members in favor of the allocation in connection with the restructuring transactions would constitute a breach of fiduciary duties allegedly owed by Full Members to Associate Members, GIMs, IDEMs and COMs. The complaint requests that the court enjoin Full Members from voting in favor of the allocation and declare a fair and equitable allocation of shares pursuant to the restructuring transactions. The CBOT has assumed the defense of the Full Members named as defendants in the complaint.

   On January 9, 2001, the defendants moved to dismiss the case on the grounds that the complaint did not sufficiently allege that the defendants would breach any fiduciary duties to Associate Members, GIMs, IDEMs and COMs by voting in favor of the restructuring. On January 25, 2001, the Circuit Court denied defendants' motions to dismiss without ruling on the merits of the dispute, including whether Full Members owe fiduciary duties to plaintiffs or whether the allocation is actually unfair. On February 6, 2001, a motion to compel arbitration under the CBOT rules and regulations, which provide for arbitration of disputes between members at the CBOT, and to stay the proceedings in Illinois court was filed on behalf of individual defendant Steinborn. On February 8, 2001, a similar motion to compel arbitration and stay proceedings was filed on behalf of the additional individual defendants. A hearing on the motions to compel arbitration and stay proceedings is scheduled for March 23, 2001.

   Although we believe that the plaintiffs' position is without merit, we cannot assure you that the court will stay proceedings and compel the parties to arbitrate the dispute under CBOT's rules and regulations or that the plaintiffs will not succeed in preventing or delaying the vote which is the subject of this proxy solicitation or in altering the proposed allocation of equity in the restructuring transactions. For more information, see "Risk Factors--Risks Relating to the Restructuring Transactions--Certain Members Have Filed a Complaint in Illinois State Court Challenging the Proposed Allocation of Shares in For-Profit CBOT" and "--The Allocation of the Equity in For-Profit CBOT Contains an Element of Uncertainty."

   Chicago Board Options Exchange Litigation and Proposed Rule Change. The restructuring transactions have been designed to preserve the exercise right. In particular, we believe that the restructuring transactions comply with the 1992 agreement between the Chicago Board Options Exchange and the CBOT. First, we do not believe that a Full Member's sale of equity shares, i.e., shares of Class A common stock, in For-Profit CBOT constitutes "splitting or dividing" that CBOT Full Membership into two or more parts. Moreover, we believe that if a Full Member sells some or all of his equity shares in For-Profit CBOT that Full Member would retain all of the trading rights and privileges appurtenant to Full Membership, thus entitling that Full Member to retain the exercise right under the 1992 agreement.

   In addition, we believe that the restructuring transactions comply with the provision of the 1992 agreement which provides that the exercise right would survive "in the event the CBOT merges or consolidates with or is acquired by or acquires another entity" so long as the following three conditions are met:

  . the surviving entity must be an "exchange" that maintains a market in futures, securities, options or financial instruments;

  . the 1,402 Full Members must be granted "membership" in the surviving exchange; and

  . the 1,402 Full Members must be entitled to "have full trading rights and privileges in all products then or thereafter traded on the surviving exchange."

   We believe that the restructuring transactions will result in For-Profit CBOT satisfying each of the three conditions stated in the 1992 agreement with the Chicago Board Options Exchange and, accordingly, that the exercise right will carry over to the holders of Series B-1 shares of Class B common stock of For-Profit CBOT. However, the Chicago Board Options Exchange has challenged this position.

   On June 30, 2000, we filed a complaint against the Chicago Board Options Exchange seeking declaratory and injunctive relief with respect to our Delaware reincorporation. Specifically, we sought a declaration that becoming a Delaware not-for-profit corporation would not violate a 1992 agreement between the parties or serve to extinguish the exercise right of our Full Members. On August 3, 2000, after the Chicago Board Options Exchange agreed in court that it would take no action to extinguish or limit the exercise right based solely on the reincorporation of the CBOT in Delaware, the court dismissed the CBOT's complaint.

   On August 30, 2000, the Chicago Board Options Exchange filed a proposed rule change with the SEC. The Chicago Board Options Exchange filed an amended proposed rule change on October 10, 2000, and is seeking SEC approval of its position. In its proposed rule change, the Chicago Board Options Exchange attempts to impose new conditions on the exercise right not included in Article Fifth(b) of its certificate of incorporation or in the 1992 agreement.

   In particular, the Chicago Board Options Exchange has stated recently in a filing with the SEC that the exercise right will be terminated:

  . for any Full Member, if that Full Member sells any of the shares of Class
    A common stock associated with a share of Class B common stock received in the restructuring transactions without also selling all of the other shares of Class A common stock and the associated share of Class B common stock;

  . for all Full Members, if the CBOT expands electronic trading on the a/c/e system to allow non-members, i.e., persons who do not hold shares of Class B common stock, to trade directly; or

  . for all Full Members, if CBOT members who exercise their right to become
    Chicago Board Options Exchange members are able to trade all of the CBOT's products and the Chicago Board Options Exchange's products simultaneously.

   On October 17, 2000, the CBOT filed a second complaint seeking a declaration that the restructuring transactions do not extinguish the exercise right and an injunction prohibiting the Chicago Board Options Exchange from taking any action to the contrary. On January 19, 2001, the Illinois Circuit Court dismissed Count I of our complaint for failure to sufficiently allege breach of the 1992 agreement by the Chicago Board Options Exchange and for failure to allege damages. The court also dismissed Count II of the complaint as preempted by federal law, holding that this matter should be resolved in the first instance by the SEC. The court's ruling did not address the merits of the dispute, including whether or not the Chicago Board Options Exchange's position breaches the 1992 agreement. Under this ruling, however, the SEC would determine whether the Chicago Board Options Exchange can impose new conditions on the exercise right under its proposed rule change filed with the SEC. In response, on February 16, 2001, the CBOT filed an amended complaint, seeking a declaration by the court that the Chicago Board Options Exchange breached the 1992 agreement by adopting its proposed rule change and submitting it to the SEC for approval without the written consent of the CBOT. In addition, the CBOT seeks an injunction prohibiting the Chicago Board Options Exchange from attempting to amend or modify its Rule 3.16(b), relating to the exercise right, adopted pursuant to the 1992 agreement, without our written consent, in violation of its obligations' under the 1992 agreement. Finally, the CBOT seeks a declaration that certain elements of its proposed restructuring comply with the CBOT's obligations under the 1992 agreement.

   We anticipate that the Chicago Board Options Exchange will again move to dismiss the amended complaint on grounds that it is preempted by federal law, claiming that this issue should be decided by the SEC. Although we cannot assure you that the amended complaint will not be dismissed, we believe the Chicago Board Options Exchange's position is without merit and that a court should resolve the issue of whether it has in fact breached to 1992 agreement, and whether certain elements of our proposed restructuring would violate our contractual obligations under the 1992 agreement.

   On November 17, 2000, the SEC requested public comment on the Chicago Board Options Exchange's proposed rule change. On December 11, 2000 we filed a comment letter with the SEC challenging the legal validity of the proposed rule change and urging the SEC not to approve it.

   On February 12, 2001, we filed a supplementary comment letter with the SEC summarizing the proposed restructuring transactions and notifying the SEC of developments at the Illinois Circuit Court. On February 26, 2001, the Chicago Board Options Exchange filed with the SEC a letter in support of its proposed rule change and in response to our filed opposition to that proposed rule change. The Chicago Board Option Exchange's letter takes the position that after the restructuring transactions the CBOT will not be a membership corporation and therefore will not satisfy one of the conditions for retention of the exercise right under the 1992 agreement. The Chicago Board Options Exchange also claims that the a/c/e system gives our members who exercise the right to become Chicago Board Options Exchange members the ability to trade on the Chicago Board Options Exchange trading floor and at the CBOT trading floor at the same time, activity that the Chicago Board Options Exchange claims is incompatible with the exercise right. If approved by the SEC, the Chicago Board Options Exchange's proposed rule change and the positions it has taken in support of that rule change could materially adversely affect our ability or willingness to restructure or to conduct our existing electronic trading business in a competitive manner while still preserving the exercise right of our Full Members.

   While we do not believe that the Chicago Board Options Exchange's position is legally valid, we cannot predict the outcome of that SEC proceeding. If the SEC were to approve the Chicago Board Options Exchange's proposed rule change, it is possible that the exercise right could be extinguished or terminated for all Full Members or that Full Members could be prevented from exercising the right in the future.

   The Chicago Board Options Exchange has historically been extremely aggressive in challenging the validity of the exercise right of our Full Members. We cannot assure you that the Chicago Board Options Exchange will not take other actions in the future to interfere with the exercise right or will not otherwise be successful in terminating the exercise right or preventing Full Members from exercising such right in the future.

   Furthermore, because the Chicago Board Options Exchange is attempting to impose new conditions on the exercise right pursuant to its proposed rule change with the SEC, we may be forced to take certain actions designed to preserve the exercise right, such as restricting access to electronic trading on our a/c/e system, which could materially adversely affect our ability to execute our business strategies and achieve our business objectives.

   For more information about these risks, see "Risk Factors--Risks Relating to the Restructuring Transactions--The Chicago Board Options Exchange Could Be Successful in Challenging the "Exercise Right,' Which Allows Our Full Members to Obtain Trading Privileges at the Chicago Board Options Exchange, and the Exercise Right Could Be Extinguished or Terminated."

   Patent Rights Litigation. On May 5, 1999, the CBOT, the Chicago Mercantile Exchange, the New York Mercantile Exchange and Cantor Fitzgerald, L.P., were sued by Electronic Trading Systems, Inc. in the United States District Court for the Northern District of Texas (Dallas Division) for alleged infringement of Wagner United States patent 4,903,201, entitled "Automated Futures Trade Exchange." On February 1, 2001, the complaint was amended to allege that CBOT infringed the patent by operating Project A, which we decommissioned in August 2000, as well as the a/c/e system. We have secured an opinion from our patent counsel that the a/c/e system does not infringe plaintiff's patent. The district court has recently denied our motion to dismiss for lack of personal jurisdiction and our motion to transfer the case to the Northern District of Illinois.

   Soybean Antitrust Litigation. On November 14, 1989, plaintiff Sanner brought suit against us. This case is pending in federal court in the Northern District of Illinois, Eastern Division. The one remaining count in this case is an antitrust claim for monetary damages brought on behalf of a class of soybean farmers alleging a conspiracy to fix the price of cash soybeans. The claim is based on an emergency order promulgated by our board of directors in connection with the July 1989 soybean futures contract. The other defendants in this suit are certain individuals alleged to have been involved in recommending or implementing the emergency order. All of the other claims brought in plaintiff's original complaint, which was filed in 1989, have been dismissed.

   The court certified the Sanner case as a class action, but our motion for reconsideration of this decision, and requesting summary judgment, is still pending, and discovery is complete. The court denied our motion for summary judgment but without prejudice to reassert a motion for summary judgment on the issues of market power and antitrust injury. We have also filed a motion to reconsider the court's certification of a class which has been pending for some time. At the request of this court, the motion is being withdrawn without prejudice and will be refiled after the court rules on another motion in the case. No trial date has been set.

                     MANAGEMENT AND EXECUTIVE COMPENSATION

Directors and Executive Officers

   The board of directors currently consists of 18 directors, including:

  . the chairman of the board;

  . the vice chairman of the board;

  . nine elected directors who are Full Members and of whom at least two are nonresident;

  . four non-member directors nominated and approved by the board of directors;

  . two elected directors who are Associate Members; and

  . the president and chief executive officer, who serves as a non-voting member of the board.

Currently, there is one vacant non-member directorship.

   Following the completion of the restructuring transactions, the board of directors of For-Profit CBOT will be reduced to nine members, consisting of:

  . two independent directors;

  . five additional directors, who are holders of Class B common stock and who meet the membership and eligibility requirements of For-Profit CBOT; and

  . one at-large director; and

  . the chairman of the board of directors.

These directors, other than the chairman, will be elected by the holders of Class A common stock at a special election to be held as soon as reasonably practicable following completion of the restructuring transactions.

   Neither the at-large director nor the chairman will be subject to any qualifications. However, from and after the special election of directors following completion of the restructuring transactions and until the second annual meeting of stockholders thereafter, which we currently expect to be held in 2003, the position of the chairman will be held by the person who held the office of chairman of the board of directors immediately prior to such election, and such person will not be elected by the stockholders but rather shall hold the position of the chairman by virtue of his holding of the office of chairman of the board. All of the other directors will be elected by the stockholders at the expiration of their terms commencing with the first annual meeting of stockholders following completion of the restructuring transactions.

   Set forth below are the names, ages and positions of the persons currently serving as directors and executive officers of the CBOT. We currently expect that such persons will, subject to resignation, removal and disqualification, constitute the directors and executive officers of For-Profit CBOT immediately following completion of the restructuring transactions. However, we cannot provide any assurances in this regard and, accordingly, this list may change.

           Name               Age                      Positions Held
           ----               ---                      --------------
   David J. Vitale            54            President and Chief Executive Officer

   Carol A. Burke             49              Executive Vice President and General
                                               Counsel

   Patrick J. Catania         50              Executive Vice President, Business
                                               Development

   Glen M. Johnson            52              Senior Vice President and Chief
                                               Financial Officer

   James P. Amaral            46              Senior Vice President and Chief
                                               Information Officer

   Philip P. Hannigan         61              Senior Vice President, Real Estate
                                               Operations

   Bryan T. Durkin            40              Senior Vice President, Office of
                                               Investigations and Audits and Order
                                               Routing

   Celesta S. Jurkovich       54              Senior Vice President, Government
                                               Relations

   Nickolas J. Neubauer       55              Chairman of the Board of Directors

   Charles P. Carey           47              Vice Chairman

   Raymond Cahnman            55              Director

   James E. Cashman           47              Director

   Mark E. Cermak             48              Director

   Robert F. Corvino          43              Director

   James F. Curley            56              Director

   Andrew J. Filipowski       50              Director

   Douglas M. Kurzydlo        46              Director

   Veda Kaufman Levin         53              Director

   James P. McMillin          41              Director

   Joseph Niciforo            40              Director

   James R. Thompson          64              Director

   J. Andrew Wallace          39              Director

   Michael D. Walter          51              Director

   Ralph H. Weems             68              Director

   We currently expect that the term for each director listed above, other than the chairman of the board, will end in connection with the special election of directors to occur as soon as reasonably practicable following completion of the restructuring transactions.

   Set forth below is a description of the backgrounds of the persons named in the table above. All executive officers of the CBOT listed below are officers of, and hold the same positions with, the MidAmerica Commodity Exchange.

   David J. Vitale has served as President and Chief Executive Officer since February 2001. Prior to joining the CBOT, Mr. Vitale served as a director and Vice Chairman of Bank One Corporation from October 1998 until November 1999 and as a director and Vice Chairman of First Chicago NBD Corporation from October 1995 until the merger of Bank One Corporation and First Chicago NBD Corporation in October 1998. Prior to that time, he served in a number of different capacities with First Chicago Corporation and The First National Bank of Chicago.

   Carol A. Burke has served as Executive Vice President and General Counsel since February 1995 and Senior Vice President and General Counsel since April 1994. Prior to that time, Ms. Burke held other positions in the President's office and the Legal Department of the CBOT.

   Patrick J. Catania has served as Executive Vice President, Business Development since August 1997. From April 1995 to August 1997, he served as Senior Vice President of Market & Product Development, and held other marketing positions with the CBOT prior to 1995. Mr. Catania also serves on the Management Committee of the CBOT/Eurex Alliance, L.L.C.

   Glen M. Johnson has been our Senior Vice President and Chief Financial Officer since February 1995. From December 1982 to February 1995, he was Vice President and Treasurer of the CBOT.

   James P. Amaral is Senior Vice President and Chief Information Officer, a position he has held since March 1999. From January 1994 until March 1999, he was President of Applied Management Services, Inc., an information technology consulting firm. He served on the Management Committee of CBOT/Eurex Alliance, L.L.C. from November 1999 to November 2000.

   Philip F. Hannigan has served as Senior Vice President, Real Estate Operations since February 1995. From May 1984 to February 1995, he served as Vice President, Real Estate Operations.

   Bryan T. Durkin has been a Senior Vice President, Office of Investigations & Audits and Order Routing since October 1999. From December 1993 through October 1999, he served as Vice President & Administrator, Office of Investigations & Audits.

   Celesta S. Jurkovich has served as Senior Vice President, Government Relations of the CBOT since February 1995. Prior to that time, she served as Vice President, Government Relations.

   Nickolas J. Neubauer has been Chairman of the CBOT since January 2001. He has been an independent trader on the CBOT since February 1978. He is the President of Sano Corporation, an Arizona real estate corporation that he founded in 1991. He owns two Full Memberships in the CBOT and one CBOE membership.

   Charles P. Carey has been a director since 1997 and Vice Chairman since January 2000. He also serves on the Finance, Executive and Human Resources Committees. Since January 1995, Mr. Carey has been a Vice President of First Options of Chicago, a trading company and a wholly owned subsidiary of Spear, Leeds & Kellogg L.P., which is currently expected to be acquired by Refco Group Ltd., LLC. He also is the Managing Member of RCH Trading LLC, a registered broker-dealer. Mr. Carey holds one Full membership in the CBOT and is a partner at Henning & Carey, a commodity trading firm.

   Raymond Cahnman has been a director since January 2000. Mr. Cahnman has been a trader on the board for the previous five years, and he currently trades with TransMarket Group L.L.C., a clearing firm. Mr. Cahman holds, directly or indirectly, by virtue of his controlling interest in TransMarket Group L.L.C., three Full Memberships, six Associate Memberships, eight GIMs, five IDEMs and four COMs.

   James E. Cashman has been a director since January 1996, and is a member of the board's Finance Committee. He has been an independent trader on the CBOT since July 1977. Mr. Cashman also is a member of RCH Trading LLC, a registered broker-dealer. Mr. Cashman holds one Full Membership in the CBOT.

   Mark Cermak has been a director since January 2000, and is a member of the Regulatory Compliance Committee and the chairman of the Membership Committee. He is currently a President of O'Connor & Co. LLC, a clearing member of the CBOT, a position he has held since January 1995. Mr. Cermak holds one Full Membership in the CBOT.

   Robert F. Corvino has been a director since January 2000. He is also a member of the Finance Committee. Mr. Corvino is a member of RCH Trading LLC, a registered broker-dealer. From November 1985 to May 2000, Mr. Corvino was an independent trader. He holds one Full Membership in the CBOT.

   James F. Curley has been a director since January 1993, and is on the Executive, Finance and Human Resources Committees. Since April 1997, Mr. Curley has been the Chief Executive Officer of Cresvale International (US) LLC, a Futures Commission Merchant, which owns two Full Memberships in the CBOT. From March 1994 through June 1996, he was Chairman and Chief Executive Officer of Republic New York Securities Inc. He holds one Full Membership in the CBOT.

   Andrew J. Filipowski has served as a director since January 2000. Mr. Filipowski is the founder and, since June 1999, has been the President and Chief Executive Officer of Divine Interventures Inc, a business incubator that provides capital and management help for business to business e-commerce companies. Prior to June 1999, Mr. Filipowski was Chairman, President and Chief Executive Officer of Platinum Technology International Inc., a software services company. He is a director of Blue Rhino Corp., a propane cylinder exchange distributor; Bluestone Software, Inc., a software company; eShare Technologies, a provider of contract management software solutions; AEC, Inc., a manufacturer of auxiliary hardware for the plastics industry; Eagle River Interactive, a multimedia firm focused on electronic commerce; Mastering Computers, Inc., an information technology training company; and Memco Inc., a software company specializing in security applications.

   Douglas M. Kurzydlo has been a director since January 1996. For the previous twenty years, he has been an independent broker/trader on the CBOT. He serves on the board's Executive, Audit, Regulatory Compliance, Appellate and Finance Committees. He owns one Full Membership.

   Veda Kaufman Levin has served as a director since January 2000. She has been the Senior Vice President--Head of Institutional Equity Derivatives at Lazard Freres & Co LLC since April 1994. Ms. Kaufman Levin serves on the
Implementation Committee of the Board and on the Lessor Committee, of which she is the Chairperson. She holds one Full Membership in the CBOT.

   James Patrick McMillin has been a director since January 2000, and is the Co-Chairman of the Floor Members Committee. He is currently an Account Sales Manager at Comdisco Inc., a provider of equipment leasing and network services, data protection and financial and technology management. He has held this position since April 2000. Mr. McMillin is the founder and a principal of Eclipse Futures, Inc., a clearing firm. Mr. McMillin holds one Associate Membership in the CBOT.

   Joseph Niciforo has served as a director since January 1999. He is also a member of the Finance Committee. Since June 2000, he has been Managing Director of Fixed Income for Tudor Investment Corp., a hedge fund. From March 1997 to June 2000, Mr. Niciforo was President of Bearcat Capital, a commodities trading firm. From January 1990 to December 1996, Mr. Niciforo was a partner in Tudor Investment Corp. Mr. Niciforo holds one Full Membership and one Associate Membership in the CBOT.

   James Robert Thompson, Jr., has served as a director since February 1991. Governor Thompson has been the Chairman of the law firm of Winston & Strawn, a national law firm, since January 1991. From January 1977 to January 1991, he was the Governor of the State of Illinois. He serves on the Audit and Human Resources Committee and is Chairman of the Independent Allocation Committee of our board of directors. Governor Thompson is a director of Jefferson Smurfit Group, Plc, an integrated producer of packaging products; FMC Corporation, a diversified chemicals company; Hollinger International Inc., a newspaper publisher; Prime Retail, Inc., a real estate investment trust specializing in factory outlet centers; Prime Group Realty Trust, a real estate investment trust focused on industrial properties; and Navigant Consulting, Inc., a consultant to energy and utility-related companies.

   John Andrew Wallace has served as a director since January 1999, and is a member of the Executive, Finance, and Human Resources Committees. He has served as Managing Director of Sales at R.J. O'Brien & Associates since February 1999. From August 1984 to January 1999, Mr. Wallace was Senior Vice President of Sales at Salomon Smith Barney, a financial services company. He owns one Associate Membership in the CBOT, and R.J. O'Brien & Associates holds two Full Memberships in the CBOT.

   Michael D. Walter has been a director since January 2000, and is a member of the Audit Committee. Since October 1996, he has been Senior Vice President, Economic Strategies of ConAgra Foods, Inc. From February 1989 to September 1996, Mr. Walter was President of ConAgra Specialty Grain Cos. ConAgra holds one Full Membership in the CBOT.

   Ralph Weems has been a director since January 1990 and previously served as a director from January 1985 to January 1988. He serves as the Chairman of our Audit Committee and as a member of the Independent Allocation Committee of the board of directors. Mr. Weems has owned and operated an independent farm since June 1955.

Committees of the Board of Directors

   It is currently expected that the board of directors of For-Profit CBOT will have a nominating committee, an executive committee, an audit committee and a compensation committee. It is currently expected that the members of these committees will be elected by For-Profit CBOT's board of directors following the effectiveness of the restructuring transactions. Each of these committees is described in more detail below.

 Nominating Committee

   It is currently expected that the board of directors of For-Profit CBOT will have a nominating committee consisting of four directors, which will include the chairman, one independent director and, if elected to the board, the chief executive officer. This committee will review the qualifications of potential candidates and will propose to the then-sitting board of directors for their review and approval nominees for vacant positions or positions expected to be vacant on the board of directors, including the eight positions expected to be filled in connection with the special election following completion of the restructuring transactions.

 Executive Committee

   It is currently expected that the board of directors of For-Profit CBOT will have an executive committee consisting of the chairman of the board and two other directors. The Executive Committee will exercise the authority of the full board of directors when the board is not in session, except as required by the certificate of incorporation or bylaws of For-Profit CBOT or applicable law.

 Audit Committee

   It is currently expected that the board of directors of For-Profit CBOT will have an audit committee consisting of at least three directors, all of whom will be independent directors. This committee will review the results and scope of the audit and other services provided by the independent auditors as well as the accounting and internal control procedures and policies of For-Profit CBOT.

 Compensation Committee

   It is currently expected that the board of directors of For-Profit CBOT will have a compensation committee consisting of at least three directors, of which at least two of whom will be independent directors. It will oversee the compensation and benefits of For-Profit CBOT's management and employees.

 Other Committees

   In addition to these committees, we currently intend to create or maintain certain non-board advisory bodies and other non-board committees comprised of directors, officers and/or stockholders.

Director Compensation

   We currently expect that each independent director of For-Profit CBOT will receive an annual fee of $40,000, plus a meeting attendance fee of $1,500 for each regular meeting of the board that they attend. We currently expect that the annual fee for independent directors may be paid in equal parts cash and shares of Class A common stock. The shares of Class A common stock may, at the election of such director, be paid on a deferred basis. All directors receive reimbursement of expenses for travel to meetings.

   David P. Brennan, the chairman of the board of directors in 1999 and 2000, received director's fees of $240,000 during 2000. Mr. Neubauer was elected by the members to serve as chairman of the board of directors in December 2000 and began to serve in such capacity in January 2001. It is currently expected that Mr. Neubauer will be paid $240,000 in director's fees for 2001.

Executive Compensation

   The following table sets forth information relating to the compensation paid to, accrued or earned by our chief executive officer and each of the next four most highly compensated executive officers for services rendered during the year ended December 31, 2000.

                                               Annual Compensation
                                   -------------------------------------------
       Name and Principal                             Other Annual
       Position                     Salary  Bonus  Compensation(1)(3)  Total
       ------------------          -------- ------ ------------------ --------
   Dennis A. Dutterer(2).........  $578,558 $  --       $   --        $578,558
    President and Chief Executive
    Officer

   Carol A. Burke................   419,375    --        98,194        517,569
    Executive Vice President and
    General Counsel

   Patrick J. Catania............   419,375 20,000      124,544        563,919
    Executive Vice President,
    Business Development

   James P. Amaral...............   400,000 25,000        8,692        433,692
    Senior Vice President and
    Chief Information Officer

   Phillip F. Hannigan...........   264,369    --        73,302        337,672
    Senior Vice President, Real
    Estate Operations

--------
(1) Executives under contract are entitled to participate in all employee benefit plans and to receive all other fringe benefits as are from time to time made available to the senior management of the CBOT, which includes the CBOT contribution to a qualified 401(k) savings plan and the CBOT contribution to a non-qualified plan.

(2) Thomas R. Donovan was President and Chief Executive Officer through April 2000. Mr. Donovan received $479,200 in Salary and $596,421 in Other Annual Compensation during 2000. Upon his departure, Mr. Donovan was paid $958,400 in partial settlement of his contract and $818,326 for accrued vacation and sick days. Dennis A. Dutterer, who was appointed Interim President and Chief Executive Officer in April 2000, resigned in December 2000, effective as of January 15, 2001. Pursuant to a letter agreement between the CBOT and the Board of Trade Clearing Corporation, Mr. Dutterer's salary was paid by the Board of Trade Clearing Corporation but CBOT was obligated to reimburse the Board of Trade Clearing Corporation for such amounts, including any applicable employment taxes. See "--Employee Related Agreements."
(3) The following table shows the amount of each category of "Other Annual Compensation" paid with respect to each of the named individuals:

                             401(k)
                            Matching     Pension    Supplemental
    Name                  Contribution Contribution     Plan     Other   Total
    ----                  ------------ ------------ ------------ ------ -------
   Mr. Dutterer..........       --         --             --        --      --

   Ms. Burke.............   $32,528        --         $59,983    $5,683 $98,194

   Mr. Catania...........    30,208        --          80,683    13,653 124,544

   Mr. Amaral............       --         --             --      8,692   8,692

   Mr. Hannigan..........     3,336        --          64,990     4,976  73,302

Employee Benefit Plans

 Stock Plan

   We are currently reviewing, and expect to adopt in connection with the restructuring transactions or the special election to be held following the restructuring transactions, a stock plan under which stock-based awards may be made to employees and directors of For-Profit CBOT and its subsidiaries, including eCBOT. In order to incentivize management, it is currently expected that For-Profit CBOT will have a long-term equity incentive plan which will enable For-Profit CBOT to grant to such individuals stock options, stock appreciation rights, restricted stock, performance awards and other similar awards. The purpose of the plan will be to enable For-Profit CBOT to attract and retain highly qualified employees, officers and directors. We currently expect that the number of shares to be authorized for issuance under such plan will be consistent with plans adopted by comparable public companies.

 401(k) and Thrift Plan

   For-Profit CBOT will maintain the 401(k)-type plan currently sponsored by us and currently known as the "Employee Savings Plan." This is a defined contribution retirement plan intended to qualify under Section 401 of the Internal Revenue Code. Employees of For-Profit CBOT will be eligible to participate in this plan after completing 1,000 hours of work on the first day of the month following one year of employment.

   The following table describes the elective employee and matching employer contributions as defined under this plan, and the vesting of employer contributions:

      Employee Contributions*                 Employer Contributions
      -----------------------                 ----------------------
      Basic Pre-Tax 1-4%..........  100% Match up to 4%
      Voluntary Pre-Tax 5-10%.....  None
      Voluntary After-Tax 1-10%...  None
      Vesting.....................  20% after working 1,000 hours in the first year of employment and 20% for each
                                    calendar year after working 1,000 hours
                                    thereafter. Participants become fully
                                    vested after completing five years of
                                    vesting service.

--------
* Subject to limits (Employee Contributions restricted to a combined limit of 17%) and other statutory annual limits.

 Pension Plan

   For-Profit CBOT will also maintain a non-contributory defined benefit pension plan that provides a predetermined amount of retirement income to eligible participants and their beneficiaries. To participate in this plan, an employee must complete one year of employment and be 21 years of age. The policy will be to fund currently required pension costs to the extent allowed for a tax deduction by the IRS. Participants become fully vested in the plan after five years of vesting service, i.e., one year of vesting service is obtained by completing 1,000 hours of work in a calendar year after age 18.

 Health Plan

   For-Profit CBOT will maintain the health plan currently sponsored by us which provides multiple medical and dental coverage options covering qualified participants and their eligible dependents. New employees are eligible to participate in the plan if working on a full-time basis after 30 days of consecutive active service. Plan funding is accomplished through a combination of fully insured and self-funded arrangements. Employees contribute specified amounts to the plan, depending on the medical or dental option elected and the number of dependents covered. The administration of claims is performed by insurance carriers and paid claims administrators.

 Insurance Benefit Plan

   For-Profit CBOT will maintain our non-contributory welfare plan providing life, disability and accidental death and dismemberment benefits to eligible participants. New employees are eligible to participate in the plan if working on a full-time basis after 31 days of consecutive active service. The plan pays certain insurance carriers premiums through which designated benefits are paid.

 Non-Qualified Plans

   For-Profit CBOT will maintain our non-qualified plans that are not subject to the Employee Retirement Income Security Act of 1974. Employees whose compensation limits their benefits under Section 415 of the Internal Revenue Code are compensated at year end for any benefit shortfall based on current actuarial assumptions that mirror the defined benefit or defined contribution plans.

   For-Profit CBOT also will maintain a nonqualified supplemental pension plan for certain former employees. The liability for this nonqualified plan is funded by life insurance on the lives of the participating employees. For-Profit CBOT will succeed to the trust established by us for the purpose of administering the nonqualified plan.

Employment-Related Agreements

 Donovan Agreement

   We entered into an agreement with Thomas R. Donovan dated as of April 14, 2000, relating to the termination of Mr. Donovan's position as our President and Chief Executive Officer. The agreement terminated Mr. Donovan's employment agreement dated May 18, 1999, and provided that Mr. Donovan would render limited consulting services to us and would receive reimbursement of out-of-pocket expenses related to those services. The agreement also sets forth non-competition terms and severance benefits. Pursuant to the Agreement, Mr. Donovan is entitled to:

  . a lump sum payment of about $1.4 million, paid on May 1, 2000, and additional payments of equal amount, payable on January 1 of each year from 2001 through 2003;

  . a lump sum payment for 120 unused sick days, equal to about $479,200, paid on May 1, 2000;

  . provision of certain medical and insurance benefits through December 31, 2003, or until Mr. Donovan's earlier death;

  . annual payments through December 31, 2003 to equal the amount we would have paid to our pension plan, as determined by an actuary, on Mr. Donovan's behalf during such time pursuant to the plan contribution formula; and

  . provision of medical and dental coverage after the term of the agreement as contemplated in Mr. Donovan's prior employment contract.

 Dutterer Agreement

   On April 18, 2000, Mr. Dutterer entered into a letter agreement with the CBOT and the CBOT entered into a letter agreement with the Board of Trade Clearing Corporation, which agreements provided for Mr. Dutterer's employment as Interim President and Chief Executive Officer of the CBOT and his retention of his position as President and Chief Executive Officer of the Board of Trade Clearing Corporation under the terms of his existing employment agreement with the Board of Trade Clearing Corporation, as amended. Pursuant to the agreements, Mr. Dutterer was entitled to receive a base salary of $825,000 per year for his services to the CBOT and any discretionary bonus determined by our board of directors. His employment with the CBOT was "at will" and the CBOT is not responsible for any severance obligations. Under the agreements, the CBOT agreed to reimburse the Board of Trade Clearing Corporation for its payment of:

  . Mr. Dutterer's base salary;

  . applicable employment taxes; and

  . the amount of any discretionary bonus awarded to Mr. Dutterer by the CBOT board of directors, with such reimbursement for employment taxes and bonus being grossed-up for any additional taxes resulting from the reimbursement.

All other expenses relating to the employment of Mr. Dutterer are the responsibility of the Board of Trade Clearing Corporation.

   Pursuant to his agreement with the CBOT, Mr. Dutterer agreed to abstain from taking part in discussions and decisions that involve a potential conflict of interest between the CBOT and the Board of Trade Clearing Corporation. The agreement also contained certain confidentiality provisions and the CBOT's agreement to indemnify Mr. Dutterer and to provide liability insurance to the extent provided to the CBOT's other officers. Effective in January 2001, Mr. Dutterer resigned from his position as Interim President and Chief Executive Officer of the CBOT and returned to his position as President and Chief Executive Officer of the Board of Trade Clearing Corporation on a full-time basis.

 Vitale Agreement

   On February 20, 2001, we entered into an employment agreement with David J. Vitale, our President and Chief Executive Officer, which has a term of four years unless terminated earlier by the CBOT or the Executive or as a result of Mr. Vitale's death or permanent disability. Under the agreement, Mr. Vitale is entitled to a base salary of $1,250,000 per year in addition to a performance bonus, which for fiscal year 2001 may not be less than $750,000. He is entitled to participate in all of our employee benefit plans that are generally available to senior management. In addition, in the event that Mr. Vitale's term of employment terminates prior to achieving vested status under such employee benefit plans, he will be entitled to an additional benefit under a non-qualified deferred compensation plan in an amount equal to the amount of non-vested benefits accrued under such employee benefit plans. He is also entitled to have certain perquisites paid for or reimbursed by the CBOT, including club memberships, automobile allowance and financial planning and other professional expenses not to exceed $25,000.

   In addition, Mr. Vitale received an incentive award, consisting of equity appreciation rights, which will entitle him to receive the benefit of any appreciation in the value of the CBOT's memberships and/or common stock. The equity appreciation rights, which have been granted in the form of appreciation units, give Mr. Vitale the right to receive the excess of the fair market value of the covered equity with respect to an appreciation unit on the date such appreciation unit is exercised over the grant value of such appreciation unit.

   The following table summarizes the type, number, grant value and covered equity with respect to each appreciation unit granted to Mr. Vitale:

          EQUITY APPRECIATION RIGHTS                                   COVERED EQUITY
---------------------------------------------- ---------------------------------------------------------------
                          Number of    Grant                                                  Class B Common
        Class of         Appreciation  Value   Membership Equivalent  Class A Common Stock   Stock Equivalent
   Appreciation Unit        Units     Per Unit        Per Unit         Equivalent Per Unit       Per Unit
------------------------ ------------ -------- ---------------------- --------------------- ------------------
A-1A....................      25      $400,000   1 Full Membership    A-1 Conversion Shares 1 Share Series B-1
A-1B....................      10      $600,000   1 Full Membership    A-1 Conversion Shares 1 Share Series B-1
A-2.....................      10       $80,000 1 Associate Membership A-2 Conversion Shares 1 Share Series B-2
A-4.....................       5       $10,000   1 IDEM Membership    A-4 Conversion Shares 1 Share Series B-4
A-5.....................       5       $20,000    1 COM Membership    A-5 Conversion Shares 1 Share Series B-5

   The number of shares of Class A common stock covered by an appreciation right is dependent upon the number of shares of Class A common stock issued with respect to the membership equivalent for such appreciation unit following completion of the restructuring transactions. The appreciation rights will generally vest in accordance with the schedule set forth in the following table:

                                     Number of Applicable Appreciation Units Vested
Class of Appreciation    -----------------------------------------------------------------------
Unit                     February 20, 2002 February 20, 2003 February 20, 2004 February 20, 2005
---------------------    ----------------- ----------------- ----------------- -----------------
A-1A....................     10 Units           5 Units           5 Units           5 Units
A-1B....................      4 Units           2 Units           2 Units           2 Units
A-2.....................      4 Units           2 Units           2 Units           2 Units
A-4.....................      2 Units            1 Unit            1 Unit            1 Unit
A-5.....................      2 Units            1 Unit            1 Unit            1 Unit

   In the event that Mr. Vitale's term of employment is terminated because of death, he would be entitled to receive his base salary through the end of the sixth calendar month following the calendar month during which his employment is terminated and any portion of the incentive award that is not vested would immediately vest. In the event that Mr. Vitale's term of employment is terminated because of permanent disability, he would be entitled to receive his base salary through the earlier of the expiration of his employment agreement and the first year of such permanent disability, and would be entitled to receive one-half his base salary during the remaining term of the employment agreement, if any. In addition, upon permanent disability, any portion of the incentive award that is not vested would immediately vest. If Mr. Vitale is terminated by the CBOT for cause, terminates employment without good reason or the employment agreement reaches the end of its term, he would be entitled to his base salary through his last day of employment and any portion of the incentive award that has not been exercised would be forfeited. In the event that the CBOT terminates Mr. Vitale without cause or Mr. Vitale terminates with good reason, Mr. Vitale would be entitled to his base salary through the expiration of his employment agreement and any portion of the incentive award that is not vested would immediately vest; provided that any unexercised incentive awards shall be forfeited four years following the date of termination. In addition, Mr. Vitale would be entitled to payment of his performance bonus of $750,000 in the event that the date of termination without cause or for good reason occurs prior to payment of performance bonuses for fiscal year 2001.

   In the event that the restructuring transactions are not completed within 12 months of the date of the employment agreement, which term may be extended by Mr. Vitale for six months, thereafter, Mr. Vitale may terminate the employment agreement in the thirty day period immediately following the end of such term. Under such circumstances, he would be entitled to receive his base salary through the earlier of the expiration of his employment agreement and the end of the second full fiscal year following the fiscal year of his election to terminate employment and any portion of the incentive award that is not exercised would be forfeited. In the event of a change of control, Mr. Vitale or the CBOT may terminate Mr. Vitale's employment, and Mr. Vitale would be entitled to receive his base salary through the earlier of the expiration of his employment agreement and the end of the second full fiscal year following the fiscal year such change of control occurs and all outstanding incentive awards would become vested immediately prior to the transaction giving rise to the change of control.

   Mr. Vitale is also subject to certain non-competition and non-solicitation provisions during the employment term and, in the event his employment agreement is terminated prior to expiration, for one year following the date of termination.

 Other Agreements

   We also have Executive Employment Agreements with Carol A. Burke, our Executive Vice President and General Counsel, and Patrick J. Catania, our Executive Vice President, Market and Product Development. The term of each agreement began May 18, 1999 and runs until May 18, 2002 or the earlier death, total and permanent disability or termination of the executive. The employment period under each agreement will be extended for one calendar month for each calendar month after May 2001 that Ms. Burke and Mr. Catania serve under their respective agreements. The CBOT, Ms. Burke and Mr. Catania each have the right to provide notice to the other party to their respective agreements of their intent to cease extending such agreement and, upon such notice, the term of such agreement shall terminate 12 calendar months following the furnishing of notice of such intent. Each agreement provides for a base salary of $500,000 and annual increases as determined by our board of directors in its sole discretion. Each agreement provides that the executive is entitled to participate in all of our employee benefit plans that are generally available to senior management, including post-employment medical and dental benefits.

   In the event of Ms. Burke's or Mr. Catania's disability, the affected executive would receive his or her base compensation for the first year during which the executive is under the disability. After the first year, the affected executive would receive one-half of his or her base pay during the remainder of the disability, but not beyond the end of the employment term. This disability pay would be reduced to the extent the affected executive receives payments from other sources such as insurance as a result of the disability. We may terminate the affected executive if the disability is total and permanent, in which case such executive would be entitled to his or her base compensation through the end of the employment term.

   Pursuant to the agreements, Ms. Burke and Mr. Catania each agree to certain non-competition provisions during the employment term and for one year after thereafter.

Beneficial Ownership of Management and Directors

   The following table lists the shares of capital stock of For-Profit CBOT that will be beneficially owned following the restructuring transactions by each of the directors, each of the executive officers named in the summary compensation table included under "--Executive Compensation" and For-Profit CBOT's directors and executive officers as a group. This information is based on the beneficial ownership by those persons of CBOT memberships and Ceres limited partnership interests as of December 6, 2000. There was no person known to For-Profit CBOT to be the beneficial owner of more than five percent of the membership interests of CBOT as of December 6, 2000. None of the persons listed in the table below will beneficially own one percent or more of any of the shares of Class A common stock, Class B common stock, Series A convertible preferred stock or will beneficially own one percent or more of the total equity of For-Profit CBOT.

                                  Number of                          Number of
                                  Shares of                          Shares of
                                   Class A                            Series A
Name of Beneficial                 Common     Number of Shares of   Convertible
Owner                               Stock    Class B Common Stock   Preferred(1)
------------------                --------- ----------------------- ------------
Dennis A. Dutterer..............       --                       --          --
Thomas R. Donovan...............       --                       --          --
Nickolas J. Neubauer............    50,000   2 shares of Series B-1    265.0614
David P. Brennan................    25,000    1 share of Series B-1    132.5307
David J. Vitale.................       --                       --          --
Carol A. Burke..................       --                       --          --
Patrick J. Catania..............       --                       --          --
James P. Amaral.................       --                       --          --
Philip P. Hannigan..............       --                       --          --
Charles P. Carey................    25,000    1 share of Series B-1    132.5307
Raymond Cahnman(2)..............   127,900   3 shares of Series B-1    648.5359
                                             6 shares of Series B-2
                                             8 shares of Series B-3
                                             5 shares of Series B-4
                                             4 shares of Series B-5
James E. Cashman................    25,000    1 share of Series B-1    132.5307
Mark E. Cermak..................    25,000    1 share of Series B-1    132.5307
Robert F. Corvino...............    25,000    1 share of Series B-1    132.5307
James F. Curley.................    25,000    1 share of Series B-1    132.5307
Andrew J. Filipowski............       --                       --          --
Douglas M. Kurzydlo.............    25,000    1 share of Series B-1    132.5307
Veda Kaufman Levin..............    25,000    1 share of Series B-1    132.5307
James P. McMillin...............     5,000    1 share of Series B-2     21.3460
Joseph Niciforo.................    30,000    1 share of Series B-1    153.8767
                                              1 share of Series B-2
James R. Thompson...............       --                       --          --
J. Andrew Wallace(3)............    55,000   2 shares of Series B-1    286.4074
                                              1 share of Series B-2
Michael D. Walter(4)............    25,000    1 share of Series B-1    132.5307
Ralph H. Weems..................       --                       --          --
Directors and Executive Officers
 as a group
 (24 persons)(5)................   492,900  17 shares of Series B-1  2,568.0037
                                             9 shares of Series B-2
                                             8 shares of Series B-3
                                             5 shares of Series B-4
                                             4 shares of Series B-5

--------
(1) Because the number of shares of Series A convertible preferred stock to be distributed to each limited partner of Ceres pursuant to the Ceres merger will be based on the value of Ceres as of the time of the completion of the restructuring transactions, the number of such shares of Series A convertible preferred stock that will actually be issued to each limited partner of Ceres is not known at this time. For purposes of illustration only, the numbers of shares of Series A convertible preferred stock that would be allocated to such persons pursuant to the Ceres merger allocation formula are included in the above table using a valuation of Ceres as of December 31, 2000. For more information on the Ceres merger, see "The Restructuring Transactions-- Opinion of Arthur Andersen to the Board of Directors Regarding Fairness of the Ceres Merger" and "--Ceres Valuation Analysis of Arthur Andersen."
(2) Includes 10,700 shares of Class A common stock and two Series B-2 and two Series B-5 shares of Class B common stock owned by TransMarket Group LLC, which Mr. Cahnman may be deemed to beneficially own. Mr. Cahnman disclaims such beneficial ownership.
(3) Includes 50,000 shares of Class A common stock and two Series B-1 shares of Class B common stock owned by R. J. O'Brien & Associates, which Mr. Wallace may be deemed to beneficially own. Mr. Wallace disclaims such beneficial ownership.
(4) Includes 25,000 shares of Class A common stock and one Series B-1 share of Class B common stock owned by ConAgra Specialty Grain Cos., which Mr. Walter may be deemed to beneficially own. Mr. Walter disclaims such beneficial ownership.
(5) Includes 89,100 shares of Class A common stock and three Series B-1 shares, one Series B-2 share, three Series B-3 shares, three Series B-4 shares and two Series B-5 shares of Class B common stock, which the directors and executive officers may be deemed to beneficially own.

   Our directors and officers hold memberships entitling them to cast an aggregate of 18 1/2 votes on the proposal, representing about 1.2% of the total votes that may be cast.

   Until January 1, 2001, our board of directors was composed of twenty-seven members, at which time the terms of nine directorships expired and ceased to exist pursuant to our certificate of incorporation and bylaws. Some of these directors may have held Full, Associate, GIM, IDEM or COM memberships.

                          DESCRIPTION OF CAPITAL STOCK

   We describe generally below the material terms of the capital stock of For-Profit CBOT. However, this description is not complete. For a complete description of the terms of our capital stock, we refer you to the forms of For-Profit CBOT's amended and restated certificate of incorporation and For-Profit CBOT's amended and restated bylaws, which are attached as Appendices D and E, respectively, to this document. We urge you to read those documents carefully before voting on the restructuring transactions.

   For more information about our capital stock and how your rights and obligations as stockholders will differ from your current rights and obligations as members, see "Comparison of the Rights of Members of the CBOT and Stockholders of For-Profit CBOT."

General

   Under its certificate of incorporation, the authorized capital stock of For-Profit CBOT will consist of:

  . 100,000,000 shares of common stock, $0.001 par value per share, of which 99,996,273 shares will be designated as Class A common stock and 3,727 shares will be designated Class B common stock; and

  . 10,000,000 shares of preferred stock, $0.001 par value per share.

Immediately following the completion of the restructuring transactions, 39,797,650 shares of Class A common stock, 1,402 Series B-1 shares of Class B common stock, 779 Series B-2 shares of Class B common stock, 174 Series B-3 shares of Class B common stock, 642 Series B-4 shares of Class B common stock and 643 Series B-5 shares of Class B common stock will be outstanding.

   As described above under "The Restructuring Transactions--Reorganization of Our Electronic Trading Business," shares of Series A convertible preferred stock will be issued to the limited partners of Ceres in exchange for their Ceres limited partnership interests pursuant to the Ceres merger. It is not possible at this time to determine the exact number of shares of Series A convertible preferred stock which will be outstanding immediately after the completion of the restructuring transactions. However, based on the valuation of Ceres as of December 31, 2000, 264,600 shares of Series A convertible preferred stock would be outstanding immediately following completion of the restructuring transactions. In addition, we currently expect that dividends on the Series A convertible preferred stock will be paid for the foreseeable future in the form of additional shares of Series A convertible preferred stock. Accordingly, additional shares of Series A convertible preferred stock will be issuable over time.

   The shares of Class A common stock, Class B common stock and Series A convertible preferred stock issued in connection with the restructuring transactions will be validly issued, fully paid and non-assessable.

Description of Common Stock

 Overview

   For-Profit CBOT will have a dual-class common stock capital structure, consisting of the following two classes of common stock:

  . Class A common stock; and

  . Class B common stock.

The Class A common stock of For-Profit CBOT will represent solely an equity interest in For-Profit CBOT. The Class B common stock of For-Profit CBOT will represent an equity interest in For-Profit CBOT, but will also represent a membership in For-Profit CBOT, including all trading rights and privileges associated therewith if the holder satisfies applicable membership and eligibility requirements. The Class B common stock of For-Profit CBOT will be issued in five series, as described below:

  . Series B-1, which will, subject to satisfaction of applicable membership and eligibility requirements, represent a membership with all trading rights and privileges currently associated with a Full Membership in the CBOT;

  . Series B-2, which will, subject to satisfaction of applicable membership and eligibility requirements, represent a membership with all trading rights and privileges currently associated with an Associate Membership in the CBOT;

  . Series B-3, which will, subject to satisfaction of applicable membership and eligibility requirements, represent a membership with all trading rights and privileges currently associated with a GIM Membership in the CBOT;

  . Series B-4, which will, subject to satisfaction of applicable membership and eligibility requirements, represent a membership with all trading rights and privileges currently associated with an IDEM Membership in the CBOT; and

  . Series B-5, which will, subject to satisfaction of applicable membership and eligibility requirements, represent a membership with all trading rights and privileges currently associated with a COM Membership in the CBOT.

 Dividend Rights

   Subject to the limitations under Delaware law and priorities and preferences that may apply to any outstanding shares of preferred stock, including the Series A convertible preferred stock, holders of common stock will be entitled to receive such dividends or other distributions as may be declared by For-Profit CBOT's board of directors out of funds legally available therefor.

   Subject to applicable law, the board of directors of For-Profit CBOT will be able to determine, in its sole and absolute discretion, the time of declarations and payments, and the amounts, of dividends on For-Profit CBOT common stock. Class A common stock and Class B common stock will participate ratably in any dividend declared by the board of directors. This means that holders of Class A common stock and holders of Class B common stock will share equally in all dividends, based on the number of shares held.

   We do not currently anticipate that For-Profit CBOT will pay cash dividends on its common stock in the foreseeable future.

 Voting

   Class A Common Stock. Unless otherwise required by the certificate of incorporation of For-Profit CBOT, the terms of any preferred stock or applicable law, with the exception of certain matters reserved to the holders of Class B common stock as described below under "--Description of Additional Provisions of Class B Common Stock--Voting on Core Rights," holders of Class A common stock will be entitled to one vote per share with respect to each matter presented to the stockholders of For-Profit CBOT on which the holders of common stock of For-Profit CBOT are entitled to vote generally, including the election of directors, amendments to the certificate of incorporation, mergers, sales of all or substantially all of the corporate assets or property or a dissolution. Except as may be provided in connection with any preferred stock, including the Series A convertible preferred stock, in a certificate of designation filed pursuant to Delaware law, or as may otherwise be required by Delaware law or the certificate of incorporation of For-Profit CBOT, the Class A common stock will be the only capital stock of For-Profit CBOT entitled to vote generally in the election of directors and on all other matters presented to the stockholders of For-Profit CBOT. Except as may otherwise be required by Delaware law, holders of Series B-1 and B-2 shares of Class B common stock will have the right to approve changes that would adversely affect certain specified core rights associated with the trading rights and privileges of the Class B common stock. For more information, see "--Description of Additional Provisions of Class B Common Stock--Voting on Core Rights." The Class A common stock will not have cumulative voting rights.

   Class B Common Stock. With the exception of the matters reserved to the holders of Class B common stock as described below under "--Description of Additional Provisions of Class B Common Stock--Voting on Core Rights," and as may otherwise be required by Delaware law, holders of Class B common stock will have no voting rights. The holders of Series B-1 and B-2 shares of Class B common stock will have the right to approve certain changes to our certificate of incorporation, bylaws and rules and regulations relating to the core rights of Class B common stockholders as described below under "--Description of Additional Provisions of Class B Common Stock--Voting on Core Rights." In voting on these matters and any amendment to the certificate of incorporation required by Delaware law to be submitted to a class vote, holders of Series B-1 shares of Class B common stock will be entitled to one vote per share and holders of Series B-2 shares of Class B common stock will be entitled to one-sixth of one vote per share. As described below under "--Special Class and Series Voting Rights," in the event that a class vote of the Class B common stockholders is required by Delaware law in connection with an amendment to our certificate of incorporation, the holders of Series B-3, Series B-4 and Series B-5 shares of Class B common stock will each be entitled to one-tenth of one vote per share in any such class vote.

   Special Class and Series Voting Rights. Under Delaware law, the holders of the outstanding shares of each class of For-Profit CBOT common stock will be entitled to vote as a class upon any proposed amendment to the certificate of incorporation which would:

  . increase or decrease the aggregate number of authorized shares of such class;

  .  increase or decrease the par value of the shares of such class; or

  . alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

   In the event that a class vote of the Class B common stock is required by Delaware law in connection with any such amendment of our certificate of incorporation, holders of Class B common stock will be entitled to the per share voting power illustrated below:

                 Series of                                         Per Share
               Class B Stock                                      Voting Power
               -------------                                      ------------
                    B-1                                               1
                    B-2                                               1/6
                    B-3                                               1/10
                    B-4                                               1/10
                    B-5                                               1/10

In addition, if any proposed amendment to the certificate of incorporation would alter or change the powers, preferences or special rights of one or more series of any class, including each series of the Class B common stock, so as to affect them adversely, but not so affect the entire class, then only the shares of the series so affected by the proposed amendment will be considered a separate class for purposes of these special class voting rights. In the event that a series vote of one or more series of the Class B common stock is required by Delaware law in connection with any such amendment of our certificate of incorporation, holders of the shares of any such series will be entitled to one vote per share on such matters.

   The special class and series voting rights will result from the application of certain provisions of Delaware law which relate to for-profit, stock corporations. This result is inconsistent with the result that would likely be obtained under our current certificate of incorporation, bylaws and rules and regulations, which provide that only Full Members and Associate Members are entitled to vote, based on their respective per share voting power, including with respect to such amendments to our certificate of incorporation. The certificate of incorporation of For-Profit CBOT will include unique provisions that are intended to protect certain core rights associated with the trading rights and privileges of Class B common stockholders. These provisions reflect the unique circumstances of the CBOT and are not customary in other corporate charters. Due to the unique nature of these provisions, there is little guidance under applicable law as to how they would be applied in specific factual contexts. Among other things, it may be difficult to assess the impact of possible changes to these provisions on individual classes or series of stock. As a result, there may be uncertainty under certain circumstances as to whether any special class or series votes would be required in order to approve an amendment of the certificate of incorporation of For-Profit CBOT to amend, modify or repeal such provisions.

   Board of Directors. The certificate of incorporation and bylaws of For-Profit CBOT will provide that the current board of directors will continue to serve as directors until such time as the board of directors calls for a special election, which we expect will occur as soon as reasonably practicable following completion of the restructuring transactions. At that time, the size of the board of directors will be reduced to nine members. The Class A common stockholders will elect eight members of the new nine-member board of directors, which will be composed of:

  . two independent directors;

  . five directors who are holders of Class B common stock and who meet the membership and eligibility requirements of For-Profit CBOT;

  . one at-large director; and

  . the chairman of the board of directors.

Neither the at-large director nor the chairman will be subject to any qualifications. However, from and after the special election of directors to be held following completion of the restructuring transactions and until the second annual meeting of stockholders thereafter, which we currently expect to be held in the second or third quarter of 2003, the position of the chairman will be held by the person who held the office of chairman of the board of directors immediately prior to such election, and such person will not be elected by the stockholders but rather will hold the position of the chairman by virtue of his holding of the office of chairman of the board of directors. This provision is intended to ensure that the current chairman of the board will serve as the chairman for a period of time at least equal to the term for which he was elected in order to provide for a smooth transition of the corporation through the restructuring process. All of the other directors will be elected by the stockholders, as will the chairman, commencing with the second annual meeting of stockholders following completion of the restructuring transactions.

   In addition, the board of directors will be classified or staggered with respect to terms of office. This means that the board will be divided into three classes of directors, with the term of each class of directors expiring in successive years over a three-year period. Initially, the three classes of directors will consist of:

  . one independent director and two Class B directors, each to serve a one-year term;

  . one independent director, one Class B director and the chairman, each to serve a two-year term; and

  . the at-large director and two Class B directors, each to serve a three-year term.

At each annual election following the special election, each class of directors whose term has expired will stand for election for a new three-year term. We currently expect that the first annual election following the special election to be held after completion of the restructuring transactions will occur in the second or third quarter of 2002.

   Conversion Rights of Series B-3 Shares. Two Series B-3 shares of Class B common stock will be convertible at the option of their holder, at any time, into one Series B-2 share of Class B common stock. No fractional Series B-2 shares of Class B common stock will be issued upon any such conversion of Series B-3 shares of Class B common stock. This convertibility feature is designed to facilitate our current plan to phase out GIM memberships and, after completion of the restructuring transactions, Series B-3 shares of Class B common stock. Upon conversion of such Series B-3 shares, they will be retired and will not be reissued.

 No Conversion, Preemptive or Subscription Rights

   Except as otherwise described above under "--Conversion Rights of Series B-3 Shares," holders of Class A common stock and Class B common stock will have no conversion, preemptive or subscription rights.

 Liquidation Rights

   Upon any liquidation, dissolution or winding up of For-Profit CBOT, whether voluntary or involuntary, holders of Class A common stock and Class B common stock of For-Profit CBOT will be entitled to receive

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

pro rata such assets as are available for distribution to stockholders after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which holders of each outstanding series of preferred stock, including the Series A convertible preferred stock, are entitled by the terms of such series. In other words, each share of Class A common stock and Class B common stock shall have equal liquidation rights.

 Description of Additional Provisions of Class B Common Stock

   The Class B common stock will be divided into five series, as follows:

                                   Trading Rights        Number of Votes
      Series    Number of Shares   and Privileges   Per Share on "Core Rights"
      ------    ----------------   --------------   --------------------------
       B-1           1,402              Full                    1
       B-2             779           Associate                 1/6
       B-3             174              GIM                    --
       B-4             642              IDEM                   --
       B-5             643              COM                    --

   The Class B common stock will, subject to satisfaction of applicable membership and eligibility requirements, represent a membership, including all trading rights and privileges appurtenant to that membership, in For-Profit CBOT. As a result, a holder of a share of Class B common stock who meets For-Profit CBOT's membership and eligibility requirements will be a "member of a contract market" within the meaning of the Commodity Exchange Act. Under the Commodity Exchange Act, the term "member of a contract market" means an individual, association, partnership, corporation, or trust owning or holding membership in, or admitted to membership representation on, a contract market or having trading privileges thereon. Such holders of shares of Class B common stock will be members of For-Profit CBOT for purposes of For-Profit CBOT's rules and regulations, including those relating to exchange floor operations and procedures, futures commission merchants, disciplinary proceedings and arbitration of member controversies.

   Trading Rights and Privileges. Each series of Class B common stock will have certain trading rights and privileges that correspond to trading rights and privileges of the five current classes of CBOT members as set forth above. For-Profit CBOT's certificate of incorporation, bylaws and rules and regulations will provide as follows:

  . Trading Rights and Privileges. Each holder of a share of Class B common stock who meets For-Profit CBOT's membership and eligibility criteria will be entitled to all trading rights and privileges appurtenant to those shares, which would result in the holder being a "member of a contract market" within the meaning of the Commodity Exchange Act and a member of For-Profit CBOT for purposes of For-Profit CBOT's rules and regulations. The trading rights and privileges associated with each series of Class B common stock will generally correspond to one of our five current classes of members and will have the rights and privileges of the applicable class of membership.

    While we believe that the holders of Series B-1 shares of Class B common stock will retain the exercise right with respect to the Chicago Board Options Exchange after the restructuring transactions, the Chicago Board Options Exchange has challenged this position and, accordingly, we cannot provide any assurances in this regard. For more information relating to litigation and other matters concerning this exercise right, see "Risk Factors--Risks Relating to the Restructuring Transactions--The Chicago Board Options Exchange Could Be Successful in Challenging the "Exercise Right,' Which Allows Our Full Members to Obtain Trading Privileges at the Chicago Board Options Exchange, and the Exercise Right Could Be Extinguished or Terminated."

  . Electronic Trading Rights and Privileges. A holder of a share of Class B common stock who meets For-Profit CBOT's membership and eligibility requirements also will be entitled to trade electronically through the electronic trading system of For-Profit CBOT, which will be operated by eCBOT after the restructuring transactions, with each series of Class B common stock having trading rights and privileges that generally correspond to the trading rights and privileges currently applicable to the membership associated with that series. This right is intended to protect the holders of those shares from subsequent changes in the eCBOT's access policy. Although no such changes are currently anticipated, we cannot assure you that changes in eCBOT's access policy will not be considered or implemented in the future.

  . Use and Leasing of Trading Privileges. Each holder of a share of Class B common stock who meets For-Profit CBOT's membership and eligibility requirements may use the trading rights and privileges associated with that share or may delegate those rights and privileges to another person, provided that such person also satisfies the applicable membership and eligibility requirements imposed by For-Profit CBOT. We currently expect that these requirements will be substantially the same as the requirements set forth in our current rules.

   Voting on Core Rights. Except as may otherwise be required by Delaware law, holders of Series B-1 and B-2 shares of Class B common stock will have the right to approve amendments to the certificate of incorporation, bylaws and rules and regulations involving changes that would adversely affect specified core rights relating to certain trading rights and privileges associated with the Class B common stock. These core rights will consist of:

  . the allocation of products which a holder of any series of Class B common stock is permitted to trade on For-Profit CBOT's exchange facilities, including both the open-outcry and electronic trading systems;

  . the requirement that holders of shares of Class B common stock who meet the applicable membership and eligibility requirements will be charged transaction fees for trades of For-Profit CBOT's products for their accounts that are lower than the transaction fees charged to any participant who is not a holder of Class B common stock for the same products, whether trading utilizing the open outcry trading system or the electronic trading system;

  .  the number of authorized shares of any series of Class B common stock;

  . the membership and eligibility requirements to hold shares of any series of Class B common stock or to exercise the associated trading rights or privileges; and

  . a commitment to maintain current open outcry markets so long as each such market is deemed liquid under the terms of the certificate of incorporation unless the discontinuance of any such market is approved by the holders of Series B-1 and Series B-2 shares of Class B common stock. This commitment to maintain open outcry markets is described further below under "--Commitment to Maintain Open Outcry Markets."

The affirmative vote of a majority of the voting power of the then outstanding shares of the Series B-1 shares and the Series B-2 shares of Class B common stock, voting together as a single class based on their respective per share voting power, will be required in order to approve any amendments to the certificate of incorporation, bylaws and rules and regulations involving changes that would adversely affect these core rights. Based on the respective voting power of the two series of Class B common stock, any change adversely affecting the core rights may be effected by the approval of the holders of Series B-1 shares of Class B common stock even though the holders of the Series B-2 shares of Class B common stock voted against the change. This result is consistent with the result that would be obtained under our existing certificate of incorporation, bylaws and rules and regulations. Except as may otherwise be required by Delaware law, including the special class and series voting rights described above, holders of Class A common stock and holders of Series B-3, B-4 and B-5 shares of Class B common stock will not have the right to vote on amendments to the certificate of incorporation, bylaws, rules and regulations involving changes that would adversely affect these core rights.

   Commitment to Maintain Open Outcry Markets. The certificate of incorporation of For-Profit CBOT will provide that, subject to the following terms and conditions, the CBOT will be obligated to maintain current open outcry markets and provide financial support to each such market for technology, marketing and research, which the board of directors determines, in its sole and absolute discretion, is reasonably necessary to maintain each such open outcry market.

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


   Notwithstanding the foregoing, the board of directors may discontinue any open outcry market at such time and in such manner as it may determine if the board of directors determines, in its sole and absolute discretion, that a market is no longer "liquid" in accordance with the criteria described below or the holders of a majority of the voting power of the then outstanding shares of the Series B-1 and the Series B-2, voting together as a single class based on their respective per share voting power, approve the discontinuance of such open outcry market.

   For purposes of the foregoing, an open outcry market will be deemed "liquid" for so long as it meets either of the following tests, in each case as measured on a quarterly basis:

  . if a comparable exchange-traded product exists, the open outcry market has maintained at least 30 percent of the average daily volume of such comparable product, including for calculation purposes, volume from exchange-for-physicals transactions in such open outcry market; or

  . if no comparable exchange-traded product exists, the open outcry market has maintained at least 40 percent of the average quarterly volume in that market as maintained by the CBOT in 2000, including, for calculation purposes, volume from exchange-for-physicals transactions in such open outcry market.

Preferred Stock

   For-Profit CBOT will be authorized to issue up to 10,000,000 shares of preferred stock. The For-Profit CBOT certificate of incorporation will authorize the board, without approval of the stockholders, to issue these shares from time to time in one or more series, to establish the number of shares to be included in each series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. Such preferred stock is sometimes referred to as "blank check" preferred stock.

   Among the specific matters that may be determined by the board in connection with the issuance of such preferred stock are the following:

  . the designation of each series;

  . the number of shares of each series;

  . the rate of dividends, if any;

  . whether dividends, if any, shall be cumulative or non-cumulative;

  . the terms of redemption, if any;

  . the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of For-Profit CBOT;

  . rights and terms of conversion or exchange, if any;

  . restrictions on the issuance of shares of the same series or any other series, if any; and

  . voting rights, if any.

   Except as otherwise provided in the terms of any such series, the board of directors may increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders of For-Profit CBOT. The board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of shares of Class A common stock and Class B common stock.

   Although no shares of preferred stock other than the Series A convertible preferred stock will be outstanding and we have no current plans to issue any other preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For example, a business combination could be impeded by the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of such series to block any such transaction. Alternatively, a business combination could be facilitated by the issuance of a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Although the board of directors of For-Profit CBOT will be required to make any determination to issue any such stock based on its judgment as to the best interests of For-Profit CBOT and the stockholders of For-Profit CBOT, it could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market or other prices of such stock. We do not currently intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or other applicable requirements.

   One of the anticipated benefits of the restructuring transactions is the positioning of For-Profit CBOT to better access capital markets, and For-Profit CBOT may, in the future, issue shares of preferred stock to one or more private investors in capital-raising transactions. However, we cannot provide any assurances in this regard.

 Series A Convertible Preferred Stock

   Of the authorized shares of preferred stock, certain shares will be designated as Series A Cumulative Convertible Preferred Stock. These shares of Series A convertible preferred stock will be issued to members who are limited partners of Ceres in exchange for their limited partnership interests in connection with the reorganization of our electronic trading business. In particular, the Ceres limited partners will receive these shares of Series A convertible preferred stock pursuant to the terms of the Ceres merger. It is not possible at this time to determine the exact number of shares of Series A convertible preferred stock which will be outstanding immediately after the completion of the restructuring transactions. However, based on the valuation of Ceres as of December 31, 2000, 264,600 shares of Series A convertible preferred stock would be issued in connection with the restructuring transactions. For more information regarding the reorganization of our electronic trading business, including the Ceres merger, see "The Restructuring Transactions--Description of the Restructuring Transactions--Reorganization of Our Electronic Trading Business." In addition, as described below under "-- Dividends," we currently expect that dividends on the Series A convertible preferred stock will be paid for the foreseeable future in the form of additional shares of Series A convertible preferred stock. Accordingly, additional shares of Series A convertible preferred stock will be issuable over time.

   This summary description of the Series A convertible preferred stock is not complete. The terms of the Series A convertible preferred stock are set forth in the form of certificate of designation relating to the Series A convertible preferred stock, which has been filed as an exhibit to the registration statement of which this document is a part. We urge you to review and consider carefully that document before voting on the restructuring transactions.

   The material terms of the Series A convertible preferred stock are summarized below:

     Dividends. Subject to the rights of any senior preferred stock that may be issued, the holders of Series A convertible preferred stock will be entitled to receive, out of funds legally available for such purposes, annual dividends of $8.00 per share, and the dividends will be prior and in preference to payment of dividends on the common stock of For-Profit CBOT, including both the Class A common stock and the Class B common stock. Dividends will be cumulative and become payable when, as and if declared by the Board, on a quarterly basis, on or about March 31, June 30, and September 30 and December 31 of each year.

     Dividends on Series A convertible preferred stock may be paid, as determined in the sole and absolute discretion of the board of directors, either in cash or in additional shares of Series A convertible preferred stock. We currently expect that dividends on the Series A convertible preferred stock will be paid for the foreseeable future in the form of additional shares of Series A convertible preferred stock. The board may, in its sole and absolute discretion, elect to issue fractional shares of Series A convertible preferred stock. Until all accrued dividends are paid to the holders of Series A convertible preferred stock, no dividends may be paid on our common stock, including both the Class A common stock and the Class B common stock, or any other security ranking junior to the Series A convertible preferred stock.

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


     Liquidation Preference. In the event of any liquidation, dissolution or winding up of For-Profit CBOT, the holders of the Series A convertible preferred stock will receive, subject to the rights of any senior preferred stock that may be issued, and prior and in preference to any payment to the holders of common stock, including both the Class A common stock and the Class B common stock, or any other security ranking junior to the Series A convertible preferred stock with respect to liquidation, the sum of $100 per share, plus an amount equal to any dividends accrued but not paid per share on the date fixed for the distribution, for each share of Series A convertible preferrred stock. We sometimes refer to this amount in this document as the "Series A convertible preferred liquidation preference."

     If the assets available for distribution to holders of the Series A convertible preferred stock are insufficient to permit the payment in full of the Series A convertible preferred liquidation preference, any available assets would be distributed ratably on the basis of liquidation preference among the holders of shares of Series A convertible preferred stock and shares of any capital stock ranking on a parity with the Series A convertible preferred stock. Following payment of the Series A convertible preferred liquidation preference, any assets that remain in For-Profit CBOT may be paid to the holders of the common stock and any other junior securities then outstanding.

     Holder Conversion Rights. The shares of Series A convertible preferred stock will become convertible, at each holder's option, at and after such time, if any, as either:

    . For-Profit CBOT completes an underwritten public offering of Class A common stock in which the net proceeds are at least $25 million; or

    . the company conducting all or substantially all of the electronic trading business of For-Profit CBOT completes an underwritten public offering of equity interests and the net proceeds of such offering are at least $25 million.

  For purposes of this provision, "substantially all" means 80% or more of the electronic trading business of For-Profit CBOT, based on the fair market value, as determined by the board of directors of For-Profit CBOT in its sole and absolute discretion, of the assets, both tangible and intangible, of the electronic trading business as of the time that the proposed transaction is approved by the board of directors.

  The number of shares of Class A common stock into which each share of Series A convertible preferred stock will be convertible will equal the Series A convertible preferred liquidation preference, divided by the value of a share of Class A common stock as determined under the terms of the Series A convertible preferred stock. If the conversion right was triggered as a result of a qualified public offering by For-Profit CBOT of Class A common stock, the value of the Class A common stock will be determined based on the price at which shares of Class A common stock were sold to the public in such offering. In all other cases, the value of such shares of Class A common stock will be determined based, if the shares of Class A common stock are then publicly traded, on a ten-day average of the closing prices for such stock or, if not then publicly traded, on the fair market value as determined by the board of directors in its sole and absolute discretion.

     This convertibility feature will be subject to certain antidilution protections in the event of certain changes affecting the Class A common stock. For-Profit CBOT may pay cash instead of issuing any fractional shares of Class A common stock upon any conversion of the Series A convertible preferred stock.

     Voting. As required under Delaware law, so long as any share of Series A convertible preferred stock is outstanding, in addition to any vote or consent of stockholders required by law or our certificate of incorporation or bylaws, the vote of at least a majority of the votes entitled to be cast by the Series A convertible preferred stockholders will be required for any amendment to the certificate of designations setting forth the terms of the Series A convertible preferred stock, the certificate of incorporation or the bylaws of For-Profit CBOT that would adversely affect the powers, preferences or special rights of the Series A convertible preferred stock; provided that no vote will be required under the terms of the Series A convertible preferred stock in connection with any action in which provision is made for the redemption of all outstanding shares of Series A convertible preferred stock. Other than in connection with a merger

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


  involving For-Profit CBOT, the authorization or creation of a class of capital stock senior to or on parity with the Series A convertible preferred stock as to dividend or liquidation payments will be deemed to be an amendment that adversely affects the powers, preferences or special rights of the Series A convertible preferred stock. Except as may otherwise be required by law, the Series A convertible preferred stock will have no other voting rights.

     Redemption Rights. For-Profit CBOT will be entitled at any time to redeem all or any part of the outstanding shares of Series A convertible preferred stock. Each share of Series A convertible preferred stock will be redeemable for a redemption price payable in cash, property or securities, which may include shares of Class A common stock or shares of capital stock of eCBOT, in an amount equal to the Series A convertible preferred liquidation preference. The form in which any redemption price will be paid will be determined by the board of directors of For-Profit CBOT in its sole and absolute discretion. In addition, For-Profit CBOT will be required to redeem all of the Series A convertible preferred stock upon a separation of all or substantially all of the electronic trading business from For-Profit CBOT, whether by means of a spin-off, split-off, transfer of assets or other similar transaction. For purposes of this provision, "substantially all" means 80% or more of the electronic trading business of For-Profit CBOT, based on the fair market value, as determined by the board of directors of For-Profit CBOT in its sole and absolute discretion, of the assets, both tangible and intangible, of the electronic trading business as of the time that the proposed transaction is approved by the board.

     To the extent that the shares of Series A convertible preferred stock are redeemed for shares of Class A common stock, the value of the Class A common stock will be determined based, if publicly traded, on a ten-day average of the closing prices for such stock or, if not then publicly traded, on the fair market value, as determined by the board of directors in its sole and absolute discretion. Any partial redemption of the Series A convertible preferred stock will be made pro rata among the holders of such stock.

Transfer Restrictions

   Class A Common Stock. The shares of Class A common stock will be subject to restriction on transfer for the first 180 days following completion of the restructuring transactions, except that, generally speaking, during this period, stockholders may transfer all, but not less than all, of the shares of Class A common stock associated with a share of Class B common stock if all of such shares of Class A common stock are transferred together with the associated share of Class B common stock. After expiration of such 180-day period, the Class A common stock generally will be freely transferable, in whole or in part, with or without the associated share of Class B common stock. The certificate of incorporation will grant the board of directors authority to remove or reduce this transfer restriction if the board determines, in its sole and absolute discretion, that such action is appropriate.

   You should understand that the Chicago Board Options Exchange has stated publicly its view that, if consummated, the restructuring transactions would extinguish the exercise right of our Full Members under certain circumstances. In particular, the Chicago Board Options Exchange has stated recently in a filing with the SEC seeking a rule change that the exercise right will be terminated for any Full Member who sells any of the shares of Class A common stock associated with a share of Class B common stock received in the restructuring transactions without also selling all of the other shares of Class A common stock and the associated share of Class B common stock. While we do not believe that its position is legally valid, we cannot predict the outcome of the Chicago Board Options Exchange's SEC proceeding seeking approval of its proposed rule change. If the Chicago Board Options Exchange were to prevail with the SEC and have its rule change approved, it is possible that the exercise right could be terminated or that Full Members could be prevented from exercising the right in the future if they transfer any of their shares of Class A common stock associated with a share of Class B common stock without also transferring all of their other shares of Class A common stock and their associated share of Class B common stock. You should give careful consideration to this matter before deciding to transfer any of your shares of Class A common stock without also transferring all of your other shares of Class A common stock and your associated share of Class B common stock.

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


   For more information, see "Risk Factors--Risks Relating to the Restructuring--The Chicago Board Options Exchange Could Be Successful in Challenging the "Exercise Right,' Which Allows Our Full Members to Obtain Trading Privileges at the Chicago Board Options Exchange, and the Exercise Right Could Be Extinguished or Terminated."

   Class B Common Stock. Although the shares of Class B common stock generally will not be subject to any transfer restriction, exercise of the trading privileges associated with Class B common stock will be subject to substantially the same process that currently applies to the membership associated with those shares. Under that process, any adult, other than an employee of For-Profit CBOT, of good character, reputation, financial responsibility and credit will be eligible for election to membership in For-Profit CBOT. Candidates will be reviewed to determine whether they meet applicable membership requirements in accordance with the rules and regulations of For-Profit CBOT. Consistent with our present practice, a person wishing to exercise trading rights and privileges in For-Profit CBOT will be required to agree to be bound by the certificate of incorporation, bylaws, rules and regulations adopted by the board with respect to those rights and privileges.

   Series A Convertible Preferred Stock. The shares of Series A convertible preferred stock generally will not be subject to any restrictions on transfer.

   In addition to the restrictions discussed above, shares of Class A common stock, Class B common stock and Series A convertible preferred stock received in connection with the restructuring transactions by "affiliates" may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act.

Other Provisions

   For-Profit CBOT will establish a number of change of control provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with For-Profit CBOT's board of directors rather than pursue non-negotiated takeover attempts. Some of these provisions will be implemented pursuant to the certificate of incorporation and bylaws of For-Profit CBOT and others will be implemented independently. These provisions will include the following:

     Advance Notice Procedures. For-Profit CBOT's bylaws will establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. For-Profit CBOT's bylaws will contain provisions requiring that advance notice be delivered to For-Profit CBOT of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to the For-Profit CBOT board of directors.

     Generally, such advance notice provisions will require that a stockholder must give written notice to the secretary of For-Profit CBOT not less than 45, nor more than 75, days prior to the first anniversary of the date on which For-Profit CBOT first mailed its proxy materials for the preceding year's annual meeting of stockholders. In each case, the notice must set forth specific information regarding such stockholder and each director nominee or other business proposed by such stockholder, as applicable, as provided in the bylaws. Except as described below with respect to nominations by stockholders, for persons to be elected to the board of directors of For-Profit CBOT, stockholders will not be permitted to make proposals, or bring other business, to a special meeting of stockholders.

     For our first annual meeting following the restructuring transactions,
  which will be held in 2002, notice must be given no earlier than      ,
  2002 and no later than      , 2002.

     Nominations by stockholders for persons to be elected to the For-Profit CBOT board of directors at a special meeting of the stockholders, if directors are to be elected at such meeting, will require that a stockholder give written notice to the Secretary of For-Profit CBOT not later than the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first

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

  made of the date of the special meeting and of the nominees proposed by the For-Profit CBOT board of directors.

     Special Meetings of Stockholders. For-Profit CBOT's certificate of incorporation and bylaws will not provide stockholders the right to call a special meeting of stockholders. The bylaws will expressly provide that only the chairman of the board, the president or the board of directors may call special meetings of the stockholders.

     No Action by Written Consent of Stockholders. For-Profit CBOT's certificate of incorporation will require that all stockholder actions must be taken by a vote of the stockholders at an annual or special meeting, and will not permit the stockholders to take action by written consent without a meeting.

     Amendment of Certificate of Incorporation. For-Profit CBOT's certificate of incorporation will generally require the approval of not less than a majority of the voting power of all then-outstanding shares of stock of For-Profit CBOT entitled to vote generally in the election of directors, voting together as a single class, in order to amend the certificate of incorporation.

     Amendment of Bylaws. For-Profit CBOT's certificate of incorporation will generally require the approval of not less than two-thirds of the voting power of all then-outstanding shares of stock of For-Profit CBOT entitled to vote generally in the election of directors, voting together as a single class, in order to adopt, repeal or amend the bylaws in response to a stockholder proposal. This provision will make it more difficult to dilute the change of control effects of the bylaws of For-Profit CBOT. The certificate of incorporation will permit the board to amend the bylaws without any stockholder vote, except where a vote of the holders of Series B-1 and Series B-2 Class B common stock is required by the certificate of incorporation as described elsewhere in this document or a vote of a series of preferred stock is required by the terms of such series.

     Delaware Anti-Takeover Statute. For-Profit CBOT will elect to be subject to a Delaware anti-takeover law. Subject to certain exceptions, this statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

    . prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder's becoming an interested stockholder;

    . upon completion of the transaction which resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

    . on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     For purposes of this statute, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an "interested stockholder," did own, 15% or more of the corporation's voting stock.

     Stockholder Rights Plan. It is currently anticipated that the board of directors of For-Profit CBOT would be asked to consider, and would likely adopt, a stockholder rights plan in connection with any underwritten public offering of its common stock. The basic objective of a rights plan is to provide for an

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  appropriate role for the board of directors in the event of a potential change of control. A rights plan seeks to protect the corporation and its stockholders from abusive takeover measures to maximize stockholder value if the corporation is sold and to encourage potential acquirors to negotiate with the board of directors rather than make an unsolicited takeover proposal. A rights plan aims to accomplish these goals by making attempts to acquire control of the corporation without the board's approval unacceptably expensive and dilutive to the bidder. This is implemented by the issuance to each stockholder of one contingent stock purchase right, which would be triggered by certain events generally involving the acquisition by a third party of a significant amount of the corporation's stock. You should understand that we do not have any current plan or intention to conduct any such offering of common stock.

Limitation of Liability of Directors

   The certificate of incorporation of For-Profit CBOT will provide, as authorized by Delaware law, that a director of For-Profit CBOT will not be personally liable to For-Profit CBOT or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability imposed by law, as in effect from time to time:

  . for any breach of the director's duty of loyalty to For-Profit CBOT or its stockholders;

  . for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

  . for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided by Delaware law; or

  . for any transaction from which the director derived an improper personal benefit.

   The inclusion of this provision in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted For-Profit CBOT and its stockholders.

   Our certificate of incorporation and bylaws will provide that For-Profit CBOT will indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The bylaws will also permit For-Profit CBOT to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether the bylaws would permit indemnification.

Transfer Agent

   We currently anticipate that For-Profit CBOT will serve as the transfer agent for the Class A common stock, Class B common stock and the Series A convertible preferred stock. However, we currently expect to engage a third party to serve as transfer agent and registrar for the Class A common stock within a reasonable period of time following the elimination of the restrictions on the transfer of the Class A common stock.

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                        SHARES ELIGIBLE FOR FUTURE SALE

Class A Common Stock

   The 39,797,650 shares of our Class A common stock to be distributed in connection with the restructuring transactions will be subject to a complete restriction on transfer during the 180-day period following their distribution, except that stockholders may transfer all, but not less than all, of their shares of Class A common stock during this period if all such shares are transferred together with the associated share of Class B common stock. After expiration of such 180-day period, the shares of Class A common stock will be freely tradable without restriction under the Securities Act, except for any such shares which may be received by "affiliates" as defined under the Securities Act.

   Class A common stock received in connection with the restructuring transactions by "affiliates" may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act.

   Sales of substantial amounts of our Class A common stock in the open market, or the availability of such shares for sale, could adversely affect the price of our Class A common stock and/or our other capital stock.

   You should understand that the Chicago Board Options Exchange has stated publicly its view that the exercise right will be terminated for any Full Member who sells any of the shares of Class A common stock associated with a share of Class B common stock received in the restructuring transactions without also selling all of the other shares of Class A common stock and the associated share of Class B common stock. While we do not believe that the Chicago Board Options Exchange's position is legally valid, we cannot provide you any assurances in this regard. Thus, it is possible that the exercise right could be terminated or that Full Members could be prevented from exercising the right in the future if they transfer any of their shares of Class A common stock associated with a share of Class B common stock without also transferring all of their other shares of Class A common stock and their associated share of Class B common stock. You should give careful consideration to this matter before deciding to transfer any of your shares of Class A common stock without also transferring all of your other shares of Class A common stock and your associated share of Class B common stock.

   For more information, see "Risk Factors--Risks Relating to the Restructuring--The Chicago Board Options Exchange Could Be Successful in Challenging the "Exercise Right,' Which Allows Our Full Members to Obtain Trading Privileges at the Chicago Board Options Exchange, and the Exercise Right Could Be Extinguished or Terminated."

Class B Common Stock

   The 3,640 shares of our Class B common stock to be initially distributed in connection with the restructuring transactions will not be subject to transfer restrictions following the completion of the restructuring transactions, except for any such shares which may be received by "affiliates." Such shares will be subject to the restrictions described above under "--Class A Common Stock." In addition, transfers of shares of Class B common stock and exercise of the trading privileges associated with Class B common shares will be subject to substantially the same process as applies to the current memberships associated with those shares.

   Under that process, any adult, other than an employee of For-Profit CBOT, of good character, reputation financial responsibility and credit will be eligible to become a member in For-Profit CBOT. A committee of For-Profit CBOT will review applicants and, if appropriate, conduct proceedings to determine whether candidates meet applicable membership requirements. Consistent with our present practice, a person wishing to exercise trading privileges of For-Profit CBOT will be required to agree to be bound by the bylaws, rules and regulations adopted by the board with respect to those privileges.

   Sales of substantial amounts of our Class B common stock, including one or more series, or the availability of such shares for sale, could adversely affect the price of our Class B common stock, or one or more series, and/or our other capital stock.

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Series A Convertible Preferred Stock

   The shares of Series A convertible preferred stock to be distributed pursuant to the Ceres merger in connection with the restructuring transactions, as well as shares of Series A convertible preferred stock issued in payment of dividends on such shares, will generally be freely tradable without restriction under the Securities Act, except for any such shares which may be received by "affiliates." Such shares will remain subject to restrictions as described above under "--Class A Common Stock."

   Sales of substantial amounts of our Series A convertible preferred stock in the open market, or the availability of such shares for sale, could adversely affect the price of our Series A convertible preferred stock and/or our other capital stock.

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              COMPARISON OF THE RIGHTS OF MEMBERS OF THE CBOT AND
                        STOCKHOLDERS OF FOR-PROFIT CBOT

Overview

   As a result of the restructuring transactions, the CBOT will change its status from that of a Delaware nonstock, not-for-profit corporation to that of a Delaware stock, for-profit corporation. In addition, in connection with the restructuring transactions, our board of directors has adopted and we are proposing certain significant changes to our certificate of incorporation, bylaws and rules and regulations. Generally speaking, these changes are designed to implement a more modern and efficient corporate governance structure. After the restructuring transactions, For-Profit CBOT will be operated for the long-term benefit of its stockholders rather than solely for the purpose of delivering member benefits and enhancing member opportunity.

   You are being asked to approve these changes as part of the restructuring transactions. As a result, many of your rights and obligations as stockholders of For-Profit CBOT will change from those that you currently have as members of the CBOT. In this section, we will describe those changes that we believe to be material. We urge you to carefully review and consider these changes in your rights and obligations before voting on the restructuring transactions.

   The following description summarizes the material differences between the rights and obligations of holders of the CBOT memberships and holders of Class A common stock and Class B common stock of For-Profit CBOT. We do not intend this summary to be a complete statement of the rights and obligations of holders of the common stock of For-Profit CBOT, or a comprehensive comparison of the rights and obligations of members of the CBOT and the holders of common stock of For-Profit CBOT, or a complete description of the specific provisions referred to in this summary. We do not intend that this identification of specific differences is to indicate that other equally or more significant differences do not exist.

   The forms of the For-Profit CBOT amended and restated certificate of incorporation and bylaws are attached as Appendices D and E to this document, respectively. Our current certificate of incorporation, bylaws and rules and regulations have been filed as exhibits to the registration statement of which this document forms a part. In addition, the form of the rules and regulations of For-Profit CBOT has been filed as an exhibit to such registration statement. A summary of the status of certain current CBOT rules and regulations after the restructuring transactions is attached as Appendix F to this document. We urge you to review and consider carefully each of these documents before voting on the restructuring transactions.

For-Profit Status; Authority to Issue Capital Stock

   Currently, our certificate of incorporation expressly provides that the CBOT is not-for-profit and has no authority to issue capital stock. This provision will be eliminated from the certificate of incorporation of For-Profit CBOT, which will enable us to issue the shares of Class A common stock, Class B common stock and Series A convertible preferred stock in connection with the restructuring transactions.

   As described below under "--Authorized Capital," For-Profit CBOT will have the ability to issue additional shares of capital stock in the future at the discretion of the board of directors, without stockholder approval. The issuance of additional shares of capital stock could cause your equity interest in For-Profit CBOT to be diluted and the market price or value of your shares, if any, to decline.

Dividends

   Delaware law currently provides that corporations, whether for-profit or not-for-profit, may declare and pay dividends on the shares of its stock, or to its members if the corporation is a nonstock corporation, out of funds legally available for such purposes. Neither the CBOT's current certificate of incorporation nor For-Profit

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CBOT's certificate of incorporation otherwise restricts the CBOT's or For-
Profit CBOT's authority to declare and pay dividends. Consequently, the CBOT, under the current certificate of incorporation, and For-Profit CBOT, under the proposed certificate of incorporation, are, for purposes of Delaware law, authorized to declare and pay dividends.

   However, the right to receive dividends as common stockholders of For-Profit CBOT will be subject to priorities and preferences that may apply to any outstanding shares of preferred stock, including the Series A convertible preferred stock.

   We have no current plans to pay cash dividends on the common stock in the foreseeable future.

Authorized Capital

   Currently, our bylaws authorize five classes of membership:

  . Full;

  . Associate;

  . GIM;

  . IDEM; and

  . COM.

In order to authorize any additional classes of membership, it would be necessary to amend our bylaws. The authorized or maximum number of Associate Members, GIMs, IDEMs and COMs under the bylaws is 866, 351, 642 and 643, respectively. Our certificate of incorporation and bylaws do not expressly provide for an authorized or maximum number of Full Memberships. However, our certificate of incorporation, bylaws, rules and regulations do not authorize the creation of new members in existing classes. Therefore, we believe that the creation of new members would require an amendment to our bylaws, which, in the case of Full Members, has the result of creating a de facto authorized or maximum number of Full Memberships equal to the current number of such memberships, which is 1,402.

   Under its certificate of incorporation, For-Profit CBOT will be authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share, of which 99,996,273 shares will be designated as Class A common stock and 3,727 shares will be designated as Class B common stock, and up to 10,000,000 shares of preferred stock, par value $0.001 per share.

   The Class A common stock will represent solely an equity interest in For-Profit CBOT. The Class B common stock will represent an equity interest and, subject to satisfaction of applicable membership and eligibility requirements, a membership in For-Profit CBOT. The Class B common stock will be issued in five series, each of which will entitle an eligible holder to trading rights and privileges that correspond to the trading rights and privileges of one of the five currently authorized classes of membership.

   Immediately after the restructuring transactions, the following will be issued and outstanding:

  . 39,797,650 shares of Class A common stock;

  . 1,402 Series B-1 shares of Class B common stock;

  . 779 Series B-2 shares of Class B common stock;

  . 174 Series B-3 shares of Class B common stock;

  . 642 Series B-4 shares of Class B common stock; and

  . 643 Series B-5 shares of Class B common stock

   In addition, shares of Series A convertible preferred stock will be outstanding immediately after the restructuring transactions. It is not possible at this time to determine the exact number of shares of Series A

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convertible preferred stock which will be outstanding immediately after the completion of the restructuring transactions. However, based on the valuation of Ceres as of December 31, 2000, 264,600 shares would be outstanding as a result of the issuance of such shares pursuant to the Ceres merger. In addition, we currently expect that dividends on the Series A convertible preferred stock will be paid for the foreseeable future in the form of additional shares of Series A convertible preferred stock. Accordingly, additional shares of Series A convertible preferred stock will be issuable over time.

   Immediately after the restructuring transactions, all of such shares will be held by the former CBOT members and the former Ceres limited partners.

   The creation of any additional classes of common stock will require an amendment to the certificate of incorporation and stockholder approval. The board of For-Profit CBOT, however, will be authorized, without stockholder approval, to create and issue additional classes of preferred stock, having such powers, designations and preferences as are set forth in a resolution adopted by the board and set forth in a certificate of designations filed with the State of Delaware.

   We currently expect that 39,797,650 shares of Class A common stock, 3,640 shares of Class B common stock and, based on the valuation of Ceres as of December 31, 2000 as described elsewhere in this document, 264,600 shares of Series A convertible preferred stock will be issued and outstanding immediately after completion of the restructuring transactions. As a result, based on the foregoing, the board of For-Profit CBOT would be authorized to issue up to an additional 60,198,623 shares of Class A common stock, 87 Series B-2 shares of Class B common stock issuable upon the conversion of Series B-3 shares of Class B common stock and 9,735,400 shares of preferred stock without requiring an amendment to the For-Profit CBOT certificate of incorporation and without stockholder approval. The authorization of any additional shares of Class A common stock, Class B common stock, including additional shares of each series of Class B common stock, and preferred stock in excess of these amounts would require an amendment to the For-Profit CBOT certificate of incorporation, which would, in turn, require stockholder approval.

   In the event of the issuance of additional shares of capital stock, including pursuant to conversion of the Series A convertible preferred stock, future acquisitions, a stock incentive plan or for any other purpose, will dilute your equity interest in For-Profit CBOT and the market price or value of your shares, if any, could decline.

Terms and Conditions of Membership

   Currently, the terms and conditions of membership in the CBOT are set forth in our certificate of incorporation, bylaws, rules and regulations. The terms and conditions of membership, including all trading rights and privileges, will continue to be set forth in For-Profit CBOT's certificate of incorporation, bylaws, rules and regulations. However, under For-Profit CBOT's certificate of incorporation, the terms and conditions of membership will relate only to the shares of Class B common stock to be issued in connection with the restructuring transactions. The terms and conditions of membership in the CBOT include, but are not limited to, general provisions related to application for membership, member rights, privileges and obligations, member conduct and discipline, registration, assessments and fees, purchase and sale or transfers of memberships or membership interests, insolvency and trading and other rights and privileges of the various classes of membership.

   For-Profit CBOT's certificate of incorporation will provide that the rights and obligations, including trading rights and privileges, of CBOT members will be associated with the shares of Class B common stock to be issued in connection with the restructuring transactions. As described above, the Class B common stock will be issued in five series of stock: Series B-1, B-2, B-3, B-4 and B-5. The certificate of incorporation for For-Profit CBOT will provide that each holder of Series B-1, B-2, B-3, B-4 and B-5 shares of Class B common stock who satisfies the membership and eligibility requirements with respect to a Full Membership, Associate Membership, GIM Membership, IDEM Membership or COM Membership, respectively, in each case, as set

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forth in For-Profit CBOT's rules and regulations, will be entitled to all of the rights and privileges, including all trading rights and privileges, of a CBOT Full Member, Associate Member, GIM, IDEM or COM, as the case may be, subject to applicable Delaware law or as otherwise provided in For-Profit CBOT's certificate of incorporation, bylaws and rules and regulations.

Transferability

   Currently, the CBOT's rules and regulations provide limitations on, and a procedure to facilitate, the purchase, sale or transfer of memberships. This procedure will continue to be applicable, in substantially the same form, to the purchase, sale or transfer of shares of the Class B common stock.

   Class A common stock will be subject to a complete restriction on transfer for the first 180 days following completion of the restructuring transactions, except that, generally speaking, during this period, stockholders may transfer all, but not less than all, of the shares of Class A common stock associated with a share of Class B common stock if all such shares of Class A common stock are transferred together with the associated share of Class B common stock. Generally speaking, after expiration of the 180-day period, the Class A common stock will be freely transferable, in whole or in part, with or without the associated share of Class B common stock. The certificate of incorporation will grant the board of directors authority to remove or reduce this transfer restriction if the board determines, in its sole and absolute discretion, that such action is appropriate. In addition to these restrictions, shares of Class A common stock and Class B common stock received in connection with the restructuring transactions by "affiliates" may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act.

   You should understand that the Chicago Board Options Exchange has stated publicly its view that, if consummated, the restructuring transactions would extinguish the exercise right of our Full Members under certain circumstances. In particular, it has stated recently in a filing with the SEC seeking a rule change that the exercise right will be terminated for any Full Member who sells any of the shares of Class A common stock associated with a share of Class B common stock received in the restructuring transactions without also selling all of the other shares of Class A common stock and the associated share of Class B common stock. While we do not believe that the Chicago Board Options Exchange's position is legally valid, we cannot predict the outcome of its SEC proceeding seeking approval of its proposed rule change. If the Chicago Board Options Exchange were to prevail with the SEC and have its rule change approved, it is possible that the exercise right could be terminated or that Full Members could be prevented from exercising the right in the future if they transfer any of their shares of Class A common stock associated with a share of Class B common stock without also transferring all of their other shares of Class A common stock and their associated share of Class B common stock. You should thus give careful consideration to this matter before deciding to transfer any of your shares of Class A common stock without also transferring all of your other shares of Class A common stock and your associated share of Class B common stock.

   For more information, see "Risk Factors--Risks Relating to the Restructuring--The Chicago Board Options Exchange Could Be Successful in Challenging the "Exercise Right,' Which Allows Our Full Members to Obtain Trading Privileges at the Chicago Board Options Exchange, and the Exercise Right Could Be Extinguished or Terminated."

Voting Rights

   Under the CBOT's current certificate of incorporation and bylaws, Full Members and Associate Members have the right to vote on all matters submitted to a vote of the general membership. Each Full Member is entitled to one vote and each Associate Member is entitled to one-sixth of one vote on all such matters. GIMs, IDEMs and COMs have no right to vote under the current certificate of incorporation and bylaws.

   Other than as required by the certificate of incorporation of For-Profit CBOT, the terms of any preferred stock or Delaware law, with the exception of the right to approve changes that would adversely affect certain core rights reserved for the holders of Series B-1 shares and B-2 shares of Class B common stock, each share

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of Class A common stock will entitle its holder to one vote on all matters submitted to a vote of stockholders. Except for such changes to core rights and as may otherwise be required by Delaware law, the holders of Class B common stock will have no voting rights. See "Description of Capital Stock-- Description of Common Stock--Voting on Core Rights" for a description of these core rights.

   As a result, to the extent that they hold shares of Class A common stock, GIMs, IDEMs and COMs will have the right to vote on all matters submitted to a vote of the general membership. The allocation of shares of Class A common stock among members in connection with the restructuring transactions will result in a dilution of Full Members' voting rights relative to the voting rights of Associate Members, GIMs, IDEMs and COMs.

   In addition, under Delaware law, the holders of the outstanding shares of each class and series of For-Profit CBOT common stock will be entitled to vote as a class or series upon certain proposed amendments to the certificate of incorporation, as described above under "Description of Capital Stock-- Description of Common Stock--Special Class and Series Voting Rights." In the event that a class vote of the Class B common stock is required by Delaware law in connection with any such amendment of our certificate of incorporation:

  . holders of Series B-1 shares of Class B common stock will be entitled to one vote per share;

  . holders of Series B-2 shares of Class B common stock will be entitled to one-sixth of one vote per share;

  . holders of Series B-3 shares of Class B common stock will be entitled to one-tenth of one vote per share;

  . holders of Series B-4 shares of Class B common stock will be entitled to one-tenth of one vote per share; and

  . holders of Series B-5 shares of Class B common stock will be entitled to one-tenth of one vote per share.

   As a result, if required by Delaware law, GIMs, IDEMs and COMs will be entitled to vote in connection with certain amendments to our certificate of incorporation after the restructuring transactions. Currently, GIMs, IDEMs and COMs have no such voting rights. This result is inconsistent with the result that would likely be obtained under our current certificate of incorporation, bylaws and rules and regulations, which provide that only Full Members and Associate Members are entitled to vote, including with respect to such amendments to our certificate of incorporation. Moreover, the certificate of incorporation of For-Profit CBOT will include unique provisions that are intended to protect certain core rights associated with the trading rights and privileges of Class B common stockholders. These provisions reflect the unique circumstances of the CBOT and are not customary in other corporate charters. Due to the unique nature of these provisions, there is little guidance under applicable law as to how they would be applied in specific factual contexts. Among other things, it may be difficult to assess the impact of possible changes to these provisions on individual classes or series of stock. As a result, there may be uncertainty under certain circumstances as to whether any special class or series votes would be required in order to approve an amendment of the certificate of incorporation of For-Profit CBOT to amend, modify or repeal such provisions.

Liquidation Rights

   The CBOT's current rules and regulations provide that, in the event of a full liquidation of the CBOT, the members would share in the proceeds from dissolution in an approximate ratio of 6.00 : 1.00 : 0.67 : 0.03 : 0.03 for each Full Membership, Associate Membership, GIM, IDEM and COM, respectively.

   In the event of a full liquidation of For-Profit CBOT, liquidating distributions will be made to Class A common stockholders and Class B common stockholders pro rata based on the number of shares of common stock they hold. As a result of the issuance of shares of Class A common stock and Class B common stock in

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the restructuring transactions, Full Members and GIMs will experience a decline in their liquidation rights relative to the liquidation rights of Associate Members, IDEMs and COMs.

Proceeds of Membership

   Under our current rules and regulations, upon any transfer of a membership, whether made by a member voluntarily or by the board of directors, the proceeds are applied pursuant to a priority set forth in the rules and regulations. The types of claims that currently have priority in the proceeds of a transferred membership include, among other things: dues, assessments, service fees, fines, contributions, and other charges and indebtedness payable to the CBOT or a clearing house, amounts owed to clearing members, and amounts owed on loans that financed the purchase of such membership.

   Following completion of the restructuring transactions, the claims of Class B common stockholders will not have an automatic priority of the claims of non-members against the proceeds of the sale of shares of Class A common stock or Class B common stock. Absent special circumstances, proceeds from the transfer of shares of Class A common stock will not be subject to the prior claims of Class B common stockholders unless such Class B common stockholders have otherwise perfected a security interest in the transferred shares of Class A common stock, such as by receiving a pledge of such shares. The rules and regulations of For-Profit CBOT will provide that the proceeds of any transfer of shares of Class B common stock will be subject to the same priority of payments provision that is currently applicable to the transfer of CBOT memberships. However, we are not aware of any court's having considered the enforceability of such a provision in the context of a security issued by a demutalized exchange, including where the security is associated with membership trading rights and privileges. Accordingly, there is substantial uncertainty as to whether the priority of payments provision would be enforced in accordance with its terms. As a result, we cannot provide you any assurances as to the continued enforceability of this priority of payments provision after completion of the restructuring transactions.

Amendment of Certificate of Incorporation

   Under our current certificate of incorporation, amendments to the certificate of incorporation must be adopted by the board of directors in accordance with Delaware law and then submitted to a vote of the membership. Proposals to amend the certificate of incorporation will be adopted if at least 300 votes have been cast at a special meeting of the membership and a majority of the votes cast were in favor of the proposal.

   Under For-Profit CBOT's certificate of incorporation, amendments must also be adopted by the board of directors and then submitted to a vote of the stockholders. However, proposals to amend the certificate of incorporation will be adopted only if at least a majority of the voting power of all of the then-outstanding shares of stock of For-Profit CBOT entitled to vote generally in the election of directors, voting together as a single class, are voted in favor of the the proposal, except for changes that would adversely affect certain core rights relating to the trading rights and privileges associated with the Class B common stock, which will require only the approval of a majority of the voting power of the Series B-1 and Series B-2 shares of Class B common stock, voting together as a class based on their respective per share voting power, except as otherwise required by Delaware law as described below. As a result, it will be more difficult to amend the certificate of incorporation of For-Profit CBOT.

   In addition, under Delaware law, the holders of the outstanding shares of each class and series of For-Profit CBOT common stock will be entitled to vote as a class or series upon certain proposed amendments to the certificate of incorporation, as described above under "Description of Capital Stock-- Description of Common Stock--Special Class and Series Voting Rights" and "-- Voting." As a result, to the extent that they hold shares of Class B common stock, GIMs, IDEMs and COMs will be entitled to vote as described above under "--Voting Rights" in connection with such amendments to our certificate of incorporation after the restructuring transactions. Currently, GIMs, IDEMs and COMs have no such voting rights by virtue of our status as a nonstock, not-for-profit corporation.

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Amendment of Bylaws and Rules and Regulations; Substantial Elimination of the
Petition Process

   Currently, our certificate of incorporation provides that the bylaws, which include the rules, may only be adopted, amended or repealed with the approval of the membership. Proposed amendments to the bylaws may be independently recommended by the board of directors for submission to a vote at a special meeting of the membership. In addition, 25 or more members have the right to petition for the board of directors' approval to call a special meeting of the membership for the purpose of voting on amendments to the bylaws. If the board of directors does not approve the initial petition, 100 or more members have the right to petition for such special meeting and such special meeting will then be called by the board of directors or the chairman of the board in accordance with the procedures set forth in the certificate of incorporation and bylaws, See "--Special Meetings." Proposals to amend the bylaws, including the rules, will be adopted if at least 300 votes have been cast at a special meeting and a majority of the votes case were in favor of the proposal. This process, together with certain other provisions of the bylaws, rules and regulations, including those relating to the nomination procedures for elective officers and the annual election, constituted what is sometimes referred to as the "petition process" of the CBOT membership. This petition process effectively vests in the voting membership the authority to adopt, amend and repeal bylaws, including the rules, which, together with our certificate of incorporation and the regulations, generally govern the rights and obligations of the members of the CBOT.

   Under For-Profit CBOT's bylaws, the board of directors will be authorized to adopt, amend or repeal bylaws, which will expressly exclude the rules and regulations, provided such amendment does not adversely affect certain core rights, in which case such amendment would be required to be submitted to a vote of the holders of Series B-1 and Series B-2 shares of Class B common stock. In addition, stockholders will have the right to submit proposals to amend the bylaws to a vote of the stockholders at any annual meeting, subject to compliance with the advance notice requirements of the bylaws described under "Description of Capital Stock--Other Provisions--Advance Notice Procedures" and compliance with the federal securities laws relating to the regulation of proxy solicitation. Stockholder-initiated proposals to amend the bylaws will be adopted only if at least two-thirds of the voting power of all of the then-outstanding shares of stock of For-Profit CBOT entitled to vote generally in the election of directors, voting together as a single class, are voted in favor of the proposal, and any other vote required under the certificate of incorporation or the terms of any series of preferred stock is obtained. As a result, it will become more difficult for the stockholders of For-Profit CBOT to propose and adopt amendments to the bylaws of For-Profit CBOT.

   Under our current certificate of incorporation and bylaws, the rules are deemed to be part of the bylaws and are therefore subject to the petition process described above. Under For-Profit CBOT's certificate of incorporation and bylaws, the rules and regulations will not be incorporated into the bylaws and the board of directors will have sole and exclusive authority to adopt, amend or repeal rules and regulations, provided that such amendments do not adversely affect a core right, in which case such amendment would be required to be submitted to a vote of the holders of Series B-1 and Series B-2 shares of Class B common stock.

   In connection with the restructuring transactions, the petition process is being substantially eliminated to the largest extent permissible under applicable law. The principal exception consists of the preservation in the certificate of incorporation of certain core rights associated with the trading rights and privileges of Class B common stockholders, with respect to which certain special voting rights will be vested with the holders of Series B-1 and Series B-2 shares of Class B common stock. This is an important aspect of the restructuring transactions, which will materially change your rights. Following completion of the restructuring transactions, your ability as a common stockholder of For-Profit CBOT to participate in the day-to-day management and operations of For-Profit CBOT will be significantly reduced as a result of the substantial elimination of the petition process.

   In sharp contrast to the substantial rights of current CBOT members pursuant to the petition process, following the completion of the restructuring transactions, you will have rights more consistent with those of stockholders in a publicly held corporation. The substantial elimination of the petition process is designed to modernize the corporate governance of For-Profit CBOT in order to improve the efficiency of our decision-making process. Since this represents a material change to your rights, we urge you to give careful consideration to this aspect of the restructuring transactions before voting on the restructuring transactions.

Election of Directors

   Currently, our certificate of incorporation provides that the nominating committee will nominate candidates to stand for election to the board of directors. In addition, members have the right to petition, which petition must be signed by at least 40 members, to nominate other candidates to stand for election to the board of directors.

   Under For-Profit CBOT's certificate of incorporation and bylaws, nominations for directors will be made by the nominating committee of the board of directors and may be made by stockholders satisfying the advance notice requirements described above under "Description of Capital Stock--Other Provisions--Advance Notice Procedures" and elections for directors will be conducted by proxy solicitation in connection with an annual meeting of the stockholders. As a result of the advance notice requirements under For-Profit CBOT's bylaws, stockholder influence on the nomination process in connection with the election of directors will be substantially diminished. In addition, any proxy solicitation must be conducted in accordance with the federal securities laws, as applicable. Since this represents a material change to your rights, we urge you to give careful consideration to this aspect of the restructuring transactions before voting on the restructuring transactions.

Special Meetings

   Currently, our certificate of incorporation and bylaws provides that 25 or more members have the right to petition for the board of directors' approval to call a special meeting of the membership for the purpose of voting on amendments to the bylaws. If the board of directors does not approve the initial petition, 100 or more members have the right to petition for such special meeting and the such special meeting will then be called by the board of directors or the chairman of the board in accordance with the procedures set forth in the certificate of incorporation and bylaws. Independently, the board of directors or the chairman of the board may call for a special meeting of the membership for any purpose to be held at such place, on such date, and at such time as they or he or she fix.

   Under For-Profit CBOT's bylaws, special meetings of the stockholders may only be called by the chairman of the board, president or by the board of directors acting pursuant to a resolution of a majority of the board of directors. As a result, stockholders of For-Profit CBOT will not have authority to cause the board of directors or chairman of the board to call a special meeting of the stockholders for any purpose, including stockholder proposals to amend the bylaws. Since this represents a material change to your rights, we urge you to give careful consideration to this aspect of the restructuring transactions before voting on the restructuring transactions.

Annual Meetings

   Under our current bylaws, the annual meeting of the members is required to be held on the first Thursday after the third Tuesday in February at 2:30 p.m. As a matter of practice, member matters are generally not submitted to a vote at such meeting.

   Under For-Profit CBOT's bylaws, an annual meeting will be required to be held for the purpose of electing directors and transacting such other business as may be properly called come before the meeting at such place, on such date, and at such time as the board of directors shall each year fix, provided that the date of the annual meeting shall be within 13 months of the last annual meeting of stockholders as required by applicable law.

Repeal of Certain Rules and Regulations

   In order to implement certain changes to the corporate governance structure of For-Profit CBOT in connection with the restructuring transactions, certain rules and regulations will be repealed or eliminated in their entirety. A summary of those rules and regulations that will be repealed or eliminated in their entirety is set forth in Appendix F to this document, which is entitled, "Status of Certain Current CBOT Rules and Regulations After the Restructuring Transactions." We urge you to review this summary carefully before voting on the restructuring transactions.

Board of Directors

   Currently, our certificate of incorporation provides that our board of directors consists of 18 directors. The certificate of incorporation and bylaws of For-Profit CBOT will provide that the current board of directors will continue to serve as directors until such time as the board of directors calls for a special election, which we expect will occur as soon as reasonably practicable following completion of the restructuring transactions. At that time, the size of the board will be reduced to nine members. Class A common stockholders will elect eight members of a new nine-member board of directors, consisting of two independent directors, five directors who will be holders of Class B common stock and who will meet the membership and eligibility requirements of For-Profit CBOT, one at-large director and the chairman of the board of directors.

   Neither the at-large director nor the chairman will be subject to any qualifications. However, from and after the special election of directors to be held following completion of the restructuring transactions and until the second annual meeting of stockholders thereafter, which we currently expect to be held in the second or third quarter of 2003, the position of the chairman will be held by the person who held the office of chairman of the board of directors immediately prior to such election, and such person will not be elected by the stockholders but rather will hold the position of the chairman by virtue of his holding of the office of chairman of the board of directors. This provision is intended to ensure that the current chairman of the board will serve as the chairman for a period of time at least equal to the term for which he was elected in order to provide for a smooth transition of the corporation through the restructuring process. All of the other directors will be elected by the stockholders, as will the chairman, commencing with the second annual meeting of stockholders following completion of the restructuring transactions.

Change of Control Provisions

   Currently, our certificate of incorporation, bylaws, rules and regulations do not contain robust change of control provisions.

   For-Profit CBOT will establish a number of change of control provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors of For-Profit CBOT rather than pursue non-negotiated takeover attempts. These provisions will include, among other things:

  . a classified or staggered board structure;

  . advance notice requirements in connection with stockholder meetings;

  . elimination of the ability of stockholders to call stockholder meetings;

  . a prohibition on the ability of stockholders to take action by written consent;

  . supermajority stockholder approval requirements in connection with the amendment of the bylaws; and

  . the application of the provisions of the Delaware anti-takeover statute.

   In addition, we currently anticipate that, in the event For-Profit CBOT were to conduct an underwritten public offering, the board of directors would be asked to consider, and would likely adopt, a stockholder rights plan. For more information about these provisions, see "Description of Capital Stock--Other Provisions." We have no current plan or intention to conduct any such offering.

   These provisions could have the following effects, among others:

  . delaying, deferring or preventing a change of control;

  . delaying, deferring or preventing the removal of existing management;

  . deterring potential acquirors from making an offer to For-Profit CBOT's stockholders; and

  . limiting any opportunity of For-Profit CBOT's stockholders to realize premiums over prevailing market or other prices of For-Profit CBOT's common stock in connnection with offers by potential acquirors.

This could be the case notwithstanding that a majority of For-Profit CBOT's stockholders might benefit from such a change in control or offer.

Appraisal Rights

   In transactions generally involving a merger of For-Profit CBOT, stockholders of For-Profit CBOT will have the right to dissent and, pursuant to a statutory procedure, receive a cash payment equal to the appraised fair value of their shares. These rights are currently available to the members of the CBOT as a result of its reincorporation in Delaware earlier this year.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
                       OF THE RESTRUCTURING TRANSACTIONS

   The following is a summary of the material U.S. federal income tax consequences of the restructuring transactions to us and our members:

   In issuing rulings to other exchanges involved in the process of demutualization, we understand that the Internal Revenue Service has adopted the position that:

  . the equity component of a membership or stock is to be treated as separate property from the trading rights associated with that membership or stock so that the demutualization will be treated, in effect, as two exchanges, an exchange of the equity components and an exchange of the trading rights; and

  . the taxability of each exchange must be tested under the relevant provisions of the Code applicable to the particular property rights.

Thus, we understand that the exchange of the equity components will be tested for tax-free status under the corporate reorganization or corporate formation provisions, as applicable, and the exchange of the trading rights will be treated as taxable or not based on whether there is any significant modification in the legal rights associated with those rights under Code
Section 1001, which provides for recognition of gain or loss on the sale or exchange of property. The IRS has not taken a position on whether, even if there is a significant modification of the trading rights, the exchange would nevertheless constitute a tax-free exchange of like-kind property under Code
Section 1031.

   Based upon the foregoing, we believe that:

  . No gain or loss will be recognized by a member with respect to the receipt of Class A common stock and the equity component of Class B common stock. Similarly, no gain or loss will be recognized with respect to the receipt of the trading rights associated with the Class B common stock in exchange for the trading rights associated with the member's current membership in the CBOT. In this connection, the IRS may take the position that the Chicago Board Options Exchange exercise right represents a separate trading right from that relating to the right to trade on the CBOT itself.

  . If the foregoing exchanges do not result in the recognition of gain or loss, the aggregate basis in a member's current membership will carry over to the property received and must be allocated to the various components. Since the equity rights and the trading rights will be treated as separate property for tax purposes, the basis in the equity rights will be allocated among the equity rights received in proportion to their fair market values, and the basis in the existing trading rights will carry over to the basis of the trading rights received. It is not entirely clear how basis will be allocated between trading rights and equity rights because no separate market exists for those property rights. Members who intend to sell some but not all of their stock should consult their own tax advisors.

  . The holding period of the Class A common stock, Class B common stock and the trading rights and privileges received by a member will include the period for which such person's current membership has been held, provided that such membership is held as a capital asset on the date of the distribution of For-Profit CBOT stock.

  . We will not recognize any gain or loss upon our conversion to a for-profit stock corporation.

   It is a condition to the completion of the restructuring transactions that we receive a private letter ruling from the IRS, in form and substance satisfactory to our board of directors, generally to the effect that the restructuring transactions will have the foregoing effects. An opinion of counsel will not satisfy this condition. We filed a request for the ruling with the IRS on February 1, 2001. Because of the novelty and complexity of the restructuring transactions, it is unclear at this time whether the IRS will issue a favorable ruling or, if the IRS is willing to issue a ruling, when the ruling will be received. Because none of the other exchanges in the process of demutualization has presented the IRS with facts identical to those of the CBOT or the restructuring transactions described herein, in particular with respect to either capitalization or the Chicago Board Options Exchange exercise right, no assurance can be given that the IRS will issue a favorable ruling or, if so, how long it will take to obtain such a ruling. Any such ruling would generally be binding on the IRS. Although an IRS ruling can be revoked or modified retroactively under some extraordinary circumstances, we are not aware of any such circumstances that would cause the IRS to revoke or modify any such ruling with respect to the restructuring transactions.

   We currently anticipate that the receipt of Series A convertible preferred stock by the limited partners of Ceres pursuant to the reorganization of our electronic trading business will be tax-free to such limited partners. It is further anticipated that the conversion of the Series A convertible preferred stock into Class A common stock of For-Profit CBOT pursuant to its terms will also be tax-free, except to the extent of any shares which are received for accrued and unpaid dividends on such Series A convertible preferred stock. Dividends on the Series A convertible preferred stock paid in the form of additional shares of Series A convertible preferred stock will be taxable to the same extent as if they were paid in cash.

   Because of the complexity of the tax laws, and because the tax consequences of the restructuring transactions to you may be affected by matters not discussed in this section, you are urged to consult your own tax advisor with respect to your own particular circumstances and with respect to the specific tax consequences of the restructuring transactions to you, including the applicability and effect of state, local and foreign tax laws and any proposed changes in applicable tax laws.

                     SPECIAL MEETING AND PROXY INFORMATION

Persons Making the Solicitation

   The proxy solicitation being made pursuant to this document is being conducted on behalf of our board of directors.

Time and Place of Special Meeting

   The special meeting will be held on       ,           , 2001 at 2:30 p.m.,
Central time, in the Visitor Center Theater, Fifth Floor, at our executive offices located at 141 West Jackson Boulevard, Chicago, Illinois 60604.

Matters To Be Approved

   Full Members and Associate Members are being asked to approve the restructuring transactions described more fully in this document, including the following propositions:

  . the approval and adoption of the amended and restated certificate of incorporation, which will facilitate the demutualization of the CBOT and modernize certain aspects of our corporate governance structure;

  . the approval and adoption of the amended and restated bylaws, which will modernize certain other aspects of our corporate governance structure; and

  . the approval of all other matters relating to the restructuring transactions, including, among other things, the reorganization of our electronic trading business.

Although you are being asked to approve each of these propositions separately, each of these propositions is related to, and expressly conditioned upon the approval of, the other propositions. This means that we will not take any one or more of these actions relating to the restructuring transactions without taking all three actions. Accordingly, unless ALL THREE of the propositions relating to the restructuring transactions are approved by the requisite vote of the members as described in this document, the restructuring transactions will not have been approved by the members and, accordingly, none of them will be completed.

Eligibility to Vote

   Although this document will be mailed to all members, you are eligible to vote at the special meeting only if you were a Full Member or Associate Member
as of the close of business on        ,      , 2001, which is the record date
for the special meeting of the membership at which a vote on the restructuring transactions will be taken. In accordance with our certificate of incorporation, bylaws, rules and regulations, GIMs, IDEMs and COMs are not eligible to vote on the restructuring transactions.

Available Votes; Required Vote

   On the record date for the special meeting, there were 1,402 Full Members and 779 Associate Members. Under our certificate of incorporation, bylaws, rules and regulations, each Full Member will be entitled to one vote for each Full Membership owned and each Associate Member will have one-sixth of a vote for each Associate Membership owned. The restructuring transactions will be approved if Full Members and Associate Members, voting together as a single class based upon their respective voting rights, cast at least 300 votes at the special meeting, whether in person or by proxy, and at least a majority of the votes are cast in favor of the restructuring transactions.

   Under our certificate of incorporation, bylaws, rules and regulations, GIM, COM and IDEM members are not entitled to vote on the restructuring transactions.

   Our directors and officers held memberships as of December 6, 2000 entitling them to cast an aggregate of 18 2/3 votes on the proposal, which would represent about 1.2% of the total votes that may be cast.

Board Recommendation

   Our board of directors recommends that you vote "FOR" approval of the restructuring transactions, including ALL THREE of the propositions relating to the restructuring transactions.

Manner of Voting; Costs

   You may vote on the restructuring transactions by attending the special meeting in person and registering your vote. You may also vote by completing the enclosed proxy and submitting it in accordance with its instructions. You may revoke your proxy at any time before it is voted at the meeting by:

  . sending written notice to Paul J. Draths at the Secretary's Office, Board of Trade of the City of Chicago, Inc., 141 West Jackson Boulevard, Chicago, IL 60604;

  . submitting a later dated proxy; or

  . attending the special meeting and voting in person.

   Attendance at the special meeting will not automatically revoke your proxy. All properly executed and unrevoked proxies will be voted at the special meeting or at any adjournment of the special meeting.

   You may vote FOR, AGAINST OR ABSTAIN in the vote on the restructuring transactions. You should understand that an abstention will not have the legal effect of voting against the proposal but will be relevant to determining whether 300 votes have been cast, which is necessary for the proposal to be approved. A proxy received without an indication as to how it is to be voted will be voted FOR the restructuring transactions. A proxy that has more than one box marked will not be counted as a vote cast. Your proxy must be received
prior to 2:15 p.m., Central time, on             , 2001 to be counted.

   To obtain a replacement proxy, please call Paul J. Draths, Secretary of the CBOT, at (312) 435-3500 between the hours of 7:30 a.m. and 4:30 p.m., Central time.

   The cost of soliciting proxies will be borne by us. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person or by telephone.

                                 LEGAL MATTERS

   The validity of the shares of Class A common stock, Class B common stock and Series A convertible preferred stock offered hereby will be passed upon for For-Profit CBOT by Morris, Nichols, Arsht & Tunnell. Certain legal matters relating to U.S. federal income tax considerations in connection with the restructuring transactions will be passed upon for For-Profit CBOT by Kirkland & Ellis. Kirkland & Ellis has in the past represented the CBOT and its board of directors and continues to represent the CBOT and its board of directors in connection with various matters. Morris, Nichols, Arsht & Tunnell acts as special Delaware counsel to the CBOT.

                                    EXPERTS

   The consolidated financial statements of the Board of Trade of the City of Chicago, Inc. and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, which report expresses an unqualified opinion and includes an emphasis of a matter regarding the change in accounting by the Board of Trade of the City of Chicago, Inc. for its investment in Ceres Trading Limited Partnership from the equity method of accounting to the consolidation basis of accounting, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the shares of Class A common stock, Class B common stock and Series A convertible preferred stock of For-Profit CBOT being offered in connection with the restructuring transactions.

   This proxy statement and prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement. Consistent with the rules and regulations of the SEC, some items of information are contained in exhibits to the registration statement. Statements made in this proxy statement and prospectus as to the content of any contract, agreement or other document filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete. You should refer to the corresponding exhibit for a more complete description of the relevant matter and read all statements in this proxy statement and prospectus with due consideration of that exhibit.

   Following completion of the restructuring transactions, For-Profit CBOT will be required to file periodic reports and other information with the SEC. The SEC filings of For-Profit CBOT are available to the public at the SEC's web site at http://www.sec.gov.

                                   APPENDIX A

                BOARD OF TRADE OF THE CITY OF CHICAGO, INC.
                                AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Independent Auditors' Report..............................................  A-2

Consolidated Statements of Financial Condition as of December 31, 2000 and
 1999.....................................................................  A-3

Consolidated Statements of Income for the Years Ended December 31, 2000,
 1999 and 1998............................................................  A-4

Consolidated Statements of Members' Equity for the Years Ended December
 31, 2000, 1999 and 1998..................................................  A-5

Consolidated Statements of Cash Flows for the Years Ended December 31,
 2000, 1999 and 1998......................................................  A-6

Notes to Consolidated Financial Statements................................  A-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Members
of the Board of Trade of the City of Chicago, Inc.

   We have audited the accompanying consolidated statements of financial condition of the Board of Trade of the City of Chicago, Inc. and its subsidiaries (the "Board") as of December 31, 2000 and 1999 and the related consolidated statements of income, members' equity and cash flows for each of the three years ended December 31, 2000. These consolidated financial statements are the responsibility of the Board's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Board of Trade of the City of Chicago, Inc. and its subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

   As discussed in Note 1 to the consolidated financial statements, the Board changed its method of accounting for its investment in Ceres Trading Limited Partnership. All periods presented have been adjusted to reflect this change.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 14, 2001

(March 2, 2001 as to Note 13)

                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                        December 31, 2000 and 1999
                                 (in thousands)

                           ASSETS                               2000     1999
                           ------                             -------- --------
Current assets
  Cash and cash equivalents:
    Held under deposit and membership transfers.............. $  4,653 $  4,458
    Unrestricted.............................................   23,552   17,991
                                                              -------- --------
      Total cash and cash equivalents........................   28,205   22,449
  Accounts receivable, net...................................   20,920   16,733
  Prepaid expenses and other.................................    3,129    2,927
  Income taxes receivable....................................      127    7,234
                                                              -------- --------
      Total current assets...................................   52,381   49,343
                                                              -------- --------
Property and equipment
  Land.......................................................   34,234   34,234
  Buildings and equipment....................................  305,922  293,416
  Furnishings and fixtures...................................  153,504  173,677
  Computer software and systems..............................   50,203   26,760
  Construction in progress...................................      938      826
                                                              -------- --------
      Total property and equipment...........................  544,801  528,913
  Less accumulated depreciation and amortization.............  239,745  219,507
                                                              -------- --------
      Property and equipment--net............................  305,056  309,406
Other assets.................................................   14,757   14,630
                                                              -------- --------
Total assets................................................. $372,194 $373,379
                                                              ======== ========

               LIABILITIES AND MEMBERS' EQUITY
               -------------------------------
Current liabilities
  Accounts payable........................................... $ 17,805 $ 20,087
  Accrued real estate taxes..................................    8,500    8,650
  Accrued pension liabilities................................      844    2,732
  Accrued exchange fee refunds...............................      384    2,205
  Accrued liabilities........................................    7,954    3,236
  Due to CBOT/Eurex Alliance.................................    8,939      --
  Funds held for deposit and membership transfers............    4,653    4,458
  Note payable...............................................    9,282      --
  Current portion of long-term debt..........................   18,014    6,500
  Other current liabilities..................................      155      408
                                                              -------- --------
      Total current liabilities..............................   76,530   48,276
                                                              -------- --------
Deferred income taxes........................................   28,572   26,755
Long-term debt...............................................   64,286   87,500
Other liabilities............................................   11,486    9,874
                                                              -------- --------
      Total long-term liabilities............................  104,344  124,129
                                                              -------- --------
      Total liabilities......................................  180,874  172,405
Members' equity..............................................  191,320  200,974
                                                              -------- --------
      Total liabilities and members' equity.................. $372,194 $373,379
                                                              ======== ========

                 See notes to consolidated financial statements

                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

           For the Years Ended December 31, 2000, 1999 and 1998
                                 (in thousands)


                                                    2000      1999      1998
                                                  --------  --------  --------
Revenues:
  Exchange fees.................................. $101,981  $102,545  $112,115
  Market data....................................   61,060    54,028    53,100
  Building.......................................   24,530    22,653    21,876
  Services.......................................   17,848    20,279    16,907
  Dues...........................................    5,484       389       414
  Other..........................................    2,016     3,002       826
                                                  --------  --------  --------
    Total revenues...............................  212,919   202,896   205,238
                                                  --------  --------  --------
Expenses:
  Salaries and benefits..........................   56,391    64,133    57,991
  Depreciation and amortization..................   40,013    36,140    33,764
  Professional services..........................   32,459    32,490    19,924
  General and administrative expenses............   52,299    50,988    45,267
  Building operating costs.......................   22,584    23,171    22,572
  Programs.......................................    3,539     7,280     8,802
  Other..........................................    8,261       327       --
                                                  --------  --------  --------
    Total expenses...............................  215,546   214,529   188,320
                                                  --------  --------  --------
Income (loss) from operations....................   (2,627)  (11,633)   16,918
Interest income..................................    1,242     1,052     1,947
Interest expense.................................    6,773     6,774     7,170
                                                  --------  --------  --------
Income (loss) before income taxes and cumulative
 effect of change in accounting principle........   (8,158)  (17,355)   11,695
Provision (benefit) for income taxes
  Current........................................      133    (1,198)    3,160
  Deferred.......................................    1,817    (1,697)    1,891
                                                  --------  --------  --------
    Total provision (benefit) for income taxes...    1,950    (2,895)    5,051
                                                  --------  --------  --------
Income (loss) before cumulative effect of change
 in accounting principle.........................  (10,108)  (14,460)    6,644
Cumulative effect of change in accounting
 principle--net of tax benefit of $2,026.........      --      2,920       --
                                                  --------  --------  --------
Income (loss) before minority interest...........  (10,108)  (17,380)    6,644
Minority interest in (income) loss of
 subsidiaries....................................      --      6,933       (38)
                                                  --------  --------  --------
Net income (loss)................................ $(10,108) $(10,447) $  6,606
                                                  ========  ========  ========

                 See notes to consolidated financial statements

                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.
                                AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

           For the Years Ended December 31, 2000, 1999 and 1998
                                 (in thousands)

                                                     2000      1999      1998
                                                   --------  --------  --------
BALANCE--Beginning of year........................ $200,974  $211,047  $203,911
Net income (loss).................................  (10,108)  (10,447)    6,606
Capital contributions.............................      454       374       530
                                                   --------  --------  --------
BALANCE--End of year.............................. $191,320  $200,974  $211,047
                                                   ========  ========  ========




                 See notes to consolidated financial statements

                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

           For the Years Ended December 31, 2000, 1999 and 1998
                                 (in thousands)

                                                    2000      1999      1998
                                                  --------  --------  --------
Cash flows from operating activities:
 Net income (loss)............................... $(10,108) $(10,447) $  6,606
 Adjustments to reconcile net income (loss) to
  net cash flows from operating activities:
   Cumulative effect of change in accounting
    principle....................................      --      4,946       --
   Depreciation and amortization.................   40,013    36,140    33,764
   Loss on disposition of property and equipment.    3,800       220     1,421
   Deferred income taxes (benefit)...............    1,817    (1,697)    1,891
   Minority interest in income (loss) of
    subsidiaries.................................      --     (6,933)       38
   Other.........................................      --        (19)       (5)
 Changes in assets and liabilities:
   Accounts receivable...........................   (4,187)    2,551    (1,411)
   Prepaid expenses and other current assets.....     (202)       28       249
   Income taxes receivable.......................    7,107       241    (4,489)
   Other assets..................................     (949)   (4,187)   (5,328)
   Accounts payable..............................   (2,282)   (6,058)    4,824
   Accrued real estate taxes.....................     (150)       97       307
   Accrued pension liabilities...................   (1,888)      749       178
   Accrued exchange fee refunds..................   (1,821)    1,448      (114)
   Accrued liabilities...........................    4,718     1,308      (263)
   Due to CBOT/Eurex Alliance....................    8,939       --        --
   Funds held for deposit and membership
    transfers....................................      195      (862)   (2,208)
   Other current liabilities.....................     (253)      (29)       19
   Other liabilities.............................    1,612      (187)   (3,152)
                                                  --------  --------  --------
     Net cash flows from operating activities....   46,361    17,309    32,327
                                                  --------  --------  --------
Cash flows from investing activities:
 Acquisition of property and equipment...........  (38,497)  (25,165)  (26,985)
 Proceeds from sale of property and equipment....      356       390       --
 Investment in CBOT/Eurex Alliance...............     (500)      --        --
                                                  --------  --------  --------
     Net cash flows from investing activities....  (38,641)  (24,775)  (26,985)
                                                  --------  --------  --------
Cash flows from financing activities:
 Payments of mortgage note and unsecured note....      --        --     (1,662)
 Payment of 1997 revolving credit agreement......  (19,000)   (5,000)   (6,000)
 Proceeds from 2000 secured revolving credit
  agreement......................................    7,300       --        --
 Note payable....................................    9,282       --        --
 Capital contributions from members..............      454       374       530
 Capital contributions from minority interest in
  subsidiaries...................................      --        723     3,280
 Distributions to minority interest in
  subsidiaries...................................      --       (400)   (5,943)
                                                  --------  --------  --------
     Net cash flows from financing activities....   (1,964)   (4,303)   (9,795)
                                                  --------  --------  --------
Net increase (decrease) in cash and cash
 equivalents.....................................    5,756   (11,769)   (4,453)
Cash and cash equivalents--Beginning of year.....   22,449    34,218    38,671
                                                  --------  --------  --------
Cash and cash equivalents--End of year........... $ 28,205  $ 22,449  $ 34,218
                                                  ========  ========  ========
Cash paid for:
 Interest........................................ $  6,166  $  6,797  $  6,943
 Income taxes.................................... $    --        --      8,917

                 See notes to consolidated financial statements

                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           For the Years Ended December 31, 2000, 1999 and 1998

1. Summary of significant accounting policies

 Basis of presentation

   The consolidated financial statements include the accounts of the Board of Trade of the City of Chicago, Inc., its wholly owned subsidiaries, including Electronic Chicago Board of Trade, Inc. ("eCBOT") established in 2000, and its controlled subsidiary, Ceres Trading Limited Partnership ("Ceres"), which holds a 50% ownership interest in CBOT/Eurex Alliance LLC ("CBOT/Eurex Alliance") (collectively, the "CBOT"). The CBOT accounts for its interest in CBOT/Eurex Alliance under the equity method. The CBOT's investment in CBOT/Eurex Alliance is included in other assets on the Consolidated Statements of Financial Condition. All intercompany balances and transactions have been eliminated in consolidation.

   As a result of the CBOT's proposed restructuring plans, the CBOT has changed its method of accounting for its investment in Ceres from the equity method to reporting Ceres in its consolidated financial statements as a consolidated subsidiary. As a result of this change in method of accounting to consolidation, the consolidated financial statements for all periods presented have been adjusted to reflect Ceres as a consolidated subsidiary. This change had no effect on the CBOT's previously reported net income, but changed certain components of its cash flows and had the following effect on the Consolidated Statements of Financial Condition and of Income (in thousands):

                                               1999                  1998
                                       --------------------  --------------------
                                           As        As          As        As
                                       Previously Reported   Previously Reported
                                        Reported  Currently   Reported  Currently
                                       ---------- ---------  ---------- ---------
     Current assets...................  $ 49,838  $ 49,343    $          $
     Total assets.....................   366,101   373,379
     Current liabilities..............    40,998    48,276
     Total liabilities................   165,127   172,405
     Members' equity..................   200,974   200,974
     Revenues.........................   182,905   202,896    181,978    205,238
     Net income (loss)................   (10,447)  (10,447)     6,606      6,606

   In conjunction with its proposed restructuring plans to demutualize the organization, on January 26, 2001 the CBOT filed its Registration Statement with the Securities and Exchange Commission.

 Operations

   The CBOT has experienced losses in 1999 and 2000. In addition, CBOT has debt obligations coming due in the first half of 2001. As a result of these circumstances, management of CBOT has established a plan to improve cash flow and working capital. To generate cash earlier in 2001, the CBOT has accelerated the period by which member dues are billed and collected, from a quarterly to an annual billing cycle, with the 2001 dues payable January 1, 2001. Management developed, and the board of directors has approved, the CBOT's operating budget for 2001. This plan includes the full year impact of rate increases to exchange fees implemented September 1, 2000 and certain reductions to capital and operational spending. In addition, the CBOT plans to defer certain technological enhancements not deemed crucial to the operation of the open outcry system and of the a/c/e system. Trading revenue assumed by the plan is based on levels of trading historically experienced by the CBOT, but lower than that for 2000.

 Use of estimates

   The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Property and equipment

   Property and equipment, excluding land, are reported at historical cost, net of accumulated depreciation. Land is reported at cost. Computer software and systems include purchased and internally developed software. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

      Buildings and equipment.................................... 10 to 60 years
      Furnishings and fixtures...................................  3 to 10 years
      Computer software and systems..............................   3 to 5 years

   On October 1, 1999, the CBOT, through Ceres, entered into a Software Licensing Agreement (the "License") with Deutsche Borse AG and the Swiss Stock Exchange for use of software for trading financial derivative products. The License continues into perpetuity unless terminated by Ceres and is being amortized over 3 years. The cost of such license is included in Computer Software and Systems in the Consolidated Statements of Financial Condition.

 Revenue recognition

   The largest source of the CBOT's operating revenues is exchange fees. These fees are recognized as revenue in the same period that the trades are made through the CBOT.

   The CBOT provides real time and delayed market data information to market data vendors regarding the prices of the futures and options on futures contracts traded through the CBOT. Fees for market data, which are based on the number of subscribers are remitted to the CBOT by market data vendors. The CBOT recognizes revenue for market data based on quotation services provided to market data vendors on a monthly basis. These revenues are included in Market Data in the Consolidated Statements of Income.

   Revenues from the rental of office space is recognized over the life of the lease term utilizing the straight- line method and is included in Building in the Consolidated Statements of Income. All service revenues and other revenues are recognized when earned.

   Dues from members are recognized over the assessment period. The CBOT assessed dues on a quarterly basis beginning in June 2000. Prior to June 2000, dues had been waived by the CBOT as a result of its cash flow and working capital position. The waiver of dues by the CBOT in previous periods had no impact on the CBOT's billing of annual dues for 2001 on January 1, 2001.

   Other revenue results primarily from fines levied on members and member's firms for rule infractions, as determined by CBOT's regulatory committees and the board of directors. The fines are recognized as revenue when assessed.

 Income taxes

   The CBOT and its wholly owned subsidiaries file a consolidated federal income tax return. Income taxes are determined using the asset and liability method, which requires deferred taxes be adjusted to reflect the tax rates at which future taxable amounts will be settled and realized. The provision for federal income taxes excludes any amount related to the minority interest's portion of income or loss since they are required to report their respective shares of income or loss in their individual tax returns.

 Cash flows

   For purposes of the Consolidated Statements of Cash Flows, cash and cash equivalents include highly liquid investments with maturities of three months or less from date of purchase.

 Long-lived assets

   Long-lived assets to be held and used by the CBOT are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The CBOT bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that would indicate that the carrying amount of the asset may not be recoverable, the CBOT determines whether an impairment has occurred through the use of an undiscounted cash flows analysis of assets at the lowest level for which identifiable cash flows exist. In the event of an impairment, the CBOT recognizes a loss for the difference between the carrying amount and the estimated value of the asset as measured using quoted market prices or, in the absence of quoted market prices, a discounted cash flow analysis.

 Operating Segments

   Management has identified three reportable operating segments, Exchange Trading, Building Services and Electronic Trading. These represent the services provided by CBOT. The accounting policies of the segments are the same as described in the summary of significant accounting policies. The CBOT evaluates segment reporting based on revenues and income from operations.

 Adoption of new accounting policies

   In 1999, the CBOT adopted Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance on accounting for the costs of computer software developed or modified for internal use. The adoption of SOP 98-1 did not have a material impact on the consolidated financial statements.

   In 1999, the CBOT also adopted SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires that start-up activities be expensed as incurred. Previously, start-up activities were capitalized and amortized on a straight-line basis over 60 months. The cumulative effect of this change in accounting principle of $2,920,000, net of tax benefit of $2,026,000, is reflected in the Consolidated Statement of Income for the year ended December 31, 1999.

 Recent accounting pronouncements

   Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended and interpreted, requires recognition of all derivative instruments in the Consolidated Statements of Financial Condition as either assets or liabilities and the measurement of those instruments at fair value. SFAS No. 133 also requires changes in the fair value of the derivative instruments to be recorded each period in current earnings or other comprehensive income depending on the intended use of the derivatives. If the derivative is designated in a fair-value hedge, the changes in the fair value of the derivative and the hedged item will be recognized in earnings. If the derivative is designated in a cash-flow hedge, changes in the fair value of the derivative will be recorded in other comprehensive income and will be recognized in the Consolidated Statements of Income when the hedged item affects earnings. SFAS No. 133 defines new requirements for designation and documentation of hedging relationships as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value will be recognized in earnings. SFAS No. 133 is required to be adopted by the CBOT effective January 1, 2001. The CBOT expects that at January 1, 2001, it will record approximately $100,000 as a cumulative transition adjustment to earnings relating to derivatives not designated as hedges prior to adoption of SFAS No. 133 and to derivatives designated in fair-value type hedges prior to adopting SFAS No. 133, and approximately $500,000 in other comprehensive income as a cumulative transition adjustment for derivatives designated in cash-flow type hedges prior to adopting SFAS No. 133.

 Prior year reclassifications

   Certain reclassifications have been made in prior year amounts to conform to current year presentations.

2. Minority Interests in Subsidiaries

   Ceres was formed by the CBOT, as general partner, for the purpose of engaging in activities related to financial and futures markets. The CBOT, through eCBOT, as general partner, holds a 10% interest in Ceres. Members of the CBOT are the limited partners of Ceres. Under the terms of the Ceres partnership agreement, income and losses are allocated to the general partner and limited partners based on their partnership interests. Losses in excess of limited partner capital accounts are allocated to eCBOT, as general partner.

   In 1997, Ceres acquired a 60% interest in Chicago Board Brokerage, LLC ("CBB"). During 1999, CBB was dissolved. In conjunction with the dissolution of CBB, certain liabilities totaling approximately $789,000 were distributed to and assumed by the CBOT. The CBOT made full payment in 1999.

   Minority interests in subsidiaries includes the limited partners' interests in Ceres and the minority interest in CBB.

3. Debt

   Debt at December 31 consisted of the following (in thousands):

                                                         2000    1999    1998
                                                        ------- ------- -------
      Private placement senior notes, due in 2007, at
       annual interest rate of 6.81%................... $75,000 $75,000 $75,000
      Unsecured revolving credit agreement, due in
       2001, at annual interest rate based on LIBOR
       (6.13% and 5.11% at December 31, 1999 and 1998,
       respectively), plus .3%.........................     --   19,000  24,000
      Secured revolving credit agreement, due in 2001,
       at an annual interest rate based on LIBOR
       (6.6875% at December 31, 2000), plus .625%......   7,300     --      --
                                                        ------- ------- -------
          Total........................................  82,300  94,000  99,000
      Less current portion.............................  18,014   6,500     --
                                                        ------- ------- -------
          Total........................................ $64,286 $87,500 $99,000
                                                        ======= ======= =======

   In August 2000, the CBOT entered into a secured revolving credit agreement, under which the CBOT had borrowed $7,300,000 at December 31, 2000. The borrowing base, secured by certain receivables of the CBOT, will fluctuate based on receivable balances. The CBOT used the proceeds to repay the 1997 unsecured revolving credit agreement. The secured revolving credit agreement contains convenants that require, among other things, that the CBOT maintain specified levels of minimum net worth and meet defined financial ratios.

   In March 1997, the CBOT issued through a private placement, $75,000,000 in 6.81% senior notes due in 2007. The CBOT entered into an unsecured revolving credit agreement for an aggregate of $50,000,000, maturing in 2001, under which the CBOT borrowed $30,000,000. The aggregate commitment under the unsecured revolving credit agreement was reduced by 25% each year beginning in March 1998.

   During 1999, the CBOT increased the borrowing capacity under its line of credit agreement to $30,000,000. At December 31, 1999, there were no amounts borrowed under this agreement. The agreement was cancelled in 2000.


   The aggregated amount of principal repayment requirements of the secured revolving credit agreement and the private placement senior notes as of December 31, 2000 are as follows (in thousands):

             2001............................. $18,014
             2002.............................  10,714
             2003.............................  10,714
             2004.............................  10,714
             2005 and thereafter..............  32,144

   Ceres has agreed to reimburse Deutsche Borse AG and the Swiss Stock Exchange (collectively "Eurex") 10.2 million euros ($9,282,000 at December 31, 2000) for certain software modifications for the a/c/e system. This amount, included in note payable in the Consolidated Statements of Financial Condition, is due at various dates during the second quarter of 2001. Payment of 3 million euros will be due immediately in the event at least 200,000 contracts are traded on the a/c/e system for five consecutive days.

4. Income taxes

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These temporary differences result in taxable or deductible amounts in future years. Differences between financial reporting and tax bases arise most frequently from differences in the timing of expense recognition.

   Significant components of the CBOT's deferred tax assets and liabilities as of December 31, 2000 and 1999 are as follows (in thousands):

                                                                 2000    1999
                                                                ------- -------
      Deferred tax liabilities:
        Depreciation........................................... $28,601 $29,988
        Capitalized interest...................................   2,095   2,146
        Other..................................................   5,659     335
                                                                ------- -------
          Total deferred tax liabilities.......................  36,355  32,469
      Deferred tax assets:
        Employee and retiree benefit plans.....................   3,093   4,032
        Other..................................................   4,690   1,682
                                                                ------- -------
          Total deferred tax assets............................   7,783   5,714
                                                                ------- -------
      Net deferred tax liabilities............................. $28,572 $26,755
                                                                ======= =======

   The CBOT has not established a valuation reserve at December 31, 2000 and 1999 as management believes that all deferred tax assets are fully realizable.

   A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows:

                                                          2000    1999    1998
                                                          -----   -----   ----
      Statutory federal income tax rate.................. (35.0)% (35.0)% 35.0%
      State income tax rate, net of federal income tax
       effect............................................   1.4    (3.4)   5.1
      Corporate restructuring costs......................  42.3     5.9     --
      Non-deductible expenses............................   6.5     4.5    3.3
      Other, net.........................................   8.7     0.2   (0.2)
                                                          -----   -----   ----
      Effective income tax rate..........................  23.9%  (27.8)% 43.2%
                                                          =====   =====   ====

5. Membership

   At December 31, 2000 and 1999, the membership consisted of the following:

                                                                     2000  1999
                                                                     ----- -----
      Full memberships.............................................. 1,402 1,402
      Associate memberships.........................................   779   770
      GIMs..........................................................   169   191
      COMs..........................................................   643   643
      IDEMs.........................................................   641   641

   All classes of membership generally have the same relative characteristics with the exception of voting and trading rights and member preferences.

   In accordance with the CBOT rules and regulations, the members preferences in dissolution are commensurate with their class of membership. These preferences along with their respective percentages are as follows:

                                                          Preferences Percentage
                                                          ----------- ----------
      Full members.......................................      1.0       77.7%
      Associate memberships..............................    0.167       13.0%
      GIMs...............................................     0.11        8.5%
      IDEMs..............................................    0.005        0.4%
      COMs...............................................    0.005        0.4%
                                                                        ------
                                                                        100.0%
                                                                        ======

   Dues on CBOT memberships were waived for each quarter in 1999 and 1998. The CBOT reinstated dues on memberships in June 2000.

6. Benefit Plans

   Substantially all employees of the CBOT are covered by a noncontributory, defined benefit pension plan. The benefits of this plan are based primarily on the years of service and the employees' average compensation levels. The CBOT's funding policy is to contribute, annually, the maximum amount that can be deducted for federal income tax purposes. The plan assets are primarily invested in marketable debt and equity securities.

   The following provides a reconciliation of pension benefit obligation, plan assets, funded status and net periodic benefit expense of the plan as of and for the years ended December 31 (in thousands):

                                                               2000     1999
                                                              -------  -------
      Change in benefit obligation:
        Benefit obligation, beginning of year................ $23,799  $22,676
        Service cost.........................................   1,678    1,575
        Interest cost........................................   1,950    1,604
        Actuarial loss (gain)................................   1,635     (758)
        Benefits paid........................................  (2,710)  (1,298)
                                                              -------  -------
      Benefit obligation, end of year........................ $26,352  $23,799
                                                              =======  =======
      Change in plan assets:
        Fair value of plan assets at January 1............... $14,141  $14,521
        Actual return on plan assets.........................   1,397      550
        Company contributions................................   5,031      368
        Benefits paid........................................  (2,710)  (1,298)
                                                              -------  -------
      Fair value of plan assets at December 31............... $17,859  $14,141
                                                              =======  =======
      Funded status:
        Funded status of the plan at December 31............. $(8,493) $(9,658)
        Unrecognized cost:
        Actuarial and investment net losses..................   6,664    4,870
        Prior service cost...................................      10        9
        Transition obligation................................    (204)    (409)
                                                              -------  -------
      Accrued benefit cost................................... $(1,531) $(5,188)
                                                              =======  =======

                                                     2000     1999     1998
                                                    -------  -------  ------
      The components of net periodic benefit cost
       are as follows:
        Service cost............................... $ 1,678  $ 1,575  $1,073
        Interest cost..............................   1,950    1,604   1,327
        Expected return on plan assets.............  (1,397)  (1,306) (1,139)
        Net amortization:
          Transition asset.........................    (204)    (204)   (204)
          Unrecognized prior service cost..........      (1)      15      15
          Unrecognized net loss....................     394      278     --
                                                    -------  -------  ------
        Net periodic benefit expense............... $ 2,420  $ 1,962  $1,072
                                                    =======  =======  ======

   Accrued benefit costs are included in other long-term liabilities on the Consolidated Statements of Financial Condition.

   The assumptions used in the measurement of the pension benefit obligation as of December 31 are as follows:

                                                                     2000  1999
                                                                     ----  ----
      Weighted average discount rate................................ 7.25% 6.5%
      Expected return on plan assets................................ 9.0   9.0
      Rate of compensation increase................................. 5.0   5.0

   The CBOT has a retiree benefit plan which covers all eligible employees, as defined. Employees retiring from the CBOT on or after age 55, who have at least ten years of service, or after age 65 with five years of service, are entitled to postretirement medical and life insurance benefits. The CBOT continues to fund benefit costs on a pay-as-you-go basis. These costs totaled approximately $80,700, $57,500 and $52,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

   The following provides a reconciliation of postretirement obligation, plan assets, funded status and net periodic benefit cost of the plan as of and for the years ended December 31 (in thousands):

                                                               2000     1999
                                                              -------  -------
      Change in benefit obligation:
        Benefit obligation, beginning of year................ $ 3,490  $ 3,468
        Service cost.........................................     238      238
        Interest cost........................................     285      250
        Actuarial loss (gain)................................     161     (408)
        Benefits paid........................................     (85)     (58)
                                                              -------  -------
      Benefit obligation, end of year........................ $ 4,089  $ 3,490
                                                              =======  =======
      Change in plan assets:
        Fair value of plan assets at January 1............... $   --   $   --
        Company contributions................................      85       58
        Benefits paid........................................     (85)     (58)
                                                              -------  -------
      Fair value of plan assets at December 31............... $   --   $   --
                                                              =======  =======
      Funded status:
        Funded status of the plan at December 31............. $(4,089) $(3,490)
        Unrecognized net gain................................  (1,035)  (1,252)
        Unrecognized transition obligation...................   1,558    1,688
                                                              -------  -------
      Accrued benefit cost................................... $(3,566) $(3,054)
                                                              =======  =======

                                                        2000     1999    1998
                                                       -------  -------  ----
      The components of net periodic benefit cost are
       as follows:
        Service cost.................................  $   237  $   238  $169
        Interest cost................................      285      250   212
        Expected return on plan assets...............      --       --    --
        Net amortization:
          Transition liabilities.....................      130      130   130
          Net gain...................................      (56)     (31)  (96)
                                                       -------  -------  ----
      Net periodic benefit cost......................  $   596  $   587  $415
                                                       =======  =======  ====

   Accrued benefit costs are included in other long-term liabilities on the Consolidated Statements of Financial Condition.

   The assumptions used in the measurement of the postretirement obligation as of December 31 are as follows:

                                                        2000     1999
                                                        ----     ----
      Weighted average discount rate.................   7.25%     6.5%
      Rate of compensation increase..................    5.0      5.0

   The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 11% in 2000 and 1999 (decreasing by 1% per year until a long-term rate of 5% is reached). If the health care cost trend rate assumptions were increased by 1%, the accumulated postretirement benefit obligation as of December 31, 2000 would be increased by 10%. The effect of this change on the sum of the service costs and interest cost would be an increase of 11%. If the health care cost trend rate assumptions were decreased by 1%, the accumulated postretirement benefit obligation as of December 31, 2000 would be decreased by 8%. The effect of this change on the sum of the service costs and interest cost would be a decrease of 11%.

   In addition to the defined benefit plan, the CBOT maintains a qualified savings plan pursuant to Section 401(k) of the Internal Revenue Code. The plan is a defined contribution plan offered to eligible employees of the CBOT, who meet certain length of service requirements and elect to participate in the plan. The CBOT will make matching contributions to certain participants based on a formula specified by the plan. The cost of these matching contributions amounted to approximately $1,368,000, $1,370,000 and $1,268,000 for the years ended December 31, 2000, 1999 and 1998, respectively. The CBOT also sponsors a nonqualified supplemental pension plan for certain former employees. The liability for this nonqualified plan is funded by life insurance policies on the lives of the participating employees. The CBOT has established a trust for the purpose of administering the nonqualified plan.

   The CBOT provides a health plan which provides benefits (hospital, surgical, major medical and short-term disability) covering full-time salaried employees of the CBOT. The plan is self-funded by the CBOT as claims are paid. Employees contribute specified amounts to extend coverage to eligible dependents.

7. Commitments

   Certain office space, data processing and office equipment are leased. Certain of these leases contain escalation clauses. Rental expense for the years ended December 31, 2000, 1999 and 1998 was $2,173,000, $2,461,000 and
$2,902,000, respectively. The future minimum rental payments under noncancelable leases in effect as of December 31, 2000, in the aggregate and for the next five years, are as follows (in thousands):

             2001.............................. $  632
             2002..............................    287
             2003..............................    243
             2004..............................    187
             2005..............................    144
                                                ------
                 Total......................... $1,493
                                                ======

   Building revenues relate primarily to the leasing of office and commercial space, generally for periods ranging from one to five years. Future minimum rentals receivable under noncancelable leases in effect as of December 31, 2000, in the aggregate and for the next five years, are as follows (in thousands):

             2001............................. $22,482
             2002.............................  17,831
             2003.............................  10,521
             2004.............................   5,524
             2005.............................   2,134
             2006 and thereafter..............   1,739
                                               -------
                 Total........................ $60,231
                                               =======

   In June 1997, Dow Jones & Company; ("Dow Jones") agreed to license certain indexes and trademark rights to the CBOT. The agreement, which expires September 30, 2002, requires the CBOT to pay Dow Jones annual royalties, based on trading volumes with a minimum annual requirement of $2.0 million. The initial license fee remitted to Dow Jones is being amortized over the term of the agreement and is included in other assets on the Consolidated Statements of Financial Condition.

   The CBOT has established a policy, on Electronic Order Routing Systems failure, that the maximum responsibility with respect to all claims from member firms and floor brokers in any period of twelve consecutive months is not to exceed $3,000,000.

   Effective in 2000, Ceres entered into an alliance with Eurex for the trading of financial derivative products on the a/c/e system. Ceres and Eurex each owns 50% of CBOT/Eurex Alliance. CBOT/Eurex Alliance and Ceres have commitments with Eurex, Deutsche Borse Systems and Eurex Frankfort AG for approximately 120 million euros as of December 31, 2000 to fund the operations of the a/c/e system and additional software enhancements. These payments are due at various times through 2003 as follows in their approximate U.S. dollar equivalent as of December 31, 2000 (in thousands):

                   2001 $36,183
                   2002  26,078
                   2003  12,770

   Certain additional modifications for the a/c/e system developed by Deutsche Borse AG may be implemented on the a/c/e system, for which Ceres has agreed to reimburse Deutsche Borse AG in the amount of 9.8 million euros ($9.2 million at December 31, 2000) payable at various dates between June 30, 2001 and June 30, 2002.

   The CBOT has employment agreements with certain members of management. In addition, the CBOT entered into an agreement with its former President and Chief Executive Officer, dated as of April 14, 2000, whereby his employment agreement dated May 18, 1999, was terminated. The agreement sets forth certain payments and benefits to include: approximately $1.9 million, paid on May 1, 2000; $1.4 million, payable on January 1 of each year from 2001 through 2003; and certain medical, insurance and pension benefits. These costs are recognized in other expense in the Consolidated Statements of Income.

8. Foreign Currency Forward Contracts

   On September 27, 2000, the CBOT entered into foreign exchange forward contracts with a financial institution to hedge its risk of foreign currency fluctuations related to certain commitments in Eurodollars to Eurex and related entities. The notional amount of these contracts total about $29.0 million with exchange rates ranging from .89429 to .91100 and maturities at various dates through 2003 which correspond to the terms of the commitments. In December 2000, the CBOT decided not to pursue, at this time, certain software enhancements for the a/c/e system. The CBOT then entered into about $9.8 million of foreign exchange forward contracts offsetting certain of the contracts entered into in September 2000. Gains and losses on the forward contracts, which are hedging commitments, are deferred, and totaled a gain of about $500,000 at December 31, 2000. A net gain of about $800,000 at December 31, 2000 on all other forward contracts is recognized currently in earnings and is included in other revenue in the Consolidated Statements of Income.

9. Litigation and Settlement

   The CBOT has been named as a defendant in various lawsuits. Although the ultimate outcome of these matters cannot be presently determined, it is the opinion of the management of the CBOT that resolution of these matters will not have a material adverse effect on the consolidated financial statements.

   Management believes that the right of Full Members to become members of the Chicago Board Options Exchange, Inc. ("CBOE") will be preserved after the proposed restructuring transactions. The CBOE has filed a proposed rule change with the Securities and Exchange Commission whereby this right would be terminated upon the occurrence of certain events. The CBOT initiated litigation to protect this right and may take additional action to preserve this right. Management believes that the outcome of these actions will not have a material adverse effect on the consolidated financial statements.

   As a result of the CBOT's proposed restructuring transactions, certain Associate Members, GIMs, IDEMs and COMs have instituted litigation against certain Full Members and a proposed class of all Full Members challenging the proposed allocation of shares to the Associate Members, GIMs, IDEMs and COMs. Management believes that the complaint is without merit and intends to vigorously defend the suit on behalf of the individual defendant Full Members. Management further believes that these proceedings will not have any material adverse effect on the consolidated financial statements.

   In April 1998 and January 1999, CBB was named as a defendant in two lawsuits that sought to enjoin CBB from using the software under a license agreement with Market Data Corporation ("MDC"). In April 1999, CBB entered into settlement agreements whereby all claims against CBB were dismissed and CBB received $1.0 million from MDC, which is recognized in the Consolidated Statements of Income.

10. Deposits of U.S. Treasury securities

   The rules and regulations of the CBOT require certain minimum financial requirements for agricultural regularity and conditions of regularity for originators of GNMA collateralized depository receipts, maintenance of capital requirements and deposits on pending arbitration matters. To satisfy these requirements, firms have deposited U.S. Treasury securities with the CBOT. These deposits are not considered assets and liabilities of the CBOT, nor does any interest earned on these deposits accrue to the CBOT. The aggregate market value of these securities was about $15.0 million as of December 31, 2000 and 1999.

11. Operating Segments

   The CBOT has three reportable operating segments, the Chicago Board of Trade, Inc. ("Exchange Trading"), C-B-T Corporation ("Building Services," a wholly owned real estate subsidiary) and Ceres's Electronic Trading Division ("Electronic Trading"), which maintains the electronic trading system. The CBOT evaluates segment performance based on revenues and income from operations. Revenues for each segment are based on the type of trading used by the external customers, or from tenants of the CBOT's buildings. Intercompany transactions between segments have been eliminated. A summary by operating segment follows (in thousands);

                               Exchange Building  Electronic   All
                               Trading  Services   Trading    Other    Total
                               -------- --------  ---------- -------  --------
Year Ended December 31, 2000
Revenues:
 Exchange fees                 $ 83,789 $    --    $ 18,192  $   --   $101,981
 Market data                     61,060      --         --       --     61,060
 Building                           --    24,530        --       --     24,530
 Services                        17,848      --         --       --     17,848
 Members' dues                    5,484      --         --       --      5,484
 Other                              804      --       1,020      192     2,016
                               -------- --------   --------  -------  --------
Total revenues                  168,985   24,530     19,212      192   212,919
Depreciation and amortization    22,040   13,908      4,065      --     40,013
Income (loss) from operations    21,836  (11,962)   (12,618)     117    (2,627)
Total assets                    100,531  236,342     35,321      --    372,194
Capital expenditures              8,248    3,286     26,963      --     38,497

Year Ended December 31, 1999
Revenues:
 Exchange fees                 $ 83,913 $    --    $ 18,632  $   --   $102,545
 Market data                     53,962      --         --        66    54,028
 Building                           --    22,653        --       --     22,653
 Services                        20,279      --         --       --     20,279
 Members' dues                      389      --         --       --        389
 Other                            1,709      --         --     1,293     3,002
                               -------- --------   --------  -------  --------
Total revenues                  160,252   22,653     18,632    1,359   202,896
Depreciation and amortization    22,100   13,657        117      266    36,140
Income (loss) from operations     7,743  (14,175)    (2,072)  (3,129)  (11,633)
Total assets                    118,305  244,696     10,356       22   373,379
Capital expenditures             11,001    5,676      8,488      --     25,165

Year Ended December 31, 1998
Revenues:
 Exchange fees                 $ 89,365 $    --    $ 22,750  $   --   $112,115
 Market data                     53,012      --         --        88    53,100
 Building                           --    21,876        --       --     21,876
 Services                        16,907      --         --       --     16,907
 Members' dues                      414      --         --       --        414
 Other                              404      --         --       422       826
                               -------- --------   --------  -------  --------
Total revenues                  160,102   21,876     22,750      510   205,238
Depreciation and amortization    19,564   13,305         20      875    33,764
Income (loss) from operations    34,014  (14,001)     2,448   (5,543)   16,918
Total assets                    130,585  250,620      7,107   12,659   400,971
Capital expenditures             20,038    4,122        701    2,124    26,985

12. Fair value of financial instruments

   The CBOT believes that the carrying amount for certain of its financial instruments is a reasonable estimate of fair value. Cash equivalents, accounts receivable, prepaid expenses and other, and other assets are carried at amounts which approximate fair value. Similarly, liabilities including accounts payable and accrued liabilities, current portion of long-term debt, funds held for deposit and membership transfers and other liabilities are carried at amounts approximating fair value.

   The carrying value of long-term debt approximates fair value. Fair value is estimated using discounted cash flow analyses, based on the CBOT's estimated incremental borrowing rate on borrowings with similar terms and maturities.

   The fair value estimates presented herein are based on pertinent information available to management as of December 31, 2000 and 1999. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

13. Subsequent Events

   On February 15, 2001, a purchaser of the CBOT's market data filed a voluntary bankruptcy petition under Chapter 11. As a result, the CBOT established an allowance of about $2,100,000 for amounts receivable from this entity.

   In February 2001, the CBOT entered into an employment agreement with its new president as well as amended two employment agreements with current executives of the CBOT. The agreements call for, among other incentives and benefits, payments in the aggregate of about $3,000,000 during 2001.

                                 * * * * *

                                   APPENDIX B

                        PRO FORMA FINANCIAL INFORMATION
                               OF FOR-PROFIT CBOT

                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed consolidated financial statements give effect to (i) the issuance of 39,797,650 shares of Class A common stock, 1,402 shares of Class B Series B-1 common stock, 779 shares of Class B Series B-2 common stock, 174 shares of Class B Series B-3 common stock, 642 shares of Class B Series B-4 common stock, and 643 shares of Class B Series B-5 common stock in connection with the proposed demutualization and conversion of membership interests as described elsewhere in this document and (ii) the proposed acquisition of the Class A and Class B limited partners' interest in Ceres Trading Limited Partnership by the issuance of Series A Convertible Preferred Stock, as if they had occurred as of December 31, 2000, for purposes of the unaudited pro forma condensed consolidated statement of financial condition, and as of the beginning of the years ended December 31, 2000 and 1999 for purposes of the unaudited pro forma condensed consolidated statements of income.

   The unaudited pro forma information reflects the issuance of 39,797,650 shares of Class A common stock, 1,402 Class B Series B-1 common stock, 779 Class B Series B-2 common stock, 174 Class B Series B-3 common stock, 642 Class B Series B-4 common stock, and 643 Class B Series B-5 common stock in exchange for previously existing membership interests. No cash will be paid of received.

   The unaudited pro forma information also reflects the acquisition of the limited partners' interest in Ceres Trading Limited Partnership through the issuance of 264,600 shares of Series A Cumulative Convertible Preferred Stock, par value $.001 per share for $26,460,000, which represents the value of the limited partners' interest as of December 31, 2000. This acquisition will be effected through the purchase of the limited partner interests of Ceres Trading Limited Partnership at the fair value on the date of the transaction. As there are no material changes expected in the operations and business of the Ceres Trading Limited Partnership, management believes that the fair value of the Ceres Trading Limited Partnership will not change significantly before the date of completion of the restructuring transactions. Ceres Trading Limited Partnership will be liquidated after the proposed transaction has been completed. As of December 31, 2000, there were 3,639 Class A limited partnership units and 61 Class B limited partnership units outstanding in Ceres Trading Limited Partnership. As of that date, the CBOT held 21 Class A limited partnership units representing 0.5% of the outstanding units of that class.

   For purposes of the calculation of net loss per share, the net loss was adjusted by the 8% dividend on the Series A Cumulative Convertible Preferred Stock. The number of shares used in the calculation of net loss per share is based on the Class A and B shares to be issued to the members and are assumed to be outstanding from the beginning of the period.

   The unaudited pro forma condensed consolidated financial statements are based on available information and on assumptions management believes are reasonable and that reflect the effects of the transactions described above. These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and should not be construed to be indicative of the CBOT's consolidated financial position or results of operations had these transactions been consummated on the dates assumed and do not in any way represent a projection or forecast of the CBOT's consolidated financial position or results of operations for any future date or period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the CBOT, together with the related notes and report of independent auditors, and with the information set forth under our "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Our Business".

                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.
                                AND SUBSIDIARIES

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENT OF FINANCIAL CONDITION

                             December 31, 2000
                                 (in thousands)

                                                              Pro Forma After
                                                          -----------------------
                                                          Issuance of Acquisition
                                                          Class A and of Interest
                     ASSETS                       Actual   B Shares    in Ceres
                     ------                      -------- ----------- -----------
Current assets
  Cash and cash equivalents:
    Held under deposit and membership transfers. $  4,653  $  4,653    $  4,653
    Unrestricted................................   23,552    23,552      23,552
                                                 --------  --------    --------
      Total cash and cash equivalents...........   28,205    28,205      28,205
  Accounts receivable...........................   20,920    20,920      20,920
  Prepaid expenses..............................    3,129     3,129       3,129
  Income taxes receivable.......................      127       127         127
                                                 --------  --------    --------
      Total current assets......................   52,381    52,381      52,381
                                                 --------  --------    --------
Property and equipment
  Land..........................................   34,234    34,234      34,234
  Buildings and equipment.......................  306,860   306,860     306,860
  Furnishings and fixtures......................  153,504   153,504     153,504
  Computer software and systems.................   50,203    50,203      50,203
                                                 --------  --------    --------
      Total property and equipment..............  544,801   544,801     544,801
  Less accumulated depreciation and
   amortization.................................  239,745   239,745     239,745
                                                 --------  --------    --------
      Property and equipment--net...............  305,056   305,056     305,056
Other assets....................................   14,757    14,757      14,757
                                                 --------  --------    --------
      Total assets.............................. $372,194  $372,194    $372,194
                                                 ========  ========    ========
 LIABILITIES, STOCKHOLDERS' EQUITY AND MEMBERS'
                     EQUITY
 ----------------------------------------------
Current liabilities
  Accounts payable.............................. $ 17,805  $ 17,805    $ 17,805
  Accrued real estate taxes.....................    8,500     8,500       8,500
  Accrued pension obligation....................      844       844         844
  Accrued exchange fee rebates..................      384       384         384
  Accrued liabilities...........................    7,954     7,954       7,954
  Funds held for deposit and membership
   transfers....................................    4,653     4,653       4,653
  Current portion of long-term debt.............   18,014    18,014      18,014
  Due to CBOT/Eurex Alliance....................    8,939     8,939       8,939
  Other current liabilities.....................    9,437     9,437       9,437
                                                 --------  --------    --------
      Total current liabilities.................   76,530    76,530      76,530
                                                 --------  --------    --------
Deferred income taxes...........................   28,572    28,572      28,572
Long-term debt..................................   64,286    64,286      64,286
Other liabilities...............................   11,486    11,486      11,486
                                                 --------  --------    --------
      Total long-term liabilities...............  104,344   104,344     104,344
                                                 --------  --------    --------
      Total liabilities.........................  180,874   180,874     180,874
Cumulative convertible preferred stock..........      --        --       26,460
Common stock....................................      --         44          44
Retained earnings...............................      --    191,276     164,816
Members' equity.................................  191,320       --          --
                                                 --------  --------    --------
      Total liabilities, stockholders' equity
       and members' equity...................... $372,194  $372,194    $372,194
                                                 ========  ========    ========

 The accompanying introduction and notes are an integral part of this Unaudited
     Pro Forma Condensed Consolidated Statement of Financial Condition

                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.
                                AND SUBSIDIARIES

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                   For the Year Ended December 31, 2000
                (in thousands, except share and per share data)

                                                            Pro Forma After
                                                          ---------------------
                                                          Issuance
                                                          of Class  Acquisition
                                                          A and B   of Interest
                                                 Actual    Shares    in Ceres
                                                --------  --------  -----------
Revenues:
  Exchange fees...............................  $101,981  $101,981  $   101,981
  Market data.................................    61,060    61,060       61,060
  Building....................................    24,530    24,530       24,530
  Services....................................    17,848    17,848       17,848
  Dues........................................     5,484     5,484        5,484
  Other.......................................     2,016     2,016        2,016
                                                --------  --------  -----------
    Total revenue.............................   212,919   212,919      212,919
                                                --------  --------  -----------
Expenses:
  Salaries and benefits.......................    56,391    56,391       56,391
  Depreciation and amortization...............    40,013    40,013       40,013
  Professional services.......................    32,459    32,459       32,459
  General and administrative expenses.........    52,299    52,299       52,299
  Building operating costs....................    22,584    22,584       22,584
  Programs....................................     3,539     3,539        3,539
  Other.......................................     8,261     8,261        8,261
                                                --------  --------  -----------
    Total expenses............................   215,546   215,546      215,546
                                                --------  --------  -----------
Income from operations........................    (2,627)   (2,627)      (2,627)
  Interest income.............................     1,242     1,242        1,242
  Interest expense............................     6,773     6,773        6,773
                                                --------  --------  -----------
Loss before income taxes......................    (8,158)   (8,158)      (8,158)
Provision (benefit) for income taxes
  Current.....................................       133       133          133
  Deferred....................................     1,817     1,817        1,817
                                                --------  --------  -----------
    Total provision for income taxes..........     1,950     1,950        1,950
                                                --------  --------  -----------
Net loss......................................  $(10,108) $(10,108) $   (10,108)
                                                ========  ========  ===========
Net loss per share............................                      $     (0.31)
                                                                    ===========
Shares used in the calculation of net loss per
 share........................................                       39,801,290
                                                                    ===========

 The accompanying introduction and notes are an integral part of this Unaudited
           Pro Forma Condensed Consolidated Statement of Income

                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.
                                AND SUBSIDIARIES

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      For the Year Ended December 31, 1999
                (in thousands, except share and per share data)

                                                            Pro Forma After
                                                          ---------------------
                                                          Issuance
                                                          of Class  Acquisition
                                                          A and B   of Interest
                                                 Actual    Shares    in Ceres
                                                --------  --------  -----------
Revenues:
  Exchange fees...............................  $102,545  $102,545  $   102,545
  Quotations..................................    54,028    54,028       54,028
  Building....................................    22,653    22,653       22,653
  Services....................................    20,279    20,279       20,279
  Dues........................................       389       389          389
  Other.......................................     3,002     3,002        3,002
                                                --------  --------  -----------
    Total revenues............................   202,896   202,896      202,896
                                                --------  --------  -----------
Expenses:
  Salaries and benefits.......................    64,133    64,133       64,133
  Depreciation and amortization...............    36,140    36,140       36,140
  Professional services.......................    32,490    32,490       32,490
  General and administrative expenses.........    50,988    50,988       50,988
  Building operating costs....................    23,171    23,171       23,171
  Programs....................................     7,280     7,280        7,280
  Other.......................................       327       327          327
                                                --------  --------  -----------
    Total expenses............................   214,529   214,529      214,529
                                                --------  --------  -----------
Loss from operations..........................   (11,633)  (11,633)     (11,633)
  Interest income.............................     1,052     1,052        1,052
  Interest expense............................     6,774     6,774        6,774
                                                --------  --------  -----------
Loss before income taxes and cumulative effect
 of change in accounting principle............   (17,355)  (17,355)     (17,355)
Provision for income taxes
  Current.....................................    (1,198)   (1,198)      (1,198)
  Deferred....................................    (1,697)   (1,697)      (1,697)
                                                --------  --------  -----------
    Total provision for income taxes..........    (2,895)   (2,895)      (2,895)
                                                --------  --------  -----------
Loss before cumulative effect of change in
 accounting principle.........................   (14,460)  (14,460)     (14,460)
Cumulative effect of change in accounting
 principle--net of tax benefit of $2,026......     2,920     2,920        2,920
                                                --------  --------  -----------
Net loss before minority interest.............   (17,380)  (17,380)     (17,380)
Minority interest in loss of subsidiaries.....     6,933     6,933        5,225
                                                --------  --------  -----------
Net loss......................................  $(10,447) $(10,447) $   (12,155)
                                                ========  ========  ===========
Net loss per share............................                      $     (0.36)
                                                                    ===========
Shares used in the calculation of net loss per
 share........................................                       39,801,290
                                                                    ===========

 The accompanying introduction and notes are an integral part of this Unaudited
           Pro Forma Condensed Consolidated Statement of Income

  NOTES TO UNAUDITED PROFORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

   The Unaudited Proforma Condensed Consolidated Statements of Financial Condition reflects such adjustments as necessary, in the opinion of management, to reflect the conversion of members' equity to common stock of For-Profit CBOT and issuance of 264,600 shares of Series A convertible preferred stock valued at $26,460,000 to the limited partners of Ceres in exchange for their limited partnership interests based on the December 31, 2000 valuation of Ceres. The actual number of shares of Series A convertible preferred stock to be issued will be based on the final valuation report of Arthur Andersen relating to the valuation of Ceres as of a date reasonably proximate to the date of the completion of the Ceres merger.

   The CBOT has estimated $12,400,000 for expenses to be incurred in connection with the restructuring transactions. As of December 31, 2000 and 1999, the CBOT has recognized $11,600,000 and $1,743,000, respectively, of these expenses in the Unaudited Proforma Condensed Consolidated Statements of Income.

   Net loss per share for the year ended December 31 is calculated as follows (in thousands, except per share amounts):

                                                               2000      1999
                                                             --------  --------
Net loss.................................................... $(10,108) $(12,155)
  Less dividends on 8% cumulative convertible preferred
   stock....................................................    2,117     2,117
                                                             --------  --------
Loss attributable to common stockholders.................... $(12,225) $(14,272)
                                                             ========  ========
Weighted average shares outstanding.........................   39,801    39,801
                                                             ========  ========
Net loss per common share................................... $  (0.31) $  (0.36)
                                                             ========  ========

                                  APPENDIX C-1

              FAIRNESS OPINION OF WILLIAM BLAIR & COMPANY, L.L.C.

                                                                January 16, 2001

The Independent Allocation Committee of the Board of Directors of
The Board of Trade of the City of Chicago, Inc.
The Board of Directors of the Board of Trade of the City of Chicago, Inc. 141 West Jackson Blvd.
Chicago, IL 60604

Gentlemen:

   We understand that the Board of Trade of the City of Chicago, Inc. (the "CBOT") is to be restructured and demutualized into a for-profit corporation with current members owning the for-profit corporation (the "For-Profit CBOT"). In connection with the initial proposal for such restructuring and demutualization ("Initial Restructuring Proposal") you previously requested, and we delivered, our opinion dated May 5, 2000 (the "May 5 Opinion") as to the fairness, from a financial point of view, of the allocation of ownership described below (the "Allocation") among the members and holders of membership interests (the "Members") of the CBOT with respect to their respective memberships (the "Memberships").

   Subsequent to the delivery of the May 5 Opinion, the Initial Restructuring Proposal was revised (the "Restructuring") and at your request, on November 21, 2000, we updated the May 5 Opinion in light of the Restructuring (the "November 21 Opinion"). You have now requested that we update the November 21 Opinion. In the Restructuring, the capital stock of the For-Profit CBOT will consist of Class A and Class B common stock (39,805,150 shares and 3,643 shares, respectively) and Series A Cumulative Convertible Preferred Stock ("Series A Preferred"). Class A shares of common stock will have customary voting (subject to the voting rights of the Class B common stock with respect to "core rights" as defined in the draft Registration Statement on Form S-4 of the CBOT, referred to below), liquidation and dividend rights and will represent substantially all of the equity value and voting power of the common stock of the For-Profit CBOT. Class A shares of common stock will be issued to each member in accordance with the Allocation ratio in respect of his or her Membership. Class B shares of common stock will be issued in five series, corresponding respectively to the trading rights and privileges of the five classes of Membership in the CBOT. One share of Class B common stock will be issued to each Member in the series corresponding to his or her Membership. We understand that any dividends on shares of common stock must be paid ratably on shares of Class A and Class B common stock.

   We understand that, as a result of the Restructuring, the CBOT's electronic trading operations now conducted by the Ceres Trading Limited Partnership ("Ceres") will be operated as a wholly-owned subsidiary of For-Profit CBOT focused exclusively on electronic trading (the "eCBOT"). Pursuant to this reorganization of the CBOT's electronic trading operations, Ceres will be liquidated and limited partnership interests in Ceres will be exchanged for shares of Series A Preferred of For-Profit CBOT. The fairness of the consideration received by the limited partners of Ceres in exchange for their partnership interests pursuant to the merger of a wholly owned subsidiary of the CBOT with and into Ceres (the "Ceres Merger") and the fairness of the consideration received by the Members for their respective Memberships are beyond the scope of this opinion, which addresses only the fairness, from a financial point of view, of the Allocation on a relative basis among the different classes of Members. We have been advised by the Independent Allocation Committee of the Board of Directors of the CBOT in reliance upon the advice of the Implementation Committee of the Board of Directors of the CBOT that, for purposes of rendering this opinion, we may assume that the Restructuring will not be effected by means of a liquidation. Please note that we have made such assumption and that we have made such assumption without independent legal analysis.

                                     C-1-1

   In connection with our review of the Restructuring and the preparation of our opinion herein, we have examined: (a) certain descriptive information concerning the Restructuring; (b) the draft dated January 9, 2001 of the Registration Statement on Form S-4 of the CBOT relating to the proposed issuance of shares of common stock and preferred stock of the For-Profit CBOT;
(c) the draft dated January 9, 2001 of the Amended and Restated Certificate of Incorporation and By-Laws of For-Profit CBOT; (d) various CBOT documents including the Board of Trade rules and regulations; (e) various trading and financial statistics for the CBOT; (f) certain publicly available information regarding terms of certain transactions involving restructurings of exchanges comparable to the CBOT and the allocation of value; (g) presentations provided to the CBOT by consultants and financial and legal advisors; (h) letters to the CBOT from various members regarding the Restructuring; (i) information regarding the historical trading prices of Memberships; and (j) certain other information regarding the CBOT and its operations. We have also held discussions of the foregoing with current and former members of the senior management of the CBOT and of the various classes of Members, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

   Furthermore, in connection with our review of the Restructuring and the preparation of our opinion herein, we have assumed that: (a) there will not be any transaction (including any business combination) with the Chicago Board Options Exchange (the "CBOE"); in this connection, we understand that prior discussions between the CBOT and the CBOE of a possible business combination have terminated; and (b) all existing trading rights and privileges and the CBOE exercise right of Full Members will remain intact following the Restructuring; in this connection, we note that CBOE has stated publicly its view that, if consummated, the Restructuring would extinguish the exercise right, and has also stated most recently in a filing with the SEC that the exercise right will be terminated under certain conditions.

   In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the CBOT. We were not requested to, and did not, participate in the structuring of the Restructuring nor were we asked to consider, and our opinion does not address, the relative merits of the Restructuring as compared to any alternative business strategies that might exist for the CBOT or the effect of any other transaction in which the CBOT might engage. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion except as provided in the letter agreement between William Blair & Company and the Independent Allocation Committee dated March 8, 2000 and any amendments thereto.

   William Blair & Company has been engaged in the investment banking business since 1935. We have acted as the investment banker to the Independent Allocation Committee in connection with the Restructuring and have received a fee from the CBOT for our services. In addition, the CBOT has agreed to indemnify us against certain liabilities arising out of our engagement.

   Our investment banking services and our opinion were provided for the use and benefit of the Independent Allocation Committee of the Board of Directors and the Board of Directors of the CBOT in connection with the Restructuring of the CBOT. Our opinion is limited to the fairness, from a financial point of view, to the Members of the CBOT of the Allocation of shares of Class A common stock in respect of their Memberships in connection with the Restructuring as described below, and we do not address the merits of the underlying decision by the CBOT to engage in the Restructuring and this opinion does not constitute a recommendation to any Member as to how such Member should vote with respect to the Restructuring. It is understood that this letter may not be disclosed or otherwise referred to without prior written consent, except that the opinion may be included in its entirety in a proxy statement and prospectus mailed to the Members by the CBOT in connection with the Restructuring.

   In arriving at our conclusion, we have considered various methodologies for allocating the shares of Class A common stock in For-Profit CBOT. We have concluded that an allocation methodology that takes into

                                     C-1-2
account a combination of factors rather than a single factor is appropriate, and that such combination of factors should include, with respect to each of the five classes of Members: (a) relative liquidation rights; (b) relative voting rights; (c) the allocation made in respect of each class of Membership in connection with the formation of Ceres; (d) the market values of Memberships; and (e) the contract volumes for which each class of Membership has been responsible on a historical basis. In arriving at our conclusion, we have attached greater importance to liquidation rights, voting rights and the allocation made in respect of each Membership in connection with the formation of Ceres.

   Based upon and subject to the foregoing, it is our opinion that the Allocation to Members of shares of Class A common stock in For-Profit CBOT in respect of their Memberships in connection with the Restructuring in the ratio of 5.0 : 1.0 : 0.5 : 0.06 : 0.07 to each Full, Associate, GIM, IDEM and COM Membership, respectively, is fair, from a financial point of view to each of the five classes of Members.

                                          Very truly yours,

                                          /S/ WILLIAM BLAIR & COMPANY, L.L.C.
                                          -------------------------------------
                                          WILLIAM BLAIR & COMPANY, L.L.C.

                                     C-1-3

                                  APPENDIX C-2

                    FAIRNESS OPINION OF ARTHUR ANDERSEN LLP

Boards of Directors
Board of Trade of the City of Chicago, Inc.
Electronic Chicago Board of Trade, Inc.
c/o
Ms. Carol A. Burke
Executive Vice President and
General Counsel
Chicago Board of Trade
141 West Jackson Boulevard
Chicago, Illinois 60604

January 16, 2001

Ladies and Gentlemen:

   You have asked us to advise you with respect to the fairness from a financial point of view to the Ceres Trading Limited Partnership ("Ceres") and each class of the limited partners of Ceres of the consideration to be received by each limited partner of Ceres in exchange for their respective limited partnership interest pursuant to the Transaction (as defined below). We understand that Ceres is a Delaware limited partnership, having five classes of limited partners: Class A-1, Class A-2, Class A-3, Class A-4 and Class B. We also understand that the Electronic Board of Trade, Inc. ("eCBOT"), a wholly owned subsidiary of the Board of Trade of the City of Chicago, Inc. (the "CBOT"), is the general partner of Ceres.

   We understand that the CBOT is to be restructured pursuant to a series of transactions (collectively, the "Restructuring") that generally involve (i) the demutualization of the CBOT into a for-profit corporation ("For-Profit CBOT"), with the members of the CBOT receiving shares of common stock of For-Profit CBOT in respect of their memberships in the CBOT; (ii) the modernization of the corporate governance mechanism of the CBOT pursuant to, among other things, changes to the certificate of incorporation, bylaws and rules and regulations of the CBOT; and (iii) the reorganization and consolidation of the electronic trading business of the CBOT, part of which is currently operated by Ceres, into eCBOT.

   We also understand that, as part of the reorganization of the electronic trading business of the CBOT in connection with the Restructuring, a newly formed corporate subsidiary of For-Profit CBOT will merge with and into Ceres, with Ceres as the surviving entity (the "Transaction"). As a result of the Transaction, eCBOT will remain the general partner of Ceres and the For-Profit CBOT will become a limited partner of Ceres. Following the Transaction, Ceres will liquidate and its assets will be distributed to For-Profit CBOT and eCBOT pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of Ceres. Pursuant to the Transaction, each limited partnership interest in Ceres (other than any limited partnership interests then held by For-Profit CBOT or any of its affiliates) will be exchanged for a number of shares of the 8% Series A Cumulative Convertible Preferred Stock (the "Series A Convertible Preferred Stock") of For-Profit CBOT. The number of shares of Series A Convertible Preferred Stock that will be issued in exchange for each limited partnership interest will be determined by the Boards of Directors of the CBOT and eCBOT by dividing:

  a) That partnership interest's allocable portion of the value of Ceres as presented in the valuation report regarding the value of Ceres and the partnership interests in Ceres, to be delivered as of a date reasonably proximate to the consummation of the Transaction, by

  b) the liquidation preference of $100 per share of Series A Convertible Preferred Stock.

                                     C-2-1

   In connection with our analysis, you have furnished us with certain documents and other information concerning the Ceres and the CBOT, as we requested. We have performed such investigations and analyses as we considered appropriate. Among other items we have considered, we have:

  1) Read current and historical financial information including Ceres Consolidated Statements of Financial Position year-to-date for the period ended August 31, 2000 (unaudited), Ceres and CBOT First Quarter Financial Report 2000 for the quarter ended March 31, 2000 (audited), Ceres and CBOT Consolidated Financial Statements for the year ended December 31, 1999 (audited), Ceres Consolidated Financial Statements for the years ended December 31, 1992, 1993, 1994 1995, 1996, 1997 and 1998
     (audited), CBOT Annual Reports for the years ended December 31, 1995, 1996, 1997, 1998, and 1999 including financial statements (audited), Ceres monthly reports of revenues and expenses for each month, January through October, of fiscal year 2000 (unaudited), Summary of Obligation and Payments to DBS Group for the Eurex software as of October 31, 2000 (unaudited);

  2) Read certain publicly available business and financial information relating to Ceres and the CBOT including Press Releases and public information extracted from CBOT's website;

  3) Read certain internal financial and operating information provided by management, including Member Trading Volume for the Quarters Ending March 31, 1999, June 30, 1999, September 30, 1999, December 31, 1999,
     March 31, 2000 and Trailing Five-Quarter Average for Class B partners, Volume Report: CBOT Exchange Fees System, Ceres CTI Volume Report for Agriculture and Financials by firm number sequence for the year-to-date through March 31, 1999, last three months for June 30, 1999, September 30, 1999, and December 31, 1999, and year-to-date through March 31, 2000, Ceres CTI Volume Report for Agriculture and Financials by firm number sequence for the year-to-date through August 31, 2000, Ceres Class B Units for the year ended December 31, 1999, CBOT Class B Capital Balance Summary.

  4) Researched and analyzed data for certain other companies, the securities of which are publicly traded, which we believe may be similar or comparable to the proposed terms of the 8% Series A Cumulative Convertible Preferred Stock;

  5) Held meetings and discussions with management and senior personnel to discuss the business, operations, assets, historical financial results and future prospects of For-Profit CBOT;

  6) Considered the investment in technology made by Ceres for the fiscal years ended December 31, 1997, 1998, 1999 and the interim through November 30, 2000 to establish an electronic trading system;

  7) Performed a discounted cash flow analysis of potential income generating scenarios for Ceres based upon independent research and input from management;

  8) Read various agreements related to Ceres, the CBOT, a/c/e, and Eurex from a financial point of view including the Ceres Trading Limited Partnership Second Amended and Restated Agreement of Limited Partnership dated as of September 8, 1997, Amended and Restated CBOT/Ceres License Agreement dated May 15, 1998, Electronic Trading Division Expense Agreement for CBOT/Ceres dated May 29, 1998, Implementation Regulations of Eurex Deutschland and Eurex Zurich Concerning Technical Equipment dated September 6, 1999, Alliance Agreement between CBOT, Ceres, Deutsche Borse, Swiss Stock Exchange, Eurex Zurich, Eurex Frankfurt, and Eurex Deutschland dated October 1, 1999, Software License Agreement between CBOT, Ceres, Deutsche Borse, and Swiss Stock Exchange dated October 1, 1999, the December 31, 1999 Unanimous Written Consent of the Supervisory Board of CBOT/Eurex Alliance, LLC, Interim Agreement for Ceres, JV, and DBS dated January 15, 2000, the July 27, 2000 Confirmation of Rights Agreement, the April 13, 2000 Market Supervision Services Agreement, Master Software Development Agreement, and Systems Operations Agreement and Supporting Documents;

  9) Considered the financial terms of certain recent business combination transactions in the securities and futures exchange industry; and

  10) Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

                                     C-2-2

   In our analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to us or publicly available, and we have not assumed any responsibility for the independent verification of such information. We have further relied upon the assurances of management of Ceres and the CBOT that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respect. We have assumed, with your consent, that the financial forecasts and projections provided to us by Ceres and/or the CBOT, if any, were prepared in good faith and on a basis reflecting the best currently available judgments and estimates of management. We have not prepared an independent evaluation of the software, systems architecture, network capability, etc. of the technology assets held by the Company. We express no view whatever as to the federal, state or local tax consequences of the Transaction.

   Our services to the Company in connection with the Transaction have been comprised solely of financial advisory services and not accounting, audit, legal or tax services. Without limiting the foregoing, our services with respect to the Transaction do not constitute, nor should they be construed to constitute in any way, a review or audit of or any other procedures with respect to any financial information nor should such services be relied upon by any person to disclose weaknesses in internal controls, financial statement errors or irregularities, or illegal acts or omissions of any person affiliated with the Transaction. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof.

   We have not acted as financial advisor to the CBOT, eCBOT or Ceres in connection with the Transaction other than in connection with rendering this opinion and in connection with estimating the fair market value of Ceres and the partnership interests in Ceres for consideration by the Boards in effecting the Transaction. Additionally, we have not been authorized to and have not solicited alternative offers for Ceres or its assets, or investigated any other alternative transactions that may be available to Ceres. It is our understanding that none of the CBOT, eCBOT or Ceres has solicited or received any offers for Ceres or its assets. Our opinion does not address nor shall it be construed to address the underlying business decision to effect the Transaction. We have performed and continue to perform various internal accounting and tax services unrelated to the Transaction for Ceres and/or the CBOT and have received customary fees for the rendering of such services.

   It is understood that this letter is solely for the benefit and use of the Boards of Directors of the CBOT, eCBOT and Ceres in their consideration of the Transaction and may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent with the exception of its inclusion in the United States Securities and Exchange Commission, Form S-4 Registration Statement related to the Restructuring, including, among other things, the Transaction. This letter does not constitute a recommendation to any member with respect to whether to vote in favor of the Restructuring or take any other action in connection with the Restructuring or otherwise, and should not be relied upon by any member as such.

   Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof, the consideration to be received by each limited partner of Ceres in exchange for their respective limited partnership interests pursuant to the Transaction, is fair, from a financial point of view, to Ceres and each class of the limited partners of Ceres.

ARTHUR ANDERSEN LLP
/S/ ARTHUR ANDERSEN LLP

CHICAGO, ILLINOIS
JANUARY 16, 2001

                                     C-2-3

                               APPENDIX C-3

           PRELIMINARY VALUATION ANALYSIS OF ARTHUR ANDERSEN LLP

Board of Trade of the City of Chicago, Inc.

Electronic Chicago Board of Trade, Inc.

Members of the Boards of Directors

c/o


Board of Trade of the City of Chicago, Inc.

141 West Jackson Blvd.

Chicago, Illinois 60604-2994

Attn: Carol A. Burke, Executive Vice President and General Counsel

February 28, 2001

Ladies and Gentlemen:

   We have completed our valuation analysis of the Ceres Trading Limited Partnership ("Ceres") and the limited partnership interests in Ceres as of December 31, 2000. The objective of our analysis was to provide our opinion of the fair market value of Ceres and each of the underlying limited partnership interests as of December 31, 2000 in connection with the proposed restructuring transactions. We understand that a wholly owned affiliate of the Board of Trade of the City of Chicago, Inc. ("CBOT"), Electronic Chicago Board of Trade, Inc. ("eCBOT"), is the General Partner of Ceres and that the results of our analysis will be used to assist CBOT and eCBOT in considering a proposed merger transaction in connection with the restructuring transactions. Specifically, we understand that our analysis will be used to assist the Boards of Directors of CBOT and eCBOT with regard to the use of the Series A convertible preferred stock of For-Profit CBOT as merger consideration and the allocation of the Series A convertible preferred stock among the Ceres limited partners pursuant to the Ceres merger.

   Arthur Andersen LLP does not make specific recommendations to buy or sell; our work is designed to provide information that will assist you in making an informed decision. We confirm that our services as described herein do not present a conflict of interest. We have performed and continue to perform various accounting and tax services for the CBOT that are unrelated to the restructuring transactions and we have received customary fees for such services. No portion of our fee was contingent upon the completion of the Ceres merger or the conclusion reached in our analysis. Our valuation analysis and conclusion are subject to the attached Statement of General Assumptions and Limiting Conditions.

Definition of Value

   The basis of value in our analysis is fair market value, which is defined as the amount at which property would change hands between a willing buyer and a willing seller when neither is acting under compulsion and when both have reasonable knowledge of the relevant facts.

Scope of the Analysis and Methodology

   We considered a broad scope of information, both internal and external to Ceres, considered various approaches to estimating value, prepared independent analyses and considered appropriate documents including the Ceres Second Amended and Restated Agreement of Limited Partnership dated as of September 8, 1997 (the "Agreement"). We considered various valuation approaches, including an income approach, market approach and net asset approach.

   Income Approach. The income approach measures the value of an entity by the present value of its future economic benefits. Value indications are developed by discounting expected cash flows to their present value at a rate of return that incorporates the time value of funds and the risks associated with the particular investment. The discount rate selected is based on rates of return available from alternative investments of similar type and quality as of the valuation date.

                                     C-3-1

   Market Approach. The market approach measures the value of an entity through an analysis of recent transactions or offerings of comparative entities. These entities may be companies whose stock is actively traded or private companies acquired in transactions for which the terms are known to us. Consideration is given to the financial condition and operating performance of the entity being appraised relative to those of the selected guideline companies operating in the same or a similar line of business, and which are potentially subject to corresponding economic, environmental, and political factors. The guideline companies would be considered reasonable investment alternatives.

   Cost or Net Asset Approach. The cost or net asset approach measures the value of an entity by the net aggregate fair market value of the entity's underlying assets. Application of this approach entails a restatement of the balance sheet of the enterprise, substituting the fair market value of its assets and liabilities for their recorded values as stated on their financial statements. This approach is frequently used in valuing holding companies or capital intensive firms.

   We considered the three approaches described above and concluded that the fair market value of Ceres is best determined by the net asset approach. As of the date of valuation, the assets of Ceres consisted of its interest in the a/c/e system software and in CBOT/Eurex Alliance, L.L.C. and its various licensing agreements related to electronic trading support for the CBOT.

   In arriving at our conclusions, we made the following assumptions:

  . The CBOT transitioned from the Project A platform to the a/c/e system on or about August 27, 2000.

  . The a/c/e system is deemed to be state-of-the-art by the CBOT and the Project A platform, as a local-area network platform, is no longer competitive. Therefore, the a/c/e system is valuable and the Project A platform is obsolete.

  . Except for order routing software to be financed and owned by the CBOT, Ceres owns the rights to the a/c/e system software pursuant to its alliance agreements with Deutsche Borse AG and the Swiss Stock Exchange.

  . Ceres has, both directly and indirectly, in accordance with its 50 percent ownership in CBOT/Eurex Alliance, L.L.C., incurred costs associated with certain a/c/e system modifications and, through December 31, 2000, these expenditures totaled $43,346,257. Additionally, purchases of computer software and systems related to the a/c/e system in the amount of $30,953,934 were capitalized by Ceres, as of December 31, 2000.

  . The CBOT intends to reorganize and consolidate its electronic trading business into its wholly owned eCBOT subsidiary in connection with the restructuring transactions. As a result, it would be necessary for For-Profit CBOT to acquire, directly or indirectly, all limited partnership interests in Ceres currently held by the members of the CBOT.

  . The Ceres limited partnership agreement provides that eCBOT, as general partner, may dissolve Ceres at will.

  . The Ceres limited partnership agreement states that, upon dissolution of Ceres, the assets of Ceres shall be liquidated and the proceeds shall be distributed to the partners of Ceres in accordance with their capital accounts and the balance, if any, in accordance with their percentage interests.

     We considered that rights to the use of a/c/e system and the a/c/e system modifications could conceivably provide Ceres with the ability to provide electronic trading capabilities to other exchanges. Under this scenario, it is feasible that Ceres' economic profile would be similar to that of its current operations (i.e. receiving fees for electronic trades, etc.) or that it could license the software for use with other exchanges for royalty payments. However, the economics under such scenarios are highly uncertain due to the speculative nature of the fees achievable in an increasingly competitive environment and the operating costs associated with continued maintenance of the system. Additionally, given the ability of eCBOT, as the general partner of Ceres, to unilaterally liquidate the business, the probability of such a scenario is extremely low.

                                     C-3-2

   Exhibit 1 presents the Electronic Trading Division's historical financial statements.

   Exhibit 2 presents our derivation of the net asset value of Ceres, as of December 31, 2000. As shown, the partners' equity restated at market value amounts to $29,356,583. Therefore, we conclude that the fair market value of Ceres, as of the valuation date, is $29,400,000 (rounded).

Allocation of Fair Market Value to Partnership Interests

   We understand that, pursuant to Section 3.4(a) of the Agreement, the partners' capital accounts shall be marked-to-market upon dissolution of Ceres in accordance with the terms and provisions of Section 4 of the Agreement. Accordingly, our allocation to the Class B unit holders adjusts their capital account balances such that 40 percent of the value is allocated pro rata according to the number of Class B units owned and 60 percent is allocated according to their respective Electronic Trading System Clearing Volume with respect to contracts traded on the CBOT. For tax purposes, we understand that the capital account balances for all Class B unit holders were zero, as of December 31, 2000. The allocation of Ceres' market value among the Class A and Class B unit holders is provided in Exhibit 3(a) through 3(b).

Very truly yours,

ARTHUR ANDERSEN LLP

/s/ ARTHUR ANDERSEN LLP

                                     C-3-3

         STATEMENT OF GENERAL ASSUMPTIONS AND LIMITING CONDITIONS

   This report has been made with the following general assumptions and limiting conditions:

  1. No investigation has been made of, and no responsibility is assumed for, the legal description or legal matters related to the asset(s) being valued, including title or encumbrances. Title to the asset(s) is assumed to be good and marketable unless otherwise stated. The asset(s) is (are) assumed to be free and clear of any liens, easements or encumbrances unless otherwise stated.

  2. Information furnished by others, upon which all or portions of this valuation are based, is believed to be reliable, but has not been verified in all cases. No warranty is given as to the accuracy of such information.

  3. This report has been made only for the purpose stated and shall not be used for any other purpose. Neither this report nor any portions thereof including, without limitations, any conclusions as to value, the identity of Arthur Andersen or any individuals signing or associated with this report, or the professional associations or organizations with which they are affiliated shall be disseminated to third parties by any means without the prior written consent and approval of Arthur Andersen. Arthur Andersen has consented to the inclusion of this report in the Form S-4 Registration Statement of CBOT relating to the restructuring transactions described therein.

  4. It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national, government or private entity or organization have been, or can readily be, obtained or renewed for any use on which the value estimate contained in this report is based.

  5. Full compliance with all applicable federal, state and local zoning, use, environmental and similar laws and regulations are assumed, unless otherwise stated.

   6. Responsible ownership and competent property management are assumed.

                                     C-3-4

                               EXHIBIT 1(a)

                     CERES TRADING LIMITED PARTNERSHIP

       HISTORICAL SUMMARY OF OPERATIONS--ELECTRONIC TRADING DIVISION

                                                      1996                                             2000
                         1994 Actual  1995 Actual    Actual   1997 Actual 1998 Actual 1999 Actual     Actual
                         -----------  -----------  ---------- ----------- ----------- -----------  ------------
Average Daily Volume....       1,789        2,086       9,526      28,812      46,161      44,640
Annual Volume...........      67,974      531,928   2,438,712   5,929,134  12,339,328  11,160,033
Revenue Per Contract.... $      0.35  $      1.46  $     2.30 $      2.05 $      1.84 $      1.67
Revenues:
 Nonmember Fees......... $    20,798  $   514,907  $3,213,283 $ 5,691,075 $22,751,000 $18,632,118
 Member Fees............       3,228      259,897   2,405,659   6,447,761         --          --
 Interest...............                                           67,036     359,000      54,133
                         -----------  -----------  ---------- ----------- ----------- -----------  ------------
   Total Revenues....... $    24,026  $   774,804  $5,618,942 $12,205,872 $23,110,000 $18,686,251  $ 19,240,003
Operating Expenses:
 Information Systems
  Allocation............     351,834      760,168   1,438,233   2,307,315   2,816,646   3,658,836
 Leased Programmers.....     145,020      493,365     940,660     995,196   4,355,979   4,048,777     2,760,677
 Other..................                                           66,401     103,677   1,419,848     3,132,303
 Equity (Gain)/Loss in
  CEJV..................                                                                                    --
 Eurex-Related
  Expenses..............                                                   10,874,753  11,024,878    21,446,626
                         -----------  -----------  ---------- ----------- ----------- -----------  ------------
   Subtotal-Operating
    Expenses............     496,854    1,253,533   2,378,893   3,368,912  18,151,055  20,152,339    27,339,606
Partnership Overhead
 Expenses:
 Administration
  Allocation............      62,256       88,800     102,183      97,484         --          --        426,093
 BOTCC Computer
  Services..............       8,774        9,747       8,631       8,816         --          --
 Audit/Legal Fees.......       8,068       14,837      29,526      32,222         --          --
 Other Overhead
  Expenses..............       1,485        1,647         552         195         --          --
                         -----------  -----------  ---------- ----------- ----------- -----------  ------------
   Subtotal--Overhead
    Expenses............      80,583      115,031     140,892     138,717     168,808     246,859       426,093
Earnings Before Taxes,
 Interest &
 Depreciation........... $  (553,411) $  (593,760) $3,099,157 $ 8,698,243 $ 4,790,137 $(1,712,947) $ (8,525,697)
Depreciation Expense....     433,471      532,854     533,593     421,240      20,334     116,661     4,152,637
                         -----------  -----------  ---------- ----------- ----------- -----------  ------------
Earnings Before Taxes
 and Interest........... $  (986,882) $(1,126,614) $2,565,564 $ 8,277,003 $ 4,769,803 $(1,829,608) $(12,678,333)
Interest Expenses.......     167,124      262,750     192,122      13,214                  12,059     1,178,783
TCAM Write-Off..........                                                    1,962,856         --            --
Partnership
 Income/(Loss).......... $(1,154,006) $(1,389,365) $2,373,442 $ 8,263,789 $ 2,806,947 $(1,841,667) $(13,857,117)
                         ===========  ===========  ========== =========== =========== ===========  ============
Capital Expenditures.... $   460,844  $         0  $    5,372 $ 1,433,454 $   701,000 $ 8,488,000  $ 26,962,000

                                     C-3-5

                               EXHIBIT 1(b)

                     CERES TRADING LIMITED PARTNERSHIP

 HISTORICAL STATEMENT OF FINANCIAL CONDITION--ELECTRONIC TRADING DIVISION

                                                      1996        1997       1998                     2000
                         1994 Actual  1995 Actual    Actual      Actual     Actual   1999 Actual     Actual
YEAR                     -----------  -----------  ----------  ---------- ---------- -----------  ------------
Assets:
 Cash and Cash
  Equivalents...........              $    15,190  $   45,430  $4,237,145 $4,613,000 $   685,524  $  2,354,835
 Accounts Receivable.... $    24,026      129,194     600,642     992,856  1,800,000     993,558     1,704,872
 Capital Contributions
  Receivable............                                            2,817
 Prepaid Expenses.......                                          102,000                  1,435
 Deferred Organization
  and Development
  Costs.................      70,977       45,928      20,880
 Computer Software and
  Systems...............   1,411,769      903,964     400,791   1,433,885              8,329,668    30,953,934
 Investment in &
  Advances to
  CBOT/Eurex Alliance,
  LLC...................                                                                               500,000
 Other Fixed Assets--
  Net...................                                                     694,000     345,338       513,845
                         -----------  -----------  ----------  ---------- ---------- -----------  ------------
   Total Assets......... $ 1,506,772  $ 1,094,276  $1,067,743  $6,768,703 $7,107,000 $10,355,523  $ 36,027,486
                         ===========  ===========  ==========  ========== ========== ===========  ============
Liabilities and
 Partners' Equity:
 Accounts Payable and
  Accrued Expenses...... $    34,353  $       907  $  115,624  $1,022,247 $5,209,000 $ 9,476,000  $    313,323
 Due to CBOT/Eurex
  Alliance LLC..........                                                                             9,152,623
 Notes Payable..........                                                                             9,069,252
 Advances from General
  Partner...............   2,757,899    3,768,212   1,253,520                          1,012,000    31,481,963
 Partners' Equity.......  (1,285,480)  (2,674,843)   (301,401)  5,746,456  1,898,000    (132,000)  (13,989,674)
                         -----------  -----------  ----------  ---------- ---------- -----------  ------------
   Total Liabilities and
    Partners' Equity.... $ 1,506,772  $ 1,094,276  $1,067,743  $6,768,703 $7,107,000 $10,356,000  $ 36,027,486
                         ===========  ===========  ==========  ========== ========== ===========  ============

                                     C-3-6

                                 EXHIBIT 2

                     CERES TRADING LIMITED PARTNERSHIP

                        ELECTRONIC TRADING DIVISION

              Restated Balance Sheet as of December 31, 2000

                                                          Book      Fair Market
                                                         Value       Value (2)
                                                      ------------  -----------
Assets:
  Cash and Cash Equivalents.......................... $  2,354,835  $ 2,354,835
  Accounts Receivable................................    1,704,872    1,704,872
  Capital Contributions Receivable...................            0            0
  Prepaid Expenses...................................            0            0
  Deferred Organization and Development Costs........            0            0
  Computer Software and Systems......................   30,953,934   30,953,934
  Investment in and Advances to CBOT/Eurex Alliance,
   LLC...............................................      500,000      500,000
  Previously Incurred, Non-Capitalized Eurex-Related
   Expenses (1)......................................                43,346,257
  Other Fixed Assets--Net............................      513,845      513,845
                                                      ------------  -----------
    Total Assets..................................... $ 36,027,486  $79,373,743
                                                      ============  ===========
Liabilities and Partners' Equity:
  Accounts Payable and Accrued Expenses.............. $    313,323  $   313,323
  Due to CBOT/Eurex Alliance LLC.....................    9,152,623    9,152,623
  Notes Payable......................................    9,069,252    9,069,252
  Advances from General Partner......................   31,481,963   31,481,963
  Partners' Equity...................................  (13,989,674)  29,356,583
                                                      ------------  -----------
    Total Liabilities and Partners' Equity........... $ 36,027,486  $79,373,743
                                                      ============  ===========
Concluded Value of Partnership (rounded).............               $29,400,000

--------

(1) Previously Incurred, Non-Capitalized Eurex-Related Expenses:

      FY '98........................................................ $10,874,753
      FY '99........................................................  11,024,878
      YTD '00.......................................................  21,446,626
                                                                     -----------
          Total..................................................... $43,346,257
                                                                     ===========

(2) For assets and liabilities other than the Eurex Modification Expenses, Arthur Andersen has relied on book value as being representative of their fair market value.

                                     C-3-7

                                   APPENDIX D

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                   BOARD OF TRADE OF THECITY OF CHICAGO, INC.

     (Originally incorporated in the State of Delaware under the name
                      Delaware CBOT, Inc. on May 12, 2000)

                                   ARTICLE I

                                      NAME

   The name of the corporation is Board of Trade of the City of Chicago, Inc. (hereinafter referred to as the "Corporation").

                                   ARTICLE II

                                REGISTERED AGENT

   The address of the registered office of the Corporation in the State of Delaware is 9 Loockerman Street, in the City of Dover, County of Kent, Delaware 19901. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

                                  ARTICLE III

                               CORPORATE PURPOSES

   The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended from time to time, the "DGCL").

                                   ARTICLE IV

                                 CAPITAL STOCK

   A. Authorized Shares.

   The total number of shares of stock which the Corporation shall have the authority to issue is 110,000,000, which shares shall be divided into classes and series as follows:

     99,996,273 shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock");

     3,727 shares of Class B Common Stock, par value $0.001 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), of which:

       1,402 shares shall be Class B Common Stock, Series B-1 (the "Series
    B-1");

       866 shares shall be Class B Common Stock, Series B-2 (the "Series B-
    2");

       174 shares shall be Class B Common Stock, Series B-3 (the "Series B-
    3");

       643 shares shall be Class B Common Stock, Series B-4 (the "Series B-4"); and

       642 shares shall be Class B Common Stock, Series B-5 (the "Series B-5"); and

     10,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

   The powers, preferences and rights of the shares of such classes and series, and the qualifications, limitations and restrictions thereof, are as set forth hereinafter in this Amended and Restated Certificate of Incorporation (hereinafter referred to as the "Certificate of Incorporation"). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

   B. Common Stock.

   1. Voting Rights and Powers. Except as otherwise provided in this Certificate of Incorporation or required by law, with respect to all matters upon which stockholders are entitled to vote generally, the holders of the outstanding shares of Class A Common Stock shall vote together with the holders of any other outstanding shares of stock of the Corporation entitled to vote thereon, without regard to class, and each holder of outstanding shares of Class A Common Stock shall be entitled to one (1) vote per such share; provided, however, that the holders of Class A Common Stock shall not be entitled to vote, either with the holders of Series B-1 and Series B-2 or otherwise, on the matters to be voted on by the holders of Series B-1 and Series B-2 set forth in Section C(2) of this Article IV. Except as otherwise provided in this Certificate of Incorporation or required by law, the holders of outstanding shares of Class B Common Stock shall not be entitled to vote on any matter. On any matter on which the holders of Series B-1 and Series B-2 are entitled to vote together as a class pursuant to Section C(2) of this Article IV, or are otherwise required to vote together with other holders of outstanding shares of Class B Common Stock as a class pursuant to the DGCL, each holder of outstanding shares of Series B-1 shall be entitled to one (1) vote per such share and each holder of outstanding shares of Series B-2 shall be entitled to one-sixth ( 1/6) of one (1) vote per such share. On any matter on which the holders of Series B-3, Series B-4 and Series B-5 are required to vote together with other holders of outstanding shares of Class B Common Stock as a class pursuant to the DGCL, each holder of outstanding shares of Series B-3, Series B-4 and Series B-5 shall be entitled to one-tenth ( 1/10) of one (1) vote per such share.

   2. Dividends. Subject to such rights and preferences of the Preferred Stock as are set forth herein or in any resolution or resolutions authorizing the issuance of such Preferred Stock pursuant to Section D of this Article IV, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends as may from time to time be declared by the Board of Directors on the shares of such classes out of funds legally available therefor; provided that dividends may only be declared ratably on the shares of both such classes of Common Stocks.

   3. Distribution of Assets Upon Liquidation. In the event the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside for the holders of all shares of the Preferred Stock then outstanding the full preferential amounts to which they are entitled hereunder or under the resolution or resolutions authorizing the issuance of such Preferred Stock pursuant to Section D of this Article IV, the net assets of the Corporation remaining thereafter shall be distributed ratably among the holders of Common Stock.

   4. Initial Restriction on Transfer. For a period of one hundred eighty (180) days following the initial issuance of Class A Common Stock by the Corporation, no share of Class A Common Stock may be sold, transferred or otherwise disposed of except (a) by operation of law, (b) in a transaction specifically approved by the Board of Directors of the Corporation or (c) in a transaction consummated in connection with and conditioned upon the sale, transfer or disposal of Class B Common Stock that results in the number of shares of Class A Common Stock associated with the series of such Class B Common Stock being simultaneously sold, transferred or disposed of to the same transferee of such Class B Common Stock (i.e., 25,000 shares of Class A Common Stock may be transferred with one share of Series B-1 Class B Common Stock; 5,000 shares of Class A Common Stock may be transferred with one share of Series B-2 Class B Common Stock; 2,500 shares of Class A Common Stock may be transferred with one share of Series B-3 Class B Common Stock; 300 shares of Class A Common Stock may be transferred with one share of Series B-4 Class B Common Stock and 350 shares of Class A Common Stock may be transferred with one share of Series B-5 Class B Common Stock). Any purported sale, transfer or other disposition of Common Stock not in accordance with the preceding sentence shall be void and shall not be recorded on the books of or otherwise recognized by the Corporation.

   Notwithstanding the foregoing provisions of this Section B(4) of Article IV, the Board of Directors may remove some or all of the foregoing restrictions on transfer if it determines, in its sole and absolute discretion, that such removal is appropriate.

   5. Conversion Rights of Series B-3.

     (a) Conversion. Subject to, and upon compliance with, the provisions of this Section B(5) of Article IV, any two (2) shares of Series B-3 shall be convertible at the option of the holder into one (1) fully paid and nonassessable share of Series B-2. If any odd number of shares of Series B-3 are submitted for conversion, the Corporation shall not be obligated to issue any fractional share of Series B-2 but shall instead be entitled to issue scrip in lieu of such fraction in accordance with Section 155 of the DGCL.

     (b) Mechanics of Conversion. A holder of shares of Series B-3 may exercise the conversion right specified in Section B(5)(a) of Article IV as to such holder's shares by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates representing, or other evidence of ownership of, the shares to be converted, accompanied by written notice stating that the holder elects to convert all of the shares represented thereby. Conversion shall be deemed to have been effected on the date when delivery of such written notice and share certificate or certificates (or other evidence of ownership) is made, and such date is referred to herein as the Conversion Date. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates representing, or other evidence of ownership of, the number of whole shares of Series B-2 to which such holder is entitled as a result of the exercise of such conversion right. The person in whose name the certificate or certificates representing Series B-2, or other evidence of ownership of, are to be issued shall be deemed to have become the holder of record of such Series B-2 on the applicable Conversion Date.

     (c) Status of Converted Shares. Shares of Series B-3 that are converted into shares of SeriesB-2 shall not be reissued.

     (d) Shares Reserved for Issuance. In connection with any conversion pursuant to this Section B(5) of Article IV, the Corporation shall take all actions necessary to make available out of its authorized but unissued shares of Series B-2, solely for the purpose of issuance upon the conversion of the Series B-3, such number of shares of Series B-2 issuable upon the conversion of all outstanding Series B-3.

   C. Class B Common Stock.

   The holders of each series of Class B Common Stock shall have the membership rights and voting rights, and shall be subject to the restrictions, terms and conditions, set forth below.

   1. Series Membership Rights.

     (a) Series B-1. Each holder of a share of Series B-1 who satisfies the qualifications for and requirements of Full Membership in the Corporation as set forth in the Rules and Regulations of the Corporation (hereinafter referred to collectively, and as amended from time to time, as the "Rules," a copy of which will be furnished to any record holder of Class B Common Stock upon request) shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a Full Member as set forth in this Certificate of Incorporation, the Amended and Restated Bylaws of the Corporation (as amended from time to time, the "Bylaws") and the Rules.

     (b) Series B-2. Each holder of a share of Series B-2 who satisfies the qualifications for and requirements of Associate Membership in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, an Associate Member as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

     (c) Series B-3. Each holder of a share of Series B-3 who satisfies the qualifications for and requirements of being a holder of a GIM Membership Interest in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a holder of a GIM Membership Interest as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

     (d) Series B-4. Each holder of a share of Series B-4 who satisfies the qualifications for and requirements of being a holder of a IDEM Membership Interest in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a holder of a IDEM Membership Interest as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

     (e) Series B-5. Each holder of a share of Series B-5 who satisfies the qualifications for and requirements of being a holder of an COM Membership Interest in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a holder of an COM Membership Interest as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

     (f) In addition to the membership rights and privileges set forth above, each holder of a share of any series of Class B Common Stock shall be entitled to all trading rights and privileges with respect to those products that such holder is entitled to trade on the open outcry exchange system of the Corporation on any electronic trading system maintained by the Corporation or any of its affiliates or any of their respective successors or successors-in-interest.

   2. Series Voting Rights. In addition to any vote of the holders of any class or series of stock of the Corporation required by law, the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of the Series B-1 and the Series B-2, voting together as a class based on their respective voting rights, shall be required to adopt any amendment or make any change to this Certificate of Incorporation, the bylaws of the Corporation or the Rules that, in the sole and absolute determination of the Board of Directors, adversely affects (a) the allocation of products that the holders of any series of Class B Common Stock are permitted to trade on the exchange facilities of the Corporation (including both the open outcry trading system and the electronic trading system), (b) the requirement that holders of shares of Class B Common Stock who meet the applicable membership and eligibility requirements will be charged transaction fees for trades of For-Profit CBOT's products for their accounts that are lower than the transaction fees charged to any participant who is not a holder of Class B Common Stock for the same products, whether trading utilizing the open outcry trading system or the electronic trading system, (c) the authorized number of shares of any series of Class B Common Stock, (d) the membership qualifications or eligibility requirements for holding shares of any series of Class B Common Stock or exercising any of the membership rights and privileges associated with such series or (e) the Commitment to Maintain Open Outcry Markets set forth in Section E of Article IV of this Certificate of Incorporation.

   D. Preferred Stock.

   The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Class A Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

   E. Commitment to Maintain Open Outcry Markets. Subject to the terms and conditions of this Section E of Article IV, the Corporation shall maintain open outcry markets operating as of the date of the filing of this

Certificate of Incorporation with the State of Delaware and provide financial support to each such market for technology, marketing and research, which the Board of Directors determines, in its sole and absolute discretion, is reasonably necessary to maintain each such open outcry market.

   Notwithstanding the foregoing or any other provision of this Certificate of Incorporation, the Board of Directors may discontinue any open outcry market at such time and in such manner as it may determine if (1) the Board of Directors determines, in its sole and absolute discretion, that a market is no longer "liquid" or (2) the holders of a majority of the voting power of the then outstanding shares of the Series B-1 and the Series B-2, voting together as a single class based on their respective voting rights, approve the discontinuance of such open outcry market.

   For purposes of the foregoing, an open outcry market will be deemed "liquid" for so long as it meets either of the following tests, in each case as measured on a quarterly basis:

     (a) if a comparable exchange-traded product exists, the open outcry market has maintained at least 30 percent of the average daily volume of such comparable product (including for calculation purposes, volume from Exchange-For-Physicals transactions in such open outcry market); or

     (b) if no comparable exchange-traded product exists, the open outcry market has maintained at least 40 percent of the average quarterly volume in that market as maintained by the Corporation in 2000 (including, for calculation purposes, volume from Exchange-For-Physicals transactions in such open outcry market).

                                   ARTICLE V

                             MANAGEMENT OF AFFAIRS

   The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

     A. In accordance with Section 141(a) of the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of a governing body, which shall be known as the "Board of Directors," the composition of which shall be as set forth in Article VI of this Certificate of Incorporation. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation, the Bylaws or the Rules, the directors are hereby empowered to adopt, amend or repeal the Rules of the Corporation, subject to Section C(2) of Article IV of this Certificate of Incorporation, and to exercise all powers and do all acts and things as may be exercised or done by the Corporation. The stockholders of the Corporation shall have no power to adopt, amend or repeal the Rules of the Corporation, except to the extent that the approval of the holders of Series B-1 and Series B-2 is expressly required under Section C(2) of Article IV for the Board of Directors to adopt certain amendments and changes specified therein.

     B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

     C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

     D. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President of the Corporation, or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

   A. The effectiveness of the amendment and restatement of this Certificate of Incorporation giving the Corporation the authority to issue stock (the "Stock Conversion") shall not change the size or composition of the Board of Directors. Commencing with the election of directors at the first annual or special meeting of stockholders following the Stock Conversion (the "Initial Meeting"), the number of directors shall be nine (9), plus any directors who the holders of any series of Preferred Stock may be entitled to elect under specified circumstances (hereinafter referred to as "Preferred Stock Directors"), and the directors, other than any Preferred Stock Directors, shall be divided into three (3) classes, with the term of office of the first class to expire at the Corporation's first annual meeting of stockholders following the Initial Meeting, the term of office of the second class to expire at the Corporation's second annual meeting of stockholders following the Initial Meeting and the term of office of the third class to expire at the Corporation's third annual meeting of stockholders following the Initial Meeting. At each annual meeting of stockholders following the Initial Meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Commencing with the Initial Meeting, the following qualifications for directors, other than Preferred Stock Directors, shall apply: two (2) directors, on the date of the first of their nomination or selection as nominees for the Board of Directors, shall be "independent directors" as such term is defined in the Bylaws (the "Independent Directors"); five (5) directors, on the date of the first of their nomination or selection as nominees for the Board of Directors, shall be holders of Class B Common Stock and shall satisfy the qualifications for and requirements of the applicable class of membership as set forth in the Rules (the "Class B Directors"); one (1) director, not subject to any qualifications (the "At-large Director"), and one director, not subject to any qualifications, who shall serve as Chairman of the Board of Directors (the "Chairman Director"). The class of directors whose term expires at the first annual meeting of stockholders following the Initial Meeting shall be comprised of one (1) Independent Director and two (2) Class B Directors. The class of directors whose term expires at the second annual meeting of stockholders following the Initial Meeting shall be comprised of one Independent Director, one (1) Class B Director and the Chairman Director. The class of directors whose term expires at the third annual meeting of stockholders following the Initial Meeting shall be comprised of the At-large Director and two (2) Class B Directors. Notwithstanding anything else set forth in this Certificate of Incorporation, pursuant to Section 141(a) of the DGCL, the position of Chairman Director shall, from and after the Initial Meeting and until the second annual meeting of stockholders following the Initial Meeting, be held by the person who held the office of Chairman of the Board of Directors immediately prior to the Initial Meeting, and such person shall not be elected by the stockholders of the Corporation but rather shall hold the position of Chairman Director by virtue of his holding of the office of Chairman of the Board of Directors immediately prior to the Initial Meeting. Commencing with the second annual meeting of stockholders following the Initial Meeting, the Chairman Director shall be elected by the stockholders entitled to vote thereon. The person serving as Chairman Director shall be Chairman of the Board of Directors.

   B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

   C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                  ARTICLE VII

                              AMENDMENT OF BYLAWS

   Subject to Section C(2) of Article IV of this Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws and the Rules. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, any adoption, amendment or repeal of the Bylaws by the stockholders shall require the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class based on their respective voting rights.

                                  ARTICLE VIII

                            LIMITATION OF LIABILITY

   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

   Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

   The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.


                                   ARTICLE X

                               ISSUANCE OF RIGHTS

   In addition to and not in limitation of any powers conferred upon the Board of Directors by the DGCL, the Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any stock of the Corporation or other securities or property, rights entitling any holders of stock of the Corporation to purchase or receive from the Corporation shares of Preferred Stock. Common Stock or other securities or assets of the Corporation or any other entity. The times at which and the terms upon which such rights are issued, are exercisable and are to remain outstanding shall be determined by the Board of Directors. The authority of the Board of Directors with respect to such rights shall include, without limitation, determination of the following:

     (A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

     (B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation;

     (C) Provision which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, subdivision or reclassification of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

     (D) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

     (E) Provisions which permit the Corporation to redeem or to exchange such rights; and

     (F) The appointment of a rights agent with respect to such rights.

                                   ARTICLE XI

                                  SECTION 203

   The Corporation hereby elects to be governed by Section 203 of the DGCL.

                                   *   *   *

                                   APPENDIX E


                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

                                     BYLAWS

                            ARTICLE I--STOCKHOLDERS

   Section 1. Annual Meeting.

   (1) An annual meeting of the stockholders of Board of Trade of the City of Chicago, Inc. (the "Corporation"), for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors of the Corporation (the "Board of Directors") shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders.

   (2) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

   (3) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware (as amended from time to time, the "DGCL"), (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than forty-five (45) or more than seventy-five (75) days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty
(30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or
(ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (x) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (y) whether the stockholder proposes to nominate such person to be an Independent Director (as defined in Section 1 of Article II of these Bylaws), a Class B Director, the At-large Director or the Chairman Director (as such terms are defined in Section (A) of Article VI of the Amended and Restated

Certificate of Incorporation of the Corporation (as amended from time to time, the "Certificate of Incorporation")) and, if applicable, a statement that such person satisfies the applicable criteria for Independent Directors or Class B Directors, as applicable, and (z) such person's written consent to serve as a director if elected and, if applicable, a written undertaking to promptly provide to the Secretary of the Corporation upon request any information that the Corporation deems to be relevant to the determination of whether such person satisfies the applicable criteria for Independent Directors or Class B Directors, as applicable; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

   (4) Notwithstanding anything in the second sentence of the third paragraph of this Section 1 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least fifty-five
(55) days prior to the Anniversary, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

   (5) Only persons nominated in accordance with the procedures set forth in this Section 1 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

   (6) For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

   (7) Notwithstanding the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1. Nothing in this Section 1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

   Section 2. Special Meetings.

   (1) Special meetings of the stockholders, other than those required by statute, may be called only by the Chairman of the Board or the President of the Corporation or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of these Bylaws, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

   (2) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 1 of this Article I. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by the third paragraph of Section 1 of this Article I shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

   (3) Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

   Section 3. Notice of Meetings.

   Notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty
(60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Certificate of Incorporation).

   When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

   Section 4. Quorum.

   At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, the holders of a majority of the voting power of all of the shares of such class or classes or series entitled to participate in such separate vote, present in person or by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

   If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time.

   Section 5. Organization.

   Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

   Section 6. Conduct of Business.

   The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

   Section 7. Proxies and Voting.

   At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

   The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

   All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

   Section 8. Stock List.

   A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law.

   The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                         ARTICLE II--BOARD OF DIRECTORS

   Section 1. Number, Election, Term and Qualifications of Directors.

   The effectiveness of the amendment and restatement of these Bylaws shall not change the size or composition of the Board of Directors. Commencing with the election of directors at the first annual or special meeting of stockholders following the Stock Conversion (as defined in the Certificate of Incorporation), the number of directors shall be nine (9), plus any directors who the holders of any series of preferred stock may be entitled to elect under specified circumstances (hereinafter referred to as "Preferred Stock Directors"). The directors, other than any Preferred Stock Directors, shall be divided into three (3) classes and shall serve for such terms and be subject to such qualifications and requirements as are set forth in the Certificate of Incorporation.

   For purposes of these Bylaws and the Certificate of Incorporation, "independent director" means a person other than an officer or employee of the Corporation or it subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. The following persons shall not be considered independent:

     (A) a director who is employed by the Corporation or any of its affiliates for the current year or any of the past three (3) years;

     (B) a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     (C) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home;

     (D) a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

     (E) a director who is employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

   Section 2. Chairman of the Board.

   The Chairman of the Board shall be the presiding officer at all meetings of the Board of Directors and shall exercise such other powers and perform such other duties as are delegated to him or her by the Board of Directors.

   Section 3. Newly Created Directorships and Vacancies.

   Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

   Section 4. Regular Meetings.

   Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

   Section 5. Special Meetings.

   Special meetings of the Board of Directors may be called only by the Chairman of the Board, the President of the Corporation or by a majority of the Whole Board and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telephone or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

   Section 6. Quorum.

   At any meeting of the Board of Directors, a majority of the total number of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

   Section 7. Participation in Meetings By Conference Telephone.

   Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

   Section 8. Conduct of Business.

   At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

   Section 9. Compensation of Directors.

   Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

                            ARTICLE III--COMMITTEES

   Section 1. Committees of the Board of Directors.

   The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors. The Board of Directors shall elect a director or directors to serve as the member or members of any such committee, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

   Section 2. Conduct of Business.

   Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Except as otherwise determined by the Board of Directors, adequate provision shall be made for notice to members of all meetings; one-third ( 1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

   Section 3. Additional and Standing Committees.

   In addition to such committees of the Board of Directors as may be authorized from time to time, the Corporation shall have such additional and standing committees, which shall be comprised of such persons having such powers and duties, as provided in the Rules and Regulations of the Corporation (as amended from time to time, the "Rules") or otherwise determined by the Board of Directors. Any person may be disqualified from serving on or participating in the affairs of any committee to the extent provided in the Rules.

                              ARTICLE IV--OFFICERS

   Section 1. Generally.

   The officers of the Corporation shall consist of a President (who shall also be Chief Executive Officer), one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officers as may be designated by resolution of the Board of Directors.

   Section 3. President.

   The President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers (other than Chairman of the Board), employees and agents of the Corporation.

   Section 4. Vice President.

   Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One (1) Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

   Section 5. Treasurer.

   The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

   Section 6. Secretary.

   The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

   Section 7. Delegation of Authority.

   The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

   Section 8. Removal.

   Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

   Section 9. Action with Respect to Securities of Other Corporations.

   Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other Corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

                                ARTICLE V--STOCK

   Section 1. Certificates of Stock.

   The shares of the Corporation shall be represented by certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairperson or Vice Chairperson of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. The form of such certificates and the signatures thereon shall comply with the requirements of the DGCL. Any or all of the signatures on the certificate may be by facsimile.

   Section 2. Transfers of Stock.

   Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

   Section 3. Record Date.

   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

   A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

   Section 4. Lost, Stolen, Mutilated or Destroyed Certificates.

   In the event of the loss, theft, mutilation or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft, mutilation or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

   Section 5. Regulations.

   The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                              ARTICLE VI--NOTICES

   Section 1. Notices.

   If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

   Section 2. Waivers.

   A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

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

                           ARTICLE VII--MISCELLANEOUS

   Section 1. Facsimile Signatures.

   In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

   Section 2. Corporate Seal.

   The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

   Section 3. Reliance upon Books, Reports and Records.

   Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

   Section 4. Fiscal Year.

   The fiscal year of the Corporation shall be as fixed by the Board of Directors.

   Section 5. Time Periods.

   In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

            ARTICLE VIII--INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 1. Right to Indemnification.

   Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, committee member or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, committee member or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this
ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

   Section 2. Right to Advancement of Expenses.

   In addition to the right to indemnification conferred in Section 1 of this
ARTICLE VIII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

   Section 3. Right of Indemnitee to Bring Suit.

   If a claim under Section 1 or 2 of this ARTICLE VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VIII or otherwise shall be on the Corporation.

   Section 4. Non-Exclusivity of Rights.

   The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.

   Section 5. Insurance.

   The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

   Section 6. Indemnification of Employees and Agents of the Corporation.

   The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

   Section 7. Nature of Rights.

   The rights conferred upon indemnitees in this ARTICLE VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this ARTICLE VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

                       ARTICLE IX--RULES AND REGULATIONS

   The Corporation shall have such Rules governing the business and affairs of the Corporation as shall be determined by the Board of Directors from time to time. Except as otherwise provided in the Certificate of Incorporation of the Corporation, the Board of Directors shall have the power to adopt, amend or repeal such Rules.

                             ARTICLE X--AMENDMENTS

   Subject to Section C(2) of Article IV of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that subject to Sections B(1) and C(2) of Article IV of the Certificate of Incorporation, pursuant to which only holders of Series B-1 and Series B-2 Class B common stock are entitled to vote on certain matters, any adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders shall require the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class based on their respective voting rights.

                                   APPENDIX F

  STATUS OF CERTAIN CURRENT CBOT RULES AND REGULATIONS AFTER THE RESTRUCTURING
                                  TRANSACTIONS

   The following summary provides the status of certain CBOT rules and regulations that will either be amended and restated, restated in their entirety or repealed in connection with the completion of the restructuring transactions. Where an existing rule or regulation will be either modified and restated or restated in its entirety, the location of the new provision in the Amended and Restated Certificate of Incorporation of For-Profit CBOT, the form of which is attached to the proxy statement and prospectus as Appendix D, and/or the Bylaws of For-Profit CBOT, the form of which is attached to the proxy statement and prospectus as Appendix E, has been identified for your information and reference. However, because changes are being made to many of the restated provisions, you should review and consider carefully the new provisions before voting on the restructuring transactions. In addition, the CBOT's current rules and regulations and the form of the rules and regulations of For-Profit CBOT have been filed as exhibits to the registration statement of which this document is a part. We urge you to review carefully all of these materials in connection with your consideration of the restructuring transactions.

   We currently anticipate that For-Profit CBOT will publish an amended and restated Rulebook as soon as reasonably practicable following completion of the restructuring transactions. We currently plan to make copies of this new Rulebook available to Class B common stockholders in accordance with our past practice and procedures.

110.00 Petition Ballot Vote Communications--In the event that a ballot vote is forced by petition, all official communications, either written or presented at a Member meeting, will be accompanied by the views of both the Board and the petitioners. The Exchange will provide to the petitioners a minimum of 10 days from the receipt of notice to prepare written or presentation materials to accompany Exchange official communications. The petitioners will be represented by a registered sponsor (an individual who submits the original petitions and who chooses to register as the sponsor) or his designee. If there is no registered sponsor for the petition, the views of the Board and the petitioners should be equitably represented by the Chief Legal Counsel of the Exchange. (01/01/00)

       Rule 110.00 will be repealed.

134.00 Board Member Voting Records--The voting record (except those involving strategic planning or disciplinary issues) of each individual Board member should be recorded and available the day following the vote at the Secretary's office to any interested Full or Associate Member. (01/01/00)

       Rule 134.00 will be repealed.

144.00 Assistant Secretaries--Assistant Secretaries shall perform such duties as the Secretary or the Board may require, and shall act as Secretary in the absence or disability of the Secretary. 78 (08/01/94)

       Rule 144.00 will be repealed.

156.00 Nominating Committee--Until the first business day of January, 2001, the Nominating Committee shall consist of seven members: six elected members and one elected Associate Member whose terms of office shall be three years. Beginning on the first business day of January, 2001, the Nominating Committee shall consist of five members: four elected Full Members and one elected Associate Member whose terms of office shall be three years, except as provided in the Certificate of Incorporation Exhibit B, Section 7. The Committee members shall elect their own Chairman who shall be a Full Member. The Associate Member shall serve as a full voting member of the Committee. No member of the Nominating Committee shall be eligible for re-election or reappointment for a period of three years after his term expires. 51 (11/01/00)

       Rule 156.00 will be repealed. See the Bylaws; Article III.

162.01 Standing Committees--Standing Committees may be made up of full and associate members of the Association and members of the staff of the Association, unless otherwise specifically provided for in the Rules and Regulations. In addition, holders of GIM, IDEM or COM Membership Interests may be appointed by the Chairman of the Board to serve as non-voting advisors to any Committee. The Chairman of the Board and the President shall be ex-officio (non-voting) members of all committees of which they are not regular members. The Chairman of the Board, with the approval of the Board of Directors, may appoint full or associate members to both committees and subcommittees. (08/01/94)

       Regulation 162.01 will be repealed. See the Bylaws; Article III.

162.03 Executive Committee--The Executive Committee shall consist of the Chairman of the Board, the Vice Chairman of the Board, the President, who shall be a non-voting member of the Committee, and three member Directors. Two such Directors may be nominated by the Chairman of the Board, subject to the approval of the Board. The other shall be elected by the Board in the following manner: Nominations may be made only by Directors who are members of the Exchange but every member of the Board, except the President, who is a non-voting member of the Board of Directors may vote. A majority of all votes cast shall be necessary for election. If no nominee shall receive a majority on three ballots, a fourth ballot shall be taken when a plurality shall elect. To be eligible to serve on the Executive Committee, a Director must have served at least one year as a Director. The Chairman of the Board shall be the Chairman of the Executive Committee. (08/01/94)

       Regulation 162.03 will be repealed. See the Bylaws; Article III.

162.05 Additional Committees--In addition to those appointed by the Chairman of the Board, the Board may appoint such committees as it sees fit and prescribe the duties thereof. 1023 (08/01/94)

       Regulation 162.05 will be repealed. See the Bylaws; Article III;
       Section 3.

162.09 Strategy Committee--The Strategy Committee shall consist of no more than eleven members of the Board. A Vice Chairman of the Board will be Chairman of the Strategy Committee. The Chairman of the Board, with the approval of the Board of Directors, may fill any vacancy on the Committee by appointing another member of the Board to serve on the Committee. The responsibilities of the Strategy Committee shall be as follows; (a) to review and recommend a strategic plan for the Exchange;
       (b) to develop and track performance milestones implied in the strategic plan; (c) to ensure that subcommittee activities are consistent with the strategic plan; (d) to establish policies and priorities for addressing member proposals; and (e) to understand the competitive position of the Exchange. (03/01/99)

       Regulation 162.09 will be repealed. See the Bylaws; Article III.

164.00 Finance Committee--The Chairman of the Board, with the approval of the Board, shall appoint a Finance Committee, which shall consist of seven members of the Board. All Finance Committee members shall be Full Members, except that one Finance Committee member may be an Associate Member. Each year the Chairman of the Board shall appoint the Chairman of the Committee for a one-year term provided that the Chairman of the Board upon the effective date of this Rule shall appoint the Chairman of the Committee for a term that shall expire in January 1995. The Chairman of the Board, with the approval of the Board, shall fill any vacancy in the Committee by appointing another member of the Board to serve on the Committee.

       The responsibilities of the Finance Committee shall be as follows: (a) to oversee the monetary affairs of the Exchange, including cash flow, balance sheet, financing activities and investment of member capital; (b) to review and recommend annual budgets and capital expenditure plans for Board approval; (c) to review and recommend specific capital expenditures over an amount to be determined by the Board; (d) to establish revenue-sharing policies for joint ventures and alliances; (e) to review and recommend service, transaction processing and other service fee structures; and (f) to review and recommend membership dues policy. (08/01/94)

       Rule 164.00 will be repealed. See the Bylaws; Article III.

165.02 Audit Committee--The Audit Committee shall be composed of four members of the Board nominated by the Chairman of the Board and approved by the majority vote of the Board. The Audit Committee shall be responsible for
       (a) recommending the outside auditor to conduct an annual audit of the financial affairs of the Association; (b) approving the scope of such audits; (c) ensuring that adequate financial reporting systems and controls are in place; (d) reviewing the audit findings and management's response to those findings; and (e) ensuring the effectiveness of outside auditors and the internal financial audit staff. (08/01/94)

       Regulation 165.02 will be repealed. See the Bylaws; Article III.

165.03 Human Resources Committee--The Human Resources Committee shall be composed of five members of the Board, including the Chairman of the Board. The Chairman of the Committee shall be the Chairman of the Board. The other members of the Committee shall be nominated by the Chairman of the Board and approved by the Board.

       The Human Resources Committee shall be responsible for (a) establishing human resource policies; (b) approving, up to certain specified levels which the Board from time to time shall establish, senior management compensation specifically as follows: officer salaries (excluding the salary of the President) and, in conjunction with the President, non-officer salaries; (c) reviewing and recommending senior management appointments; (d) reviewing senior management evaluations, development and succession plans; (e) reviewing and recommending basic organizational structure; and (f) evaluating the performance of the President. (03/01/98)

       Regulation 165.03 will be repealed. See the Bylaws; Article III.

170.00 Departments--The Board, or the President with the approval of the Board, is authorized to establish and maintain such departments as may be deemed necessary from time to time, and the Board shall make all needful Regulations applicable thereto. All such departments shall be under the supervision of the President, who shall be responsible to the Board. 81 (08/01/94)

       Rule 170.00 will be repealed.

181.00 Retirement--The Board is authorized to adopt, maintain, amend, and terminate, from time to time, a plan or plans for the retirement of employees of the Association and its wholly owned subsidiary corporations and for the payment of pensions to such retired employees; provided, however that no such plan or plans shall be applicable to employees who are covered by a collective bargaining agreement pension plan; and provided, further, that no retired employee now receiving retirement compensation shall have his combined Government assistance and retirement compensation which was in effect prior to September 1, 1950, reduced as a result of any such plan or plans. 76 (08/01/94)

       Rule 181.00 will be repealed.

184.00 Appropriations--There shall be no appropriation of money or property of the Association except for the purpose of its legitimate business or to promote the purposes of its organization. 601 (08/01/94)

       Rule 184.00 will be repealed.

185.00 Repealing Clause--These Rules shall be effective upon such days as may be proclaimed by the Board. Upon the taking effect of these Rules, all former Rules and Regulations shall be repealed, except as herein provided, and except that prior transactions shall be governed by the Rules previously in effect. 606 (08/01/94)

       Rule 185.00 will be repealed.

186.00 Liability Under Previous Rules and Regulations--The provisions of the Rules and Regulations in force immediately prior to the adoption of these Rules and Regulations shall be superseded hereby, except that such adoption shall not affect the liability of any member of the Association for any offense theretofore committed, or any rights or liabilities theretofore acquired or incurred. 607 (08/01/94)

       Rule 186.00 will be repealed.

190.00 Compensation Information--Information enumerating all compensation and gifts (over a value of $1,000) from the Exchange of any kind and nature, including, but not limited to, salaries, deferred payments, bonuses, retirement benefits, trusts, and potential severance payments to the President, Executive Vice-Presidents, members of the Board of Directors, or to any organizations, corporations, partnerships, or associations with which the above individuals are associated either as shareholders, partners, or by other means will be made available on a quarterly basis at the Secretary's office to any interested Full or Associate Member requesting this information. (01/01/00) OF FORMAL INTERPRETATION CBOT RULE 190.00-COMPENSATION INFORMATION (Adopted by Board of Directors February 15, 2000)

       Pursuant to Rule 190.00, the following information will be made available on a quarterly basis by the Secretary's Office to any Full or Associate member requesting this information:

       Compensation

       Information enumerating all direct compensation and gifts (over a value of $1,000) from the Exchange of any kind and nature since the beginning of the CBOT's last fiscal year, including but not limited to, salaries, deferred payments, bonuses, retirement benefits, trusts and potential severance payments to the President, Executive Vice-Presidents, and members of the Board of Directors.

       Transactions

       Information about any transaction or series of similar transactions to which the Exchange or any of its subsidiaries was or is a party, and in which the President, any Executive Vice-President, any member of the Board of Directors, or any immediate family member of such persons, had or has a material interest. An interest shall not be deemed "material" within the meaning of this rule:

              (a) Where the interest arises only (i) from such person's
                  position as a director of another corporation or organization which is a party to the transaction; or (ii) from the direct or indirect ownership by such person of less than a ten percent (10%) equity interest in another person (other than a partnership) which is a party to the transaction; or (iii) from both such position and ownership.

              (b) Where the interest arises only from such person's position as a limited partner in a partnership in which the person and all other persons specified in the above paragraph have an interest of less than ten percent (10%); or

              (c) Where the interest arises solely from the holding of an equity interest (including a limited partnership interest, but excluding a general partnership interest) or a creditor interest in another person that is a party to the transaction with the Exchange or any of its subsidiaries, and the transaction in question represents five percent (5%) or less of the other entity's consolidated gross revenues for its last full fiscal year. (04/01/00)

       Rule 190.00 will be repealed.

   Interpretation--The Board of Directors adopted the following on April 17, 1990 as a formal rule interpretation which confirms established Exchange practice: "For purposes of all petition provisions in Rules 102.00 "Nominations for Elective Office' and 107.00 "Amendment of Rules', the signature of an Associate Member shall count for 1/6th of the signature of a Full Member." (08/01/94)

    The above Interpretation will be repealed.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

 Delaware General Corporation Law

   Under Section 145 of the Delaware General Corporation Law, For-Profit CBOT is empowered to indemnify its directors and officers in the circumstances therein provided. Certain portions of Section 145 are summarized below:

   Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

   Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

   Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

   Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

   Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

   Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

   Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's capacity as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

 Amended and Restated Certificate of Incorporation

   The amended and restated certificate of incorporation, as amended, provides that a director of For-Profit CBOT shall not be personally liable to For-Profit CBOT or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to For-Profit CBOT or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law ("DGCL"), or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the For-Profit CBOT shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

 Bylaws

   Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of For-Profit CBOT or is or was serving at the request of For-Profit CBOT as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by For-Profit CBOT to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits For-Profit CBOT to provide broader indemnification rights than such law permitted For-Profit CBOT to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as otherwise provided in the bylaws with respect to proceedings to enforce rights to indemnification, For-Profit CBOT shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors.

   In addition, an indemnitee shall also have the right to be paid by For-Profit CBOT the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an

"advancement of expenses"); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to For-Profit CBOT of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses.

   If a claim for indemnification is not paid in full by For-Profit CBOT within sixty (60) days after a written claim has been received by For-Profit CBOT, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against For-Profit CBOT to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by For-Profit CBOT to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by For-Profit CBOT to recover an advancement of expenses pursuant to the terms of an undertaking, For-Profit CBOT shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of For-Profit CBOT (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by For-Profit CBOT (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by For-Profit CBOT to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under the bylaws or otherwise shall be on For-Profit CBOT.

   The rights to indemnification and to the advancement of expenses conferred in the bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, For-Profit CBOT's certificate of incorporation, agreement, vote of stockholders or directors or otherwise.

 Insurance

   For-Profit CBOT may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of For-Profit CBOT or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not For-Profit CBOT would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 21. Exhibits and Financial Statement Schedules

   (a) Exhibits

     Exhibit
     Number                            Description
     -------                           -----------
      2.1      Form of Agreement and Plan of Merger between Ceres Trading
                Limited Partnership, CBOT and a CBOT wholly-owned merger
                subsidiary.*
      3.1      Amended and Restated Certificate of Incorporation of the
                Board of Trade of the City of Chicago, Inc.
      3.2      Form of Amended and Restated Certificate of Incorporation
                of the for-profit Board of Trade of the City of Chicago,
                Inc. (Reference is hereby made to Appendix D of the Proxy
                Statement and Prospectus).
      3.3      Amended and Restated Bylaws of the Board of Trade of the
                City of Chicago, Inc.
      3.4      Form of Amended and Restated Bylaws of the for-profit
                Board of Trade of the City of Chicago, Inc. (Reference is
                hereby made to Appendix E of the Proxy Statement and
                Prospectus).
      3.5      Form of Certificate of Designation relating to Series A
                Cumulative Convertible Preferred Stock.*
      4.1      Form of Class A Common Stock Certificate for the Board of
                Trade of the City of Chicago, Inc.*
      4.2      Form of Class B Common Stock Certificate for the Board of
                Trade of the City of Chicago, Inc.*
      4.3      Form of Series A Cumulative Convertible Preferred Stock
                Certificate for the Board of Trade of the City of
                Chicago, Inc.*
      4.4      Rules and Regulations of the Board of Trade of the City of
                Chicago, Inc.
      4.5      Form of Rules and Regulations of the for-profit Board of
                Trade of the City of Chicago, Inc.
      5        Opinion of Morris, Nichols, Arscht & Tunnell as to
                legality of the securities being registered.*
      8        Form of Opinion of Kirkland & Ellis concerning certain tax matters.
     10.1      Agreement, dated April 14, 2000, between CBOT and Thomas
                R. Donovan.
     10.2      Letter Agreement, dated April 18, 2000, between CBOT and
                Dennis A. Dutterer.
     10.3      Letter Agreement, dated April 18, 2000, between CBOT and
                BOTCC.
     10.4      Executive Employment Agreement, dated May 18, 1999,
                between CBOT and Patrick J. Catania.
     10.5      Amendment to Executive Employment Agreement, dated
                February 28, 2001, between CBOT and Patrick J. Catania.
     10.6      Executive Employment Agreement, dated May 18, 1999,
                between CBOT and Carol A. Burke.
     10.7      Amendment to Executive Employment Agreement, dated
                February 28, 2001, between CBOT and Carol A. Burke.
     10.8      Note Purchase Agreement, dated as of March 1, 1997, among
                CBOT and each of the purchasers limited in Schedule A
                attached thereto.
     10.9      Credit Agreement, dated as of August 11, 2000, between
                CBOT and Bank One, N.A.
     10.10     Security Agreement, dated as of August 11, 2000, between
                CBOT and Bank One, N.A.
     10.11     Second Amended and Restated Limited Partnership Agreement
                of Ceres Trading Limited Partnership, dated September 8,
                1997.
     10.12     Executive Employment Agreement, dated as of February 20,
                2001, between CBOT and David J. Vitale.

     Exhibit
     Number                            Description
     -------                           -----------
     10.13     License Agreement, dated as of June 5, 1997, between Dow
                Jones & Company, Inc. and CBOT (certain confidential
                portions have been omitted and filed separately with the
                SEC pursuant to a request for confidential treatment).
     10.14     Amendment to License Agreement, dated as of September 9,
                1997, between Dow Jones & Company, Inc. and CBOT.
     10.15     Second Amendment to License Agreement, dated as of
                February 18, 1998, between Dow Jones & Company, Inc. and
                CBOT (certain confidential portions have been omitted and
                filed separately with the SEC pursuant to a request for
                confidential treatment).
     10.16     Third Amendment to License Agreement, dated as of May,
                1998, between Dow Jones & Company, Inc. and CBOT.
     10.17     Alliance Agreement, dated October 1, 1999, among CBOT,
                Ceres, Ceres Alliance LLC, Deutsche Borse AG, Swiss Stock
                Exchange, Eurex Zurich AG, Eurex Frankfurt AG and Eurex
                Deutschland.
     10.18     Software License Agreement, dated October 1, 1999, among
                Deutsche Borse AG, Swiss Stock Exchange, Ceres Trading
                Limited Partnership and CBOT (certain confidential
                portions have been omitted and filed separately with the
                SEC pursuant to a request for confidential treatment).
     10.19     Master Software Development Agreement, dated July 20,
                2000, among Deutsche Borse Aktiengesellschaft, Swiss
                Stock Exchange, CBOT, Ceres, Ceres Alliance L.L.C., Eurex
                Frankfurt AG, Eurex Zurich AG, Eurex Clearing AG and
                CBOT/Eurex Alliance, L.L.C. (certain confidential
                portions have been omitted and filed separately with the
                SEC pursuant to a request for confidential treatment).
     10.20     Confirmation of Rights Agreement, dated July 27, 2000,
                among Deutsche Borse AG, the Swiss Stock Exchange, Ceres
                and CBOT (certain confidential portions have been omitted
                and filed separately with the SEC pursuant to a request
                for confidential treatment).
     10.21     Systems Operations Agreement, dated July 20, 2000, between
                Deutsche Borse Systems AG and Deutsche Borse
                Aktiengesellschaft, Swiss Stock Exchange, CBOT, Ceres,
                Ceres Alliance L.L.C., Eurex Frankfurt AG, Eurex Zurich
                AG, Eurex Clearing AG and CBOT/Eurex Alliance, L.L.C.
                (certain confidential portions have been omitted and
                filed separately with the SEC pursuant to a request for
                confidential treatment).
     10.22     Second Amended and Restated License Agreement, dated as of
                August 25, 2000, between CBOT and Ceres (certain
                confidential portions have been omitted and filed
                separately with the SEC pursuant to a request for
                confidential treatment).
     10.23     ISDA Master Agreement and related foreign exchange forward contracts, dated as of September 27, 2000, between Bank
                of America, N.A. and Ceres.
     21        Subsidiaries of For-Profit CBOT.
     23.1      Consent of Deloitte & Touche, LLP.
     23.2      Consent of Morris, Nichols, Arscht & Tunnell (included in
                Exhibit 5).
     23.3      Consent of Kirkland & Ellis (included in Exhibit 8).
     23.4      Consent of William Blair & Company, L.L.C.
     23.5      Consent of Arthur Andersen LLP.
     24        Powers of Attorney (included in signature page).**
     99.1      Form of Proxy Card for Special Meeting of Members of the
                CBOT.

--------

* To be filed by amendment.

**Previously filed.

   (b) Financial Statement Schedules

     Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 22. Undertakings.

   Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted as to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payments by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the document pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request. The undersigned Registrant hereby further undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of or included in the registration statement when it became effective.

   The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the document any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chicago, State of Illinois, on March 6, 2001.

                                          BOARD OF TRADE OF THE CITY OF
                                           CHICAGO, INC.

                                                 /s/ Nickolas J. Neubauer
                                          By: _________________________________
                                                   Nickolas J. Neubauer
                                                   Chairman of the Board

                                    *  *  *

   Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons on March 6, 2001 in the capacities indicated.

                 Signature                                     Title
                 ---------                                     -----


            /s/ David J. Vitale             President and Chief Executive Officer
___________________________________________   (Principal Executive Officer)
              David J. Vitale

             *Glen M. Johnson               Chief Financial Officer (Principal
___________________________________________   Financial Officer)
              Glen M. Johnson

             *Jill A. Harley                Treasurer (Principal Accounting Officer)
___________________________________________
              Jill A. Harley

         /s/ Nickolas J. Neubauer           Chairman of the Board
___________________________________________
           Nickolas J. Neubauer

            *Charles P. Carey               Vice Chairman of the Board
___________________________________________
             Charles P. Carey

             *Raymond Cahnman               Director
___________________________________________
              Raymond Cahnman

            *James E. Cashman               Director
___________________________________________
             James E. Cashman

             *Mark E. Cermak                Director
___________________________________________
              Mark E. Cermak

            *Robert F. Corvino              Director
___________________________________________
             Robert F. Corvino


                 Signature                                     Title
                 ---------                                     -----


             *James F. Curley               Director
___________________________________________
              James F. Curley

          *Andrew J. Filipowski             Director
___________________________________________
           Andrew J. Filipowski
           *Douglas M. Kurzydlo             Director
___________________________________________
            Douglas M. Kurzydlo
           *Veda Kaufman Levin              Director
___________________________________________
            Veda Kaufman Levin
            *James P. McMillin              Director
___________________________________________
             James P. McMillin

             *Joseph Niciforo               Director
___________________________________________
              Joseph Niciforo

            *James R. Thompson              Director
___________________________________________
             James R. Thompson

            *J. Andrew Wallace              Director
___________________________________________
             J. Andrew Wallace

            *Michael D. Walter              Director
___________________________________________
             Michael D. Walter

             *Ralph H. Weems                Director
___________________________________________
              Ralph H. Weems


  /s/ Nickolas J. Neubauer

*By: ___________________________

      Nickolas J. Neubauer

        Attorney-in-fact

                                 EXHIBIT INDEX

  Exhibit
  Number                             Description
  -------                            -----------
  2.1      Form of Agreement and Plan of Merger between Ceres Trading
            Limited Partnership, CBOT and a CBOT wholly-owned merger
            subsidiary.*
  3.1      Amended and Restated Certificate of Incorporation of the Board
            of Trade of the City of Chicago, Inc.
  3.2      Form of Amended and Restated Certificate of Incorporation of
            the for-profit Board of Trade of the City of Chicago, Inc.
            (Reference is hereby made to Appendix D of the Proxy
            Statement and Prospectus).
  3.3      Amended and Restated Bylaws of the Board of Trade of the City
            of Chicago, Inc.
  3.4      Form of Amended and Restated Bylaws of the for-profit Board of
            Trade of the City of Chicago, Inc. (Reference is hereby made to Appendix E of the Proxy Statement and Prospectus).
  3.5      Form of Certificate of Designation relating to Series A
            Cumulative Convertible Preferred Stock.*
  4.1      Form of Class A Common Stock Certificate for the Board of
            Trade of the City of Chicago, Inc.*
  4.2      Form of Class B Common Stock Certificate for the Board of
            Trade of the City of Chicago, Inc.*
  4.3      Form of Series A Cumulative Convertible Preferred Stock
            Certificate for the Board of Trade of the City of Chicago,
            Inc.*
  4.4      Rules and Regulations of the Board of Trade of the City of
            Chicago, Inc.
  4.5      Form of Rules and Regulations of the for-profit Board of Trade of the City of Chicago, Inc.
  5        Opinion of Morris, Nichols, Arscht & Tunnell as to legality of the securities being registered.*
  8        Form of Opinion of Kirkland & Ellis concerning certain tax matters.
 10.1      Agreement, dated April 14, 2000, between CBOT and Thomas R.
            Donovan.
 10.2      Letter Agreement, dated April 18, 2000, between CBOT and
            Dennis A. Dutterer.
 10.3      Letter Agreement, dated April 18, 2000, between CBOT and
            BOTCC.
 10.4      Executive Employment Agreement, dated May 18, 1999, between
            CBOT and Patrick J. Catania.
 10.5      Amendment to Executive Employment Agreement, dated February
            28, 2001, between CBOT and Patrick J. Catania.
 10.6      Executive Employment Agreement, dated May 18, 1999, between
            CBOT and Carol A. Burke.
 10.7      Amendment to Executive Employment Agreement, dated February
            28, 2001, between CBOT and Carol A. Burke.
 10.8      Note Purchase Agreement, dated as of March 1, 1997, among CBOT and each of the purchasers limited in Schedule A attached
            thereto.
 10.9      Credit Agreement, dated as of August 11, 2000, between CBOT and Bank One, N.A.
 10.10     Security Agreement, dated as of August 11, 2000, between CBOT and Bank One, N.A.
 10.11     Second Amended and Restated Limited Partnership Agreement of
            Ceres Trading Limited Partnership, dated September 8, 1997.
 10.12     Executive Employment Agreement, dated as of February 20, 2001, between CBOT and David J. Vitale.

  Exhibit
  Number                             Description
  -------                            -----------
 10.13     License Agreement, dated as of June 5, 1997, between Dow Jones
            & Company, Inc. and CBOT (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential treatment).
 10.14     Amendment to License Agreement, dated as of September 9, 1997, between Dow Jones & Company, Inc. and CBOT.
 10.15     Second Amendment to License Agreement, dated as of February
            18, 1998, between Dow Jones & Company, Inc. and CBOT (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential
            treatment).
 10.16     Third Amendment to License Agreement, dated as of May, 1998, between Dow Jones & Company, Inc. and CBOT.
 10.17     Alliance Agreement, dated October 1, 1999, among CBOT, Ceres,
            Ceres Alliance LLC, Deutsche Borse AG, Swiss Stock Exchange,
            Eurex Zurich AG, Eurex Frankfurt AG and Eurex Deutschland.
 10.18     Software License Agreement, dated October 1, 1999, among
            Deutsche Borse AG, Swiss Stock Exchange, Ceres Trading
            Limited Partnership and CBOT (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential treatment).
 10.19     Master Software Development Agreement, dated July 20, 2000, among Deutsche Borse Aktiengesellschaft, Swiss Stock
            Exchange, CBOT, Ceres, Ceres Alliance L.L.C., Eurex Frankfurt
            AG, Eurex Zurich AG, Eurex Clearing AG and CBOT/Eurex
            Alliance, L.L.C. (certain confidential portions have been
            omitted and filed separately with the SEC pursuant to a
            request for confidential treatment).
 10.20     Confirmation of Rights Agreement, dated July 27, 2000, among
            Deutsche Borse AG, the Swiss Stock Exchange, Ceres and CBOT
            (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for
            confidential treatment).
 10.21     Systems Operations Agreement, dated July 20, 2000, between
            Deutsche Borse Systems AG and Deutsche Borse
            Aktiengesellschaft, Swiss Stock Exchange, CBOT, Ceres, Ceres
            Alliance L.L.C., Eurex Frankfurt AG, Eurex Zurich AG, Eurex
            Clearing AG and CBOT/Eurex Alliance, L.L.C. (certain
            confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential
            treatment).
 10.22     Second Amended and Restated License Agreement, dated as of
            August 25, 2000, between CBOT and Ceres (certain confidential portions have been omitted and filed separately with the SEC pursuant to a request for confidential treatment).
 10.23     ISDA Master Agreement and related foreign exchange forward contracts, dated as of September 27, 2000, between Bank of
            America, N.A. and Ceres.
 21        Subsidiaries of For-Profit CBOT.
 23.1      Consent of Deloitte & Touche, LLP.
 23.2      Consent of Morris, Nichols, Arscht & Tunnell (included in
            Exhibit 5).
 23.3      Consent of Kirkland & Ellis (included in Exhibit 8).
 23.4      Consent of William Blair & Company, L.L.C.
 23.5      Consent of Arthur Andersen LLP.
 24        Powers of Attorney (included in signature page).**
 99.1      Form of Proxy Card for Special Meeting of Members of the CBOT.

--------
* To be filed by amendment.

**Previously filed.